Exhibit (a)-(1)

         , 2013

Shareholders of 7 Days Group Holdings Limited

Re: Notice of Extraordinary General Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend an extraordinary general meeting of shareholders of 7 Days Group Holdings Limited (the "Company") to be held on     , 2013 at    a.m (Hong Kong time), at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong. The attached notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be acted on at the extraordinary general meeting, including at any adjournment or postponements thereof. We hope that you can attend.

At the extraordinary general meeting you will be asked to consider and vote upon a proposal to approve the merger and approve and authorize the agreement and plan of merger dated as of February 28, 2013 (the "merger agreement"), among the Company, Keystone Lodging Holdings Limited ("Holdco") (solely for the limited purposes of Sections 2.02(c) and 2.02(e) thereof), Keystone Lodging Company Limited ("Parent"), a wholly owned subsidiary of Holdco, and Keystone Lodging Acquisition Limited ("Merger Sub"), a wholly owned subsidiary of Parent, the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form attached as Annex A to the merger agreement (the "Cayman Islands Plan of Merger") and the transactions contemplated by the merger agreement. Copies of the merger agreement and the Cayman Islands Plan of Merger are attached as Annex A to the accompanying proxy statement. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company (the "merger"), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent after the merger.

Immediately following the consummation of the transactions contemplated under the merger agreement, Holdco and Parent will be beneficially owned by a consortium (the "Consortium") comprised of new investors, including certain affiliates of Carlyle Asia Partners III, L.P. ("Carlyle"), Sequoia Capital China Growth 2010 Fund, L.P. ("Sequoia"), Actis LLP ("Actis") and Jaguar Investment Pte Ltd. (“Jaguar Investment,” and together with Carlyle, Sequoia and Actis, the “Investors”), along with certain existing shareholders of the Company (and/or entities affiliated with or related to them) who have elected to roll-over their interest in the Company in connection with the merger, including Mr. Boquan He, Mr. Nanyan Zheng, the co-chairmen of the Company’s board of directors, Happy Travel Limited, Mr. Chien Lee, Ms. Qiong Zhang and Mr. Minjian Shi (collectively, the "Rollover Shareholders"). As of the date of this letter, the Rollover Shareholders collectively beneficially own approximately 50.01% of the Company’s outstanding ordinary shares (the "Shares").

If the merger is consummated, the Company will continue its operations as a privately held company. As a result of the merger, the Company’s American Depositary Shares ("ADSs"), each representing three Shares, will no longer be listed on The New York Stock Exchange, and the ADS program will terminate.

At the effective time of the merger, except as described below, holders of our Shares, including Shares represented by ADSs, will have the right to receive $4.60 per Share or $13.80 per ADS, in each case in cash without interest and net of any applicable withholding taxes. The following Shares of the Company (including Shares represented by ADSs) will not be converted into the right to receive the consideration described in the immediately preceding sentence: (a) certain Shares (including Shares represented by ADSs) held by each of the Rollover Shareholders as set forth in a support agreement (the "support agreement"), dated as of February 28, 2013, entered into by the Rollover Shareholders, Holdco and Parent, (b) Shares (including Shares represented by ADSs) beneficially owned by Parent, the Company or any of their respective subsidiaries; (c) Shares (including ADSs corresponding to such Shares) held by Citibank, N.A., the ADS depositary and reserved for issuance and allocation pursuant to the Company’s share incentive plan ((a), (b) and (c) collectively, the "Excluded Shares"), all of which will be cancelled at the effective time of the merger for no consideration; and (d) Shares beneficially owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenters’ rights pursuant to Section 238 of Cayman Islands Companies Law (2012 Revision) (the "Cayman Companies Law") (the "Dissenting Shares"), which will be cancelled at the effective time of the merger for the right to receive the fair value of such Shares as determined in accordance with the provisions of the Cayman Companies Law.

The Consortium intends to fund the merger consideration through a combination of cash contributions from the Investors (and/or their respective affiliates) pursuant to equity commitment letters and an assignment and assumption agreement between Mr. Boquan He and Jaguar Investment, and the proceeds from a committed loan facility in the amount of US$120,000,000 arranged by Cathay United Bank, Chinatrust Commercial Bank Co., Ltd., Nomura International (Hong Kong) Limited, Ta Chong Bank, Ltd. and Taipei Fubon Commercial Bank Co., Ltd. (collectively, the "Debt Financing Sources") pursuant to a mandate letter.

A special committee of the board of directors of the Company, composed solely of directors unrelated to management of the Company or the Consortium (the "special committee"), has reviewed and considered the terms and conditions of the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. The special committee has unanimously (a) determined that the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, are fair and advisable to and in the best interests of the Company and its unaffiliated shareholders and unaffiliated ADS holders (shareholders and unaffiliated ADS holders of the Company, other than the Consortium and the directors and officers of the Company that are affiliated with the Consortium, are referred to as the "unaffiliated shareholders and unaffiliated ADS holders"), (b) declared it advisable to enter into the merger agreement, the Cayman Islands Plan of Merger, and the transactions contemplated by the merger agreement, including the merger and (c) recommended that the board of directors of the Company approve and authorize the merger agreement and the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger.

On February 28, 2013, our board of directors, after carefully considering all relevant factors, including the unanimous determination and recommendation of the special committee, (a) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, and the transactions contemplated by the merger agreement are substantively and procedurally fair to and in the best interests of the Company and its unaffiliated shareholders and unaffiliated ADS holders, and declared it advisable, to enter into the merger agreement and the Cayman Islands Plan of Merger, (b) approved the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and (c) recommended that the Company’s shareholders vote FOR the approval and authorization of the merger agreement and the Cayman Islands Plan of Merger and the approval of the transactions contemplated by the merger agreement, including the merger.

The Company’s board of directors recommends that you vote FOR the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize the directors of the Company to do all things necessary to give effect to the merger agreement and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting.

In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the shareholders generally. Mr. Boquan He and Mr. Nanyan Zheng, the co-chairmen of the Company’s board of directors, beneficially own approximately 30.0% of the total number of outstanding Shares. Mr. Boquan He and Mr. Nanyan Zheng, along with their affiliates, together with the other Rollover Shareholders, have agreed with Holdco and Parent pursuant to the support agreement to vote their Shares in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger.

The accompanying proxy statement provides detailed information about the merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission (the "SEC"), which are available for free at the SEC’s website www.sec.gov.

Regardless of the number of the Shares you own, your vote is very important. The merger cannot be completed unless the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, are approved and authorized by a special resolution of the Company passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. The Rollover Shareholders, as a group, beneficially own 73,674,344 Shares, which represent approximately 50.01% of the total number of outstanding Shares. Accordingly, based on         Shares expected to be outstanding at the close of business in the Cayman Islands on         , 2013, the Share record date, assuming the Rollover Shareholders will vote all of their Shares in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and all unaffiliated shareholders will be present and voting in person or by proxy at the extraordinary general meeting,         Shares (including Shares represented by ADSs) owned by the unaffiliated shareholders and unaffiliated ADS holders (representing approximately         % of the total outstanding Shares owned by the unaffiliated shareholders and unaffiliated ADS holders) must be voted in favor of the proposal to be approved. Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. The deadline to lodge your proxy card is        at        a.m. (Hong Kong time). Voting at the extraordinary general meeting will take place by show of hands, or poll voting if so demanded by shareholders present in person or by proxy entitled to vote who hold not less than 10% of the paid up voting share capital of the Company.

If you own ADSs as at the close of business in New York City on            , 2013, the ADS record date, you may instruct the ADS depositary as the holder of the Shares underlying the ADSs, how to vote the Shares underlying your ADSs. However, you cannot vote at the extraordinary general meeting directly. As the holder of record for all the Shares represented by the ADSs, only the ADS depositary (or its nominee) may vote those Shares at the extraordinary general meeting. You should return your properly completed ADS Voting Instructions Card to the ADS depositary prior to 10:00 a.m. (New York City time), on        , 2013, which is the last date by which voting instructions may be received by the ADS depositary in order to vote the Shares underlying your ADSs at the extraordinary general meeting. The ADS depositary will not vote or attempt to exercise the right to vote the Shares underlying your ADSs other than in accordance with those instructions. If you hold your Shares or ADSs through a financial intermediary such as a broker, bank or other nominee, you must rely on the procedures of the financial intermediary through which you hold your Shares or ADSs if you wish to vote at the extraordinary general meeting.

Shareholders who elect to dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote is taken, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenters’ rights, which is attached as Annex C to the accompanying proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the merger agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO PERFECT ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE REQUIRED ADS DEPOSITARY FEE FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE DELIVERY AND REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, DIRECTLY OR INDIRECTLY, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON         , 2013, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON         , 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN COMPANIES LAW.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

If you have any questions or need assistance voting your Shares or ADSs, you may contact Innisfree M&A Incorporated, the firm assisting us with this proxy solicitation, at 1-888-750-5834 (toll-free from the US and Canada) or 1-412-232-3565 (from other countries).

On behalf of 7 Days Group Limited, we would like to thank all of our shareholders and ADS holders for their ongoing support as we prepare to take part in this important event in our history.

Sincerely,	Sincerely,

Name: Boquan He	Name: Tan Wee Seng
Title: Co-Chairman of the board of directors	Title: Chairman of the Special Committee of the
board of directors

Sincerely,

Name: Nanyan Zheng
Title: Co-Chairman of the board of directors

The accompanying proxy statement is dated         and is first being mailed to shareholders on or about         , 2013.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON

Dear Shareholder:

Notice is hereby given that an extraordinary general meeting of the shareholders of 7 Days Group Holdings Limited, referred to herein alternately as "the Company," "us," "our" or "we," will be held on         , beginning at        a.m. (Hong Kong time), at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong.

Only registered holders of ordinary shares of the Company, par value $0.125 per share (the "Shares"), at the close of business in the Cayman Islands on        , 2013, the Share record date, or their proxy holders are entitled to vote at this extraordinary general meeting or any adjournment or postponements thereof. At the meeting, you will be asked to consider and vote:

•	as special resolutions:

THAT the agreement and plan of merger dated February 28, 2013 (the "merger agreement") by and among Keystone Lodging Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Holdco") (which is a party to the merger agreement solely for the limited purposes of Sections 2.02(c) and 2.02(e) thereof), Keystone Lodging Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Holdco ("Parent"), Keystone Lodging Acquisition Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub") and the Company, and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands for the purpose of the merger, substantially in the form attached as Appendix A to the merger agreement (the "Cayman Islands Plan of Merger") (copies of such merger agreement and Cayman Islands Plan of Merger being in the form attached to the proxy statement accompanying this notice, which will also be produced and made available for inspection at the meeting), pursuant to which Merger Sub will be merged with and into the Company (the "merger"), with the Company continuing as the surviving corporation, and the transactions contemplated by the merger agreement, including the merger, be approved and authorized by the Company;

THAT each of the members of the special committee of the board of directors of the Company and the chief financial officer of the Company be authorized to do all things necessary to give effect to the merger agreement; and,

•	if necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

A list of the shareholders of the Company will be available at its principal executive offices at 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

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After careful consideration and upon the unanimous recommendation of the special committee of the board of directors of the Company (the "special committee") composed solely of directors who are unaffiliated with any of the management members of the Company, Holdco, Parent and Merger Sub, the Company’s board of directors has approved the merger agreement and recommends that you vote FOR the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the special committee of the board of directors of the Company and the chief financial officer of the Company to do all things necessary to give effect to the merger agreement, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Certain existing shareholders of the Company (and/or entities affiliated with or related to them), including Mr. Boquan He, Mr. Nanyan Zheng, the co-chairmen of the Company’s board of directors, Happy Travel Limited, Mr. Chien Lee, Ms. Qiong Zhang and Mr. Minjian Shi (collectively, the "Rollover Shareholders"), have elected to roll-over all or a portion of their respective interests in the Company in connection with the merger and have entered into a support agreement with Parent pursuant to which each has agreed, among other things, to vote all of his, her or its Shares in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. Collectively, the Rollover Shareholders beneficially own approximately 50.01% of the total issued and outstanding Shares entitled to vote as of the date of this proxy statement. The Rollover Shareholders along with certain affiliates of Carlyle Asia Partners III, L.P., Sequoia Capital China Growth 2010 Fund, L.P. , Actis LLP comprise a consortium (the "Consortium") which will beneficially own Holdco and Parent immediately following the consummation of the merger.

Regardless of the number of Shares that you own, your vote is very important. The merger cannot be completed unless the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, are approved and authorized by a special resolution of the Company passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. Given the Rollover Shareholders’ ownership as described above, based on the number of Shares expected to be outstanding on the Share record date,         Shares owned by the unaffiliated shareholders and unaffiliated ADS holders (shareholders and unaffiliated ADS holders of the Company, other than the Consortium and the directors and officers of the Company that are affiliated with the Consortium (representing approximately         % of the total outstanding Shares owned by the unaffiliated shareholders and unaffiliated ADS holders) must be voted in favor of the proposal to be approved, assuming all unaffiliated shareholders will be present and voting in person or by proxy at the extraordinary general meeting. Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. The deadline to lodge your proxy card is    , 2013 at         a.m. (Hong Kong time). The proxy card is the "instrument of proxy" as referred to in the Company’s articles of association. Voting at the extraordinary general meeting will take place by show of hands, or poll voting if so demanded by shareholders present in person or by proxy entitled to vote who hold not less than 10% of the paid up voting share capital of the Company.

Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

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If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on each such proxy card.

When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of the shareholders. If no specific instructions are given by such holders, the Shares will be voted "FOR" the proposals as described above and in the proxy holder’s discretion as to other matters that may properly come before the extraordinary general meeting. Abstentions by holders of Shares are included in the determination of the number of Shares present and voting but are not counted as votes for or against a proposal.

If you own ADSs as at the close of business in New York City on        , 2013, the ADS record date, you may instruct the ADS depositary, as the holder of the Shares underlying the ADSs, how to vote the Shares underlying your ADSs. However, you cannot vote at the extraordinary general meeting directly. As the holder of record for all the Shares represented by the ADSs, only the ADS depositary (or its nominee) may vote those Shares at the extraordinary general meeting. You should return your properly completed accompanying ADS Voting Instructions Card to the ADS depositary prior to        10:00 a.m. (New York City time) on         , 2013, which is the last date by which voting instructions may be received by the ADS depositary in order to vote the Shares underlying your ADSs at the extraordinary general meeting. The ADS depositary will not vote or attempt to exercise the right to vote the Shares underlying your ADSs other than in accordance with those instructions. Alternatively, you may vote at the meeting if you surrender your ADSs to the ADS depositary, pay the required ADS Depositary fee for the cancellation of the ADSs, provide instructions for the delivery and registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, that you will not vote the Shares) before the close of business in New York City on         , 2013, and become a holder of Shares by the close of business in the Cayman Islands on         , 2013. In addition, if you hold your ADSs through a financial intermediary such as a broker, bank or other nominee, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote at the extraordinary general meeting.

Shareholders who elect to dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote is taken, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters’ rights, which is attached as Annex C to the accompanying proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the merger agreement if they do not exercise dissenters’ rights with respect to their Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO PERFECT ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE REQUIRED ADS DEPOSITARY FEE FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE DELIVERY AND REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, DIRECTLY OR INDIRECTLY, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON        , 2013, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON         , 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW.

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Please do not send your share certificates or the certificates evidencing your ADSs ("ADRs") at this time. If the merger is completed, you will be sent instructions regarding the surrender of your share certificates or ADRs.

If you have any questions or need assistance voting your Shares or ADSs, please call Innisfree M&A Incorporated, the firm assisting us with this proxy solicitation, at 1-888-750-5834 (toll-free from the US and Canada) or 1-412-232-3565 (from other countries).

The merger agreement, the Cayman Islands Plan of Merger and the merger are described in the accompanying proxy statement. Copies of the merger agreement and the Cayman Islands Plan of Merger are included as Annex A to the accompanying proxy statement. We urge you to read the entire proxy statement carefully.

Notes:

1.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.

2.	The proxy card shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorized.

3.	A proxy need not be a member (registered shareholder) of the Company.

4.	A proxy card that is not deposited in the manner permitted shall be invalid.

5.	A vote given in accordance with the terms of a proxy card shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy card or of the authority under which it was executed, provided that no notice in writing of such death, insanity or revocation shall have been received by the Company at its principal executive offices before the commencement of the meeting or adjourned meeting at which the proxy is used.

BY ORDER OF THE BOARD OF DIRECTORS OF 7 DAYS GROUP HOLDINGS LIMITED,

Name: Boquan He	Name: Nanyan Zheng
Title: Co-Chairman of the board of directors	Title: Co-Chairman of the board of directors
, 2013

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PROXY STATEMENT

Dated                                      , 2013

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Table of Contents

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Table of Contents

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SUMMARY TERM SHEET

This "Summary Term Sheet," together with the "Questions and Answers about the Extraordinary General Meeting and the merger," highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in "Where You Can Find More Information" beginning on page 128. In this proxy statement, the terms "we," "us," "our," and the "Company" refer to 7 Days Group Holdings Limited and its subsidiaries. All references to "PRC" and "China," for purposes of this proxy statement, are to the People’s Republic of China and do not include Taiwan, Hong Kong and Macau. All references to "dollars," "$" and "US$" in this proxy statement are to U.S. dollars. All references to "RMB" in this proxy statement are to the legal currency of China. Solely for your convenience, this proxy statement contains translations of RMB amounts to U.S. dollar amounts at the noon buying rate for U.S. dollars in effect on December 31, 2012 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board, which was RMB 6.2301 =US$1.00.

The Parties Involved in the Merger

7 Days Group Holdings Limited

7 Days Group Holdings Limited, a Cayman Islands company headquartered in Guangzhou, the People’s Republic of China is a leading and fast growing national economy hotel chain based in China. We convert and operate limited service economy hotels across major metropolitan areas in China under our "7 Days Inn" brand. We target our accommodations and services primarily to the growing population of value-conscious business and leisure travelers, offering affordable, clean, comfortable, convenient and safe lodging.

Our principal executive offices are located at 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong 510310, People’s Republic of China, and our telephone number at this address is +86-20-8922-5858. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY 1-1104 Cayman Islands.

For a description of our history and development, business and organizational structure, see our annual report ("Annual Report") on Form 20-F for the fiscal year ended December 31, 2012, which is incorporated herein by reference. See "Where You Can Find More Information" for a description of how to obtain a copy of our Annual Report.

Mr. Boquan He

Mr. Boquan He is one of our founders and has served as co-chairman of our board of directors since our inception in October 2004. Mr. He is the founder and chairman of the board of directors of Guangdong Nowaday Investment Co., Ltd., co-founder and director of Noah Holdings Limited, chairman of the board of directors of Guangzhou Nowaday Office Box Co., Ltd., chairman of the board of directors of Shanghai 9diamond Co., Ltd., and vice chairman of the board of directors of Beijing Ikang Guobin Co., Ltd, and he was founder and, until 2002, chief executive officer of Robust Group. During the five years preceding the date of this filing, Mr. He has not assumed any other material occupation, position, office or employment with any other corporations or organizations. Mr. He’s business address is Floor 32, Metro Plaza, 183-187, Tianhe Road North, Guangzhou, Guangdong, the People’s Republic of China. Mr. He’s business telephone number is +86 20 8755 3248.

Mr. Nanyan Zheng

Mr. Nanyan Zheng is one of our founders and has served as co-chairman of our board of directors since March 2012. From our inception in October 2004 to June 2012, Mr. Zheng also served as our chief executive officer and a director of the Company. Mr. Zheng is also an independent director at VIPShop Holdings Limited, and has been serving on its audit, compensation, and nominations committees since March 2012. From 2000 to October 2004, Mr. Zheng worked for Ctrip.com and served as vice president and general manager for the southern China region, and later as vice president of marketing in charge of national marketing. During 2001, Mr. Zheng also worked for the computer center of the Economic and Trade Commission of Guangdong Province. In 1992, Mr. Zheng founded Lao Ye Computer Company. During the five years preceding the date of this filing, Mr. Zheng has not assumed any other material occupation, position, office or employment with any other corporations or organizations. Mr. Zheng’s business address is c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, the People’s Republic of China. Mr. Zheng’s business telephone number is +86 20 8399 5777.

Prototal Enterprises Limited

Prototal Enterprises Limited is an investment holding company wholly owned by Mr. Boquan He and is organized under the laws of British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Mr. He is the sole shareholder, director and officer of Prototal Enterprises Limited. The business telephone number for Prototal Enterprises Limited is +86 20 8755 3248.

Fortune News International Limited

Fortune News International Limited is an investment holding company beneficially owned by Mr. Nanyan Zheng and is organized under the laws of British Virgin Islands with its principal business address at c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China. Mr. Zheng is the sole shareholder, director and officer of Fortune News International Limited. The business telephone number for Fortune News International Limited is +86 20 8399 5777.

Keystone Asia Holdings Limited

Keystone Asia Holdings Limited is a Cayman Islands exempted company with limited liability beneficially owned by Carlyle Asia Partners III, L.P. ("Carlyle") with its principal business address at Suite 2801, Level 28, Two Pacific Place, 88 Queensway, Hong Kong. Keystone Asia Holdings Limited does not currently hold any Shares. Its primary purpose is to hold interests in Holdco and complete the transactions contemplated by the merger agreement and the related financing transactions. The business telephone number for Keystone Asia Holdings Limited is +852 2878 7000.

SCC Growth 2010-Peak Holdco, Ltd.

SCC Growth 2010-Peak Holdco, Ltd. is a Cayman Islands exempted company with limited liability beneficially owned by Sequoia Capital ("Sequoia") with its principal business address at Suite 2215, 22/F, Two Pacific Place, 88 Queensway Road, Hong Kong. SCC Growth 2010-Peak Holdco, Ltd., currently does not hold any Shares. Its primary purpose is to hold interests in Holdco and complete the transactions contemplated by the merger agreement and the related financing transactions. The business telephone number for SCC Growth 2010-Peak Holdco, Ltd. is +852 2501 8989.

Happy Travel Limited

Happy Travel Limited is a Mauritius investment holding company beneficially owned by private equity funds managed by Actis LLP or its affiliates ("Actis") with its principal business address at Les Cascades, Edith Cavell Street, Port Louis, Mauritius. As of the date of this proxy statement, Happy Travel Limited holds 17,454,557 Shares, representing approximately 11.85% of our issued and outstanding Shares. The business telephone number for Happy Travel Limited is +230 212 9800.

Holdco

Keystone Lodging Holdings Limited ("Holdco") is an exempted company with limited liability formed under the laws of the Cayman Islands solely for the purpose of holding the equity interest in Parent and consummating certain transactions in connection with the merger. As of the date of this proxy statement, Holdco is beneficially owned by Mr. Nanyan Zheng and Carlyle. Holdco does not currently hold any Shares.

The registered office of Holdco is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +852 2878 7000.

Parent

Keystone Lodging Company Limited ("Parent") is an exempted company with limited liability and a wholly owned subsidiary of Holdco formed under the laws of the Cayman Islands solely for the purpose of entering into the merger agreement and consummating certain transactions contemplated by the merger agreement. Parent does not currently hold any Shares. The registered office of Parent is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +852 2878 7000.

Merger Sub

Keystone Lodging Acquisition Limited ("Merger Sub") is an exempted company with limited liability and a wholly owned subsidiary of Parent formed under the laws of the Cayman Islands solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub does not currently hold any Shares. The registered office of Merger Sub is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +852 2878 7000.

Throughout this proxy statement, Carlyle, Sequoia and Actis and their respective affiliates are collectively referred to as the "Sponsors." Mr. Nanyan Zheng and Mr. Boquan He and their respective affiliates are collectively referred to as the "Co-Chairmen." The Sponsors, the Co-Chairmen, Holdco, Parent and Merger Sub are collectively referred to as the "Consortium." The Co-Chairmen, Actis, Mr. Chien Lee, Ms. Qiong Zhang and Mr. Minjian Shi, who are rolling over all or some of their Shares are collectively referred to as the Rollover Shareholders. Members of the Consortium and the Rollover Shareholders are collectively referred to as the "Buyer Group."

The Merger (Page 95)

You are being asked to vote upon a proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. The Company, Holdco (which is a party to the merger agreement solely for the limited purposes of Sections 2.02(c) and 2.02(e) thereof), Parent and Merger Sub entered into the merger agreement on February 28, 2013. Pursuant to the terms of the merger agreement, assuming the merger agreement is authorized and approved by the requisite vote of the shareholders of the Company and the other conditions to completion of the merger are satisfied or waived in accordance with the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent as a result of the merger. If the merger is completed, the Company will cease to be a publicly-traded company and its American Depositary Shares ("ADSs") will no longer be listed on The New York Stock Exchange (the "NYSE") and the ADS program will terminate. In addition, 90 days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the U.S. Securities and Exchange Commission (the "SEC") registration of the Shares under the U.S. Securities Exchange Act of 1934, as amended ("Exchange Act,") will be terminated and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies.

Copies of the merger agreement and the Cayman Islands Plan of Merger are attached as Annex A to this proxy statement. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

If the merger is approved, the Company will file the Cayman Islands Plan of Merger with the Cayman Islands Registrar of Companies (the "Registrar") which, if the requirements of the Cayman Islands Companies Law (2012 Revision) (the "Cayman Companies Law") are satisfied, will register the Cayman Islands Plan of Merger and issue a certificate of merger. The merger will be effective on the date specified in the Cayman Islands Plan of Merger.

Merger Consideration (Page 96)

If the merger is approved by the requisite vote of the Company’s shareholders and consummated, except as described below, holders of our ordinary shares (the "Shares") including Shares represented by ADSs, will have the right to receive $4.60 per Share or $13.80 per ADS, in each case in cash without interest and net of any applicable withholding taxes. The following Shares of the Company (including Shares represented by ADSs) will not be converted into the right to receive the consideration described in the immediately preceding sentence: (a) certain Shares (including Shares represented by ADSs) held by each of the Rollover Shareholders as set forth in a support agreement (the "support agreement"), dated as of February 28, 2013, entered into by the Rollover Shareholders, Holdco and Parent; (b) Shares (including Shares represented by ADS) beneficially owned by Parent, the Company or any of their respective subsidiaries; (c) Shares (including ADSs corresponding to such Shares) held by the depositary of the Company’s ADS program and reserved for issuance and allocation pursuant to the Company’s share incentive plan, all of which will be cancelled at the effective time of the merger for no consideration ((a), (b) and (c) collectively, the "Excluded Shares"), and (d) Shares beneficially owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenters’ rights pursuant to Section 238 of the Cayman Companies Law (the "Dissenting Shares"), which will be cancelled at the effective time of the merger for the right to receive their fair value as determined in accordance with the provisions of the Cayman Companies Law.

Treatment of Options (Page 96)

If the merger is completed, the Company’s 2007 Employee Share Incentive Plan and all amendments and modifications thereto (the "Share Incentive Plan") and any relevant awards agreements applicable to the Share Incentive Plan will be terminated, and each outstanding and unexercised option to purchase Shares, whether or not exercisable or vested, under the Share Incentive Plan will be cancelled at the effective time of the merger.

Each (i) vested option to purchase Shares or (ii) unvested option to purchase Shares that will vest within one year after the effective time of the merger will be cancelled and converted into the right to receive, within five business days after the effective time of the merger, a cash amount equal to (i) the excess, if any, of $4.60 over the exercise price per Share of such option multiplied by (ii) the number of Shares underlying such option, without interest and net of any applicable withholding taxes. If the exercise price per Share of any such option is equal to or greater than $4.60, such option will be cancelled without any payment therefor.

Each unvested option to purchase Shares that will not vest within one year after the effective time will be cancelled and converted into the right to receive, within five business days after the effective time of the merger, an option to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such option, with the same vesting schedule, exercise price and other key terms. Within one month after the vesting of such option, the holder may elect to receive a cash settlement as soon as practicable from the Holdco (or an affiliate of Holdco, at the direction of Holdco), in an amount equal to (i) the excess, if any, of $4.60 over the exercise price of such option multiplied by (ii) the number of ordinary shares of Holdco underlying such option, without interest and net of any applicable withholding taxes.

Record Date and Voting (Page 90)

You are entitled to vote at the extraordinary general meeting only if you have Shares registered in your name at the close of business in the Cayman Islands on        , 2013, the Share record date for voting at the extraordinary general meeting, or if you are a record holder of ADSs at the close of business in New York City on         , 2013, the ADS record date for voting at the extraordinary general meeting.

If you own ADSs as at the close of business in New York City on        , 2013, the ADS record date, you may instruct the ADS depositary as the holder of the Shares underlying your ADSs, how to vote the Shares underlying your ADSs. However, you cannot vote at the extraordinary general meeting directly. As the holder of record for all the Shares represented by the ADSs, only the ADS depositary (or its nominee) may vote those Shares at the extraordinary general meeting. You should return your properly completed ADS Voting Instructions Card to the ADS depositary prior to 10:00 a.m. (New York City time) on        , 2013, which is the last date by which voting instructions may be received by the ADS depositary in order to vote the Shares underlying your ADSs at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you surrender your ADSs to the ADS depositary, pay the required ADS Depositary fee for the cancellation of the ADSs, provide instructions for the delivery and registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, that you will not vote the Shares) before the close of business in New York City on         , 2013, and become a holder of Shares by the close of business in the Cayman Islands on         , 2013.

Each outstanding Share on the Share record date entitles the holder to one vote on each matter submitted to the shareholders for approval at the extraordinary general meeting and any adjournment or postponement thereof. We expect that, as of the Share record date, there will be         Shares entitled to be voted at the extraordinary general meeting. See " – Voting Information" below.

Shareholder Vote Required to Approve and Authorize the Merger Agreement, the Cayman Islands Plan of Merger and the Transactions Contemplated by the Merger Agreement, including the Merger (Page 90)

The approval and authorization of the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, requires a special resolution passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

Based on the number of Shares that are expected to be outstanding on the Share record date, approximately         Shares must be voted in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, in order for the proposal to be approved, assuming all shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

The Buyer Group collectively owns 73,674,344 Shares, which represent approximately 50.01% of the total outstanding Shares and each member of the Buyer Group has agreed to vote in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. Accordingly, based on the number of Shares expected to be outstanding on the Share record date,         Shares owned by the remaining shareholders (representing approximately         % of the total outstanding Shares owned by the remaining shareholders) must be voted in favor of the proposal to be approved, assuming all remaining shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

Voting Information (Page 91)

Holders of Shares

Before voting your Shares, we encourage you to read this proxy statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the merger will affect you. To ensure that your Shares can be voted at the extraordinary general meeting, please complete the enclosed proxy card in accordance with the instructions set forth on the proxy card as soon as possible. Your proxy card must be returned to the Company’s principal executive offices (to the attention of: Ms. Vivian Chen) at 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China no later than        , 2013 at        a.m. (Hong Kong time).

Holders of ADSs

If you own ADSs, you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the record holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. Upon the receipt of a voting instruction card properly executed by a holder of record of ADSs, the ADS depositary will vote or cause to be voted the amount of Shares represented by the ADSs held by such holder in accordance with the instructions set forth in such voting instruction card. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City time) on        , 2013 in order to ensure that the Shares underlying your ADSs are properly voted at the extraordinary general meeting. The ADS depositary has advised us that it will not vote or attempt to exercise the right to vote the Shares represented by ADSs other than in accordance with properly executed voting instruction cards.

Alternatively, you may vote the Shares represented by your ADSs directly at the extraordinary general meeting if you cancel your ADSs and become a holder of Shares prior to the close of business in the Cayman Islands on         , 2013. If you wish to cancel your ADSs and vote the Shares at the extraordinary general meeting, you need to surrender your ADSs to the ADS depositary, pay the required ADS depositary fee for the cancellation of the ADSs, provide instructions for the delivery and registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, that you will not vote the Shares) before the close of business in New York City on         , 2013, and become a holder of Shares by the close of business in the Cayman Islands on         , 2013. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. If you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Dissenters’ Rights of Shareholders and ADS Holders (Page 119)

Shareholders who elect to dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the extraordinary general meeting, written notice of objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenters’ rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not exercise dissenters’ rights with respect to your Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO PERFECT ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS’ RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE REQUIRED ADS DEPOSITARY FEE FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE DELIVERY AND REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, DIRECTLY OR INDIRECTLY, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON        , 2013, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON        , 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS’ RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN COMPANIES LAW.

We encourage you to read the section of this proxy statement entitled "Dissenters’ Rights" as well as Annex C to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.

Purpose and Effects of the Merger (Page 64)

The purpose of the merger is to enable the Buyer Group to acquire 100% control of the Company in a transaction in which the Company’s unaffiliated shareholders and unaffiliated ADS holders (shareholders and ADS holders of the Company, other than the Buyer Group and the directors and officers of the Company that are affiliated with the Buyer Group, are referred to as the "unaffiliated shareholders and unaffiliated ADS holders") will be cashed out in exchange for $4.60 per Share and $13.80 per ADS, so that the Buyer Group, through Parent, will bear the rewards and risks of the sole ownership of the Company after the merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. Please see "Special Factors—Purpose of and Reasons for the Merger" beginning on page 64 for additional information.

The Company’s ADSs are currently listed on the NYSE under the symbol "SVN." It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately held company owned directly by Parent and indirectly by the Buyer Group. Following the completion of the merger, the ADSs will cease to be listed on the NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the Company’s ADSs and the underlying Shares under the Exchange Act will be terminated. After the effective time of the merger, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act of 2002 applicable to public companies. After the completion of the merger, our shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide. Please see "Special Factors—Effects of the Merger on the Company" beginning on page 64 for additional information.

Plans for the Company after the Merger (Page 67)

Following the completion of the merger, Parent anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will (i) cease to be a publicly traded company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than it currently has. The increase in debt for the Company following the completion of the merger is due to the borrowings of up to $120 million under the Senior Secured Credit Facility (as defined below) as part of the financing by the consortium of the funds necessary to complete the merger and the related transactions at the time of closing of the merger, including for the payment of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders. Although the borrower under the Senior Secured Credit Facility as of the date of the definitive documents governing such facility will be Merger Sub, after consummation of the merger, the surviving corporation will become the borrower and will be responsible for the payment of principal, interest and other amounts due under the Senior Secured Credit Facility. Please see "Special Factors − Financing − Debt Financing" beginning on page 70 for additional information.

Following the completion of the merger, the Company will no longer be subject to the Exchange Act and NYSE compliance and reporting requirements and the related direct and indirect costs and expenses, and accordingly will no longer incur such costs and expenses.

Recommendation of the Board of Directors (Page 44)

The special committee has unanimously (a) determined that the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, are fair and advisable to and in the best interests of, the Company and its unaffiliated shareholders and unaffiliated ADS holders and (b) declared it advisable to enter into the merger agreement and the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and (c) recommended that our board of directors approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. On February 28, 2013, our board of directors, after carefully considering all relevant factors, including the unanimous determination and recommendation of the special committee, (a) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, and the transactions contemplated by the merger agreement are substantively and procedurally fair to and in the best interests of the Company and its unaffiliated shareholders and unaffiliated ADS holders, and declared it advisable to enter into the merger agreement and the Cayman Islands Plan of Merger, (b) approved the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and (c) recommended that the Company’s shareholders vote FOR the approval and authorization of the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND AUTHORIZATION OF THE MERGER AGREEMENT, THE CAYMAN ISLANDS PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

The primary benefits of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders include (a) the receipt by such shareholders and ADS holders of $4.60 per Share and $13.80 per ADS merger consideration in cash, representing a (i) 30.6% premium over the closing price of our ADSs on September 25, 2012, the trading day immediately prior to the Company's announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012; and (b) the avoidance of the risks associated with any possible decrease in our future revenues and free cash flow, growth or value following the merger.

The primary detriments of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders include, without limitation, (a) such shareholders or ADS holders will no longer benefit from the possible increase in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares or ADSs, if any; (b) in general, the receipt of cash pursuant to the merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other application tax laws; and (c) the fact that since the Company became publicly listed in November 2009, the highest historical closing price of our ADSs ($24.97 per ADS) exceeds the merger consideration offered to our unaffiliated shareholders and unaffiliated ADS holders.

The foregoing summary of information and factors considered by the special committee and our board of directors is not intended to be exhaustive, and is qualified in its entirety by reference to, and you are encouraged to refer to, "Special Factors—Reasons for the Merger and Recommendation of Our Board of Directors" beginning on page 44, which provides a detailed discussion of the material factors considered by our board of directors in determining to recommend the approval and authorization of the merger agreement.

Position of the Consortium as to the Fairness of the Merger (Page 52)

Each member of the Consortium believes that the merger is fair (both substantively and procedurally) to the Company’s unaffiliated shareholders and unaffiliated ADS holders. Their belief is based upon the factors discussed under the caption "Special Factors—Position of the Consortium as to the Fairness of the Merger" beginning on page 52.

Each member of the Consortium is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Consortium’s views as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any shareholder or ADS holder of the Company as to how that shareholder or ADS holder should vote on the proposal to approve and authorize the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Financing of the Merger (Page 69)

The Consortium estimates that the total amount of funds necessary to complete the merger and the related transactions at the closing of the merger, including for (a) the payment of the merger consideration to the Company’s unaffiliated shareholders and unaffiliated ADS holders and (b) expenses in connection with the transactions contemplated by the merger agreement and the related financing transactions will be approximately $717 million, assuming no exercise of dissenters’ rights by shareholders of the Company. The Consortium expects that such cash payment will be made through a combination of the following: (a) of up to $120 million under the Senior Secured Credit Facility (as defined below), (b) aggregate rollover commitments of 67,637,997 Shares (including Shares represented by ADSs), having an aggregate value of approximately $311 million from the Rollover Shareholders pursuant to the support agreement, and (c) the remaining balance (approximately $286 million) will be funded through equity financing to be provided, severally and not jointly, by the Sponsors and Mr. Boquan He in accordance with their respective equity commitment letters (the "equity commitment letters") dated as of February 28, 2013. Please see "Special Factors – Financing" beginning on page 69 for additional information.

Limited Guaranty (Page 72)

Each of the Sponsors and the Co-Chairmen has agreed to guarantee a pro rata portion of the obligations of Parent under the merger agreement to pay, under certain circumstances in which the merger agreement is terminated, a reverse termination fee to the Company and reimburse certain expenses incurred by the Company.

Share Ownership of the Company Directors and Officers and Voting Commitments (Page 125)

As of the date of this proxy statement, Mr. Boquan He beneficially owns approximately 23.85% of our outstanding Shares and Mr. Nanyan Zheng beneficially owns approximately 6.15% of our outstanding Shares. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 125 for additional information.

Members of the Buyer Group have agreed with Parent to vote all of the Shares beneficially owned by them in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, any related action reasonably required in furtherance of the merger agreement, and against any competing proposal at any shareholders’ meeting of the Company.

Opinion of the Special Committee’s Financial Advisor (Page 57)

On February 28, 2013, J.P. Morgan rendered an opinion to our board of directors that the $4.60 per Share merger consideration and the $13.80 per ADS merger consideration to be received by holders of Shares and ADSs, respectively, other than the holders of Excluded Shares and Dissenting Shares (holders of Dissenting Shares are referred to as "Dissenting Shareholders") was fair, from a financial point of view, to such holders of Shares and ADSs, as of February 28, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by J.P. Morgan in preparing its opinion.

J.P. Morgan’s opinion was directed to the special committee and only addressed the fairness, from a financial point of view, to the holders of Shares and ADSs (in each case other than holders of Excluded Shares and Dissenting Shares), of the consideration to be received in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The full text of J.P. Morgan’s opinion, dated February 28, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by J.P. Morgan in connection with its opinion, is attached as Annex B and is incorporated into this proxy statement by reference in its entirety. J.P. Morgan’s opinion was provided for the information of the special committee in connection with its consideration of the merger and J.P. Morgan’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any holder of Shares or ADSs as to how such person should vote or act on any matter relating to the merger. See "Special Factors —Opinion of the Special Committee’s Financial Advisor" beginning on page 57 for additional information.

Interests of Certain Persons in the Merger (Page 73)

In considering the recommendations of the board of directors, the Company’s shareholders should be aware that certain of the Company’s directors and executives have interests with respect to the merger that are, or may be, different from, or in addition to those of the Company’s shareholders generally. These interests include, among others,

•	the ownership of the equity interests in Holdco by the Co-Chairmen as a result of which they will be able to enjoy benefits from future earnings and growth of the surviving corporation;

•	the affiliation of Mr. Meng Ann Lim, a director of the Company with Actis, a member of the Consortium;

•	after consummation of the merger, it is anticipated that the Co-Chairmen will continue to serve as co-chairmen of the board of directors of the surviving corporation and executive officers of the Company will hold positions with the surviving corporation that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the surviving corporation;

•	the exchange of vested in-the-money options to purchase Shares or unvested in-the-money options to purchase Shares that will vest within one year after the effective time of the merger held by certain of the Company’s directors (including members of the special committee) and executive officers with the right to receive cash;

•	the exchange of options to purchase Shares held by certain of the Company’s directors (including members of the special committee) and executive officers that will not vest within one year after the effective time of the merger into the right to receive an option to purchase ordinary shares of Holdco;

•	continued indemnification and advancement rights and directors and officers liability insurance to be provided by the surviving corporation to former directors and officers of the Company;

•	receipt by members of the board of directors, including members of the special committee, of compensation for serving on the board of directors in the ordinary course;

•	the compensation of members of the special committee for their services in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, including the merger, the payment of which was not contingent upon the completion of the merger or the special committee’s or the board’s recommendation of the merger; and

•	the continuation of employee’s compensation and benefits at a level no less favorable than provided prior to the merger, subject to market adjustments in the ordinary course.

As of the date of this proxy statement, our directors and executive officers (other than the Co-Chairmen) collectively beneficially own 97,502 Shares (including Shares represented by ADSs but excluding the Shares deemed to be beneficially owned by Mr. Jeffrey Perlman and Mr. Meng Ann Lim who are affiliated with the record owners of such Shares), or approximately 0.1% of the total outstanding Shares, and options to purchase 2,340,003 Shares. The maximum amount of cash payments our directors and executive officers (other than the Co-Chairmen) may receive in respect of their Shares and options to purchase Shares if the merger is consummated is approximately $4.0 million. See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 73.

The special committee and our board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters. See "Special Factors—Interests of Certain Persons in the Merger" Beginning on page 73.

Limitation on Soliciting and Considering Competing Transactions (Page 105)

The merger agreement restricts our ability, until the effective time of the merger or, if earlier, the termination of the merger agreement, to solicit or engage in discussions or negotiations with third parties regarding competing transactions (as defined in the section entitled "The Merger Agreement—No Solicitation of Competing Transactions"). However, subject to specified conditions and prior to obtaining the required shareholder approval of the merger agreement, we may provide information to a third party in response to an unsolicited proposal or offer regarding a competing transaction from a third party if the special committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the proposal constitutes, or could be reasonably expected to result in, a superior proposal (as defined in the section entitled "The Merger Agreement—No Solicitation of Competing Transactions"), and, in light of such superior proposal, failure to do so would be inconsistent with the fiduciary duties of the board of directors. See and read carefully "The Merger Agreement—No Solicitation of Competing Transactions" and "The Merger Agreement—No Change of Recommendation" beginning on page 105 and page 107, respectively.

Conditions to the Merger (Page 113)

The consummation of the merger is subject to the satisfaction of the following conditions:

•	the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, being approved and authorized by the shareholders at the extraordinary general meeting; and

•	no court or other governmental authority having enacted, issued, promulgated, enforced or entered any law or award, writ, injunction, determination, rule regulation, judgment, decree or executive order that is in effect or is pending, proposed or threatened and has or would have the effect of making the merger illegal or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

•	the representations and warranties of the Company in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date, as if made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which being true and correct only as of such time); provided that (i) for certain representations and warranties of the Company, such failure to be true and correct, individually or in the aggregate, would not reasonably be expected to have a "Company Material Adverse Effect," as defined in the merger agreement and (ii) for certain representations and warranties of the Company, such representations and warranties are true and correct in all respects except for de minimis inaccuracies as of the date of the merger agreement and as of the closing date, as if made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which being true and correct only as of such time), in each case, interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or based on the term "Company Material Adverse Effect" as defined in the merger agreement;

•	the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or before the closing date;

•	the Company having delivered to Parent a certificate dated the closing date, certifying as to the satisfaction of the foregoing; and

•	there not having been any event, circumstance, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as defined in the merger agreement.

The obligations of the Company to consummate the merger are subject to the satisfaction, or waiver by the Company, of the following conditions:

•	the representations and warranties of Parent and Merger Sub in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date and time, as if made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which being true and correct only as of such time), except to the extent such failure to be true and correct would not reasonably be expected to prevent the consummation of any transactions contemplated by the merger agreement, including the merger; and

•	Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date; and

•	Parent having delivered to the Company a certificate dated the closing date, certifying as to the satisfaction of the foregoing.

Termination of the Merger Agreement (Page 114)

The merger agreement may be terminated at any time prior to the effective time, whether before or after shareholder approval has been obtained:

(a)	by mutual written consent of the Company and Parent; or

(b)	by either of the Company or Parent (provided that this termination right is not available to either the Company or Parent whose failure to fulfill any of its obligations under the merger agreement has been a cause of, or resulted in, the failure of any applicable condition to the merger being satisfied), if:

•	the merger is not completed within six months from the date of the merger agreement (the "termination date");

•	any law, rule or regulation restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non−appealable; or

•	our shareholders do not approve and authorize the merger agreement at the extraordinary general meeting or any adjournment or postponement thereof; or

(c)	by the Company, if:

•	Parent or Merger Sub has materially breached or failed any of its representations, warranties, covenants or agreements under the merger agreement, such that any of the conditions to the obligations of the Company to complete the merger would not be satisfied and such condition is incapable of being satisfied by the termination date, provided that the Company is not in material breach of any representations and warranties, covenants or agreements;

•	(i) all of the conditions to the obligations of Parent and Merger Sub to complete the merger have been otherwise satisfied, (ii) the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the merger, and (iii) Parent and Merger Sub fail to complete the closing within ten business days following the date the closing should have otherwise occurred pursuant to the merger agreement; or

•	prior to the receipt of the shareholders’ approval of the merger, the Company, upon the unanimous recommendation of the special committee, terminates the merger agreement to concurrently enter into a definitive agreement with respect to a superior proposal, or the board of directors has changed its recommendation due to an intervening event, provided that the Company has complied, in all material respects, with the requirements in connection with the "no-shop" and "no change of recommendation" obligations under the merger agreement and in all respects in connection with the requirement to pay the termination fee under the merger agreement;

(d)	by Parent (provided that neither Parent or Merger Sub is in material breach of any representations, warranties, covenants or other agreements under the merger agreement), if:

•	the Company has materially breached or failed any of its representations, warranties, covenants or agreements under the merger agreement, such that any of the conditions to the obligations of Parent and Merger Sub to complete the merger would not be satisfied and such condition is incapable of being satisfied by the termination date; or

•	the board of directors of the Company has (i) changed, withheld, qualified or modified its recommendation to the shareholders of the Company in a manner adverse to Parent or Merger Sub; (ii) recommended or resolved to recommend to the shareholders of the Company a competing transaction or entered into any agreement with respect to a competing transaction; (iii) failed to include its recommendation to the shareholders to vote in favor of the merger in this proxy statement; (iv) publicly announced its intention to do any of the foregoing; or (v) failed to recommend against acceptance of a tender offer or exchange offer for 20% or more of the Shares.

Termination Fee (Page 115)

The Company is required to pay Parent a termination fee of $20 million if the merger agreement is terminated (i) in the event that (A) a proposal with respect to a competing transaction has been communicated and not withdrawn, (B) the Company or Parent terminates the merger agreement due to (x) the merger not having been completed by an end date of six months from the date of the merger agreement or (y) the failure of the Company’s shareholders to approve the transaction and (C) within 12 months after the termination of the merger agreement, the Company enters into an agreement with respect to a competing transaction; (ii) by Parent if (A) the Company breaches its obligations under the merger agreement, (B) the Company’s board of directors (x) changes its recommendation in favor of the merger, (y) recommends a competing transaction to its shareholders or enters into an agreement with respect thereto, or (z) fails to recommend against a tender offer that has been launched for 20% or more of the Shares, (C) the Company fails to include its recommendation in favor of the merger in this proxy statement relating to shareholder approval of the merger, or (D) the Company has publicly announced its intention to do any of the foregoing; or (iii) by the Company in order to enter into a definitive agreement with respect to a superior proposal or if the Company’s board of directors changes its recommendation due to an intervening event. See "The Merger Agreement—Termination Fee" beginning on page 115.

Parent is required to pay the Company a termination fee of $32 million in the event the merger agreement is terminated (i) by the Company due to a breach by Parent or Merger Sub of their obligations under the merger agreement; or (ii) by the Company due to the failure by Parent and Merger Sub to complete the closing of the merger within ten business days after the closing should have occurred pursuant to the terms of merger agreement, and (A) all of the conditions to Parent’s and Merger Sub’s obligations to complete the merger have been satisfied, and (B) the Company has delivered to Parent an irrevocable written commitment that it is ready, willing and able to consummate the closing.

Fees and Expenses (Page 78)

If the merger is consummated, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses except as otherwise provided in the merger agreement.

Material U.S. Federal Income Tax Consequences (Page 80)

The receipt of cash pursuant to the merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax consequences of the merger to you. Please see "Special Factors — Material U.S. Federal Income Tax Consequences" beginning on page 80 .

Material PRC Income Tax Consequences (Page 82)

The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law, or the "EIT Law," or that the gain recognized on the receipt of cash for our Shares or ADSs should otherwise be subject to PRC tax to holders of such Shares and ADSs who are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a PRC resident enterprise for tax purposes or that the receipt of cash for our Shares or ADSs by non-PRC residents should otherwise be subject to PRC tax, then any gain recognized on the receipt of cash for our Shares or ADSs pursuant to the merger by our shareholders or ADS holders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of up to 10%. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences. See "Special Factors — Material PRC Income Tax Consequences" beginning on page 82.

Material Cayman Islands Tax Consequences (Page 84)

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt of cash for our Shares and ADSs under the terms of the merger. This is subject to the qualification that Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed in the Cayman Islands; and registration fees will be payable to the Registrar to register the Cayman Islands Plan of Merger. See "Special Factors – Certain Material Cayman Islands Tax Consequences" beginning on page 84.

Regulatory Matters (Page 79)

The Company does not believe that any material regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the federal securities laws and the filing of the Cayman Islands Plan of Merger (and supporting documentation as specified in the Cayman Companies Law) with the Registrar and, in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Cayman Islands Plan of Merger and notice of merger published in the Cayman Islands Gazette.

Accounting Treatment of the Merger (Page 79)

The merger is expected to be accounted for at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805−50, "Business Combinations—Related Issues."

Market Price of the ADSs (Page 87)

The closing price of the ADSs on the NYSE on September 25, 2012, the last trading date prior to the announcement by the Company on September 26, 2012 that it had received a "going private" proposal, was $10.57 per ADS. The merger consideration of US$4.60 per share and US$13.80 per ADS offered to our unaffiliated shareholders and unaffiliated ADS holders represents a (i) 30.6% premium over the closing price of our ADSs on September 25, 2012; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On February 28, 2013, we entered into the merger agreement with Holdco (which is a party to the merger agreement solely for the limited purposes of Sections 2.02(c) and 2.02(e) thereof), Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, at an extraordinary general meeting of shareholders or at any adjournments of the extraordinary general meeting.

Q:	Where and when will the extraordinary general meeting be held?

A:	The extraordinary general meeting will take place at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong, on , 2013, starting at a.m. (Hong Kong time).

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals:

•	to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger;

•	to authorize each member of the special committee, namely Mr. Tan Wee Seng and Mr. Bin Dai, and the chief financial officer of the Company to do all things necessary to give effect to the merger agreement; and

•	to approve that the chairman of the extraordinary general meeting be instructed to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

Q:   What is the merger?

A:    The merger is a going private transaction pursuant to which Parent will acquire the Company. Once the merger agreement is approved and authorized by the shareholders of the Company and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation after the merger. If the merger is completed, the Company will continue its operations as a privately held company owned solely by Parent, which, indirectly through Holdco, will be beneficially owned by the Buyer Group. As a result of the merger, the ADSs will no longer be listed on the NYSE, and the Company will cease to be a publicly traded company.

Q:	What will I receive in the merger?

A:	If you own Shares at the time the merger is completed, you will be entitled to receive $4.60 in cash, without interest and net of any applicable withholding taxes, for each Share you own as of the effective time of the merger (unless you validly exercise and have not effectively withdrawn or lost your dissenters’ rights under Section 238 of the Cayman Companies Law with respect to the merger, in which event you may be entitled to the fair value of each Share as determined in accordance with the Cayman Companies Law).

If you own ADSs at the time the merger is completed, you will be entitled to receive $13.80 in cash, without interest and net of any applicable withholding taxes (with the $0.05 per ADS cancellation fee payable by the surviving corporation pursuant to the merger agreement), for each ADS you own as of the effective time of the merger.

Cash distribution to holders of Shares and ADSs (other than the Excluded Shares and Dissenting Shares) is conditioned on the merger being completed and will be paid by the Consortium, through the paying agent.

Please see "Special Factors – Material U.S. Federal Income Tax Consequences," "Special Factors – Material PRC Income Tax Consequences" and "Special Factors – Material Cayman Islands Tax Consequences" beginning on page 80 for a more detailed description of the tax consequences of the merger. You should consult with your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local, foreign and other taxes.

Q:	How will the options to purchase Shares be treated in the merger?

A:	If the merger is completed, each vested option to purchase Shares that is then outstanding and unexercised and unvested option to purchase Shares that is then outstanding and that will vest within one year after the effective time of the merger will be cancelled and converted into and exchanged for the right to receive, within five business days after the effective time of the merger, a cash amount equal to (a) the total number of Shares issuable under such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of the per Share merger consideration of US$4.60 over the exercise price payable per Share under such option, without interest and net of any applicable withholding taxes.

If the merger is completed, each unvested option to purchase Shares that is then outstanding and that will not vest within one year after the effective time of the merger will be cancelled and converted into and exchanged for the right to receive, within five business days after the effective time of the merger, an option to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such unvested option with the same vesting schedule, exercise price and other key terms of such unvested option. In addition, within one month after the vesting of such option, the holder of such option may elect to receive a cash amount equal to (a) the total number of Shares issuable under such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of the per Share merger consideration of US$4.60 over the exercise price payable per Share under such option, without interest and net of any applicable withholding taxes.

Q:	What vote of our shareholders is required to adopt the merger agreement?

A:	The merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, must be approved and authorized by a special resolution of the Company’s shareholders, which requires the affirmative vote of shareholders representing two−thirds or more of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. At the close of business in the Cayman Islands on , 2013, the Share record date for the extraordinary general meeting, Shares are expected to be outstanding and entitled to vote at the extraordinary general meeting. The Rollover Shareholders have entered into the support agreement, pursuant to which they have agreed, among other things, to vote all of their Shares, and have granted Parent a proxy to vote their Shares, in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and against any other acquisition proposal at any shareholders’ meeting of the Company. The Buyer Group, as a group, beneficially owns 73,674,344 Shares, which represent approximately 50.01% of the total number of issued and outstanding Shares. Accordingly, assuming the Rollover Shareholders comply with their obligations under the support agreement, based on the number of Shares expected to be outstanding on the Share record date, Shares owned by the remaining shareholders (representing approximately % of the total outstanding Shares owned by the remaining shareholders) must be voted in favor of the proposal to be approved, assuming all remaining shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

Q:	How does the Company’s board of directors recommend that I vote on the proposals?

A:	After careful consideration and upon the unanimous recommendation of the special committee, our board of directors recommends that you vote:

•	FOR the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger, and the transactions contemplated by the merger agreement, including the merger;

•	FOR the proposal to authorize each member of the special committee, namely Mr. Tan Wee Seng and Mr. Bin Dai, and the chief financial officer of the Company to do all things necessary to give effect to the merger agreement; and

•	FOR the proposal to approve that the chairman of the extraordinary general meeting be instructed to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

You should read "Special Factors—Reasons for the Merger and Recommendation of Our Board of Directors" beginning on page 44 for a discussion of the factors that our board of directors considered in deciding to recommend the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger, and the transactions contemplated by the merger agreement, including the merger. In addition, in considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 73.

Q:	Who is entitled to vote at the extraordinary general meeting?

A:	The Share record date is , 2013. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the record date, or their proxy holders, are entitled to vote at the extraordinary general meeting or any adjournment thereof. Only ADS holders of the Company at the close of business in New York City on , 2013, the ADS record date, are entitled to instruct the ADS depositary to vote at the extraordinary general meeting. Alternatively, you may vote the Shares represented by your ADSs directly at the extraordinary general meeting if you cancel your ADSs and become a holder of Shares prior to the close of business in the Cayman Islands on , 2013. If you wish to cancel your ADSs and vote the Shares at the extraordinary general meeting, you need to surrender your ADSs to the ADS depositary, pay the required ADS depositary fee for the cancellation of the ADSs, provide instructions for the delivery and registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, that you will not vote the Shares) before the close of business in New York City on , 2013, and become a holder of Shares by the close of business in the Cayman Islands on , 2013.

Q:	What constitutes a quorum for the extraordinary general meeting?

A:	The presence, in person or by proxy, of shareholders holding at least one-half of the Company’s outstanding voting Shares on the Share record date will constitute a quorum for the extraordinary general meeting. Assuming the Rollover Shareholders comply with the terms of the support agreement, a quorum will be present at the extraordinary general meeting.

Q:	After the merger is completed, how will I receive the cash for my Shares?

A.	If you are a registered holder of Shares immediately prior to the effective time of the merger, promptly after the effective time of the merger (in any event within five (5) business days after the effective time of the merger in the case of registered holders of Shares and three (3) business days in the case of The Depository Trust Company (the clearance and settlement system for the ADSs) on behalf of the holders holding through brokers, nominees and other third parties), a paying agent appointed by Parent will mail, or cause The Depository Trust Company to deliver, to you (a) a form of letter of transmittal specifying how the delivery of the merger consideration to you will be effected and (b) instructions for effecting the surrender of share certificates (or affidavit and indemnity of loss in lieu of the share certificates) or uncertificated Shares represented by book entry in exchange for the applicable merger consideration. You will receive cash for your Shares from the paying agent after you comply with these instructions. Upon surrender of your share certificates (or affidavit and indemnity of loss in lieu of the share certificates) or uncertificated Shares represented by book entry, you will receive an amount equal to the number of your Shares multiplied by $4.60 in cash, without interest and net of any applicable withholding tax, in exchange for the cancellation of your Shares.

In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, a check for any cash to be exchanged upon surrender of the share certificate or book-entry Shares will be issued to the transferee only if the share certificates (if any) or book-entry Shares which immediately prior to the effective time represented such Shares are presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

If your Shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Shares and receive the merger consideration for those Shares.

Q:	After the merger is completed, how will I receive the cash for my ADSs?

A.	If you own ADSs, as soon as practicable after the merger is completed, the ADS depositary will call for the surrender of all ADSs for delivery of the merger consideration. Upon the surrender of ADSs, the ADS depositary will pay to the surrendering person $13.80 per ADS in cash without interest and net of any applicable withholding taxes (with the $0.05 per ADS cancellation fee payable by the surviving corporation pursuant to the merger agreement).

If your ADSs are represented by certificates, also referred to as American depositary receipts or ADRs, unless you have surrendered your ADRs to the ADS depositary for cancellation prior to the effective time of the merger, upon your surrender of the ADRs (or an affidavit and indemnity of loss in lieu of the ADRs) together with a duly completed letter of transmittal (which will be supplied to you by the ADS depositary after the effective time of the merger), the ADS depositary will send to you the per ADS merger consideration of $13.80 in cash, without interest and net of any applicable withholding taxes (with the $0.05 per ADS cancellation fee payable by the surviving corporation pursuant to the merger agreement), in exchange for the cancellation of your ADRs after the completion of the merger. If you hold your ADSs in uncertificated form, that is, without an ADR, unless you have surrendered your ADSs to the ADS depositary for cancellation prior to the effective time of the merger, the ADS depositary will automatically send to you the per ADS merger consideration of $13.80 in cash, without interest and net of any applicable withholding taxes (with the $0.05 per ADS cancellation fee payable by the surviving corporation pursuant to the merger agreement), in exchange for the cancellation of your ADSs after the completion of the merger. In the event of a transfer of ownership of ADSs that is not registered in the register of ADS holders maintained by the ADS depositary, the cash to be exchanged upon cancellation of the ADSs will be issued to such transferee only if the ADRs, if applicable, are presented to the ADS depositary, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable ADS transfer taxes have been paid or are not applicable. The per ADS merger consideration may be subject to backup withholding taxes if the ADS depositary has not received from you a duly completed and signed U.S. Internal Revenue Service Form W−8 or W−9.

If your ADSs are held in "street name" by your broker, bank or other nominee, you will not be required to take any action to receive the merger consideration as the ADS depositary will arrange for the surrender of the ADSs and the remittance of the per ADS merger consideration with The Depository Trust Company for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the per ADS merger consideration, please contact your broker, bank or nominee.

Q:	How do I vote if Shares are registered in my name?

A:	If Shares are registered in your name (that is, you do not hold ADSs or otherwise hold through a bank or broker) as of the Share record date, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible. You may also return your proxy by fax or by email by following the instructions shown on your proxy card. The deadline to lodge your proxy card is on , 2013 at a.m. (Hong Kong time).

Alternatively, if you own Shares as of the record date, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, the Shares represented by your proxy will be voted FOR the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each member of the special committee, namely Mr. Tan Wee Seng and Mr. Bin Dai, and the chief financial officer of the Company to do all things necessary to give effect to the merger agreement and FOR the proposal to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your Shares are held by your broker, bank or other nominee, see below for additional information.

Q:	How do I vote if I own ADSs?

A:	If you own ADSs, you cannot vote at the extraordinary general meeting directly. As the holder of record for all the Shares represented by the ADSs, only the ADS depositary (or its nominee) may vote those Shares at the extraordinary general meeting. The ADS depositary will mail or cause to be mailed to all owners of ADSs an ADS Voting Instructions Card and a notice from the ADS depositary. Upon the receipt of a signed and completed ADS Voting Instructions Card as instructed therein, the ADS depositary will endeavor, to the extent practicable, to vote or cause to be voted the amount of Shares represented by the ADSs in accordance with the instructions set forth in such request. The ADS depositary will instruct the custodian to vote the Shares on deposit with the custodian in accordance with the voting instructions received from the holders of ADSs. The ADS depositary has advised us that it will not vote or attempt to exercise the right to vote other than in accordance with those instructions. Notwithstanding the foregoing, pursuant to the deposit agreement (as defined in the merger agreement), if the ADS depositary timely receives your voting instructions which fail to specify the manner in which it is to vote the Shares underlying your ADS(s), the ADS depositary will deem you to have instructed it to vote in favor of the items set forth in such voting instructions. You should return your properly completed ADS Voting Instructions Card to the ADS depositary prior to 10:00 a.m. (New York City time) on , 2013, which is the last date by which voting instructions may be received by the ADS depositary.

Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs and you certify that you have not given, and will not give, directly or indirectly, voting instructions to the ADS depositary as to the ADSs being cancelled by the close of business in New York City on , 2013 and become a registered holder of Shares by the close of business in the Cayman Islands on , 2013, the Share record date.

If you wish to cancel your ADSs and withdraw Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation. Your ability to withdraw Shares may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Shares represented by your ADSs, you will be required to pay to the ADS depositary the fees for cancellation of ADSs ($0.05 per ADS to be cancelled) and any applicable taxes payable upon the transfer of the Shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement. If you hold an ADS registered in your name, the ADS depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as it may deem appropriate before it will cancel your ADSs. The withdrawal of the Shares represented by your ADSs may be delayed until the ADS depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the ADS depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit. If you surrender a number of ADSs for withdrawal representing other than a whole number of Shares, the ADS depositary will either return the number of ADSs representing any remaining fractional Shares or sell the Shares represented by the ADSs you surrendered and remit the net proceeds of that sale to you as in the case of a distribution in cash. If the merger is not approved at the extraordinary general meeting, the shareholders who have cancelled their ADSs and withdrawn the Shares may opt to (i) remain a registered holder of Shares of the Company (but note that currently there is no trading market for our Shares); or (ii) deposit their Shares with the custodian of the ADS depositary for issuance of ADSs in accordance with the terms of the deposit agreement (including a payment by such shareholders of $0.05 per ADS issuance fees).

In the event the ADS depositary receives voting instructions from ADS holders which exceed the number of corresponding Shares held on deposit on the Share record date, the ADS depository will pro−rate the voting instructions received and vote the Shares held as of the Share record date in accordance with such pro−rated voting instructions.

Q:	If my Shares or my ADSs are held in a brokerage account, will my broker vote my Shares on my behalf?

A:	Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you instruct it how to vote.

Therefore, it is important that you promptly follow the directions provided by your broker, bank or nominee regarding how to instruct it to vote your Shares or the Shares represented by your ADSs. If you do not instruct your broker, bank or other nominee how to vote your Shares that it holds, either directly or in ADS form, those Shares may not be voted.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and any and all transactions contemplated by the merger agreement, including the merger?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

Q:	May I change my vote?

A:	Holders of our Shares may change their votes in one of three ways:

•	First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should also be sent to 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China.

•	Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company not less than 48 hours prior to the extraordinary general meeting.

•	Third, you may attend the meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the registered shareholder actually votes at the extraordinary general meeting.

If you hold Shares through a broker, bank or other nominee and have instructed your broker, bank or other nominee to vote your Shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

Holders of our ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 10:00 a.m. (New York City time) on       , 2013. A holder of ADSs can do this in one of two ways:

•	First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary.

•	Second, a holder of ADSs can complete, date and submit a new voting instruction card to the ADS depositary bearing a later date than the voting instruction card sought to be revoked.

If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Q: Should I send in my share certificates or my ADRs now?

A:	No. Promptly after the merger is completed, each holder of record of Shares or ADSs as of the effective time of the merger will be sent a letter of transmittal and written instructions for exchanging their share certificates for the per Share or per ADS merger consideration. These instructions will tell you how and where to send in your share certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send share certificates now. Similarly, you should not send in the ADRs that represent your ADSs at this time. Promptly after the merger is completed, the ADS depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS depositary relating to the foregoing.

Holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book-entry form) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

If your Shares or your ADSs are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates or ADRs in exchange for the merger consideration.

Q:	What happens if I sell my Shares or ADSs before the extraordinary general meeting?

A:	The record date for voting at the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the merger is expected to be completed. If you transfer your Shares after the record date for voting but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting unless you have given, and not revoked, a proxy to your purchaser, but will transfer the right to receive the per Share merger consideration of $4.60 in cash, without interest and net of any applicable withholding taxes, to the person to whom you transfer your Shares, so long as such person is registered as the owner of such Shares when the merger is completed. In such case, your vote is still very important and you are encouraged to vote.

The record date of ADSs for the extraordinary general meeting is       , 2013 in New York City. If you transfer your ADSs after the ADS record date but before the extraordinary general meeting, you will retain your right to instruct the ADS depositary to vote at the extraordinary general meeting, but will transfer the right to receive the per ADS merger consideration of $13.80 in cash, without interest and net of any applicable withholding taxes, to the person to whom you transfer your ADSs, so long as such person owns such ADSs when the merger is completed.

Q:	Do shareholders have dissenters’ rights?

A:	Shareholders who continue to hold their Shares in their own names until the consummation of the merger will have the right to dissent from the merger and receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the extraordinary general meeting, written notices of objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenters’ rights, including not assenting to the merger or merger agreement. The fair value of your Shares as determined by the Grand Court of the Cayman Islands pursuant to the Cayman Companies Law could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not exercise dissenters’ rights with respect to your Shares.

ADS holders will not have the right to dissent from the merger and receive payment of the fair value of the Shares underlying their ADSs. The ADS depositary will not attempt to exercise any dissenters’ rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS depositary to do so. ADS holders wishing to exercise dissenters’ rights must surrender their ADSs to the ADS depositary, pay the required ADS depositary fee for such surrender, provide instructions for the delivery and registration of the corresponding Shares, and certify that they have not given, and will not give, voting instructions as to the ADSs (or alternatively, they will not vote the Shares) before the close of business in New York City on       , 2013, and become registered holders of Shares by the close of business in the Cayman Islands on       , 2013. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Shares under Section 238 of the Cayman Companies Law, including not assenting to the merger or merger agreement.

Holders of options to purchase Shares wishing to exercise dissenters’ rights must exercise their options and become holders of Shares by the close of business in the Cayman Islands on       , 2013. Thereafter, such former holders of options must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Shares under Section 238 of the Cayman Companies Law. If holders of options to purchase Shares exercise their options prior to the closing of the merger but after the close of business in the Cayman Islands on       , 2013, they will not be entitled to exercise dissenters’ rights in connection with the merger but will receive the merger consideration if the merger is consummated.

We encourage you to read the section of this proxy statement entitled "Dissenters’ Rights" beginning on page 119 as well as "Annex C—Cayman Islands Companies Law (2012 Revision)—Section 238" to this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenters’ rights.

Q:	If I own ADSs and seek to exercise dissenters’ rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:	If you own ADSs and wish to exercise dissenters’ rights, you must surrender your ADSs at the ADS depositary’s office at Citibank NA, Depositary Receipts Operations, 480 Washington Boulevard, 30th Floor, Jersey City, NJ 07310; Attn: DR Broker Services. Upon your payment of its fees, including the applicable ADS surrender fee ($0.05 per ADS being cancelled), and any applicable taxes or charges, such as stamp taxes or stock transfer taxes or fees, and a certification that you have not given, and will not give, voting instructions to the ADS depositary in respect of the ADSs being cancelled (or alternatively, that you will not vote the Shares), the ADS depositary will transfer the Shares and any other deposited securities underlying the ADSs to such ADS holder or a person designated by such ADS holder.

The deadline for surrendering ADSs to the ADS depositary for these purposes is the close of business in New York City on , 2013.

You must become a registered holder of your Shares and lodge a written notice of objection to the Cayman Islands Plan of Merger prior to the extraordinary general meeting.

Q:	Do any of the Company’s directors or executive officers have interest in the merger that may differ from those of other shareholders?

A:	Yes. Some of the Company’s directors or executive officers have interests in the merger that may differ from, or in addition to those of other shareholders. Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 73 for a more detailed discussion of how some of our Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally.

Q:	Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:	To assist in the solicitation of proxies, the Company has engaged Innisfree M&A Incorporated as its proxy solicitor.

Q:	When do you expect the merger to be completed?

A:   We are working toward completing the merger as quickly as possible and currently expect the merger to close during the second or third quarter of 2013. In order to complete the merger, we must obtain shareholder approval of the merger at the extraordinary general meeting and the other closing conditions under the merger agreement must be satisfied or waived in accordance with the merger agreement.

Q.	What happens if the merger is not completed?

A:    If our shareholders do not approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Shares or ADSs pursuant to the merger agreement, nor will the holders of any option to purchase Shares receive payment pursuant to the merger agreement. In addition, the Company will remain a publicly traded company. The ADSs will continue to be listed and traded on the NYSE, provided that the Company continues to meet the NYSE’s listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Shares.

Under specified circumstances, the Company may be required to pay Parent a termination fee and reimburse Parent or its designees for its and its affiliates’ expenses in connection with the merger, or Parent may be required to pay the Company a termination fee and reimburse the Company and its affiliates for their expenses in connection with enforcing the payment of such fee and in connection with the financing assistance provided by the Company to Parent and Merger Sub, in each case, as described under the caption "The Merger Agreement—Termination Fee" beginning on page 115.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact the Innisfree M&A Incorporated at 1-888-750-5834 (toll-free from the US and Canada) or 1-412-232-3565 (from other countries). Institutional holders and banks and brokers may call collect at 1-212-750-5833.

SPECIAL FACTORS

Background of the Merger

Our board of directors and senior management periodically review the Company’s long−term strategic plans with the goal of enhancing shareholder value. As part of this ongoing process, our board of directors and senior management, from time to time, have considered strategic alternatives that may be available to the Company with the objective of increasing shareholder value, including potential commercial and strategic business partnerships, acquisitions transactions and new business lines.

The Co-Chairmen have been periodically approached by certain parties regarding the possibility of strategic transactions involving the Company.

Around the middle of August 2012, during a working lunch after a meeting of the board of directors of the Company, various strategic transactions available to the Company were discussed between Mr. Nanyan Zheng and Mr. Meng Ann Lim, a member of the board of directors of the Company and a representative of Actis. One of such strategic transactions that was discussed was a potential “going-private” transaction. No details regarding any potential transaction were discussed at that time.

On or around August 20, 2012, Mr. Nanyan Zheng informed Mr. Boquan He of his previous discussions with Mr. Meng Ann Lim regarding potential strategic transactions available to the Company, including a going-private transaction, and asked Mr. Boquan He whether he would be interested in participating in such a transaction. Mr. Boquan He expressed an interest in potentially participating in such transaction, but no formal or informal understanding was reached between the Co-Chairmen at that time with respect to such a transaction or any other transaction, nor were any details or terms regarding such a transaction or any other strategic transaction discussed at that time.

On or around August 20, 2012, following his meeting with Mr. Boquan He, Mr. Nanyan Zheng instructed Mr. Eric Haibing Wu, the chief financial officer of the Company, to reach out to the Company’s outside U.S. legal counsel, O’Melveny & Myers LLP ("O’Melveny"), to ask general questions with respect to the going-private process and their experiences in going-private transactions. Mr. Eric Haibing Wu subsequently did this on September 7, 2012.

Around the end of August 2012, the Co-Chairmen informed representatives of another principal shareholder of the Company, Warburg Pincus Asia LLC ("Warburg Pincus"), about the various strategic transactions that were discussed during the working lunch, including a possible going-private transaction involving the Company, and wanted to inquire about Warburg Pincus’s interest in participating in such a transaction. During the meeting, the attending parties discussed generally the prospects of a going private transaction.

On or around September 1, 2012, representatives of Warburg Pincus and Mr. Nanyan Zheng met in Hong Kong to further discuss the possibility of a going-private transaction.

On September 7, 2012, Mr. Eric Haibing Wu informed O’Melveny that the Co-Chairmen were exploring a possible transaction, and sought preliminary legal advice regarding the implications of such a transaction.

On or around September 10, 2012, a representative of Warburg Pincus and, subsequently, Mr. Nanyan Zheng separately contacted representatives of Carlyle to inquire about Carlyle’s interest in participating in a possible going-private transaction involving the Company. During these discussions, representatives of Carlyle expressed an interest in being involved in a possible transaction, but no formal or informal understanding was reached between the parties with respect to such a transaction and neither price nor any terms of such a transaction were discussed at this meeting.

On or around the same time, representatives of Sequoia contacted Mr. Nanyan Zheng to inquire about the possibility of Sequoia being involved in a possible going-private transaction involving the Company. However, no formal or informal understanding was reached between the parties with respect to such a transaction, nor were price or the material terms of such a transaction discussed at that time.

On September 13, 2012, Mr. Eric Haibing Wu met with representatives of O’Melveny regarding U.S. legal considerations and general procedural matters that would apply to the Company in the event a going-private proposal was received from management and existing shareholders.

On September 15, 2012, the Co-Chairmen and representatives of Sequoia had further discussions regarding the possibility of Sequoia’s involvement in a going-private transaction. No formal or informal understanding was reached between the parties with respect to such a transaction at this meeting, nor were price or the material terms of such a transaction discussed at that time.

On September 16, 2012, the Co-Chairmen and representatives of Actis and Warburg Pincus had further general discussions regarding the prospects of a going-private transaction.

Between September 20 through September 25, 2012, the Co-Chairmen and representatives of Carlyle and Sequoia had various discussions in person and via teleconference to discuss the feasibility of a possible going-private transaction involving the Company.

On September 21, 2012, Sequoia informed the Co-Chairmen by email of its interest in joining the Co-Chairmen in a possible going-private transaction for a preliminary price of US$12.00 per ADS.

On September 24, 2012, Mr. Eric Haibing Wu and representatives of O’Melveny had various discussions via email about the legal and practical implications for the Company if a proposal was made in respect of a possible transaction.

On September 26, 2012, Mr. Nanyan Zheng had a telephonic discussion with a representative of Warburg Pincus regarding the terms of Warburg Pincus's involvement in the potential transaction. In the end, the parties did not reach agreement on such terms. As a result, Warburg Pincus informed Mr. Nanyan Zheng that it would not participate in the potential transaction at this stage. Subsequently, Mr. Nanyan Zheng and representatives of Carlyle met at the Company's office in Shanghai, with representatives of Sequoia attending the meeting by telephone, to discuss the formation of a consortium, the possible transaction, submission of a proposal to the board of directors of the Company with respect to the possible transaction and the terms of such proposal. As a result of the discussion among them, the Co-Chairmen, Prototal Enterprises Limited (an affiliate of Mr. Boquan He), Fortune News International Limited (an affiliate of Mr. Nanyan Zheng), Hawaii Asia Holdings III Limited (an affiliate of Carlyle) and SC China Holdings Ltd (an affiliate of Sequoia) formed a consortium by executing a related consortium agreement. The Co-Chairmen, Carlyle and Sequoia also discussed the terms of the proposal with representatives of Actis. However, Actis decided not to join the consortium at this stage and expressed its willingness to continue its evaluation of the possible transaction as well as its discussion with the members of the consortium in connection with the possible transaction. In connection with the proposal, the consortium also retained Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") and Kirkland & Ellis ("Kirkland") as its international legal counsels. During the course of this meeting, Mr. Eric Haibing Wu held various discussions with representatives of O’Melveny and informed them that a preliminary, non-binding proposal relating to a possible transaction was likely to be received by the board of directors of the Company before the end of the day, although Mr. Eric Haibing Wu did not provide any further details regarding the proposed terms, including the proposed offer price.

On the same date, the Co-Chairmen, Carlyle and Sequoia explored the possibility of a strategic cooperation with a private equity fund ("Private Equity Fund A") and discussed the possible transaction in general. No details regarding the terms or the timing of the possible transaction were discussed, and no agreement was reached among the parties with respect to a possible transaction. Ultimately, Private Equity Fund A declined to proceed with such a transaction.

Later that day, the board of directors of the Company received a preliminary, non-binding proposal letter (the "Going Private Proposal") from the consortium to acquire all of the outstanding Shares and ADSs not currently owned by the members of the consortium for US$4.2333 per Share and US$12.70 per ADS, in cash, subject to certain conditions. In the Going Private Proposal, the consortium stated that, among other things: (a) they had entered into the consortium agreement pursuant to which they would form an acquisition vehicle for the purpose of implementing the proposed transaction, and had agreed to work with each other exclusively in pursuing the transaction, (b) they expected that the transaction would be financed with a combination of equity capital funded by certain members of the consortium and third-party debt, and (c) they expected that the Company’s board of directors would form a special committee consisting of independent directors to consider the proposal. The Going Private Proposal also made clear that the members of the consortium who own Shares and/or ADSs were interested only in pursuing the proposed transaction and were not interested in selling their Shares or ADSs in any other transaction involving the Company. The members of the consortium were not interested in selling their Shares or ADSs in any other transaction involving the Company because their primary objective is to acquire control of the Company.

Following receipt of the Going Private Proposal, after the markets opened in the U.S. on September 26, 2012, the Company briefly suspended trading of the ADSs and issued a press release regarding its board of directors’ receipt of the Going Private Proposal, and furnished the press release as an exhibit to its Current Report on Form 6-K. On September 27, 2012, the board of directors of the Company held a telephonic meeting to discuss, among other things, the Going Private Proposal. During the meeting, representatives of O’Melveny provided the board of directors of the Company with an overview of the procedures, process and duties of directors under applicable law in connection with the Going Private Proposal, including various "best practices" for boards of directors when considering similar transactions, including the desirability of establishing a committee of independent directors to evaluate the Going Private Proposal given the inherent conflicts of interest that may arise from the involvement of the Co-Chairmen in the Going Private Proposal. At the meeting, the Company’s board of directors determined it was in the best interests of the Company to form a special committee consisting of directors who were independent of and unaffiliated with the consortium and were not employees of the Company or any of its subsidiaries. Thereafter, the Co-Chairmen provided an overview of the Going Private Proposal and disclosed their interests in the Going Private Proposal. At the September 27, 2012 meeting, the board of directors discussed the various qualifications of the members of Company’s board of directors to serve on the special committee, including whether certain directors were sufficiently independent for purposes of serving on the special committee. The meeting was adjourned without appointing any members to the special committee.

On September 28, 2012, the board of directors of the Company held a subsequent meeting to identify and appoint qualified independent directors to serve on the special committee that it had resolved to create at the meeting held on the previous day. At the meeting, representatives of O’Melveny summarized the contents of various materials that they had provided to the board of directors of the Company earlier, including (i) key principles for determining "independence" for members of a special committee, (ii) legal principles for members of a special committee evaluating a "conflict" transaction, and (iii) special committee "best practices" in a typical going-private transaction. At the meeting, Mr. Jeffrey Perlman indicated various concerns he had with the Going Private Proposal (which had been previously stated in an email he sent to the Company’s board of directors earlier that day) and further stated, in his capacity as representative of Warburg Pincus, that Warburg Pincus did not have any present intention of making a competing bid or joining the consortium. Mr. Perlman, in his capacity as a member of the Company’s board of directors, reviewed his qualifications and requested that he be appointed to the special committee. After deliberation regarding the qualification of various directors of the Company to serve on a special committee, the Co-Chairmen and Mr. Meng Ann Lim recused themselves from deliberation and voting on the members of the special committee due to potential conflicts of interest (in the case of the Co-Chairmen, arising from their role as co-chairmen of the board of directors of the Company and their interest in the merger as members of the consortium, and in the case of Mr. Meng Ann Lim arising from his association with Actis, a major shareholder of the Company, which at that point had not determined whether to join the consortium).

Following the departure of the Co-Chairmen and Mr. Meng Ann Lim from the meeting, the board of directors (other than the Co-Chairmen and Mr. Meng Ann Lim) continued to discuss the qualifications of various directors to serve on the special committee and whether such directors’ activities and associations outside their office presented any potential for an actual or perceived conflict of interest. During the course of these discussions, the board of directors noted that Mr. Tao Thomas Wu was the chief financial officer of Noah Holdings Limited (a NYSE listed company) (“Noah”), and that Mr. Boquan He was a director, a shareholder and the chair of the compensation committee of Noah, and Sequoia was also a shareholder of Noah. After discussing whether the relationship between Mr. Wu, Sequoia and Mr. He could compromise Mr. Wu’s “independence” for purposes of serving on the special committee, Mr. Wu determined that, in the best interest of the Company, in light of any perceived issues with respect to his independence, he would remove himself from consideration for special committee membership. The board of directors then considered Mr. Perlman’s qualifications to serve on the special committee and noted his interest in serving on the special committee and his financial background. The board of directors also noted Mr. Perlman’s association with Warburg Pincus, a large institutional shareholder of the Company, together with his participation (on behalf of Warburg Pincus) in preliminary discussions with certain members of the buyer consortium leading up to the Going Private Proposal. Furthermore, it was noted that, although Mr. Perlman stated that Warburg Pincus, in its evaluation of strategic alternatives as a shareholder of the Company, had determined that it had no present intentions of making a competing offer or joining the buyer consortium, there was nevertheless a possibility that Warburg Pincus could later determine to join the buyer consortium, make a competing offer or could have different investment objectives than other shareholders. After further deliberation, the board of directors resolved that Mr. Perlman’s association with Warburg Pincus might affect his ability to objectively consider and evaluate the Going Private Proposal and therefore he should not be considered for membership on the special committee. The Company’s board of directors (other than the Co-Chairmen and Mr. Meng Ann Lim) then passed a resolution appointing Mr. Tan Wee Seng and Mr. Bin Dai as members of the special committee, with Mr. Tan Wee Seng designated as its chairman.

On October 8, 2012, the Company issued a press release announcing the formation of the special committee, composed of Mr. Tan Wee Seng and Mr. Bin Dai, to consider the Going Private Proposal.

On October 9, 2012, Mr. Boquan He, Prototal Enterprises Limited, Mr. Nanyan Zheng, Audrey & Aaron Holdings Limited and Fortune News International Limited filed with the SEC a joint Schedule 13D announcing the submission of the Going Private Proposal to the board of directors of the Company and the execution of the consortium agreement.

On October 11, 2012, the board of directors of the Company (with the Co-Chairmen and Mr. Meng Ann Lim recusing themselves from deliberation and voting) adopted a special committee charter providing the special committee a broad mandate of authority to exclusively: (i) consider, review and evaluate the terms and conditions of the Going Private Proposal or any alternative transaction, including negotiating the definitive agreement or agreements; (ii) advise the board of directors of the Company whether the Going Private Proposal or any alternative transaction was advisable and fair to, and in the best interests of, the Company and its unaffiliated shareholders and unaffiliated ADS holders; (iii) reject or approve the Going Private Proposal or any alternative transaction, or recommend rejection or approval of the Going Private Proposal or any alternative transaction to the board of directors of the Company; (iv) recommend to the board of directors of the Company what action, if any, should be taken by the Company with respect to the Going Private Proposal or any alternative transaction; and (v) retain legal counsel, financial advisors and such other accountants, appraisers, consultants or advisors to assist it in connection with the performance of its duty if the special committee deemed it appropriate in its sole discretion. The board of directors of the Company also agreed that it would not consider the proposed transaction or any alternative transaction without a favorable recommendation by the special committee.

On October 17, 2012, the special committee interviewed several financial advisors and law firms to serve as independent financial advisor and legal advisor, respectively, to the special committee.

Between October 17, 2012 and October 22, 2012, the special committee conducted reference checks of certain selected advisors.

On October 23, 2012, the special committee and Baker & McKenzie ("Baker") formally executed an engagement letter.

On October 30, 2012, the Company through the special committee entered into a confidentiality agreement with each member of the consortium and Actis.

On October 30, 2012, the special committee and J.P. Morgan Securities (Asia Pacific) Limited ("J.P. Morgan") formally executed an engagement letter. Immediately after the execution of the engagement letter, J.P. Morgan was instructed by the special committee to commence the financial and business due diligence on the Company.

On October 31, 2012, the Company issued a press release announcing that the special committee had retained J.P. Morgan as its financial advisor and Baker as its U.S. legal counsel to assist it in reviewing and evaluating the Going Private Proposal and any additional proposals that might be made by the consortium or other parties. The Company also announced that O'Melveny would be acting as the Company's legal counsel and Maples and Calder ("Maples") would be acting as the Company’s outside counsel for matters relating to Cayman Islands law.

In November 2012, representatives of the consortium held preliminary discussions on debt financing for the merger with Cathay United Bank, Chinatrust Commercial Bank Co., Ltd and Nomura International (Hong Kong) Limited and other potential financing sources.

On November 5, 2012, the special committee and Maples formally executed an engagement letter.

On November 6, 2012, the Co-Chairmen formally executed an engagement letter with Latham & Watkins LLP ("Latham"), appointing Latham as their U.S. legal counsel in connection with the possible going private transaction.

Also on November 6, 2012, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting to discuss the process of evaluating the Going Private Proposal. At the meeting, (a) Baker advised the special committee of the customary roles and obligations of the special committee in a going private transaction as well as the disclosure obligations in connection with a going-private transaction under U.S. securities law; (b) Maples advised the special committee of the process of and the key issues in a Cayman Islands statutory merger and the directors’ fiduciary duties under Cayman Islands law; and (c) representatives of J.P. Morgan discussed the general process of a Rule 13e-3 transaction and the role of the financial advisor in the transaction. Finally, the special committee authorized Baker to negotiate on behalf of the Company to amend the confidentiality agreements dated October 30, 2012.

On November 12, 2012, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting: (a) representatives of J.P. Morgan updated the special committee on the status of their financial due diligence and updated the special committee on introductory communications that J.P. Morgan had with certain members of the consortium, and (b) representatives of Baker updated the special committee on the status of their negotiations of the confidentiality agreements. At the meeting, in response to a request of the special committee that its advisors seek to clarify with the Co-Chairmen as to whether and under what circumstances they might be willing to support an alternative transaction, J.P. Morgan indicated that it had asked Mr. Nanyan Zheng if he would consider selling his Shares to a third party as an alternative to the proposed going private transaction. J.P. Morgan reported that Mr. Nanyan Zheng’s reply was that, in his capacity as a shareholder of the Company, he was bound by the terms of the consortium agreement to work exclusively with the other members of the consortium under the terms and conditions of the consortium agreement to implement the merger, and that he had no intention to breach or terminate the consortium agreement, although he conveyed that, after the expiration or termination of his lock-up covenants in the consortium agreement, he may consider selling his Shares, but only at a substantially higher price than US$12.70 per ADS.

On November 19, 2012, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, J.P. Morgan and the special committee discussed the potential buyers to be approached if the special committee were to decide to conduct a market check, and Baker and Maples advised the special committee of its duties under applicable law with regard to an active market check process. Following this discussion, the special committee instructed J.P. Morgan to initiate the market check process. J.P. Morgan also informed the special committee that it had also asked Mr. Boquan He the same question posed to Mr. Nanyan Zheng, which was whether he would consider selling his Shares to a third party as an alternative to the proposed going private transaction, and Mr. Boquan He responded in the same manner as Mr. Nanyan Zheng, which was that, in his capacity as a shareholder of the Company, he had no intention to breach or terminate the consortium agreement but that, after the expiration or termination of his lock-up covenants in the consortium agreement, he may consider selling his Shares, but only at a substantially higher price than US$12.70 per ADS.

On November 26, 2012, following negotiations among Baker, Skadden and Kirkland, five amended and restated confidentiality agreements were entered into by and between the Company, as one party, and, members of the consortium, including each of the Co-Chairmen, Carlyle and Sequoia, as the other party. A similar amended and restated confidentiality agreement was also entered into by and between the Company and Actis to facilitate Actis's evaluation of the merger and the possibility of joining the consortium.

On November 26, 2012, December 3, 2012 and December 10, 2012, the special committee, J.P. Morgan, Baker and Maples held three telephonic meetings. At each of the meetings, representatives of J.P. Morgan and Baker reported to the special committee on the status of various work streams.

On November 27, 2012, representatives from the consortium, Kirkland and Hanyi Law Offices ("Hanyi"), PRC counsel to the consortium, held organizational meetings at the offices of Carlyle in Hong Kong to discuss due diligence matters. Mr. Nanyan Zheng and Mr. Eric Haibing Wu also attended the meeting to answer due diligence related questions regarding the Company.

On December 10, 2012, Skadden provided an initial draft of the merger agreement to the special committee, Baker and Maples.

On December 11, 2012, the special committee and representatives of J.P. Morgan attended an introductory meeting with certain members of the consortium in Beijing. At the meeting, the special committee and the members of the consortium had a discussion on the overall process to date and potential next steps.

On December 14, 2012, J.P. Morgan, Mr. Eric Haibing Wu and Mr. Kevin Liu, the Financial Analysis Director of the Company, held a meeting in Guangzhou. During the meeting, Mr. Eric Haibing Wu and Mr. Kevin Liu shared with J.P. Morgan their latest views on the Company’s current and future business performance.

On December 17, 2012, the chairman of the special committee attended a meeting of the board of directors of the Company, and reported to the board of directors of the progress and status of the proposed going private transaction.

On December 17, 2012, J.P. Morgan and Mr. Yuezhou Lin, Chief Executive Officer of the Company, held a meeting in Guangzhou. During the meeting, Mr. Lin shared with J.P. Morgan his views on current and future estimates of the Company’s business performance.

On December 18, 2012, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, representatives of J.P. Morgan reported that (a) in conducting a market check process, they had contacted nine potential strategic and financial investors to solicit their interest in pursuing an alternative transaction; and (b) none of the parties contacted had shown interest in pursuing any alternative transaction with the Company. After a series of inquiries by the special committee and discussion, the special committee, with advice of J.P. Morgan, concluded that the market check process had reasonably covered the pool of potential buyers who may have an interest in pursuing an alternative transaction with the Company, and that no other potential investors had indicated interest to J.P. Morgan or the special committee in making an alternative offer.

On December 20, 2012, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, representatives of Baker (a) summarized the draft merger agreement and provided a preliminary material issues list based on its review of the draft merger agreement to the special committee and J.P. Morgan, as well as the effect and implications of certain terms and the proposed position of the special committee as to those terms; and (b) provided a survey of precedent going private transactions. After a lengthy discussion with its advisors, the special committee instructed Baker to seek certain terms in the merger agreement including, among other things, (a) that unvested options to purchase Shares should be accelerated and cashed out in the merger; (b) a "majority of the minority" vote requirement whereby the transaction was conditioned upon approval by a majority of the Company’s shareholders that were not affiliated with the consortium; (c) that Parent enter into definitive debt financing agreements prior to the time of execution of the merger agreement; (d) that the Company should have the right to terminate the merger agreement in the event of a superior proposal and in the event of a change in the recommendation of the board of directors even absent a superior proposal; and (e) that the merger agreement contain no condition tied to a percentage of shareholders exercising their dissenters' rights.

Also on December 20, 2012, representatives from the consortium, Kirkland and Hanyi held organizational meetings with representatives of Cathay United Bank, Chinatrust Commercial Bank Co., Ltd and Nomura International (Hong Kong) Limited, at the offices of the Company in Guangzhou. Representatives from the consortium addressed due diligence related questions from Cathay United Bank, Chinatrust Commercial Bank Co., Ltd and Nomura International (Hong Kong) Limited and other potential sources of debt financing at the meeting. Mr. Yuezhou Lin and Mr. Eric Haibing Wu also attended a portion of the meeting to answer due diligence-related questions regarding the Company.

On December 22, 2012, the special committee received a letter from Warburg Pincus, in their capacity as a significant shareholder of the Company, requesting a meeting with the special committee and its financial adviser to discuss its views on (i) the merger with the consortium and certain timing considerations; (ii) the intrinsic value of the Company; and (iii) the prospects for the Company's business on a stand-alone basis going forward. On December 27, 2012, the special committee responded to Warburg Pincus in a letter that members of the special committee and representatives of J.P. Morgan would be available to meet with Warburg Pincus on January 10, 2013.

On December 28, 2012, Baker circulated to Skadden a revised draft merger agreement reflecting the special committee's positions on the key terms, as well as comments from the Company's management and O’Melveny on the representations and warranties and certain interim covenants of the Company relating to the conduct of business by the Company pending completion of the merger.

On December 31, 2012, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, the parties discussed the upcoming meeting among the special committee, J.P. Morgan and Warburg Pincus to be held on January 10, 2013, and agreed that the goal of the meeting would be to hear Warburg Pincus’s views with respect to the merger consideration offered by the consortium.

On January 6, 2013, representatives of the consortium and Kirkland held a meeting in Shanghai with Mr. Eric Haibing Wu and other representatives of the Company to discuss the terms of the proposed debt financing.

Also on January 6, 2013, Skadden provided a revised draft of the merger agreement to the special committee and Baker. In the revised draft merger agreement, the consortium rejected the special committee’s proposals relating to, among other things, (a) the acceleration treatment of the unvested options to purchase Shares; (b) the inclusion of a "majority of the minority" vote requirement; (c) the Company’s right to terminate the merger agreement in the event of a change in the recommendation of the board of directors; (d) the ability of the board of directors of the Company to change its recommendation due to an "intervening event," absent a superior proposal; (e) the deletion of a certain percentage threshold of shareholders exercising their dissenters' rights as a condition to Parent's and Merger Sub's obligations to closing; and (f) the Company's ability to seek specific performance as a remedy under the merger agreement.

In the morning of January 10, 2013, the special committee, J.P. Morgan, Baker, Carlyle and Sequoia held a meeting in J.P. Morgan's office in Hong Kong. At the meeting, Carlyle and Sequoia presented their due diligence findings on the Company and the economy hotel chain industry in China, the sources of their equity and bank financing for the transaction, as well as the status of their review of the merger agreement. During this meeting, Carlyle and Sequoia indicated that they had substantially completed the due diligence process. Actis was also present at the meeting. Although Actis listened to the presentation by Sequoia and Carlyle and participated in some of the discussions among the attendees, it had not at this point committed to joining the consortium.

During the afternoon of January 10, 2013, the special committee (with one member attending by telephone) and representatives of J.P. Morgan and Warburg Pincus held a meeting in J.P. Morgan’s office in Hong Kong. At the meeting, representatives of Warburg Pincus shared their views on (a) the merger with the consortium; (b) the prospects for the Company's business and potential alternative options for the Company other than the merger, including remaining as a public company or conducting a leveraged recapitalization; (c) the intrinsic value of the Company of approximately $20 - $25 per ADS compared with the offer price proposed by the consortium, based on comparable company analysis, comparable transaction analysis, discounted cash flow analysis, leveraged buyout analysis, and analyst price targets; and (d) concerns over the overall privatization process, including the involvement of insiders and the independence of the special committee.

On January 14, 2013, Baker and O'Melveny held a telephonic meeting to discuss the representations and warranties and the covenants in the merger agreement relating to the conduct of business by the Company pending completion of the merger.

On January 15, 2013, representatives of the consortium, Kirkland, Linklaters (counsel to the financing banks) and representatives from the financing banks met in Hong Kong, with Mr. Eric Haibing Wu participating by telephone, to discuss various issues relating to the financing arrangements.

Also on January 15, 2013, Baker and Skadden held a meeting in Baker's office in Beijing. At the meeting, Baker and Skadden discussed their views with regard to the major issues in the merger agreement, including, among other things, (a) the treatment of the unvested options to purchase Shares, (b) the "majority of the minority" vote requirement, (c) the Company's fiduciary-out provisions; (d) a certain percentage threshold of shareholders exercising their dissenters' rights as a condition to Parent's and Merger Sub's obligations to closing; and (e) the Company's ability to seek specific performance as a remedy under the merger agreement.

On January 16, 2013, the special committee, J.P. Morgan and Baker held a meeting at Baker’s Beijing office. During the meeting, the parties discussed potential responses to the initial offer price of US$12.70 per ADS proposed by the consortium. The special committee, with advice from J.P. Morgan, decided to initiate the negotiation with an initial price of US$17.00 per ADS. At the meeting, the special committee, Baker and J.P. Morgan also discussed in detail the terms of the merger agreement. During this discussion, Baker reported to the special committee the views of Skadden with respect to the major issues under the merger agreement. After discussion, the special committee instructed Baker to follow its prior recommendations with regard to these provisions in the merger agreement. After the meeting, J.P. Morgan verbally communicated the initial price of US$17.00 per ADS to the consortium.

On January 18, 2013, Baker sent to Skadden a revised draft of the merger agreement. The revised draft merger agreement provided that, among other terms, (a) each option to purchase Shares, vested or unvested, would be cashed out in the merger, (b) the merger was conditioned on the receipt of the "majority of the minority" vote, (c) the board of directors of the Company would be able to change its recommendation in the event of a superior proposal and due to an intervening event, (d) Parent should reimburse the Company for all reasonable and documented out-of-pocket expenses upon termination of the merger agreement, and (e) the Company would be entitled to the remedy of specific performance to prevent Parent from breaching the merger agreement and to enforce specifically the terms of the merger agreement, including to require Parent and Merger Sub to draw down on the equity commitments from the members of the consortium.

On January 21, 2013, representatives of the consortium, Kirkland and Mr. Eric Haibing Wu held a telephonic meeting to discuss the debt financing arrangements.

On January 24, 2013, the special committee, J.P. Morgan, Baker, Carlyle, Sequoia and Skadden held a telephonic meeting. At the meeting, representatives of Carlyle and Sequoia communicated to the special committee their views with regard to the offer price and certain material issues in the draft merger agreement. With respect to the offer price, representatives of Carlyle and Sequoia stated that the consortium was prepared to raise its offer price to slightly above $13 per ADS. With respect to the "majority of the minority" vote requirement, the consortium expressed its strong opposition to this provision and that it viewed this provision as a "deal breaker" because of its direct and negative impact on certainty of closing of the transaction, as well as because the consortium considered it not to be a customary term in going private transactions involving companies incorporated in the Cayman Islands and that its precedential value might have a negative impact on members of the consortium in future transactions.

Representatives of Actis also attended the telephonic meeting and participated in some of the discussions.

On January 25, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, (a) Baker and Maples advised the special committee with regard to the deal protection and unaffiliated shareholder protection measures in the merger agreement, including the directors’ fiduciary duties with respect to a "majority of the minority" vote requirement, which is not specifically required under the Cayman Companies Law (the obligation of the special committee being to recommend a deal if it considered the overall terms as finally concluded taken together to be in the best interests of the Company as a whole in all the circumstances); (b) the special committee instructed Baker to negotiate the key terms of the merger agreement, including to continue to seek a "majority of the minority" vote requirement in the merger agreement, and (c) the special committee and J.P. Morgan discussed potential responses to the latest offer price from the consortium.

On January 27, 2013, Skadden provided a key issues list covering the outstanding issues in the merger agreement.

The key outstanding issues in the merger agreement at this point included, among other things: (a) treatment of unvested options to purchase Shares; (b) whether the merger should be subject to a "majority of the minority" vote requirement; (c) whether Parent's and Merger Sub's obligations to consummate the merger should be subject to a certain percentage threshold of Dissenting Shares; (d) certain covenants by the Company in connection with its operations pending completion of the merger; (e) the Company's ability to change its recommendation of the merger due to an "intervening event," absent a superior proposal; (f) triggering events for and the amount of the termination fee payable by the Company to Parent; (g) the amount of the reverse termination fee payable by Parent to the Company under certain circumstances in which the merger agreement is terminated; and (h) the Company's right to seek specific performance under the merger agreement.

On January 29, 2013, Baker and Skadden held a telephonic meeting. At the meeting, Baker and Skadden discussed their respective positions on the outstanding issues in the merger agreement.

On January 31, 2013, Skadden provided a revised draft of the merger agreement to the special committee and Baker, including a package proposal of the consortium in order to attempt to resolve the key open issues. In the package proposal, the consortium agreed to concede to the special committee's positions on the following: (a) Parent's and Merger Sub's obligations to consummate the merger would not be subject to a certain percentage threshold of Dissenting Shares; (b) no affirmative covenants by the Company required in light of the findings in the due diligence exercise by the consortium; and (c) the triggering events for the termination fee payable by the Company to Parent. The package proposal also provided that the consortium would insist on the following: (a) treatment of unvested options to purchase Shares; (b) no "majority of the minority" vote requirement for the merger; and (c) the Company may not change its recommendation of the merger absent a superior proposal. The consortium also offered in the package proposal a compromise on the Company's right to seek specific performance, which allows the Company seek specific performance if the debt financing is or will be in place at the closing of the merger. The consortium did not include the amounts of the termination fee and the reverse termination fee in the package proposal.

On February 1, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, the parties discussed the merger agreement and Baker reported on the key terms in the consortium’s package proposal and the open issues in the merger agreement. After lengthy discussion, during which Baker and Maples advised the special committee of legal requirements and the fiduciary duties of the board of directors under Cayman Islands law, the special committee instructed Baker to continue to negotiate the merger agreement and (a) to seek the ability of the board of directors to change its recommendation when the failure to do so would be inconsistent with its fiduciary duties, either in response to a superior proposal from a third party bidder, or generally for reasons unrelated to a superior proposal, and (b) to continue to seek a "majority of the minority" vote requirement provision in the merger agreement.

On February 2, 2013, Skadden and Kirkland provided the initial drafts of the mandate letter and term sheet (the "debt commitment letter"), the limited guaranty, the equity commitment letter and the support agreement to the special committee and Baker.

On February 3, 2013, at the instruction of the special committee, J.P. Morgan communicated to the consortium a counter-proposal price of slightly below US$15.00 per ADS.

On February 4, 2013, representatives from the consortium, Kirkland, Linklaters, representatives from the financing banks and Mr. Eric Haibing Wu met in Hong Kong to discuss various issues relating to the debt financing arrangements.

On February 5, 2013, Baker, Skadden, Linklaters, Kirkland, Hanyi and Carlyle held a telephonic meeting and discussed various issues relating to the merger agreement and debt financing agreements.

On February 5, 2013, Skadden and Kirkland provided the revised drafts of the debt commitment letter and term sheet to the special committee and Baker.

On February 5, 2013, Baker provided to Skadden its comments on the drafts of the limited guaranty, the equity commitment letter and the support agreement.

On February 6, 2013, Baker, O'Melveny, Ms. Vivian Chen, the Investor Relations Director of the Company, and Mr. Eric Haibing Wu discussed the draft merger agreement, including the representations and warranties and covenants related to the conduct of business of the Company pending completion of the merger.

On February 6, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, J.P. Morgan reported to the special committee, following a call it had with the consortium, that the consortium would consider raising its per ADS offer price to US$13.35. After consultation with J.P. Morgan, the special committee instructed J.P. Morgan to communicate the counter offer price of US$14.50 per ADS to the consortium. Baker reported to the special committee on the key outstanding issues in the merger agreement, including with respect to the treatment of unvested options to purchase Shares, the "majority of the minority" vote requirement, the right of the board of directors to recommend an adjournment of the shareholders' meeting under certain circumstances, the definition of superior proposal, the requirement of the parties to cooperate with respect to public announcements, a limit for reimbursement of expenses payable in the event the Company or Parent fails to pay the applicable termination fee, the definition of company triggering event for the termination fee payable by the Company to Parent, and material open issues in the Company's representations and warranties and covenants with respect to the conduct of business of the Company pending completion of the merger. The special committee instructed Baker to carry out its proposed positions on these matters as previously discussed among the parties. After the meeting, J.P. Morgan communicated the counter offer price of US$14.50 per ADS to the consortium. On the same day, Baker also provided Skadden an initial draft of the Company’s disclosure schedule prepared by O’Melveny and the Company.

On February 7, 2013, Baker provided the revised draft of the merger agreement to Skadden and both parties held a conference call to discuss the outstanding issues in the merger agreement. The remaining key outstanding issues in the revised draft of the merger agreement included: (a) the treatment of unvested options to purchase Shares; (b) the "majority of the minority" vote requirement; and (c) the Company's ability to change its recommendation absent a superior proposal.

On February 7, 2013, Skadden provided the revised limited guaranty, the equity commitment letter and the support agreement and the initial draft of the interim investors agreement to the special committee and Baker.

On February 7, 2013, the consortium raised the offer price to US$13.50 per ADS. After consultation with J.P. Morgan, the special committee counter offered the price at US$14.00 per ADS.

On February 8, 2013, the special committee received a letter from Warburg Pincus that requested a meeting with the special committee and its financial advisor to (i) discuss views of the disinterested shareholder constituencies, and (ii) get an update on the process and the special committee's responses to issues they had raised in the meeting on January 10, 2013.

On February 8, 2013, at the request of the consortium, the special committee, J.P. Morgan and a representative of the consortium held a meeting in Hong Kong. At the meeting, a representative of the consortium informed the special committee and J.P. Morgan that (a) in the event Actis would determine to join the consortium, it would only consider doing so at a reduced investment level, (b) the consortium was still in discussion with Actis with respect to its participation in the consortium and the merger, and (c) the consortium proposed a counter offer price of $13.60 per ADS, which they stated represented the consortium’s best and final offer price. The special committee rejected the offer price proposed by the consortium.

On February 8, 2013, Skadden provided a revised draft of the merger agreement to the special committee, Baker, Maples and O’Melveny. Skadden also communicated to Baker the request of the consortium for a telephonic meeting with representatives of the special committee, the Company, Baker, O'Melveny and Skadden, in order for the consortium to explain to the special committee and the Company its rationale for certain matters contained in the representations and warranties and the covenants related to the conduct of the Company pending completion of the merger, as well as to discuss these provisions with the special committee and the Company with a view to reaching reasonable compromises on the outstanding issues in the merger agreement. The remaining key outstanding legal issues in the merger agreement included (a) the "majority of the minority" vote requirement and (b) the Company's ability to change its recommendation absent a superior proposal.

Also on February 8, 2013, Baker provided its comments on the revised drafts of the limited guaranty, equity commitment letter and support agreement to Skadden, following which Baker and Skadden discussed Baker’s comments on these documents. Skadden later provided the special committee and Baker with further revised limited guaranty, equity commitment letter, support agreement and interim investors agreement, reflecting Baker and Skadden’s discussions on these documents.

Also on February 8, 2013, the Cathay United Bank, Chinatrust Commercial Bank Co., Ltd, Nomura International (Hong Kong) Limited, Ta Chong Bank, Ltd. and Taipei Fubon Commercial Bank Co., Ltd as mandated lead arrangers, Cathay United Bank, Chinatrust Commercial Bank Co., Ltd, Nomura Special Investments Singapore Pte. Ltd., Ta Chong Bank, Ltd. and Taipei Fubon Commercial Bank Co., Ltd, Offshore Banking Branch as underwriters, Taipei Fubon Commercial Bank Co., Ltd, as agent and Cathay United Bank as security agent signed the debt commitment letter.

On February 9, 2013, the special committee, J.P. Morgan and Baker held a telephonic meeting. At the meeting, Baker updated the special committee on the status of the open issues in the merger agreement, including the issues relating to representations and warranties, "majority of the minority" vote requirement and the formulation of the "no-shop" limitations and "fiduciary-out" exceptions, and reported on the terms of the ancillary documents, including the limited guaranty, the equity commitment letter and the support agreement to the special committee. The special committee, J.P. Morgan and Baker discussed in further detail the terms of the merger agreement and the ancillary transaction documents. At the meeting, the parties also discussed proposed amounts for the Company termination fee and Parent reverse termination fee, as well as the Company's rights and limitations in dealing with any competing proposals from third parties, including the "no-shop" limitations and "fiduciary-out" exceptions.

In addition, later on February 9, 2013, Baker sent to Skadden its further comments on the limited guaranty and the support agreement.

On February 14, 2013, the special committee, Baker, J.P. Morgan, representatives of Warburg Pincus and representatives of Davis Polk & Wardwell as legal advisors to Warburg Pincus held a telephonic meeting during which Warburg Pincus raised the following points with the special committee in connection with the proposed going private transaction: (a) their view that Ms. Vivian Chen should be excluded from meetings and deliberations of the special committee; (b) that the special committee should insist on a fair price in line with comparable metrics, as discussed in the meeting on January 10, 2013; (c) that the special committee should consider alternatives to the proposed going private transaction; and (d) that the special committee should insist on a "majority of the minority" vote requirement in the merger agreement and should request the Co-Chairmen to give irrevocable voting agreements to support a superior proposal.

On February 15, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. The special committee and Baker and Maples discussed in detail the terms of the merger agreement and the ancillary transaction documents. Baker and Maples also advised the special committee on the fiduciary duties of the directors under Cayman Islands law and the requirements under Cayman Islands law with regard to a "majority of the minority" vote requirement, which is not specifically required under the Cayman Companies Law. The special committee instructed Baker and Maples to provide its analysis and advice with regard to the "majority of the minority" vote requirement, to consider other measures to protect the interests of unaffiliated shareholders and unaffiliated ADS holders and to advise the special committee with respect to the rights and obligations of the board of directors in the event that the Company receives competing bids from third party bidders after the merger agreement is executed.

On February 17, 2013, Baker provided a revised draft of the merger agreement to Skadden, reflecting comments on the representations and warranties and conduct of business of the Company pending completion of the merger.

On February 18, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting. At the meeting, representatives of Baker reported to the special committee the status of the merger agreement negotiations.

On February 18, 2013, the special committee received a letter from Warburg Pincus, in which Warburg Pincus summarized for the special committee the key points it had raised with the special committee during its February 14, 2013 telephonic meeting with the special committee and its financial and legal advisors.

Also on February 18, 2013, in response to the request of the special committee, Baker and Maples advised the special committee on directors’ fiduciary duties with regard to the "majority of the minority" vote requirement, which is not specifically required under the Cayman Companies Law, other measures to protect the interests of unaffiliated shareholders and unaffiliated ADS holders and the rights and obligations of the board of directors in the event that competing bids are received from third party bidders after signing of the merger agreement, including the "no-shop" and "fiduciary-out" provisions.

On February 19, 2013, the special committee, J.P. Morgan, Baker and Maples held two telephonic meetings. At the meetings, the parties discussed (i) the merger consideration, the amounts of termination fee and reverse termination fee and other outstanding material issues in the merger agreement including the "majority of the minority" vote requirement and the "fiduciary-out" provisions and (ii) the special committee’s response to the February 18, 2013 letter from Warburg Pincus. At these meetings, representatives of Maples also reaffirmed the fiduciary duties of the board of directors under Cayman Islands law.

On February 20, 2013, the special committee, J.P. Morgan, Baker, representatives of the consortium and Skadden held a telephonic meeting. At the meeting, Baker, on behalf of the special committee, provided a proposal to the consortium regarding provisions to be reflected in the merger agreement and the support agreement in return for agreeing to drop the "majority of the minority" vote requirement in the merger agreement, including (a) a general fiduciary-out provision in the merger agreement, (b) provisions in the support agreement requiring the rollover shareholders to vote in favor of a superior proposal and providing that the obligations of the rollover shareholders to vote in favor of the proposed going private transaction would terminate upon the withdrawal by the board of directors of its recommendation of the transaction or in the event that the merger agreement is terminated, and (c) provisions in the merger agreement that the consortium should reimburse the Company for the costs and expenses incurred by the Company in connection with any non-governmental litigation. Actis was also present at the meeting.

On February 21, 2013, the special committee, J.P. Morgan, Baker, representatives of the consortium and Skadden held a telephonic meeting. At the meeting, Skadden, on behalf of the consortium, stated that the package proposal of the special committee was not acceptable to the consortium. Actis was also present at the meeting.

On February 21, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting to discuss the consortium’s response to the special committee's package proposal on the outstanding material issues in the merger agreement, in view of the directors' fiduciary duties under Cayman Islands law. After consultation with J.P. Morgan, Baker and Maples, the special committee agreed on the following revised package proposal, including an increased offer price of US$13.80 per ADS merger consideration, a general fiduciary-out provision and that the board of directors must also have the ability to recommend an adjournment of the shareholders' meeting under the same circumstances, where it determines that failure to take such action would be inconsistent with its fiduciary duties, and that the rollover shareholders' obligation in the support agreement to vote in favor of the proposed going private transaction should terminate upon certain circumstances. On the same day, O’Melveny provided Skadden with a further revised company disclosure schedule based on its discussion with the Company.

On February 21, 2013, the special committee delivered a letter to Warburg Pincus in which it addressed the concerns raised by Warburg Pincus in its February 18, 2013 letter. In particular, the special committee noted that: (a) Ms. Vivian Chen attended certain meetings and deliberations of the special committee in her role as liaison for, and assistant to, the special committee with respect to various administrative matters, including coordinating the meeting schedules for the special committee members, liaising with company personnel and coordinating with such personnel in providing documents and other materials in response to the Buyer Group’s due diligence inquiries, and liaising and coordinating with the Company’s management in providing the special committee and J.P. Morgan with financial projections of the Company’s management in connection with J.P. Morgan’s financial analysis of the merger, and it is customary for a special committee to use Company management in this way in evaluating an acquisition proposal from interested parties; (b) it is entitled under the special committee charter and Cayman Islands law to receive and consider input from officers of the Company towards reaching the special committee's independent business judgment, and that Ms. Vivian Chen was advised of her obligations of confidentiality before she participated in the first deliberations of the special committee and she has confirmed that she has been in compliance with such obligations; (c) the points of Warburg Pincus regarding price and options available to the Company had been and would be considered by the special committee in its past and continuing negotiations with the consortium; and (d) the established process followed by the special committee as to the terms of any transaction, or whether to enter into a transaction at all, had been and would be taken with regard to the best interests of the Company, including all unaffiliated shareholders and unaffiliated ADS holders and in accordance with all applicable legal considerations, and pursuant to advice received from external independent legal and financial advisors and after due consideration and proper process by the special committee.

Also on February 21, 2013, the special committee received a letter from HG Vora Capital Management, LLC ("HG Vora"), who stated in the letter that it was "one of the largest independent outside shareholders" of the Company. In the letter, HG Vora presented its view that the proposed offer price of US$12.70 per ADS by the consortium was inadequate, and requested that the special committee consider alternatives to the proposed going private transaction. In its letter, HG Vora also requested a meeting for it to express its views directly with the special committee or its advisors.

Later in the evening of February 21, 2013, J.P. Morgan, Baker, representatives of the consortium and Skadden held a telephonic meeting to discuss the outstanding open material issues in the merger agreement. In the meeting, the consortium agreed to include in the merger agreement the ability of the board of directors of the Company to change its recommendation for an intervening event unrelated to a superior proposal, subject to the requirement that the special committee receive confirmation from a second law firm of the advice of its outside Cayman Islands counsel, and to provide the ability of the Company to terminate the merger agreement in the event of a change in recommendation due to such intervening event.

On February 22, 2013, the special committee, J.P. Morgan, Baker and Maples held a telephonic meeting to discuss the outstanding material issues of the merger agreement. Baker explained the proposed position of the consortium with respect to the outstanding issues, and the special committee and its advisors further discussed the offer price. J.P. Morgan and Baker also reported to the special committee on the market practice with regard to the amount and structure of the Company termination fee and Parent reverse termination fee. The special committee instructed J.P. Morgan and Baker to negotiate the amount of termination fee and reverse termination fee with the consortium, and to also solicit Mr. Eric Haibing Wu’s view with regard to the Company's ability to pay a termination fee exceeding US$20 million. The special committee also instructed Baker to push back on the proposed requirement that the special committee receive a confirmation from a second Cayman Islands counsel with respect to a change in recommendation due to an intervening event.

In the evening of February 23, 2013, a telephonic meeting among J.P. Morgan, Baker, representatives of the consortium and Skadden was held during which Baker, on behalf of the special committee, reported to the consortium that the special committee could not accept the requirement that another outside Cayman Islands legal counsel confirm the advice of its Cayman Islands legal counsel if an intervening event occurs that would require a change in the board’s recommendation in order for it to comply with its fiduciary duties under applicable law.

Later in the evening of February 23, 2013, Baker and Skadden negotiated on the remaining open issues in the merger agreement, and made certain proposals with regard to the requirement that another outside Cayman Islands legal counsel confirm the advice of the special committee's Cayman Islands legal counsel with respect to a change in recommendation due to an intervening event.

On February 24, 2013, Skadden provided to the special committee and Baker a further revised merger agreement, reflecting the agreed positions between the consortium and the special committee. On the same day, Actis and members of the consortium agreed that Actis would join the consortium and participate in the merger. Around the same time, at the invitation of the consortium, Mr. Chien Lee, Ms. Qiong Zhang and Mr. Minjian Shi confirmed that they would participate in the merger by agreeing to cancel all or a portion of their Shares for no consideration in exchange for receiving certain shares of Holdco.

Between February 24, 2013 and February 27, 2013, Baker and Skadden continued to negotiate with respect to the terms of the merger agreement and the various ancillary documents including the support agreement, the interim investors agreement, the limited guaranty, and the equity commitment letters. During this time, Baker and Skadden held a number of telephonic meetings to discuss the open issues in these documents. During these telephonic meetings, the parties reached substantial resolution of all of the open issues, including issues relating to the amounts of the termination fee and the reverse termination fee and the requirement that another outside Cayman Islands legal counsel confirm the advice of the special committee's Cayman Islands legal counsel with respect to a change in recommendation due to an intervening event. In this regard, the special committee agreed to drop its opposition to the requirement of confirmation on this issue from another Cayman Islands legal counsel, after considering advice from Baker and Maples on this issue, and assessing the proposed going private transaction in its entirety, including the fact that the merger agreement reflected a package of reasonable compromise positions on each side that were reasonable in scope, and that the special committee had obtained a number of improved terms.

On February 25, 2013, at the instruction of the special committee, J.P. Morgan had a telephonic meeting with HG Vora to follow up on its letter received on February 21, 2013. During the meeting, representatives of HG Vora briefly reiterated what they had laid out in the letter they sent to the special committee on February 21, 2013.

On February 27, 2013, J.P. Morgan, Mr. Eric Haibing Wu and Mr. Kevin Liu held a telephonic meeting. During the meeting, (a) the parties discussed the business results of the Company for fiscal year 2012 and the business performance of the Company year-to-date for fiscal year 2013; and (b) Mr. Eric Haibing Wu confirmed the financial projections provided to J.P. Morgan for the purpose of its analysis. Please see "—Certain Financial Projections" beginning on page 56 for additional information regarding the financial projections provided by the Company’s management.

On February 27 2013, Mr. Nanyan Zheng appointed CITIC Securities Corporate Finance (HK) Limited as his financial advisor in connection with the proposed going private transaction.

On February 28, 2013, a meeting of the special committee was held with representatives of J.P. Morgan, Baker and Maples. Maples first presented to the members of the special committee an overview of their fiduciary duties in evaluating and negotiating the merger, and presented the transaction documents, which were in substantially agreed form, for discussion and review by the special committee. Baker provided a summary of the key terms of the merger agreement and the merger, and reviewed with the special committee the factors to be considered by the special committee and the board of directors and relevant to the decision whether to approve and authorize the merger, including those that were positive and factors it considered as potentially negative. Specifically, Baker noted that the merger would not be subject to a "majority of the minority" vote requirement, but contained a number of improved terms, including an increased purchase price and protections for unaffiliated shareholders and unaffiliated ADS holders that were reasonable in scope, including (a) the ability of the company to provide confidential information in connection with and actively enter into negotiations with respect to unsolicited proposals, under the circumstances described in the merger agreement; (b) the ability of the board of directors, under certain circumstances, to change the recommendation of the board of directors that the shareholders vote to approve the merger agreement, in the event of either a superior proposal or due to an intervening event; (c) the ability of the company to terminate the merger agreement prior to completion of the merger in order to accept an alternative transaction proposed by a third party that is a "superior proposal" or due to an intervening event, if the board of directors determines that its exercise of fiduciary duties requires a change in its recommendation with respect to the merger; and (d) the ability of the board of directors to recommend adjourning the shareholders' meeting if the board of directors changes its recommendation due to a superior proposal or an intervening event. Representatives of J.P. Morgan then reviewed and discussed with the special committee its financial analyses with respect to the Company and the transaction proposed by the consortium to acquire the Shares (other than the Excluded Shares) at an offer price of $4.60 per Share and $13.80 per ADS. At the request of the special committee, J.P. Morgan then rendered its oral opinion to the special committee (which was subsequently confirmed in writing by delivery of its written opinion to the special committee dated the same date) to the effect that, as of February 28, 2013, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the $4.60 per Share merger consideration to be received by holders of the Shares and the $13.80 per ADS merger consideration to be received by holders of the ADSs (in each case, other than holders of the Excluded Shares and Dissenting Shares) in the merger was fair, from a financial point of view, to such holders. Please see "—Opinion of the Special Committee’s Financial Advisor" beginning on page 57 for additional information regarding the financial analyses performed by J.P. Morgan and the opinion rendered by J.P. Morgan to the special committee. The full text of the written opinion of J.P. Morgan to the special committee, dated February 28, 2013, is attached as Annex B to this proxy statement.

Following a comprehensive and detailed discussion of the updated terms of the draft merger agreement, J.P. Morgan’s financial presentation and delivery of its fairness opinion, as well as a variety of potential positive and negative factors with respect to the merger, the special committee unanimously resolved to recommend that the board of directors of the Company approve the merger agreement and the transactions contemplated thereby, including the merger.

Following the meeting of the special committee, based upon the unanimous recommendation of the special committee, our board of directors on the same date adopted resolutions approving and authorizing the terms of the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and adopted resolutions recommending that the Company’s shareholders vote for the approval of the merger agreement and the transactions contemplated thereby, including the merger, with one director, Mr. Jeffrey Perlman, dissenting.

At the meeting of the board of directors, Mr. Jeffrey Perlman believed the Company was undervalued in the merger by noting (i) an average analyst target price of approximately $20 per ADS prior to the announcement of the offer; (ii) a higher transaction multiple in the acquisition of Motel 168 by Home Inns than the current offer for the Company; (iii) Motel 168’s higher value on a per key basis of approximately RMB90,000 per key compared to the Company’s approximate RMB60,000 per key value; and (iv) an estimated internal rate of return (IRR) of over 35% for the Buyer Group from the transaction. All of the directors except Mr. Jeffrey Perlman voted in favor of the above resolutions. After indicating that he voted against the resolutions, Mr. Perlman asserted again his belief that the Company was undervalued in the merger. In addition to voicing his dissatisfaction with the merger consideration, Mr. Perlman stated his opinion that the special committee’s evaluation process suffered from various procedural flaws and that he was overall dissatisfied with the result of its evaluation and negotiations with the consortium, because, among other things, it had not secured sufficient unaffiliated shareholder and ADS holder protections, including a "majority of the minority" vote requirement, and the market check conducted by J.P. Morgan was ineffective because no investor was willing to submit a competing offer in light of the Buyer Group’s substantial shareholdings in the Company and their voting commitments under the support agreement.

Members of the special committee stated their disagreement with these assertions, first noting that they had successfully negotiated for an increase in the offer price from $4.2333 per Share and $12.70 per ADS to $4.60 per Share and $13.80 per ADS, and had received an opinion from J.P. Morgan regarding the fairness of the merger to the unaffiliated shareholders and unaffiliated ADS holders, as well as that, in the context of their review and evaluation of the merger, the special committee through J.P. Morgan conducted a market check which resulted in no competing offer being received from any third party, nor has any competing offer from any third party been received by the Company since September 26, 2012, when the Going Private Proposal was received from the consortium.

Further, the special committee believed it was reasonable to eliminate the "majority of the minority" vote requirement and voting arrangements to require the Co-Chairmen to vote in favor of a superior proposal from a third party bidder, after its review of the analysis by, and after consultation with, Baker and Maples that such provisions were not specifically required under the Cayman Companies Law, and the special committee had obtained a number of protective terms in favor of the unaffiliated shareholders and unaffiliated ADS holders and "fiduciary out" provisions in favor of the Company that were reasonable in scope, including: (i) the ability of the company to provide confidential information in connection with and actively enter into negotiations with respect to unsolicited proposals, (ii) the ability, under certain circumstances, of the board of directors to change its recommendation that the shareholders vote in favor of the merger, including with respect to a superior proposal and an intervening event, (iii) the ability of the Company to terminate the merger agreement prior to completion of the merger in order to accept a superior proposal or due to an intervening event, if the board of directors determined that its fiduciary duties required a change in its recommendation due to a superior proposal or an intervening event and (iv) the ability of the board of directors to recommend an adjournment of the shareholders meeting if the board of directors changed its recommendation due to a superior proposal or an intervening event. In its entirety, the special committee believed the merger agreement to be in the best interests of the Company as a whole. The special committee further stated that the special committee had worked very hard in evaluating the offer, negotiating a final price that was significantly higher than the original offer price, and evaluating and exploring alternatives to the merger. Each of the directors except Mr. Perlman confirmed his belief that the special committee had conducted a procedurally independent and fair process of evaluating the merger and negotiating with the consortium, and discharged their fiduciary duties owed to the Company and its unaffiliated shareholders and unaffiliated ADS holders.

Also on February 28, 2013, the equity commitment letters were executed by the parties thereto and the debt commitment letter was countersigned by Merger Sub. Following the execution of these agreements, Holdco, Parent, Merger Sub and the Company executed the merger agreement (with Mr. Tan Wee Seng, as a director of the Company, executing the merger agreement on behalf of the Company). Simultaneously, the support agreement, the limited guaranty and the interim investors agreement were executed by the parties thereto, respectively. On February 28, 2013, the Company issued a press release announcing the execution of the merger agreement, and the press release and the merger agreement were furnished to the SEC as exhibits to its Current Report on Form 6-K.

On March 4, 2013, Mr. Boquan He, Prototal Enterprises Limited, Mr. Nanyan Zheng, Audrey & Aaron Holdings Limited, Fortune News International Limited and certain affiliates of Actis filed with the SEC a Schedule 13D announcing the execution of the merger agreement and certain ancillary agreements.

On April 29, 2013, Mr. Boquan He and Jaguar Investment Pte Ltd ("Jaguar Investment") executed an assignment and assumption agreement, pursuant to which Mr. Boquan He assigned and transferred, and Jaguar Investment assumed and accepted, all the Mr. Boquan He's rights, interests and obligations under the equity commitment letter dated as of February 28, 2013 between Mr. Boquan He and Holdco and the limited guaranty dated as of February 28, 2013 by Mr. Boquan He in favor of the Company.

Reasons for the Merger and Recommendation of Our Board of Directors

Reasons for the Merger

The special committee and the Company's board of directors believe that, as a privately held entity, the Company's management may have greater flexibility to focus on the long-term development of the Company's business and financial performance without the constraints caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance. As a publicly traded entity, the Company faces pressure from public shareholders and investment analysts to make decisions that might produce better short-term results, but over the long term lead to a reduction in the per ADS price of its publicly traded equity securities.

The special committee and the Company's board of directors also believe the limited trading volume of the Company's ADSs on the NYSE does not justify the costs of remaining a public company, including the costs of complying with the Sarbanes-Oxley Act of 2002 and other U.S. federal securities laws. See "−Effects of the Merger on the Company−Private Ownership" for further information on the cost of our Company complying with the United States federal securities laws. In addition to the direct out-of-pocket costs associated with SEC reporting and compliance, the Company's management and accounting staff need to devote significant time to these matters.

In addition, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and would not be disclosed by a non-reporting company. As a result, our actual or potential competitors, customers, suppliers and lenders all have ready access to this information, which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.

The Company has determined to undertake the merger and terminate the registration of the ADSs at this time in order to take advantage of the benefits of the Company being a privately held company and because of the costs associated with remaining a public company, each as described above, and based on and because of the analyses, determinations and conclusions of the special committee and the board of directors described in detail below under "Recommendation of Our Board of Directors," including but not limited to the management’s view that the company's operations face increasing uncertainties in the near future, and the $4.60 per Share and $13.80 per ADS merger consideration represented a (i) 30.6% premium over the closing price of our ADSs on September 25, 2012, the trading day immediately prior to the Company's announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012.

The Company believes that structuring the transaction as a "going private" merger transaction is preferable to other transaction structures, such as a tender offer and second step merger, a scheme of arrangement, odd-lot offer and reverse stock split because (1) it will entail conversion of the outstanding Shares and ADSs of the Company held by unaffiliated shareholders and unaffiliated ADS holders into the right to receive the merger consideration, (2) it represents an opportunity for all the unaffiliated shareholders and unaffiliated ADS holders of the Company to receive fair value in cash for their Shares and ADSs at the same time, (3) it provides an opportunity for the shareholders to approve the transaction, in accordance with the shareholder approval requirements under the Cayman Companies Law, while at the same time affording dissenting shareholders to exercise dissenters' rights and have the fair value of their Shares determined by the Grand Court of the Cayman Islands and (4) it provides the board of directors the ability to evaluate bona fide, unsolicited alternative acquisition proposals that may arise between the date of the merger agreement and the date of the approval of the merger by our shareholders, to furnish confidential information to and conduct negotiations with such third parties and, in certain circumstances, to terminate the merger agreement, subject to the payment to Parent of a termination fee, and accept a superior proposal, consistent with our board of directors' fiduciary obligations.

Recommendation of Our Board of Directors

In its entirety, the special committee considered the overall terms of the merger agreement together to be in the best interests of the Company as a whole in all of the circumstances. As part of this determination, the special committee also considered that it had successfully negotiated for an increase in the offer price from $4.2333 per Share and $12.70 per ADS to $4.60 per Share and $13.80 per ADS, and had received a fairness opinion from J.P. Morgan, as well as that, in the context of its review and evaluation of the merger, the special committee through J.P. Morgan conducted a market check which resulted in no competing offer being received from any third party.

Our board of directors, following receipt of the unanimous recommendation of the special committee, which acted with the advice and assistance of our management (other than the Co-Chairmen) and its financial and legal advisors, evaluated the merger, including the terms and conditions of the merger agreement. In evaluating the merger agreement and the transactions contemplated by the merger agreement, including the merger, the special committee and the board of directors considered a number of factors, including those described below and in "Special Factors—Background of the Merger." Some of the factors considered by the special committee and the board of directors weighed in favor of having the Company continue as a public company and not making the board approval and recommendation contained in this proxy statement. However, the board of directors determined that more of the factors that it considered, including the qualitative importance of such factors, weighed in favor of the board recommendation and approval and outweighed the potential benefits of the Company continuing as a public company.

At a meeting held on February 28, 2013, the special committee unanimously recommended that our board of directors adopt resolutions that:

•	determine that the merger, on the terms and subject to the conditions set forth in the merger agreement, and the transactions contemplated by the merger agreement are substantively and procedurally fair to, and in the best interests of, the Company and its unaffiliated shareholders and unaffiliated ADS holders, and declared it advisable for the Company to enter into the merger agreement and the Cayman Islands Plan of Merger;

•	approve the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger; and

•	recommend that the Company’s shareholders vote FOR the approval and authorization of the merger agreement, the Cayman Islands Plan of Merger and the approval of the transactions contemplated by the merger agreement, including the merger.

At a special meeting of our board of directors on February 28, 2013, our board of directors approved the resolutions recommended by the special committee and approved the execution, delivery and performance by the Company of the merger agreement and the completion of the transactions contemplated by the merger agreement, including the merger, with one director, Mr. Jeffrey Perlman, dissenting.

At the meeting of the board of directors, all of the directors except Mr. Jeffrey Perlman voted in favor of the above resolutions. After indicating that he voted against the resolutions, Mr. Jeffrey Perlman asserted his belief that the Company was undervalued in the merger. In addition to voicing his dissatisfaction with the merger consideration, Mr. Jeffrey Perlman stated his opinion that the special committee's evaluation process suffered from various procedural flaws and that he was overall dissatisfied with the result of its evaluation and negotiations with the Consortium, because, among other things, it had not secured sufficient protections for the unaffiliated shareholders and unaffiliated ADS holders, including not having a "majority of the minority" vote requirement in the merger agreement, and the market check conducted by J.P. Morgan was ineffective because no investor was willing to submit a competing offer in light of the Buyer Group’s substantial shareholdings in the Company and their voting commitments.

To these assertions, the special committee responded that, among other things, the special committee had acted in good faith and used its best efforts to run a fair process by (i) engaging reputable and independent financial and legal advisors, (ii) striving to negotiate favorable terms and conditions of the merger for the unaffiliated shareholders and unaffiliated ADS holders, (iii) conducting a market check and (iv) considering extensive factors, both positive and negative, that were relevant to its decision whether to recommend the merger to the board of directors. As a result, the special committee successfully negotiated a final price that was significantly higher than the original offer price, and protective provisions that are either customary or more favorable to the Company and the unaffiliated shareholders and unaffiliated ADS holders than those in the transactions involving similarly situated companies. Each of the directors except Mr. Perlman confirmed his belief that the special committee had conducted a procedurally independent and fair process of evaluating the merger and negotiating with the Consortium, and discharged their fiduciary duties owed to the Company and its unaffiliated shareholders.

In the course of reaching their respective determinations, the special committee and our board of directors considered the following factors and potential benefits of the merger, each of which the special committee and our board of directors believed supported their respective decisions to recommend the merger agreement and the merger and that the merger is substantively fair to our unaffiliated shareholders and unaffiliated ADS holders. These factors and potential benefits, which are not listed in any relative order of importance, are discussed below:

•	the forecasts of future financial performance prepared by management, and management’s view of the Company’s financial condition, results of operations, business, prospects, and competitive position, the risk that it will not successfully implement its strategy and achieve its prospects, the competitive position and likely competitors in the Company’s industry and current industry, economic and market conditions;

•	the current and historical market prices of our ADSs, including the fact that the merger consideration of US$4.60 per share and US$13.80 per ADS represents (i) a 30.6% premium over the closing price of our ADSs on September 25, 2012, the trading day immediately prior to the Company’s announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012;

•	the increased costs of regulatory compliance for public companies;

•	the trends in the Company’s industry, including industry penetration and competition;

•	global economic conditions and the potential effects on its financial condition;

•	the board of directors’ recognition of the challenges to the Company’s efforts to increase shareholder value as an independent publicly-traded company, including competition from companies with substantially greater resources than the Company has;

•	the board of directors’ recognition that, as a privately held entity, the Company’s management may have greater flexibility to focus on improving the Company’s financial performance without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance;

•	the Company, as an SEC-reporting company, is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and would help our actual or potential competitors, customers, lenders and vendors compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be;

•	the possible alternatives to the merger (including the possibility of continuing to operate the Company as an independent entity and the perceived risks of that alternative), the range of potential benefits to its shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and the board of director’s assessment that none of these alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for its shareholders than the merger, taking into account risks of execution as well as business, competitive, industry and market risks;

•	the limited trading volume of the Company’s ADSs on the NYSE;

•	the belief of the special committee that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

•	the all-cash merger consideration, which will allow shareholders to immediately realize liquidity for their investment and provide them with certainty of the value of their Shares and ADSs, while avoiding the risks inherent in the Company’s long-term business plan;

•	the possibility that it could take a considerable period of time before the trading price of the ADSs would reach and sustain at least the per ADS merger consideration of US$13.80, as adjusted for present value, and that the possibility of such value might never be obtained;

•	the negotiations with respect to the merger consideration that, among other things, led to an increase in the offer price from $4.2333 per Share or $12.70 per ADS to $4.60 per Share and $13.80 per ADS and the special committee’s determination that, following elaborate negotiations with the Consortium, $4.60 per Share and $13.80 per ADS was the highest price that the Consortium would agree to pay, with the special committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the special committee and its advisors;

•	the availability of dissenters’ rights to those unaffiliated shareholders who comply with all of the required procedures under the Cayman Companies Law for exercising dissenters’ rights, which allow such holders to seek payment of the fair value of their shares as determined by the Grand Court of the Cayman Islands;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

•	the fact that Parent and Merger Sub had obtained a signed debt commitment letter and the Equity Committee Letters for the transaction and the limited number and nature of the conditions to the financing, the reputation of the Debt Financing Sources and the obligation of Parent to use its reasonable best efforts to obtain the financing, each of which, in the reasonable judgment of the special committee, increases the likelihood of such financings being completed;

•	the absence of a financing condition in the merger agreement;

•	the likelihood and anticipated timing of completing the merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;

•	the Company’s ability, in certain circumstances as set out in the merger agreement, to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, including the commitment of the Sponsors and Mr. Boquan He to subscribe for shares of Holdco and make the equity contributions to Parent pursuant to the equity commitment letters;

•	the fact that the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, Parent will pay the Company a US$32 million termination fee, as applicable, and the limited guarantees by each of the Sponsors and the Co-Chairmen, pursuant to which each of them has committed to guarantee its pro rata share of the termination fee; and

•	the business reputation, experience, capabilities and financial resources of the Sponsors, which the special committee and the Board believed and supported the conclusion that a transaction with them, the Co-Chairmen could be completed in an orderly manner;

•	the financial analysis reviewed and discussed with the special committee by representatives of J.P. Morgan, as well as the oral opinion of J.P. Morgan rendered to the special committee on February 28, 2013 (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated the same date) with respect to the fairness, from a financial point of view, of the $4.60 per Share and $13.80 per ADS merger consideration to be received by holders of the Shares and ADSs (in each case other than holders of Excluded Shares and Dissenting Shares) in the merger, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by J.P. Morgan in preparing its opinion (please see "— Opinion of the Special Committee's Financial Advisor" beginning on page 57 for additional information);

•	following its formation, the special committee’s independent control of the sale process with the advice and assistance of J.P. Morgan, Baker and Maples as its financial advisor, U.S. legal advisor and Cayman Islands legal advisor, respectively, reporting solely to the special committee, and the fact that no limitations were placed on the special committee’s authority;

•	the special committee’s belief that it was unlikely that any transaction with a third party could be completed at this time since each of the Rollover Shareholders agreed, under the support agreement, not to sell or offer to sell its shares to any third party and to vote in favor of the merger agreement, as well as because no competing offers from third party bidders had emerged since September 26, 2012 when the Company had announced that it had received a "going private" proposal, despite the market check process conducted by J.P. Morgan during November and December 2012;

•	the Company’s ability to recommend an adjournment or postponement of the shareholders’ meeting, under certain circumstances, including with respect to a superior proposal and an intervening event;

•	the Company’s ability to terminate the merger agreement prior to the completion of the merger (i) in order to accept an alternative transaction proposed by a third party that is a "superior proposal;" or (ii) in the event of an "intervening event" if the Board determines that its exercise of fiduciary duties requires a change in its recommendation to its shareholders with respect to the merger;

•	the Company’s ability to change, withhold, withdraw, qualify or modify the recommendation of the Board that the shareholders vote to approve and authorize the merger agreement, including with respect to a superior proposal and an intervening event;

•	the ability of the board of directors to evaluate bona fide, unsolicited alternative acquisition proposals that may arise between the date of the merger agreement and the date of the approval of the merger by our shareholders, to furnish confidential information to and conduct negotiations with such third parties and, in certain circumstances, to terminate the merger agreement, subject to the payment to Parent of a termination fee, and accept a superior proposal, consistent with our board of directors’ fiduciary obligations; and

•	the belief that the US$20 million termination fee that would be payable by the Company to Parent in connection with the termination of the merger agreement to enter into a superior proposal (which represents approximately 2.9% of the aggregate fully diluted equity value of the transaction under the merger agreement) was reasonable in the context of termination fees payable in other transactions and in light of the overall terms of the merger agreement.

In addition, the special committee and our board of directors believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to our unaffiliated shareholders and unaffiliated ADS holders and to permit the special committee and our board of directors to represent effectively the interests of such unaffiliated shareholders and unaffiliated ADS holders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•	the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the special committee, which consists of two (2) independent directors, each of whom is an outside, non−employee director, and that no limitations were placed on the special committee’s authority;

•	in considering the transaction with the Consortium, the special committee acted solely to represent the interests of the unaffiliated shareholders and unaffiliated ADS holders, and the special committee had independent control of the extensive negotiations with the Consortium and its legal advisor on behalf of such unaffiliated shareholders and unaffiliated ADS holders;

•	both of the directors serving on the special committee during the entire process were and are independent directors and free from any affiliation with the Consortium. In addition, neither of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and neither of such directors has any financial interest in the merger that is different from that of the unaffiliated shareholders and unaffiliated ADS holders other than (i) the members’ receipt of board and special committee compensation (which are not contingent upon the completion of the merger or the special committee’s or board’s recommendation of the merger), (ii) as option holders, the exchange of vested options to purchase Shares and unvested options to purchase Shares that will vest within one year after the effective time of the merger for the right to receive cash, (iii) as option holders, the exchange of unvested options to purchase Shares that will not vest within one year after the effective time of the merger for the right to receive cash or options to purchase the same number of ordinary shares of Holdco, and (iv) their indemnification and liability insurance rights under the merger agreement;

•	the special committee was assisted in negotiations with the Consortium and in its evaluation of the merger by J.P. Morgan, Baker and Maples, its financial and legal advisors, respectively;

•	the special committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from certain members of the Consortium and the transactions contemplated by the proposal from the date the special committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to our board of directors;

•	the special committee had the authority to reject the terms of any strategic transaction, including the merger;

•	the special committee met regularly to consider and review the terms of the merger;

•	the recognition by the special committee and our board of directors that it had no obligation to recommend the approval of the proposal from certain members of the Consortium or any other transaction;

•	the recognition by the special committee and our board of directors that, under the terms of the merger agreement, it has the ability to consider an acquisition proposal which reasonably could be expected to result in a superior proposal until the date the holders of the shares vote upon the merger agreement;

•	the ability of our board of directors to terminate the merger agreement in order to accept a superior proposal or due to an intervening event if its fiduciary duties require it to change its recommendation to the shareholders with respect to the merger;

•	the availability of dissenters’ rights to the unaffiliated shareholders (and any ADS holder who elects to first exchange his or her ADSs for the underlying Shares) who comply with all of the required procedures under the Cayman Companies Law for exercising dissenters’ and dissenters’ rights, which allows such holders to seek appraisal of the fair value of their Shares as determined by the Grand Court of the Cayman Islands; and

•	the approximately four-month period between the public announcement that we had received a going private proposal from certain members of the Consortium and the signing of the merger agreement provided an opportunity for other potentially interested buyers to indicate their interest in acquiring our company.

The special committee and the board of directors also considered the following potentially negative factors concerning the merger agreement and the merger (not necessarily in order of relative importance):

•	the fact that approval of the merger agreement is not subject to the approval of holders of a majority of the Company’s unaffiliated Shares, and the fact that our shareholders who are members of the Buyer Group are not required to vote their shares in support of a superior proposal;

•	the fact that the Company will no longer exist as an independent public company and its unaffiliated shareholders will have no ongoing equity participation in the Company following the merger, and that the Company’s shareholders will cease to participate in our future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company’s Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company or other options to enhance shareholder value, which could include minority investments from strategic investors, share repurchases and one-time or recurring dividends to shareholders;

•	the fact that the merger agreement does not include a post-signing "go shop" provision that would permit the Company to actively solicit bids and negotiate with other bidders for a period of time (typically 30-60 days) after signing the merger agreement;

•	the fact that the substantial shareholdings of the Rollover Shareholders, who together beneficially own approximately 50.01% of the outstanding Shares, and their voting commitments to vote in favor of the merger and against competing transactions, as contained in the consortium agreement and the support agreement, as well as their stated expression of unwillingness to consider a sale of their equity interests to a third party, may have discouraged, and may in the future discourage, third parties from submitting alternative acquisition proposals with terms and conditions, including price, that may be superior to the merger, and as a result may have adversely affected the effectiveness of the market check conducted by J.P. Morgan;

•	that the Company was financially solvent and did not currently suffer any difficulties with liquidity, such that there was no pressing need for the Company to access financing or enter into a business combination transaction at this time;

•	that price targets of the Company's ADSs from third party research analysts range from $12.70 to $25.00 per ADS as of February 28, 2013, and some analysts had price targets that were higher than the US$13.80 per ADS merger consideration in the merger;

•	the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	restrictions under the merger agreement on the conduct of the Company business prior to the completion or termination of the merger, which includes restrictions on the Company's ability, without the consent of the Parent, to declare or pay dividends on its shares, to make acquisitions or investments or enter into business combination transactions, to incur debt, to issue shares of the Company, to make capital expenditures, to enter into material contracts, to commence legal proceedings, to engage in the conduct of any new line of business, and to take or fail to take other specified actions prior to the completion or termination of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion or termination of the merger;

•	the conditions to Parent’s obligation to complete the merger and the right of Parent to terminate the merger agreement in certain circumstances, including for breaches by the Company of its representations, warranties, covenants and agreements in the merger agreement;

•	the fact that under the terms of the merger agreement, the Company cannot solicit other acquisition proposals and must pay to Parent a termination fee of US$20 million and reimburse Parent’s reasonable expenses in collecting and enforcing its rights to receive the termination fee, if the board of directors of the Company were to change its recommendation to its shareholders to vote in favor of the merger or if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to shareholders than the merger;

•	the fact that the Company’s right to terminate to accept a superior proposal is subject to Parent’s matching rights and payment by the Company of the termination fee;

•	the possibility that the Buyer Group could sell part or all of the Company following the merger to one or more purchasers at a valuation higher than that being paid in the merger;

•	the fact that Parent and Merger Sub are corporations with essentially no assets other than the equity financing commitments of the Sponsors and Mr. Boquan He, the debt financing commitment of the Debt Financing Sources and the support agreement and that the Company’s remedy in the event of a breach of the merger agreement by Parent or Merger Sub may be limited to receipt of a reverse termination fee of US$32 million and reimbursement of the Company’s enforcement expenses, and under certain circumstances the Company may not be entitled to a reverse termination fee or expenses at all;

•	the fact that since the Company became publicly listed in November 2009, the highest historical closing price of our ADSs ($24.97 per ADS) exceeds the merger consideration;

•	the fact that certain shareholders of the Company who are also members of the Buyer Group may have interests in the transaction that are different from, or in addition to, those of our unaffiliated shareholders (please see "— Interests of Certain Persons in the Merger" beginning on page 73 for additional information);

•	the taxability of an all cash transaction to our unaffiliated shareholders and unaffiliated ADS holders who are U.S. Holders for U.S. federal income tax purposes; and

•	the possibility that Parent and Merger Sub may be unable to complete the merger, including if the Debt Financing Sources do not provide the financing pursuant to the debt commitment letter, either due to the conditions precedent to the Senior Secured Credit Facility not having been satisfied in full without any waiver (for a further discussion of these conditions precedent, see "−Financing−Debt Financing−Conditions Precedent") or an inability of the Debt Financing Sources to meet their commitments to provide the Senior Secured Credit Facility at closing, for any reason, as well as if Mr. Boquan He and the Sponsors fail to meet their commitments to provide the equity financing, either due to the conditions precedent to the equity commitment letters not having been satisfied in full without any waiver (for a further discussion of these conditions precedent, see "−Financing−Equity Financing"), or due to their inability to do so, for any reason.

During its consideration of the transaction with Parent, our board of directors was also aware that some of our directors and executive officers and other existing shareholders, including the Co-Chairmen, Actis, Mr. Chien Lee, Mr. Minjian Shi and Smartech Resources Limited, and other employees of the Company, may have interests with respect to the merger that are, or may be, different from, or in addition to those of the Company’s shareholders generally, as described in "—Interests of Certain Persons in the Merger" beginning on page 73.

The foregoing discussion of information and factors considered by the special committee and our board of directors is not intended to be exhaustive, but includes all the material factors considered by the special committee and our board of directors. In view of the wide variety of factors considered by the special committee and our board of directors, neither the special committee nor our board of directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the special committee and our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors approve, and our board of directors approved, the merger agreement based upon the totality of the information presented to and considered by it.

In the course of reaching its conclusion regarding the fairness of the merger to the unaffiliated shareholders and unaffiliated ADS holders and its decision to recommend the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, the special committee considered financial analyses presented by J.P. Morgan. All of the material analyses as presented to the special committee on February 28, 2013 are summarized below under the caption "—Opinion of the Special Committee’s Financial Advisor" beginning on page 57. The special committee expressly adopted these analyses and the opinion of J.P. Morgan, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, including the merger. The special committee also considered the views of Warburg Pincus in relation to the proposed transaction and the valuation of the Company that were shared with the special committee and J.P. Morgan, and the special committee discussed such views and analyses with J.P. Morgan. The special committee, in expressly adopting the analyses and the opinion of J.P. Morgan, rejected the views and analyses of Warburg Pincus.

Neither the special committee nor our board of directors considered the liquidation value of Company’s assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the special committee and the board of directors believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Each of the special committee and the board of directors believes the analyses and additional factors it reviewed provided an indication of our going concern value. Each of the special committee and board of directors also considered the historical market prices of our ADSs as described under the caption "Market Price of the ADSs, Dividends and Other Matters—Market Price of the ADSs" beginning on page 87. Neither the special committee nor our board of directors considered the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company, as a factor. The special committee and board of directors believe that net book value is not a material indicator of the value of the Company as a going concern. The Company’s net book value per Share as of December 31, 2012 was $1.79 based on the weighted average number of our outstanding Shares during 2012. Net book value does not take into account the future prospects of the Company, market conditions, trends in the industry related to the development, manufacturing and marketing of mobile communications devices and accessories or the business risks inherent in competing with larger companies in that industry.

Neither the special committee nor our board of directors considered firm offers made by any unaffiliated person as, other than as described in this proxy statement, the Company is not aware of any firm offers made by any other persons during the two years prior to the date of merger agreement for (i) the merger or consolidation of the Company with another company, or vice versa, (ii) the sale or transfer of all or any substantial part of the Company’s assets, or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company. In this regard, no competing offers for a transaction with the Company from third party bidders had emerged during the market check process conducted by J.P. Morgan during November and December 2012 or since September 26, 2012 when the Company announced that it had received a "going private" proposal.

In reaching its determination that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and our unaffiliated shareholders and unaffiliated ADS holders and its decision to approve and authorize the merger agreement and recommend the approval of the merger agreement by our shareholders, our board of directors considered (i) the analysis, conclusions and unanimous recommendation of the special committee, which acted with the advice and assistance of our management (other than the Co-Chairmen) and its financial and legal advisors; (ii) the factors examined by the special committee as described above under this section and under "—Background of the Merger;" (iii) the fact that the special committee consists of two independent and disinterested directors of the Company who are not affiliated with any member of the Buyer Group, are not employees of the Company or any of its affiliates and have no financial interest in the merger different from, or in addition to the Company’s unaffiliated shareholders other than their interests described under “—Interests of Certain Persons in the Merger—The Special Committee” beginning on page 75; (iv) the financial analyses of J.P. Morgan, financial advisor to the special committee, and the opinion of J.P. Morgan, dated February 28, 2013, to the special committee with respect to the fairness, from a financial point of view, of the per share merger consideration to be paid to the holders of the Shares and the per ADS merger consideration to be paid to the holders of the ADSs (in each case other than holders of Excluded Shares and Dissenting Shares, including Excluded Shares represented by ADSs) in the proposed merger; (v) the dissent of Mr. Jeffery Perlman; and (vi) the special committee’s response, with assistance from its financial and legal advisors, to Mr. Jeffery Perlman’s dissent. With regard to the dissent of Mr. Perlman, Mr. Perlman asked J.P. Morgan extensive questions relating to its analysis and provided his own views of the Company’s valuation (which were consistent with those of Warburg Pincus) at the board of directors’ meeting. Our directors participated in this discussion and, other than Mr. Perlman, voiced their support for the analysis, conclusions and unanimous recommendation of the special committee (including with respect to the financial analysis of J.P. Morgan) and against the analysis and conclusions of Mr. Perlman. Further, each of the other directors, except for Mr. Perlman, confirmed his belief that the special committee had conducted a procedurally independent and fair process of evaluating the going private transaction and negotiating with the consortium. For the foregoing reasons, our board of directors believes that the merger agreement and the transactions contemplated by the merger agreement are substantively and procedurally fair to our unaffiliated shareholders and unaffiliated ADS holders.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but includes the material factors considered by our board. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific different factors.

To the extent known by each filing person after making reasonable inquiry, except as set forth under "—Reasons for the Merger and Recommendation of Our Board of Directors" and "The Extraordinary General Meeting—Our Board’s Recommendation," no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the transaction.

Except as set forth under "—Background of the Merger," "—Reasons for the Merger and Recommendation of Our Board of Directors" and "—Opinion of the Special Committee’s Financial Advisor," no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

Position of the Consortium as to the Fairness of the Merger

Under SEC rules governing "going private" transactions, each member of the Consortium is required to express his, her or its belief as to the fairness of the merger to the unaffiliated shareholders and unaffiliated ADS holders of the Company. Each member of the Consortium is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e−3 and related rules under the Exchange Act. The Consortium’s views as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any shareholder or ADS holder of the Company as to how that shareholder or ADS holder should vote on the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger, and transactions contemplated by the merger agreement, including the merger. The Consortium has interests in the merger that are different from, and/or in addition to, those of the unaffiliated shareholders and unaffiliated ADS holders of the Company by virtue of their continuing interests in the surviving corporation after the completion of the merger. These interests are described under the caption "—Interests of Certain Persons in the Merger—Interests of the Buyer Group" beginning on page 73.

The Consortium believes the interests of the Company’s unaffiliated shareholders and unaffiliated ADS holders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The Consortium attempted to negotiate a transaction that would be most favorable to them and not to the Company’s unaffiliated shareholders and unaffiliated ADS holders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such holders. None of members of the Consortium participated in the deliberations of the special committee regarding, or received any advice from the special committee’s independent legal or financial advisors as to, the fairness of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders. Furthermore, the Consortium did not undertake or engage any financial advisor to perform any independent evaluation or other analyses of the fairness of the merger consideration to the Company’s unaffiliated shareholders and unaffiliated ADS holders. No financial advisor provided the Consortium with any analysis or opinion with respect to the fairness of the merger consideration to the Company’s unaffiliated shareholders and unaffiliated ADS holders.

Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company’s board of directors discussed under the caption "—Reasons for the Merger and Recommendation of Our Board of Directors" beginning on page 44, the Consortium believes that the merger is both substantively and procedurally fair to the unaffiliated shareholders and unaffiliated ADS holders of the Company based on their consideration of the following factors, which are not listed in any relative order of importance:

•	the fact that the special committee and, acting upon the unanimous recommendation of the special committee, the Company’s board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company’s unaffiliated shareholders and unaffiliated ADS holders;

•	the fact that the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with any member of the Consortium, was established and given authority to, among other things, review, evaluate and negotiate the terms of the merger and to recommend to the Company’s board of directors what action should be taken by the Company, including not to engage in the merger;

•	the fact that the members of the special committee do not have any interests in the merger different from, or in addition to, those of the Company’s unaffiliated shareholders and unaffiliated ADS holders, other than (i) the directors’ receipt of board compensation in the ordinary course, (ii) special committee members’ compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the special committee’s or board’s recommendation of the merger), (iii) the exchange of vested options to purchase Shares and unvested options to purchase Shares that will vest within one year after closing of the merger held by non-executive directors of the Company (including members of the special committee) with the right to receive cash equal to the product of (A) the excess, if any, of $4.60 over the exercise price of such vested or unvested option to purchase Shares and (B) the number of Shares underlying such vested or unvested option at the closing of the merger, (iv) the exchange of unvested options to purchase Shares that will not vest within one year after the closing date of the merger held by non-executive directors of the Company (including members of the special committee) with the right to receive options to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such unvested option with the same vesting schedule, exercise price and other key terms as those of such unvested option, provided that, within one month after the vesting of such option, the holder of such option may elect to receive a cash settlement as soon as practicable (without interest) from Holdco in an amount equal to the product of (A) the excess, if any, of $4.60 over the exercise price of such option and (ii) the number of ordinary shares of Holdco underlying such option and (v) the directors’ indemnification and liability insurance rights under the merger agreement;

•	the fact that the special committee retained and was advised by its legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;

•	the fact that the special committee and the Company’s board of directors had no obligation to recommend the approval and authorization of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or any other transaction;

•	the current and historical market prices of the Company’s ADSs, including the fact that the merger consideration of US$4.60 per share and US$13.80 per ADS represents a (i) 30.6% premium over the closing price of the Company’s ADSs on September 25, 2012, the trading day immediately prior to the Company’s announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012;

•	the Company’s ADSs traded as low as $8.28 per ADS during the 52-week period prior to the announcement of the execution of the merger agreement;

•	the fact that the merger consideration is all cash, which allows the unaffiliated shareholders and unaffiliated ADS holders to immediately realize certainty of value and liquidity without incurring brokerage and other costs typically associated with market sales and allows the unaffiliated shareholders and unaffiliated ADS holders not to be exposed to risks and uncertainties relating to the prospects of the Company;

•	the fact that the merger consideration, other terms and conditions of the merger agreement and the transactions contemplated by the merger agreement were the result of extensive negotiations over an extended period of time between the special committee and its advisors on the one side and the Consortium and its advisors on the other side;

•	the fact that Holdco, Parent and Merger Sub obtained debt and equity financing commitments for the transaction, as well as the limited number and nature of the conditions to the debt and equity financing;

•	the fact that the special committee received from its financial advisor, J.P. Morgan, an opinion, dated February 28, 2013, as to the fairness, from a financial point of view, of the $4.60 per Share and $13.80 per ADS merger consideration to be received by holders of Shares and ADSs (in each case other than holders of Excluded Shares and Dissenting Shares) in the merger, as of February 28, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by J.P. Morgan in preparing their opinion;

•	the fact that in certain circumstances under the terms of the merger agreement, the special committee and the board of directors of the Company are able to change, withhold, withdraw, qualify or modify their recommendation of the merger;

•	the fact that the fee payable by the Company to Parent if the merger agreement is terminated under certain circumstances will not exceed $20 million, or approximately 2.95% of the Company’s total equity value implied by the merger consideration;

•	the fact that the Company is able to, subject to compliance with the terms and conditions of the merger agreement, terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a "superior proposal" (as defined in the merger agreement and further explained under the caption "The Merger Agreement – No Solicitation of Competing Transactions" beginning on page 105);

•	the fact that the Company, under certain circumstances, is able to specifically enforce the terms of the merger agreement as well as the equity commitment letters;

•	the availability of dissenter rights to the unaffiliated shareholders who comply with all of the required procedures under the Cayman Companies Law for exercising dissenter rights, which allow such holders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands;

•	the fact that adoption of the merger agreement is subject to approval by the affirmative vote of the shareholders holding at least two-thirds of the Shares present and voting in person or by proxy as a single class in accordance with the Cayman Companies Law and the Company’s memorandum and articles of association;

•	the fact that each of the Sponsors and the Co-Chairmen has agreed to guarantee a pro rata share of the obligations of Parent under the merger agreement to pay a reverse termination fee to the Company and reimburse certain enforcement expenses of the Company if the merger agreement is terminated under certain circumstances;

•	that the board of directors of the Company was fully informed about the extent to which the interests of the certain shareholders of the Company who are also members of the Buyer Group in the merger differed from those of the Company’s other shareholders and ADS holders; and

•	the fact that no members of the Buyer Group nor any of their advisors participated in or sought to influence the deliberative process of the special committee.

The Consortium did not consider the Company’s net book value, which is an accounting concept based on historical costs, as a factor because it believed that net book value is not a material indicator of the Company’s value as a going concern but rather is indicative of historical costs. The Consortium notes, however, that the merger consideration of $13.80 per ADS (or $4.60 per Share) is higher than the net book value per Share of $1.79 as of December 31, 2012, as disclosed in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 10, 2013.

In its consideration of the fairness of the merger, the Consortium did not undertake an appraisal of the assets of the Company to determine the Company’s liquidation value for the Company’s unaffiliated shareholders and unaffiliated ADS holders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, since it considered the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Consortium intends that the Company will continue to operate its business following the merger.

The Consortium did not seek to establish a pre-merger going concern value for the Company’s Shares and ADSs to determine the fairness of the merger consideration to the Company’s unaffiliated shareholders and unaffiliated ADS holders because following the merger the Company will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Company’s ADSs, the merger consideration represented a premium to the going concern value of the Company.

Members of the Consortium are not aware of, and thus did not consider in their fairness determination, any offers or proposals made by any unaffiliated third parties with respect to (a) a merger or consolidation of the Company with or into another company, (b) a sale of all or a substantial part of the Company’s assets or (c) the purchase of the Company voting securities that would enable the holder to exercise control over the Company.

The foregoing discussion of the information and factors considered and given weight by the Consortium in connection with its evaluation of the substantive and procedural fairness of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders is not intended to be exhaustive, but is believed to include all material factors considered by the Consortium. The Consortium found it impracticable to assign, and did not assign, relative weights to the foregoing factors considered in reaching its conclusions as to the substantive and procedural fairness of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders. Rather, the Consortium made the fairness determinations after considering all of the foregoing as a whole.

The Consortium believes these factors provide a reasonable basis for its belief that the merger is both substantively and procedurally fair to the Company’s unaffiliated shareholders and unaffiliated ADS holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Consortium to any shareholder or ADS holder of the Company to approve and authorize the merger agreement. The Consortium does not make any recommendation as to how such shareholders or ADS holders should vote relating to the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting.

Certain Financial Projections

The Company’s management does not, as a matter of course, make available to the public future financial projections. However, in connection with the financial analysis of the merger, the Company’s management provided certain financial projections for fiscal years 2012 through 2017 to the special committee and J.P. Morgan. See "—Background of the Merger" on page 27. J.P. Morgan’s financial analysis below contains material portions of these financial projections. These financial projections, which were based on the Company’s management’s projection of the Company’s future financial performance as of the date provided, were prepared for internal use and to assist J.P. Morgan with their financial analysis, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or U.S. generally accepted accounting principles, or U.S. GAAP.

In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding net revenues, EBITDA and attributable net income. Although the projections are presented with numerical specificity, they reflect and are based on numerous assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new hotels and related services, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of the Company’s management, may cause actual future results to differ materially from the results forecasted in these financial projections. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the completion of the merger or any changes to our operations or strategy that may be implemented or that were not anticipated after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be materially different from those contained in the projections. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to these financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability. These projections are not included in this proxy statement in order to induce any holder of Shares or ADSs to vote in favor of approval of the merger agreement or to elect not to seek appraisal for his, her or its Shares.

The following table summarizes the financial projections prepared by the Company’s management and considered by the special committee and J.P. Morgan in connection with their analysis of the merger:

(RMB in millions) (1)	Management Projections(2) Fiscal Year Ending December 31,
	2012E(3)	2013E	2014E	2015E	2016E	2017E
Net revenues	2,556	2,987	3,437	3,810	4,147	4,467
EBITDA(4)	583	670	812	918	995	1,045
Attributable net income	177	208	279	338	383	425

(1)    These projections were prepared by the Company’s management in units of RMB in millions.

(2)    In preparing these projections, the Company’s management necessarily made certain assumptions about future financial factors affecting our business. For information on factors which may cause our future financial results to materially vary, see "Cautionary Note Regarding Forward-Looking Statements" on page 85 and "Item 3. Key Information—D. Risk Factors" included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, incorporated by reference into this proxy statement.

(3)    These projections were prepared by the Company’s management during the first quarter of 2013. At the time these projections were prepared, the audit for the fiscal year ended December 31, 2012 had not been completed. Accordingly, management estimates for fiscal year 2012 may vary materially from our audited financial statements.

(4)    "EBITDA" refers to earnings before interest, taxes, depreciation and amortization.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

NONE OF THE COMPANY OR OUR AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

The financial projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, see "Cautionary Note Regarding Forward-Looking Statements "on page 85 and "Item 3. Key Information—D. Risk Factors" included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, incorporated by reference into this proxy statement.

Opinion of the Special Committee’s Financial Advisor

Pursuant to an engagement letter dated October 30, 2012, the special committee of the Board retained J.P. Morgan as its financial advisor to deliver a fairness opinion in connection with the merger.

At the meeting of the special committee on February 28, 2013, J.P. Morgan rendered its oral opinion to the special committee that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the per Share merger consideration to be paid to the holders of the Shares and the per ADS merger consideration to be paid to the holders of the ADSs (in each case other than holders of Excluded Shares and Dissenting Shares) in the merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its February 28, 2013 oral opinion by delivering its written opinion to the special committee, dated as of the same date, that, as of such date, the per Share merger consideration to be paid to the holders of the Shares and the per ADS merger consideration to be paid to the holders of the ADSs (in each case other than holders of Excluded Shares and Dissenting Shares) in the merger was fair, from a financial point of view, to such holders. No limitations were imposed by the special committee upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

The full text of the written opinion of J.P. Morgan dated February 28, 2013, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Our shareholders or ADS holders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the special committee (in its capacity as such), is directed only to the per Share merger consideration and the per ADS merger consideration to be paid in the merger and does not constitute a recommendation to any shareholder or ADS holder as to how such shareholder or ADS holder should vote with respect to the merger or any other matter. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft of the merger agreement dated February 26, 2013;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the ADSs and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of the Company and the Consortium with respect to certain aspects of the merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company and the Consortium or otherwise reviewed by or for J.P. Morgan and J.P. Morgan did not independently verify (nor did J.P. Morgan assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or any member of the Consortium under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts related. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the definitive merger agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the merger agreement and the related agreements were and would be true and correct in all respects material to its analysis. J.P. Morgan did not act as legal, regulatory or tax experts and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

The financial projections furnished to J.P. Morgan for the Company and used in connection with its analysis of the merger were prepared by the management of the Company. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the per Share merger consideration to be paid to the holders of the Shares and the per ADS merger consideration to be paid to the holders of the ADSs (in each case, other than holders of Excluded Shares and Dissenting Shares) in the merger, and J.P. Morgan expressed no opinion as to the fairness of the merger to, or any consideration paid in connection with the merger to, the holders of any class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the per Share merger consideration to be paid to the holders of the Shares and the per ADS merger consideration to be paid to the holders of the ADSs (in each case, other than holders of Excluded Shares and Dissenting Shares) in the merger or with respect to the fairness of any such compensation.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. Certain of the financial analyses summarized below include information presented in tabular format. The tables are not intended to stand alone. In order to fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

All values in the sections "—Discounted Cash Flow Analysis," "—Public Trading Multiples" and "—Selected Transaction Analysis" below are presented on an equity value per ADS basis. In arriving at equity value per ADS for the Company, the analysis started with the determination of firm value, or "FV," for the Company. Firm value was then adjusted by subtracting total debt outstanding, adding cash and pledged bank deposits outstanding, and subtracting minority interests as of September 30, 2012 to arrive at equity value per ADS. All market data used by J.P. Morgan in its analyses was as of February 26, 2013. Accordingly, this information may not reflect current or future market conditions. In addition, as each ADS represents three underlying Shares, all calculations of equity value per ADS or implied equity value per ADS below represent the value attributable to three Shares.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per ADS for the Company’s ADSs. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their "present value." "Present value" refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. "Terminal value" refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during the fourth quarter of fiscal year 2012 through to fiscal year 2017 based upon financial projections prepared by the management of the Company. See “Special Factors – Certain Financial Projections” beginning on page 56 for additional information. The projected cash flows of the fourth quarter of fiscal year 2012 through to fiscal year 2017 are negative $3 million, $13 million, $53 million, $76 million, $83 million and $84 million, respectively.

J.P. Morgan also calculated a range of terminal values of the Company at the end of the projection period ending 2017 by applying a perpetual growth rate ranging from 3.0% to 5.0% and a range of discount rates from 13.0% to 15.0% to the unlevered free cash flows of the Company. Based on these assumptions, the terminal value is in the range of $701 million to $1,095 million.

The perpetual growth rate range was determined based on a combination of macroeconomic factors, such as general industry trends and expected inflation rates, and the professional judgment of J.P. Morgan. The discount rate range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company.

The unlevered free cash flows and the range of terminal values were then discounted to present value using the above range of discount rates. Further adjustments were made to the present value of the unlevered free cash flows and the range of terminal values by adding total cash and pledged cash deposits, subtracting indebtedness and minority interests as of September 30, 2012. Based on these assumptions, the discounted cash flow analysis indicated a range of equity values of between $11.74 and $16.78 per ADS as compared to the per ADS merger consideration.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be most similar to the Company. The companies selected by J.P. Morgan were:

•	Home Inns & Hotels Management Inc.

•	China Lodging Group, Limited

These companies were selected, among other reasons, because they represent the only major publicly traded peers in China’s economy hotel sector that are listed in the U.S. with operations and businesses that, for purpose of J.P. Morgan’s analysis, may be considered similar to that of the Company in terms of (i) operations located in China; and (ii) business focus on the economy hotel sector. Other companies selected by J.P. Morgan for reference only were:

•	Shanghai Jin Jiang International Hotels (Group) Company Limited

•	Wyndham Worldwide Corporation

•	Choice Hotels International, Inc.

•	Accor SA

•	InterContinental Hotels Group PLC

The trading multiples of major global and North American hotel companies with at least some exposure to the economy segment have been included for reference purposes. We note, however, these groups do differ from the Company in terms of geography, scale and business model.

However, none of the selected companies reviewed, including Home Inns & Hotels Management Inc. and China Lodging Group, Limited, is identical to the Company. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to the Company’s and other factors that could affect the public trading value of the selected companies and the Company.

For each of these companies, J.P. Morgan calculated the ratio of firm value to estimated EBITDA for calendar year 2013, referred to as the FV/EBITDA Multiple.

To calculate the range of multiples, J.P. Morgan used EBITDA reported by publicly available research analyst reports and closing trading prices of equity securities with respect to each selected company as of February 26, 2013. Estimated financial data of the Company was based on the financial forecasts and estimates prepared by the Company’s management.

Company	Market value ($mm)	Firm value ($mm)	FV/EBITDA 2013E
Home Inns & Hotels Management Inc.	1,325	1,464	7.0	x
China Lodging Group, Limited	1,122	1,043	8.3	x
Other reference comparables
Low			4.6	x
High			13.3	x
Average			9.7	x

Based on the results of the foregoing analyses of Home Inns & Hotels Management Inc., China Lodging Group, Limited, other reference comparable companies and the Company, and on qualitative judgments involving non-mathematical considerations, including but not limited to trading multiples of the Company prior to the announcement of the offer and the fact that the Company had consistently been trading at a significant discount against the selected comparables, J.P. Morgan determined the 2013 FV/EBITDA Multiple range of 6.0x to 7.5x to be the most relevant metric. J.P. Morgan applied multiples ranging from 6.0x to 7.5x to estimated 2013 EBITDA of the Company of $108 million, based on financial forecasts prepared by the Company’s management, which indicated the following implied equity value per ADS reference range:

Calendar Year Ending	2013E FV/EBITDA range	Implied equity value per ADS (US$)
2013E	6.0x – 7.5x	$13.47 to $16.56

Selected Transaction Analysis

J.P. Morgan reviewed publicly available information to identify comparable transactions where the acquiror sought significant ownership of an economy hotel company in the past three years, and focused primarily on the selected transaction that it deemed relevant in the exercise of its professional judgment. The target company utilized in the selected transaction analysis is not identical to the Company, nor is the precedent transaction utilized identical to the merger contemplated by the merger agreement. In evaluating the precedential value of the transaction listed below, J.P. Morgan made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. For the selected transaction, J.P. Morgan referred to publicly available information. The resulting last fiscal year FV/EBITDA is as follows:

Announcement date	Target	Acquiror	% stake acquired	Total consideration ($mm)	Last fiscal year FV/ EBITDA
May 27, 2011	Motel 168 International Holdings Limited	Home Inns & Hotels Management Inc.	100%	470	11.0x– 12.0x

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a 2012E FV/ EBITDA multiple of 11.0x to 12.0x to the Company’s estimated EBITDA for the calendar year 2012. In comparison to the per ADS merger consideration, the analyses indicated the following implied equity value per ADS reference range:

2012E FV/EBITDA	Implied equity value per ADS (US$)
11.0x – 12.0x	$20.80 to $22.60

However, J.P. Morgan also noted that there were various factors that made the selected transaction different from the contemplated merger, in particular, the significant decline of the market valuations of companies in the Chinese economic hotel sector since the selected transaction occurred, and the differences in the underlying business of the two hotel portfolios.

Other Analyses for Informational Purposes Only

J.P. Morgan noted that historical stock trading and precedent privatization premium analysis are not primary valuation methodologies but are presented merely for informational purposes.

J.P. Morgan reviewed the trading range of the ADSs for the 52-week period ended February 26, 2013. During that period, the range of closing prices of the ADSs was $8.28 to $16.07. J.P. Morgan observed that the closing price of the last trading day prior to the announcement of receipt of the merger proposal, September 25, 2012, was $10.57, and the 30-day volume weighted average price of the ADSs prior to the announcement of receipt of the merger proposal was $9.64.

J.P. Morgan also reviewed the precedent privatization premiums in completed transactions for Cayman-incorporated Chinese companies listed in the U.S. based on publicly available information:

Company	Premium of offer price over the last trading day prior to the announcement	Premium of offer price over the 30-day volume weighted average price prior to the announcement
Tongjitang Chinese Medicines Company	19.0%	22.3%
Chemspec International Limited	28.2%	29.2%
Funtalk China Holdings Limited	17.1%	34.2%
Shanda Interactive Entertainment Limited	23.5%	26.6%
China Real Estate Information Corporation	22.5%	38.7%
China Grentech Corporation Limited	23.0%	34.3%
Gushan Environmental Energy Ltd.	34.1%	27.2%
China Nuokang Bio-Pharmaceutical Inc.	56.8%	67.8%

J.P. Morgan observed that the precedent privatization premiums for Cayman-incorporated Chinese companies listed in the U.S. over the last trading day prior to announcement of a privatization offer (excluding transactions J.P. Morgan deemed as outliers) ranges from 17% to 34%, which implied an equity value per ADS range of $12.37 to $14.16 when applied to the closing price of the ADSs of $10.57 on September 25, 2012, the last trading day prior to the announcement of receipt of the merger proposal. Precedent privatization premiums for Cayman-incorporated Chinese companies listed in the U.S. over the 30-day volume weighted average price prior to the announcement of a privatization offer (excluding transactions J.P. Morgan deemed as outliers) ranges from 22% to 39%, which implied an equity value per ADS range of $11.76 to $13.40 when applied to the 30-day volume weighted average price of $9.64.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. J.P. Morgan has consented to the inclusion of their analyses as an exhibit to the Schedule 13E-3.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results (or, should the merger fail to be consummated, the future value of the ADSs), which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and the selected transaction reviewed is not identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transaction selected was similarly chosen because its participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transaction compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to the special committee of the Board with respect to the merger on the basis of such experience and its familiarity with the Company.

Under the terms of J.P. Morgan’s engagement and for its service, the Company has agreed to pay J.P. Morgan (1) a fee of $1.5 million upon delivery of the Opinion and (2) an additional fee of $500,000, payable upon closing of the merger if the closing occurs prior to the expiry of a twelve-month period after the expiration or termination of J.P. Morgan’s engagement by the special committee. In addition, the Company has agreed to reimburse J.P. Morgan for the fees and disbursements of outside legal counsel engaged by J.P. Morgan in connection with its performance of services hereunder. The Company has also agreed to indemnify J.P. Morgan for certain liabilities arising out of J.P. Morgan’s engagement.

In addition, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and may continue to have in the future, commercial and/or investment banking relationships with the Company and affiliates of certain members of the Consortium, for which J.P. Morgan and such affiliates have received and may in the future receive customary compensation. Such services for the Company and affiliates of certain members of the Consortium during such period have included providing or arranging debt and equity financing, M&A advisory services, treasury and securities services and asset and wealth management services to affiliates of certain members of the Consortium. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of affiliates of certain members of the Consortium, for which it receives customary compensation or other financial benefits. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company and/or affiliates of certain members of the Consortium for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Purpose of and Reasons for the Merger

The Consortium

Under the SEC rules governing "going private" transactions, each member of the Consortium is deemed to be engaged in a "going private" transaction and, therefore, is required to express its or his reasons for the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders, as defined in Rule 13e−3 of the Exchange Act. Each member of the Consortium is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e−3 and related rules under the Exchange Act.

For members of the Consortium, the primary purpose of the merger is to enable the Buyer Group, through Parent, to acquire 100% control of the Company, in a transaction in which the holders of the Shares and the ADSs (other than the Excluded Shares and the Dissenting Shares) will be cashed out in exchange for $13.80 per ADS (or $4.60 per Share), so that Parent will bear the rewards and risks of the sole ownership of the Company after the merger, including any future earnings, general growth of the Company’s business and increases in the value of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses.

For Actis, the merger will also enable it to immediately realize in cash the value of a portion of its equity interests in the Company through its receipt of $4.60 per Share in cash for a portion of its Shares. See "— Interests of Certain Persons in the Merger" beginning on page 73 for additional information.

The Consortium also believes that the merger will provide the Company with flexibility to pursue certain strategic alternatives that it would not be practicable to pursue as a public company, including the ability to pursue business initiatives without focusing on the short-term market reaction of the Company’s public shareholders with respect to such initiatives or the collective risk tolerance of such public shareholders as it relates to such initiatives. Further, as a privately held company, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to unaffiliated shareholders and unaffiliated ADS holders’ concerns and to engage in an ongoing dialogue with unaffiliated shareholders and unaffiliated ADS holders can at times distract management’s time and attention from the effective operation and improvement of the business.

The Consortium decided to undertake the going private transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above and because the Consortium was able to obtain debt and equity financing in connection with the merger. In the course of considering the going private transaction, the Consortium did not consider alternative transaction structures, because the Consortium believed the merger was the most direct and effective way to enable the Consortium to acquire ownership and control of the Company.

The Company

The Company's purpose for engaging in the merger is to enable its shareholders and ADS holders to receive $4.60 per Share and $13.80 per ADS in cash, without interest and net of any applicable withholding taxes, which represents (i) a 30.6% premium over the closing price of our ADSs on September 25, 2012, the trading day immediately prior to the Company's announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012. The Company believes its long-term objectives can best be pursued as a private company. The Company has determined to undertake the merger at this time based on the analyses, determinations and conclusions of the special committee and the Company's board of directors described in detail above under "−Reasons for the Merger and Recommendation of Our Board of Directors."

Effects of the Merger on the Company

Private Ownership

The Company’s ADSs are currently listed on the NYSE under the symbol "SVN." It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately held company owned directly by Parent and indirectly by the Buyer Group through its ownership of Holdco. Following the completion of the merger, the ADSs will cease to be listed on the NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the Company’s ADSs and the underlying Shares under the Exchange Act will be terminated. After the effective time of the merger, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. The cost of complying with United States federal securities laws, including the Sarbanes-Oxley Act of 2002, totaled approximately RMB6.7 million and RMB6.0 million (US$1.0 million) for the years ended December 31, 2011 and December 31, 2012, respectively. As a result of no longer being required to make SEC filings, we will no longer incur such costs and expenses. After the completion of the merger, our shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide.

Upon completion of the merger, each issued and outstanding Share and ADS, other than the Excluded Shares and the Dissenting Shares, will be cancelled in exchange for the right to receive $4.60 and $13.80 in cash per Share and per ADS, respectively, in cash without interest and net of any applicable withholding taxes. At the effective time of the merger, the Excluded Shares will be cancelled for no consideration. At the effective time of the merger, each ordinary share of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one fully paid and non-assessable ordinary share of the surviving corporation. As a result, current shareholders and ADS holders, other than members of the Buyer Group, will no longer have any equity interest in the Company upon completion of the merger. Our shareholders and ADS holders, other than members of the Buyer Group, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters after the effective time of the merger. Similarly, our shareholders and ADS holders, other than members of the Buyer Group, will no longer be exposed to the risk of loss in relation to their investment in the Company after the effective time of the merger.

At the effective time of the merger, each vested option to purchase Shares that is then outstanding and unexercised and unvested option to purchase Shares that is then outstanding and that will vest within one year after the effective time of the merger will be cancelled and converted into and exchanged for the right to receive, within five business days after the effective time of the merger, a cash amount equal to (a) the total number of Shares issuable under such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of the per Share merger consideration of US$4.60 over the exercise price payable per Share under such option, without interest and net of any applicable withholding taxes.

At the effective time of the merger, each unvested option to purchase Shares that is then outstanding and that will not vest within one year after the effective time of the merger will be cancelled and converted into and exchanged for the right to receive, within five business days after the effective time of the merger, an option to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such option with the same vesting schedule, exercise price and other key terms as those of such option. In addition, within one month after the vesting of such option, the holder of such option may elect to receive a cash amount equal to (a) the total number of Shares issuable under such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of the per Share merger consideration of US$4.60 over the exercise price payable per Share under such option, without interest and net of any applicable withholding taxes.

Directors and Management of the Surviving Corporation

Upon the completion of the merger, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the merger (except that, at the effective date, Article I of the memorandum and articles of association of the surviving corporation will be amended to read as follows: "The name of the Company is "7 Days Group Holdings Limited") until thereafter changed or amended as provided therein or by applicable law. In addition, the directors of Merger Sub immediately prior to the completion of the merger (identified below in "Annex D — Directors and Executive Officers of Each Filing Person") will become the directors of the surviving corporation and officers of the Company will remain the officers of the surviving corporation.

Primary Benefits and Detriments of the Merger

The primary benefits of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders include, without limitation, the following:

•	the receipt by such shareholders and ADS holders of the merger consideration of US$4.60 per Share and US$13.80 per ADS in cash, representing a (i) 30.6% premium over the closing price of our ADSs on September 25, 2012, the trading day immediately prior to the Company's announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2%% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012; and

•	the avoidance of the risk associated with any possible decrease in our future revenues and free cash flow, growth or value following the merger.

The primary detriments of the merger to the Company’s unaffiliated shareholders and unaffiliated ADS holders include, without limitation, the following:

•	such shareholders and ADS holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any;

•	in general, the receipt of cash pursuant to the merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See "Certain Material U.S. Federal Income Tax Consequences;" and

•	the fact that since the Company became publicly listed in November 2009, the highest historical closing price of our ADSs ($24.97 per ADS) exceeds the merger consideration offered to our unaffiliated shareholders and unaffiliated ADS holders.

The Company’s Net Book Value and Net Earnings

Parent does not currently own any interest in the Company. Immediately after the closing of the merger, Parent will own 100% of the Company and will have a corresponding interest in our net book value and net earnings. Parent is wholly owned by Holdco and immediately after the closing of the merger, each shareholder of Holdco will have an indirect interest in our net book value and net earnings in proportion to such shareholder’s ownership interest in Holdco. Our net income attributable to our shareholders for the fiscal year ended December 31, 2012 was approximately $28.3 million and our net book value as of December 31, 2012 was approximately $266.6 million.

The table below sets forth the direct or indirect interest in the Company’s net book value and net earnings for the Consortium before and after the merger, based on the historical net book value of the Company as of December 31, 2012 and the historical net earnings of the Company for the year ended December 31, 2012:

	Ownership Prior to the Merger (1)				Ownership After the Merger (2)
	Net Book Value		Net Earnings		Net Book Value		Net Earnings
NAME	$’000%		$’000%		$’000%		$’000%

Mr. Boquan He	63,587	23.85	6,739	23.85	84,650	31.75	8,972	31.75
Mr. Nanyan Zheng	16,397	6.15	1,738	6.15	18,583	6.97	1,970	6.97
Actis	31,594	11.85	3,348	11.85	39,459	14.80	4,182	14.80
Carlyle	0	0	0	0	62,948	23.61	6,671	23.61
Sequoia	0	0	0	0	44,658	16.75	4,733	16.75

(1)	Ownership percentages are based on 147,317,822 Shares outstanding as of the date of this proxy statement.

(2)	Ownership percentages are subject to adjustment pursuant to the terms and conditions of the equity commitment letters.

Alternatives to the Merger

The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. The special committee was formed on September 28, 2012, in response to the receipt of the Going Private Proposal. The special committee in its evaluation of the merger considered possible alternatives to the merger. The special committee, through J.P. Morgan, contacted nine global strategic and financial investors who might be interested in a transaction with the Company in November and December 2012. However, none of these potential investors expressed any interest in pursuing any transaction with the Company, or made any proposal for a transaction with the Company. Furthermore, neither the Company nor the special committee had received any competing offer from any third party since September 26, 2012, when the Going Private Proposal was received from the consortium.

The special committee also took into account that, prior to the receipt of shareholder approval, the Company can terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee of $20 million and reimbursement of Parent’s expenses to the extent provided in the merger agreement. In this regard, the special committee recognized that it has flexibility under the merger agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a superior proposal, recommend such proposal to the Company’s shareholders).

In addition, the special committee also considered other alternatives available to the Company to enhance shareholder value, including remaining as a public company and a leveraged recapitalization. However, the special committee did not believe such other options to be equally or more favorable in enhancing shareholder value, after considering factors such as the forecasts of future financial performance prepared by management, the significant offer premium implied by the merger consideration, the increased costs of regulatory compliance for public companies, the challenges to the Company’s efforts to increase shareholder value as an independent publicly-traded company, and the requirement, as an SEC-reporting company, to disclose a considerable amount of business information to the public which will limit the Company’s ability to compete in the market. Furthermore, the onshore operating subsidiaries of the Company had limited or negative dividend reserves, which poses challenges to the feasibility and execution of a potential leveraged recapitalization. Furthermore, a leveraged recapitalization transaction could unlock short-term value but pose long-term risks and challenges, including that such a transaction would:

•	increase the Company’s leverage ratios, which in light of the Company remaining a public reporting company could in turn potentially decrease employee, customer and supplier confidence in the Company’s long-term prospects and undermine customers’ and suppliers’ willingness to make multi-year commitments to the Company; and

•	present financial and operating risks and challenges associated with the substantial increase in the Company’s leverage, including reducing its operating flexibility, subjecting the Company to potentially onerous debt service requirements and financial and restrictive covenants, as well as potentially limiting the Company’s ability to implement its long-term business strategies.

The special committee decided not to proceed with any other form of transaction such as a scheme of arrangement, tender offer, odd-lot offer or reverse stock split because the special committee believed that these transaction structures were more complex and less effective than the proposed cash merger structure. For further information on the reasons for the special committee’s and the Company’s rejection of these alternatives, see “Reasons for the Merger and Recommendation of Our Board of Directors—Reasons for the Merger.”

Plans for the Company after the Merger

Following the completion of the merger, Parent anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will (i) cease to be a publicly traded company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than it currently has. The increase in debt for the Company following the completion of the merger is due to the borrowings of up to $120 million under the Senior Secured Credit Facility as part of the financing by the consortium of the funds necessary to complete the merger and the related transactions at the time of closing of the merger, including for the payment of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders. Although the borrower under the Senior Secured Credit Facility as of the date of the definitive documents governing such facility will be Merger Sub, after consummation of the merger, the surviving corporation will become the borrower and will be responsible for the payment of principal, interest and other amounts due under the Senior Secured Credit Facility. Please see "Special Factors − Financing − Debt Financing" beginning on page 70 for additional information.

Following the completion of the merger, the Company will no longer be subject to the Exchange Act and NYSE compliance and reporting requirements and the related direct and indirect costs and expenses, and accordingly will no longer incur such costs and expenses.

The Consortium has advised the Company that, except as set forth in this proxy statement, the Consortium does not have any current plans, proposals or negotiations that relate to or would result in any of the following:

•	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

•	the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

•	any other material changes in the Company’s corporate structure or business;

Following the completion of the merger, the surviving corporation’s management and board of directors will continuously evaluate and review the surviving corporation’s business and operations and may propose or develop new plans and proposals, including any of the foregoing actions and any actions to address the challenges referred to in "Special Factors—Purpose of and Reasons for the Merger" above, in each case, which they consider to be in the best interests of the surviving corporation and its shareholders. The Consortium expressly reserves the right to make any changes they deem appropriate to the operation of the surviving corporation in light of such evaluation and review as well as any future developments.

Effects on the Company if the Merger is not Completed

If the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, are not approved and authorized by our shareholders or if the merger is not completed for any other reason, our shareholders and ADS holders will not receive any payment for their Shares or ADSs pursuant to the merger agreement nor will the holders of any options to purchase Shares receive payment pursuant to the merger agreement. Instead, the Company will remain a publicly traded company and the ADSs will continue to be registered under the Exchange Act and listed on the NYSE, provided that the Company continues to meet the NYSE’s listing requirements, and the Company will remain subject to SEC reporting requirements. The market price of our ADSs prior to our public disclosure that it had received a going-private proposal on September 26, 2012 was significantly lower than the price offered in the merger. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is currently being operated. Therefore, our shareholders and ADS holders will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of the Company’s Shares and ADSs.

Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee or Parent may be required to pay the Company a reverse termination fee, in each case as described in "The Merger Agreement—Termination Fee" beginning on page 115. If the merger is not completed, from time to time, the Company’s board of directors will evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger agreement is not approved by the Company’s shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing

The Consortium estimates that the total amount of funds necessary to complete the merger and the related transactions at the closing of the merger, including for (a) the payment of the merger consideration to the Company’s unaffiliated shareholders and unaffiliated ADS holders and (b) expenses in connection with the transactions contemplated by the merger agreement and the related financing transactions will be approximately $717 million, assuming no exercise of dissenters’ rights by shareholders of the Company. The Consortium expects to provide this amount through a combination of (a) aggregate equity commitments of $286 million, severally and not jointly, from the Sponsors, Mr. Boquan He and Jaguar Investment pursuant to the equity commitment letters and the assignment and assumption agreement, (b) aggregate rollover commitments of 67,637,997 Shares (including Shares represented by ADSs), having an aggregate value of approximately $311 million from the Rollover Shareholders pursuant to the support agreement, and (c) a debt commitment letter from the Debt Financing Sources of up to $120 million pursuant to the debt commitment letter. The funds necessary to complete the merger and the related transactions at the closing of the merger, including for the payment of the merger consideration to our unaffiliated shareholders and unaffiliated ADS holders, will be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations. As of the date of this proxy statement, there are no alternative financing arrangements or plans in place to acquire the funds necessary for the merger and the related transactions.

Equity Financing

Concurrently with the execution of the merger agreement, each of Mr. Boquan He and the Sponsors entered into an equity commitment letter with Holdco, pursuant to which each of Mr. Boquan He and the Sponsors have, severally and not jointly committed to purchase, or cause the purchase of, equity interests of Holdco, at or prior to the closing date under the merger agreement, in an amount of up to $28 million by Mr. Boquan He, in an aggregate amount of $17 million by certain affiliated funds of Actis on a several and not joint basis, in an amount of $141 million by Carlyle and in an aggregate amount of $100 million by certain affiliated funds of Sequoia on a several and not joint basis. Such amounts are to be used solely for the purpose of funding a portion of the funds required to consummate the transactions contemplated by the merger agreement, including the merger. The equity commitment of each of Mr. Boquan He and the Sponsors is conditioned upon (i) the execution and delivery of the merger agreement by the Company, (ii) the satisfaction or waiver at the closing of the merger of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by the merger agreement, (iii) the substantially contemporaneous consummation of the closing of the merger, (iv) the substantially simultaneous purchase of securities of Holdco pursuant to the other equity commitment letters, and (v) the funding of the debt financing (or alternative debt financing being obtained in accordance with the merger agreement) in accordance with the debt commitment letter. Each of the equity commitments will terminate upon the earliest to occur of (i) the closing of the merger (subject to performance of each of Mr. Boquan He’s and the Sponsors’ obligations under their respective equity commitment letters, (ii) the termination of the merger agreement due to the failure of the merger to close within six months from the date of the equity commitment letters, (iii) the valid termination of the merger agreement (unless the Company has commenced litigation prior to termination to require Parent to enforce the equity commitments, in which case the equity commitments will terminate when there is final and conclusive and binding determination of such litigation and Mr. Boquan He and the Sponsors, as the case may be, has satisfied any obligations finally determined or agreed to be owed by them under the equity commitment letters), and (iv) the Company or any of its affiliates, shareholders or agents, making any claim against Mr. Boquan He or the Sponsors, as the case may be, other than claims expressly permitted under the limited guaranties. The Company is an express third-party beneficiary of each of the equity commitment letters to the extent of its right to seek specific performance of each of the equity commitments under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent and Merger Sub to enforce the equity commitments.

On April 29, 2013, Mr. Boquan He and Jaguar Investment executed an assignment and assumption agreement, pursuant to which, among other things, Mr. Boquan He assigned and transferred, and Jaguar Investment assumed and accepted, all the Mr. Boquan He's rights, interests and obligations under the equity commitment letter dated as of February 28, 2013 between Mr. Boquan He and Holdco.

Rollover Equity

Concurrently with the execution of the merger agreement, the Rollover Shareholders entered into the support agreement with Holdco and Parent pursuant to which they have agreed, among other things, to have an aggregate of 67,637,997 Shares held by them (representing approximately 45.9% of the total issued and outstanding Shares as of the date of this proxy statement, the equivalent of an aggregate value of approximately $311 million based on $4.60 per Share) cancelled in the merger, which Shares will not be converted into the right to receive the merger consideration. Each Rollover Shareholder will instead receive the same number of ordinary shares of Holdco as the number of Shares contributed by such member.

The consummation of the transactions contemplated by the support agreement is subject to the satisfaction in full (or waiver) of certain conditions of the Company’s obligations and each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by the merger agreement. The support agreement will terminate immediately upon the earlier to occur of (a) the closing of the merger and (b) the valid termination of the merger agreement in accordance with its terms. Please see "—Voting by the Rollover Shareholders at the Extraordinary General Meeting" beginning on page 78 for a description of additional terms of the support agreement.

Debt Financing

Merger Sub has received a debt commitment letter, dated February 8, 2013 from Cathay United Bank, Chinatrust Commercial Bank Co., Ltd, Nomura International (Hong Kong) Limited, Ta Chong Bank, Ltd. and Taipei Fubon Commercial Bank Co., Ltd. (the "Mandated Lead Arrangers") and Cathay United Bank, Chinatrust Commercial Bank Co., Ltd, Nomura Special Investments Singapore Pte. Ltd., Ta Chong Bank, Ltd. and Taipei Fubon Commercial Bank Co., Ltd., Offshore Banking Branch (the "Underwriters") (collectively and together with such additional financing sources that may become an underwriter pursuant to the terms of the debt commitment letter, the "Debt Financing Sources") to provide, by themselves or through their affiliates, a senior secured credit facility in the aggregate principal amount of up to $120,000,000 (the "Senior Secured Credit Facility"), subject to the conditions set forth therein for the purpose of financing the consideration for the merger, funding a debt service reserve account and paying fees and expenses incurred in connection with the merger (collectively, the "Debt Financing Purposes").

The debt commitments will expire on the earlier of (i) the closing date, (ii) the date on which the merger agreement lapses, terminates or otherwise ceases to have effect, and (iii) six months from the date of the debt commitment letter. The definitive facility agreement governing the Senior Secured Credit Facility (the "Facility Agreement") will be drafted, negotiated and entered into based on terms which have been substantially negotiated, and a term sheet setting out the negotiated terms is attached to the debt commitment letter. In the debt commitment letter, the parties have agreed to negotiate the Facility Agreement in good faith and use all their commercially reasonable efforts to execute the Facility Agreement within 60 days of the date on which Merger Sub countersigned the debt commitment letter (February 28, 2013). The definitive documents governing the Senior Secured Credit Facility have not been executed as of the date hereof and, accordingly, the actual terms of the Senior Secured Credit Facility may differ from those described in this proxy statement. Except as described herein, there is no other or arrangement to finance the merger or repay the Senior Secured Credit Facility.

Terms of the Senior Secured Credit Facility

General. The borrower under the Senior Secured Credit Facility as of the date of the definitive documents governing such facility will be Merger Sub. After consummation of the merger, the surviving corporation will become the borrower. The Senior Secured Credit Facility consists of a $120,000,000 loan with a term of five years. No alternative financing arrangements or alternative financing plans have been made in the event that any of the Senior Secured Credit Facility becomes unavailable. The Debt Financing Sources have been appointed as joint arranging parties for the Senior Secured Credit Facility. Taipei Fubon Commercial Bank Co., Ltd. has been appointed as the agent and Cathay United Bank has been appointed as the security agent for the Senior Secured Credit Facility.

Conditions Precedent. The availability of the Senior Secured Credit Facility is subject to, among other things, (a) all conditions precedent to the merger (including the absence of any "Company Material Adverse Effect," as defined in the merger agreement, included therein) having been satisfied in full without any waiver (other than any waiver which would not materially and adversely affect the interests of the lenders in respect of the Senior Secured Credit Facility), and no provision to the merger agreement or other merger documents being waived or amended in a manner which would materially and adversely affect the interests of the lenders without the consent of the lenders in respect of the Senior Secured Credit Facility, (b) negotiation and execution of the definitive Facility Agreement and any security documents required by the Facility Agreement, (c) legal opinions issued by counsel to the lenders for all relevant jurisdictions in respect of the definitive documentation for the Senior Secured Credit facility and the entry into of that definitive documentation, (d) the completion and sufficiency of the equity commitment funding, (e) the payment of fees and expenses, (f) the receipt of certain financial and other information relating to the Company, including due diligence reports from external legal and financial advisors of the Consortium, (g) evidence that a debt service reserve account of the surviving corporation has been opened and will be funded, and (h) arrangements for the discharge, amendment or waiver of certain existing indebtedness of one of the Company’s subsidiaries to the extent that it conflicts with the terms of the Senior Secured Credit Facility.

Interest Rate and Fees. A loan under the Senior Secured Credit Facility is expected to bear interest at a rate equal to LIBOR (London interbank offer rate) plus a margin of 3.75% per annum. After the expiry of 12 months following the closing date of the merger, the margin will be subject to reduction pursuant to a leverage-based pricing grid.

Prepayments and Amortization. The borrower will be permitted to make voluntary prepayments of the loans under the Senior Secured Credit Facility at any time, without premium or penalty. The borrower will be required to immediately repay the entire amount of any loan then outstanding in the event of a change of control, which, (a) prior to a qualifying public offering and listing, would be triggered by a reduction in the voting ownership or economic interest in the borrower by the group comprising Carlyle, Sequoia, Actis and the Co-Chairmen to below 66.66% (the "Required Percentage") and of the group comprising Carlyle, Sequoia and Actis to below 50.1% of the Required Percentage, and (b) following a qualifying public offering and listing, would be triggered by a reduction in the voting ownership or economic interest in the borrower by the group comprising Carlyle, Sequoia, Actis and the Co-Chairmen to below 30% or such group no longer holding a greater percentage of the total voting power of the borrower than any third party. The borrower will also be required to make mandatory prepayments of the loan under the Senior Secured Credit Facility with (1) net cash proceeds of asset sales, claims against certain report providers, and insurance claims, in each case, subject to reinvestment rights, receipt of proceeds outside the PRC, and certain agreed exclusions, (2) a certain percentage of proceeds from a public offering or listing of the borrower or any holding company of the borrower subject to a leverage-based grid, and (3) a proportion of the surviving corporation’s excess cash flow determined by a leverage-based prepayment grid. The loan is expected to be repaid in semi-annual installments starting from June 30, 2014. No loan prepaid or repaid may be re-borrowed.

Guarantors. All obligations under the Senior Secured Credit Facility will be guaranteed by the borrower and by each of the borrower’s existing subsidiaries incorporated outside the PRC and any future subsidiaries to be incorporated from time to time outside of the PRC if that subsidiary meets certain criteria.

Security. The obligations of the borrower and the guarantors under the Senior Secured Credit Facility will be secured, subject to permitted liens and other agreed upon exceptions, by: (1) a first-priority lien on all the capital stock of the borrower and each guarantor of the Senior Secured Credit Facility, and on the equity interests in subsidiaries incorporated in the PRC that are directly held by the borrower’s subsidiaries incorporated outside the PRC; and (2) substantially all the borrower’s present and future assets and those of each guarantor, in each case to the extent otherwise permitted by applicable law and subject to certain security principles set forth in the definitive Facility Agreement. Delivery of security by the Company or its subsidiaries will not be a condition precedent to the availability of the Senior Secured Credit Facility on the closing date, but will be required to be delivered following the closing date.

Other Major Terms. The Senior Secured Credit Facility will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness and certain other indebtedness, liens, transactions with affiliates, and dividends and other distributions. The Senior Secured Credit Facility will also include events of default. Upon the initial funding of the Senior Secured Credit Facility, Merger Sub has also agreed to pay upfront fees to the Debt Financing Sources in relation to the Facility.

Limited Guaranty

Concurrently with the execution of the merger agreement, each of the Co-Chairmen and the Sponsors entered into a limited guaranty in favor of the Company, pursuant to which he or it agreed, severally and not jointly, to guarantee his or its pro rata share of the obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee to the Company and reimburse certain enforcement expenses. Each limited guaranty will terminate upon the earliest to occur of (i) all of the obligations payable under the limited guaranty having been paid in full, (ii) the effective time of the merger, (iii) the termination of the merger agreement in accordance with its terms by mutual consent of Parent and the Company or under circumstances in which Parent and Merger Sub would not be obligated to pay the reverse termination fee or otherwise make payments pursuant to the merger agreement to the Company, and (iv) 90 days after the termination of the merger agreement under circumstances set forth in the merger agreement where Parent and Merger Sub will be obligated to pay a termination fee if the Company has not presented a claim for payment by such 90th day.

On April 29, 2013, Mr. Boquan He and Jaguar Investment executed an assignment and assumption agreement, pursuant to which, among other things, Mr. Boquan He assigned and transferred, and Jaguar Investment assumed and accepted, all the Mr. Boquan He's rights, interests and obligations under the limited guaranty dated as of February 28, 2013 by Mr. Boquan He in favor of the Company.

Liability Cap and Limitation on Remedies

The Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief, solely with respect to causing Parent and Merger Sub to cause the equity financing to be funded at any time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent’s and Merger Sub’s obligations to consummate the merger (other than those conditions that by their terms are to be satisfied at the closing of the merger) have been satisfied or waived, (ii) Parent and Merger Sub fail to complete the closing of the merger by the date the closing is required to have occurred pursuant to the merger agreement, (iii) the debt financing or alternative financing has been funded or will be funded at the closing if the equity financing is funded at the closing of the merger and (iv) the Company has irrevocably confirmed in writing that (A) all conditions to its obligations to consummate the merger have been satisfied or that it is willing to waive any of the conditions to the extent not satisfied and (B) if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur.

Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof against the Company, which remedies are in addition to any other remedy to which they are entitled at law or in equity.

Subject to the equitable remedies the Company may be entitled to as discussed above, our right to receive payment of a reverse termination fee of $32 million plus our enforcement expenses from Parent or Merger Sub is our sole and exclusive remedy for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise.

Subject to the equitable remedies Parent or Merger Sub may be entitled to as discussed above, Parent’s right to receive payment of a termination fee of $20 million is the sole and exclusive remedy of Parent and Merger Sub against us for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise.

Interests of Certain Persons in the Merger

In considering the recommendation of the special committee and our board of directors with respect to the merger, you should be aware that each member of the Buyer Group has interests in the transaction that are, or may be, different from and/or in addition to those of our shareholders generally. The Company’s board of directors and special committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders vote in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger.

Interests of the Buyer Group

Concurrently with the execution of the merger agreement, the Rollover Shareholders entered into the support agreement with Holdco and Parent pursuant to which they have agreed, among other things, to have an aggregate of 67,637,997 Shares held by them (representing approximately 45.9% of the total issued and outstanding Shares as of the date of this proxy statement, the equivalent of an aggregate value of approximately $311 million based on $4.60 per Share) cancelled in the merger, which Shares will not be converted into the right to receive the merger consideration. Each such member of the Buyer Group will instead receive the same number of ordinary shares of Holdco as the number of his or its Shares cancelled in the merger for no consideration.

Given the Company will become a privately-held company following the completion of the merger, the interests of such members of the Buyer Group in Holdco will be illiquid, with no public trading market for such shares and no certainty of an opportunity to sell their beneficial interests in the surviving corporation at an attractive price, or that any dividends paid by the surviving corporation will be sufficient to recover their investment. Each of such members of the Buyer Group may also enjoy benefits from future earnings and growth of the surviving corporation.

Treatment of Existing Share Options, Including Those Held by Officers and Directors

If the merger is completed, each vested option to purchase Shares that is then outstanding and unexercised and unvested option to purchase Shares that is then outstanding and will vest within one year after the effective time of the merger will be cancelled and converted into and exchanged for the right to receive, within five business days after the effective time of the merger, a cash amount equal to (a) the total number of Shares issuable under such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of the per Share merger consideration of US$4.60 over the exercise price payable per Share under such option, without interest and net of any applicable withholding taxes.

If the merger is completed, each unvested option to purchase Shares that is then outstanding and will not vest within one year after the effective time of the merger will be cancelled and converted into and exchanged for the right to receive, within five business days after the effective time of the merger, an option to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such unvested option with the same vesting schedule, exercise price and other key terms of such unvested option. In addition, within one month after the vesting of such option, the holder of such option may elect to receive a cash amount equal to (a) the total number of Shares issuable under such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of the per Share merger consideration of US$4.60 over the exercise price payable per Share under such option, without interest and net of any applicable withholding taxes.

The following table shows, as of the date of this proxy statement, for each director and executive officer of the Company, (1) the number of Shares owned, (2) the cash payment that will be made in respect of the Shares at the effective time of the merger, (3) the number of Shares underlying the vested option to purchase Shares that is outstanding and unexercised at the effective time of the merger, (4) the cash payment that will be made in respect of the vested options to purchase Shares at the effective time of the merger, (5) the number of Shares underlying the unvested options to purchase Shares that are outstanding and will vest within one year after the effective time of the merger, (6) the cash payment that will be made, at the effective time of the merger, in respect of the unvested options to purchase Shares that are outstanding and that will vest within one year after the effective time of the merger, (7) the number of Shares underlying the unvested options to purchase Shares that are outstanding and will not vest within one year after the effective time of the merger, (8) the aggregate cash value that may be made in respect of the unvested options to purchase Shares that are outstanding and will not vest within one year after the effective time of the merger (assuming all the holders thereof elect to receive cash amounts instead of ordinary shares of Holdco), and (9) the total cash payment such person may receive in respect of all payments described in this table if the merger is consummated (in all cases before applicable withholding taxes).

	Shares			Vested Options to Purchase Shares		Unvested Options to Purchase Shares that are outstanding and that will vest within one year after the effective time of the Merger		Unvested Options to Purchase Shares that are outstanding and that will not vest within one year after the effective time of the Merger
Name of Directors and Executive Officers	Shares beneficially Owned		Cash Payment thereof at the Closing	Shares Underlying	Cash Payment therefor at the Closing	Shares Underlying	Cash Payment therefor at the Closing	Shares Underlying	Cash Payment therefor	Total Cash Payments
Boquan He	35,131,575		-	-	-	-	-	-	-	-
Nanyan Zheng	9,053,420		-	387,501	$472,504	135,000	$109,800	67,500	$54,900	$637,204
Jeffrey Perlman	24,008,321	(1)	-	-	-	-	-	-	-	-
Meng Ann Lim	17,454,557	(2)	-	-	-	-	-	-	-	-
Tan Wee Seng	-		-	18,741	$8,246	6,258	$2,754	-	-	$11,000
Bin Dai	-		-	18,741	$8,246	6,258	$2,754	-	-	$11,000
Tao Thomas Wu	-		-	-	-	-	-	-	-	-
Yuezhou Lin	2		$9	270,621	$253,131	399,375	$563,325	547,509	$842,807	$1,659,273
Eric Haibing Wu	97,500		$448,500	425,616	$671,618	286,875	$383,063	360,009	$542,370	$2,045,550

(1)	The record holder of such Shares is WP RE, a Cayman Islands company wholly owned by Warburg Pincus Real Estate I, L.P., a Delaware partnership. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 125 for additional information.

(2)	The record holder of such Shares is Happy Travel Limited, a Mauritius company. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 125 for additional information.

After the completion of the merger, the maximum amount of cash payments our directors and executive officers (excluding the Co-Chairmen) may receive in respect of their Shares and options to purchase Shares is approximately $3.7 million, including approximately $0.4 million in respect of Shares and approximately $3.3 million in respect of options to purchase Shares.

Indemnification and Insurance

Pursuant to the merger agreement, Parent and Merger Sub have agreed that:

•	The indemnification, advancement and exculpation provisions of certain indemnification agreements by and among the Company and its directors and certain executive officers, as in effect at the effective time will survive the merger and may not be amended, repealed or modified for a period of six (6) years from the effective time of the merger in any manner that would adversely affect the rights of the current or former directors or officers of the Company or any of its subsidiaries.

•	The memorandum and articles of association of the surviving corporation will contain provisions with respect to exculpation and indemnification of liability and advancement of expenses that are at least as favorable to the current and former directors and officers of the Company as those presently set forth in the Company’s memorandum and articles of association, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the effective time in any manner that would adversely affect the rights of the individuals who, at or prior to the effective time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification is required by law.

•	From and after the effective time, the surviving corporation will comply with all of the Company’s obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (a) the current and former directors, officers or employees of the Company or any subsidiaries against liabilities arising out of, relating to or in connection with (i) the fact that such party is or was a director, officer or employee of the Company or such subsidiary, or (ii) any acts or omissions occurring or alleged to have occurred before or at the effective time to the extent provided under the Company’s or such subsidiaries’ respective organizational and governing documents or agreements effective on the date of the merger agreement and to the fullest extent permitted by the Cayman Companies Law or any other applicable law; and (b) such persons against all liabilities arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company or any of its subsidiaries.

•	The surviving corporation will maintain the Company’s and its subsidiaries’ directors’ and officers’ liability insurance for a period of six (6) years after the effective time of the merger on terms with respect to coverage and amount no less favorable than the existing insurance; provided that the surviving corporation may substitute liability insurance policies of at least the same coverage containing terms, conditions, retentions and limits of liability that are no less favorable than those provided under the Company’s current policies and that the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In addition, the Company may purchase a six-year "tail" prepaid policy prior to the effective time on terms and conditions providing substantially equivalent benefits as the existing directors’ and officers’ liability insurance maintained by the Company.

The Special Committee

On September 28, 2012, our board of directors established the special committee to consider the proposal from certain members of the Consortium and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The special committee is composed of two independent directors, including Mr. Tan Wee Seng and Mr. Bin Dai. Mr. Tan Wee Seng serves as the chairman of the special committee. Other than their receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or our board of directors’ recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement and their right to receive merger consideration for the options to purchase Shares held by them after the effective time of the merger, neither of the members of the special committee has a financial interest in the merger or any other transactions contemplated by the merger agreement and neither of them is related to or is an affiliate of any member of the Consortium. Our board of directors did not place any limitations on the authority of the special committee regarding its investigation and evaluation of the merger.

We have compensated, and will continue to compensate, the members of the special committee in exchange for their service in such capacity. Mr. Tan Wee Seng, as the chairman of the special committee, received an amount equal to $40,000 shortly after the establishment of the special committee, and has received or will receive an amount of $16,000 per month for each of the five consecutive months starting from November 2012 and an amount of $10,000 per month starting from April 2013 until the merger is completed or terminated. Mr. Bin Dai received an amount equal to $20,000 shortly after the establishment of the special committee, and has received or will receive an amount of $8,000 per month for each of the five consecutive months starting from November 2012 and an amount of $5,000 per month starting from April 2013 until the merger is completed or terminated.

Position with the Surviving Corporation

After consummation of the merger, the Co-Chairmen expect to continue to serve as co-chairmen of the board of directors of the surviving corporation. It is anticipated that the executive officers of the Company will hold positions with the surviving corporation that are substantially similar to their current positions. These arrangements will allow these persons to benefit from remuneration arrangements with the surviving corporation.

In addition, current employees of the Company are expected to continue as employees of the surviving corporation with compensation and benefits at a level no less favorable than that provided prior to the merger.

Holdco ESOP

After the Closing, Holdco shall implement an employee share option plan ("ESOP"). In principle, the ESOP shall grant management options, the exercise price of which is equal to the merger consideration. The vesting and exercisability of the options under the ESOP shall be linked to the equity value of Holdco at the time of an exit event for the members of the Consortium.

Confidentiality Agreements

On October 30, 2012, the Company entered into separate confidentiality agreements with each of Carlyle, Sequoia and Actis, which were amended and restated on November 26, 2012 (the "Confidentiality Agreements"), pursuant to which each of the Sponsors agreed that any non-public information furnished to it or its representatives by or on behalf of the Company would be considered confidential information and, for a period of 18 months from the date of the Confidentiality Agreements, or until such date on which the merger is consummated, would be kept confidential and be used only for purposes of evaluating a possible transaction. The parties agreed that they would only disclose the confidential information to their representatives or as may be required by law.

Under the Confidentiality Agreements, each of the Sponsors also agreed, among other things, to certain "standstill" provisions for the protection of the Company for a period of 12 months from the date of the Confidentiality Agreement, provided that such "standstill" provisions would not apply to any individuals or business groups of the banks that provide or may provide financing to the Sponsors for the transaction, other than individuals or business groups that have actually received the confidential information.

In addition, each of the Sponsors have agreed that, subject to certain exceptions, for a period of 18 months from the date of the Confidentiality Agreement, neither it nor its representatives would solicit for employment or employ the Company's employees, engage any discussions with customers or suppliers or initiate or maintain contact with any director, officer, employee or agent of the Company regarding the Company's business, affairs, operations, financial condition, results of operations or prospects. Further, each of the Sponsors has agreed not to have any discussions with officers, directors or employees of the Company or any of its affiliates in relation to the merger, other than the Consortium members and their representatives, with respect to such person's employment role or office following the merger, unless such discussions and negotiations are coordinated by the special committee.

Related Party Transactions

We have adopted an audit committee charter, which requires the audit committee to review and approve all related party transactions as defined in Item 404 of Regulation S-K on an ongoing basis. In addition to the arrangements in connection with the merger discussed elsewhere in this proxy statement, we had the following transactions with related parties during the past two years:

Lease Agreements with Noncontrolling Shareholders in Subsidiaries

Three of our hotels are leased from noncontrolling shareholders in our subsidiaries. Both of these leases were negotiated on an arms’ length basis. The table below sets forth certain terms relating to these lease agreements:

Hotel location	Lessee	Lessor	Term of lease	Rent

Shanghai	Shanghai Qijia Hotel Management Co., Ltd.	Shanghai Jiayi Real Estate Consulting Co., Ltd.	15 years and three months	RMB4.0 million per year; with rent increases of 3% every three years starting in the fourth year

Shenzhen	7 Days Shenzhen	Mr. Qineng Zhuang	10 years	RMB572,760 for the first year; RMB859,140 for the second year; with rent increases of 5% every two years starting in the third year

Chengdu	Chengdu 7 Days Hotel Management Co., Ltd	Sichuan 7 Days Hotel Management Co., Ltd	10 years	RMB829, 300 for the first year, with rent increases of 3% every year starting in the second year.

The related rent expense incurred during the years ended December 31, 2011 and 2012 amounted to RMB5.13 million and RMB 5.13 million (US$0.8 million), respectively.

Borrowings from Noncontrolling Shareholders in Subsidiaries

In 2010, we borrowed funds from noncontrolling shareholders in our subsidiaries with repayment terms ranging from 10 to 15 years. Since 2011, we did not borrow additional funds from noncontrolling shareholders in our subsidiaries. The total outstanding principal of such borrowings was RMB0.8 million (US$0.1 million) as of December 31, 2012 and our total repaid amount was RMB0.6 million (US$0.1 million) during the year of 2012.

Transaction with Guangzhou Haoai Information Technology Co., Ltd. and Guangzhou Chujian Culture Media Co., Ltd

In May 2010, we engaged Guangzhou Haoai Information Technology Co., Ltd. (“Guangzhou Haoai”) to develop a cell phone hotel room booking software application for us. Mr. Nanyan Zheng, the co-chairman of our board, is the chairman of Guangzhou Chujian Culture Media Co., Ltd, or Chujian, the parent company of Guangzhou Haoai, and owns majority of the total outstanding equity interest in Chujian. To facilitate Guangzhou Haoai’s initiation of development efforts for this application, we paid, on behalf of Guangzhou Haoai, RMB1.1 million to its employees in 2010 and RMB0.4 million in 2011 as salary advances. These payments were later fully repaid to us in the same year.

In 2011, we entered into an agreement with Chujian under which we are required to pay a commission to Chujian when hotel room night booking is made via an internet platform hosted by Guangzhou Haoai and Chujian. The related commission expense incurred during the years ended December 31, 2011 and 2012 amounted to RMB1.4 million and RMB3.6 million (US$0.6 million), respectively.

Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and the Consortium in connection with the merger are estimated at the date of this proxy statement to be as follows:

Description	Amount
Legal fees and expenses
Financial advisor and other professional fees
Special committee fees
Miscellaneous (including accounting fees, filing fees, printing fees, proxy solicitation fees, mailing costs, ADS cancellation and surrender fees, directors’ and officers’ insurance costs and costs associated with the establishment of Parent and Merger Sub)
Total

These expenses will not reduce the merger consideration to be received by our shareholders and ADS holders. Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses except as otherwise provided in the merger agreement.

Voting by the Rollover Shareholders at the Extraordinary General Meeting

Pursuant to the support agreement, each of the Rollover Shareholders has agreed, until either the closing of the merger or the termination of the merger agreement in accordance with its terms, to appear or otherwise cause its Shares to be counted as present for purposes of calculating a quorum and vote or otherwise cause to be voted all of their Shares:

•	for approval of the merger agreement;

•	against any competing transaction or other transaction or proposal made in opposition to the merger agreement or in competition or inconsistent with the merger;

•	against any other action, agreement or transaction that is intended or could reasonably be expected to materially interfere with or adversely affect the merger;

•	against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company in the merger agreement, or of the Rollover Shareholder in the support agreement;

•	in favor of any adjournment or postponement of the shareholders’ meeting as may be reasonably requested by Parent; and

•	in favor of any other matter necessary to effect the transactions contemplated by the merger agreement.

Each Rollover Shareholder has also agreed not to, directly or indirectly, do any of the following:

•	initiate, solicit, propose, encourage or knowingly facilitate (including by providing information) any inquiries, proposals or offers with respect to a competing transaction or offer that would reasonably be expected to lead to a competing transaction,

•	participate in any negotiations or discussions concerning, or provide or cause to be provided any non-public information or data relating to the Company in connection with, an actual or proposed competing transaction or offer that would reasonably be expected to lead to a competing transaction, or otherwise knowingly facilitate any effort or attempt to implement a competing transaction or offer that would reasonably be expected to lead to a competing transaction,

•	to the extent not required by applicable law, grant any waiver, amendment or release under any standstill or confidentiality agreement or takeover statutes, or otherwise knowingly facilitate any effort or attempt by any person to make a competing transaction, or

•	approve or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any competing transaction or offer that would reasonably be expected to lead to a competing transaction.

The obligations of certain members of the Rollover Shareholders under the support agreement will terminate upon the closing of the merger or the termination of the merger agreement in accordance with its terms, including, among others, in the event that the Company’s board of directors changes its recommendation with respect to the merger.

The Buyer Group, as a group, owns approximately 50.01% of the total issued and outstanding Shares.

Litigation Related to the Merger

We are not aware of any lawsuit that challenges the merger agreement or any of the transactions contemplated by the merger agreement, including the merger.

Accounting Treatment of the Merger

The merger is expected to be accounted for at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, "Business Combinations—Related Issues."

Regulatory Matters

The Company does not believe that any material regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the federal securities laws and the filing of the Cayman Islands Plan of Merger (and supporting documentation as specified in the Cayman Companies Law) with the Registrar and in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Cayman Islands Plan of Merger and notice of merger published in the Cayman Islands Gazette.

Dissenters’ Rights

See Dissenters’ Rights starting on page 119.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of material U.S. federal income tax consequences to only U.S. Holders (as defined below) of the exchange of Shares for cash pursuant to the merger agreement. For purposes of this discussion, except as otherwise noted, references to Shares include ownership interests in Shares through ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), final and temporary U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and to differing interpretation, which may result in tax consequences different from those described below. This discussion is not binding on the U.S. Internal Revenue Service (the "IRS") and the IRS may challenge any of the conclusions set forth below. Any discussion of U.S. federal tax issues in this document is not intended or written to be relied upon, and cannot be relied upon by investors, for the purpose of avoiding penalties that may be imposed under the Code.

This discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the merger. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular shareholders in light of their individual investment circumstances or to certain types of shareholders subject to special tax rules, including holders that are (i) banks, financial institutions, or insurance companies; (ii) regulated investment companies, mutual funds, or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; (iv) tax-exempt organizations; (v) holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment; (vi) holders that acquired Shares in connection with the exercise of employee share options or otherwise as compensation for services; (vii) holders that have a "functional currency" other than the U.S. dollar; (viii) retirement plans, individual retirement accounts, or other tax-deferred accounts; (ix) U.S. expatriates; (x) persons subject to alternative minimum tax; (xi) holders that actually or constructively own 10% or more of our voting stock; or (xii) partnerships or other entities classified as partnerships for U.S. federal income tax purposes. This discussion assumes that Shares are held as capital assets, within the meaning of Section 1221 of the Code, at all relevant times.

As used herein, a "U.S. Holder" is any beneficial owner of Shares that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of partnership. Any partner of a partnership holding Shares is urged to consult its own tax advisor.

ALL HOLDERS OF SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR SITUATIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER LAWS.

Consequences of Participation in the Merger or an Exercise of Dissenters’ Rights

The receipt of cash, either as consideration in the merger or as a result of a U.S. Holder exercising its Dissenters’ Rights (as described under "Dissenters’ Rights"), will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who so exchanges Shares for cash will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in the Shares exchanged therefor. Subject to the discussion under "Passive Foreign Investment Company" below, such recognized gain or loss will generally be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Shares exchanged is greater than one year at the effective time of the merger.

Long-term capital gains of non-corporate U.S. Holders are currently subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code. If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares.

Any gain or loss recognized by U.S. Holders will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. However, in the event that we are deemed to be a PRC "resident enterprise" under the PRC tax law and gain from the disposition of the Shares is regarded as gain sourced from the PRC and should be subject to tax in the PRC, you may be eligible to elect to treat such gain as PRC source gain under the income tax treaty between the United States and the PRC (the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion With Respect to Taxes on Income (the "Treaty"). If we are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the exchange of Shares pursuant to the merger agreement unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on gain on a disposition of our Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company

In general, we will be a passive foreign investment company, or a "PFIC," for any taxable year in which (i) at least 75% of our gross income is passive income or (ii) at least 50% of the value of our assets (based on a quarterly value of the assets during the taxable year) is attributable to assets that produce or are held for the production of passive income (the "asset test"). For this purpose, passive income generally includes dividends, interest, royalties and rents. If we own, directly or indirectly, at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. For purposes of the asset test: (a) any cash and other current assets readily convertible into cash will count as producing passive income or held for the production of passive income, and (b) the total value of our assets is calculated based on the market capitalization.

Based on the past composition of our income and the valuation of our assets, including goodwill, we believe we were not a PFIC, for U.S. federal income tax purposes for the taxable year ended December 31, 2012 and we do not believe we will be a PFIC for the current taxable year, although there can be no assurance in this regard. Our PFIC status for the current taxable year 2013 will not be determinable until the close of the taxable year ending December 31, 2013.

If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. Holder held Shares and the U.S. Holder has not made a valid mark-to-market election or qualified electing fund election, any gain recognized by a U.S. Holder on the disposition of a Share generally would be allocated ratably over such U.S. Holder’s holding period for the Share. The amount allocated to the taxable year of the disposition and to any year before we became a PFIC would be treated as ordinary income in the current taxable year. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year. We do not intend to provide the information U.S. Holders would need to make a qualified electing fund election for the current taxable year. As a result, if we are a PFIC in the current year, a U.S. Holder will not be able to make a valid qualified electing fund election, and any gain recognized by a U.S. Holder that exchanges such U.S. Holder’s Shares for cash pursuant to the merger would be treated as ordinary income rather than capital gain.

If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. Holder held Shares, a U.S. Holder generally would be required to file IRS Form 8621 with respect to the disposition of Shares. The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the applicable consequences of the merger to such U.S. Holder if we are a PFIC or have been a PFIC during any prior year in which a U.S. Holder held Shares.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding with respect to the amount of cash received in the merger. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, and otherwise complies with the applicable requirements. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that the required procedures are followed. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

Consequences to the Rollover Shareholders

Rollover Shareholders that do not receive any cash are not expected to recognize any gain or loss for U.S. federal income tax purposes. Rollover Shareholders that do receive cash will be taxed as described above under the heading "Consequences of Participation in the Merger or an Exercise of Dissenters' Rights" to the extent such holders are treated as exchanging Shares for such cash.

Consequences to the Company

No gain or loss is expected to be recognized by the Company.

Material PRC Income Tax Consequences

Under the PRC Enterprise Income Tax Law ("EIT Law"), which took effect on January 1, 2008, enterprises established outside of China whose "de facto management bodies" are located in the PRC are considered "resident enterprises," and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Regulation on the Implementation of PRC Enterprise Income Tax Law, effective as of January 1, 2008, which defines the "de facto management body" as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies ("Circular 82") on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore incorporated enterprise is located in China. Under the EIT Law and its implementation regulations, PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of cash by a "non−resident enterprise" from transfer of its equity in a PRC resident enterprise, provided that the "non−resident enterprise" (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC. Under the Individual Income Tax Law, an individual who disposed of capital asset in China is subject to PRC income tax at the rate of 20%. Reliefs from these taxes could be sought from applicable Income Tax Treaties with China.

As there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company cannot confirm whether it would be considered a resident enterprise under the EIT Law or whether the gain recognized on the receipt of cash for our Shares would otherwise be subject to PRC tax to holders of such shares that are not PRC residents.

In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non−resident Enterprises’ Equity Transfer Income ("Circular 698," Guo Shui Han [2009] No. 698), issued by the State Administration of Taxation, which became effective as of January 1, 2008, and the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non−resident Enterprises (Gong Gao No. 24) issued by the State Administration of Taxation, which became effective as of April 1, 2011, if any non−resident enterprise transfers equity of a PRC resident enterprise, the non−resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer; provided, however, that any purchase or sale of equity through the open market will not be subject to such taxation. Where the non−resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, which was established in a jurisdiction with either (a) an actual rate of tax of less than 12.5% or (b) a tax exemption for the income arising out of the disposition, the non−resident enterprise is required to file with the relevant taxation authorities certain information about the transfer. Where any such taxation authorities, upon review and examination of the documents submitted by the non−resident enterprise, deem such offshore holding company to be a vehicle incorporated for the purpose of tax evasion, they have the power to re−classify the offshore share transfer transaction, deny the existence of the offshore holding company and impose a 10% income tax on the gain from such offshore share transfer after an examination by the State Administration of Taxation. Although there has not been a definitive determination on whether a purchase or sale of a public company’s shares or ADSs would be subject to Circular 698, the Company does not believe that the gain recognized on the receipt of cash for its Shares or ADSs pursuant to the merger by its corporate shareholders who are not PRC residents should be subject to Circular 698. If, however, the PRC tax authorities were to invoke Circular 698 and impose tax on the receipt of cash for its Shares or ADSs, then any gain recognized on the receipt of cash for its Shares or ADSs pursuant to the merger by its corporate shareholders who are not PRC residents could be treated as PRC−source income that would be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief).

In the event that we are deemed to be a PRC "resident enterprise" under the PRC tax law and gain from the disposition of the Shares is regarded as gain sourced from PRC and should be subject to tax in the PRC, you may be eligible to elect to treat such gain as PRC-sourced gain under the income tax treaty between the United States and the PRC (the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion With Respect to Taxes on Income (the "Treaty"). The PRC State Administration of Taxation promulgated the Notice on How to Understand and Determine the Beneficial Owners in Tax Agreement in October 2009 ("Circular 601"), which provides guidance for determining whether a resident of a contracting state is the "beneficial owner" of an item of income under China’s tax treaties and tax arrangements. In June 2012, the State Administration of Taxation further promulgated the Notice on How to Determine the Beneficial Owners in Tax Agreement ("Circular 30"). According to Circular 601 and Circular 30, a beneficial owner generally must be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits. The conduit company normally refers to a company that is set up for the purpose of avoiding or reducing taxes or transferring or accumulating profits. We cannot assure you that you will be entitled to the benefits under the relevant Treaty.

You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt of cash for our Shares and ADSs under the terms of the merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed in the Cayman Islands; and (ii) registration fees will be payable to the Registrar to register the Cayman Islands Plan of Merger.

CAUTIONARY NOTE REGARDING FORWARD−LOOKING STATEMENTS

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward−looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward−looking statements relating to the merger. Such forward−looking statements are based on facts and conditions as they exist at the time such statements are made. Forward−looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward−looking statements are further based on assumptions made by management. Forward−looking statements can be identified by forward−looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "predicts," "projects," "will," "would" and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward−looking statements.

The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward−looking statements:

•	the satisfaction of the conditions to completion of the merger, including the approval of the merger agreement by our shareholders;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including the presence of competing offers;

•	debt financing may not be funded at the effective time of the merger because of the failure of Parent to meet the closing conditions or for other reasons, which may result in the merger not being completed promptly or at all;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the market prices of our ADSs on the NYSE;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

•	diversion of our management’s attention from our ongoing business operations;

•	the loss of our senior management;

•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger;

•	our failure to comply with regulations and changes in regulations;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger; and

•	other risks detailed in our filings with the SEC, including the information set forth under the caption "Item 3D. Risk Factors" in our Annual Report on Form 20−F for the year ended December 31, 2012. Please see "Where You Can Find More Information" beginning on page 128 for additional information.

Furthermore, the forward−looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward−looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward−looking statements, readers should not place undue reliance on forward−looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward−looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward−looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward−looking statements to reflect future events or circumstances.

MARKET PRICE OF THE ADSS, DIVIDENDS AND OTHER MATTERS

Market Price of the ADSs

The following table provides the high and low closing prices for our ADSs, each representing three Shares, on the NYSE under the symbol "SVN," for (i) the years 2011 and 2012, (ii) each quarter of 2011 and 2012 and (iii) each of the past three months (through March 28, 2013):

	Closing Price Per ADS (in US$)
	High	Low
Annually:
2011	23.33	11.03
2012	16.25	8.28
Quarterly:
2011
First quarter	23.33	17.96
Second quarter	22.98	16.18
Third quarter	22.53	12.66
Fourth quarter	17.42	11.03
2012
First quarter	16.25	11.50
Second quarter	13.33	8.51
Third quarter	11.95	8.28
Fourth quarter	12.25	11.46
Monthly:
2013
January	12.35	11.99
February	13.37	12.28
March	13.49	13.25
April (through April 29, 2013)	13.60	13.41

On September 25, 2012, the last trading day prior to the announcement by the Company's board of directors that it had received a "going private" proposal, the reported sales price of our ADSs on the NYSE was $10.57 per ADS. The merger consideration of $13.80 per ADS to be paid in the merger represents (i) a 30.6% premium over the closing price of our ADSs on September 25, 2012, the trading day immediately prior to the Company’s announcement on September 26, 2012 that it had received a "going private" proposal; and (ii) a 43.2% premium over the volume-weighted average closing price of our ADSs during the 30 trading days prior to September 25, 2012.

Dividend Policy

We have not paid any dividends in the past two years. The Company does not expect to declare or pay any dividends prior to the merger or in the foreseeable future and, under the terms of the merger agreement, is prohibited from doing so.

Our board of directors has complete discretion as to whether to distribute dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, regulatory and contractual restrictions and other factors that the board of directors may deem relevant. If the Company pays any dividends, the ADS depositary will distribute such payments to the Company’s ADS holders to the same extent as holders of the Shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on the Company’s Shares, if any, will be paid in U.S. dollars.

We are a holding company incorporated in the Cayman Islands. We rely on dividends from our subsidiaries in China. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with their articles of association, and PRC accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside a certain amount of its accumulated after-tax profits each year, if any, to fund certain statutory reserves. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends. Also, our PRC subsidiaries may set aside a portion of its after-tax profits to staff welfare and bonus funds, which allocated portion may not be distributed as cash dividends. The amount to be provided is discretionary and is determined by each such subsidiary’s ultimate decision-making body each calendar year. Further, if our subsidiaries in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

THE EXTRAORDINARY GENERAL MEETING

We are furnishing this proxy statement to you, as a holder of our Shares or ADSs, as part of the solicitation of proxies by the Company’s board of directors for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held on      , 2013, at     a.m., (Hong Kong time), at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong.

Proposals to be Considered at the Extraordinary General Meeting

At the meeting, you will be asked to consider and vote upon the following:

•	AS SPECIAL RESOLUTIONS:

THAT the agreement and plan of merger (the "merger agreement") dated February 28, 2013 by and among the Holdco (which is a party to the merger agreement solely for the limited purposes of Sections 2.02(c) and 2.02(e) thereof), Parent, Merger Sub and the Company, and the Cayman Islands Plan of Merger (copy of such merger agreement and Cayman Islands Plan of Merger being in the form attached to this proxy statement, which will also be produced and made available for inspection at the meeting), pursuant to which Merger Sub will be merged with and into the Company (the "merger"), with the Company continuing as the surviving corporation, and the transactions contemplated by the merger agreement, including the merger, be approved and authorized by the Company;

THAT the each of the members of the special committee of the board of directors of the Company and the chief financial officer of the Company be authorized to do all things necessary to give effect to the merger agreement; and,

•	if necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

At the effective time of the merger, except as described below, holders of our Shares, including Shares represented by ADSs, other than the Excluded Shares and the Dissenting Shares, will have the right to receive $4.60 per Share or $13.80 per ADS, in each case in cash without interest and net of any applicable withholding taxes.

Our Board’s Recommendation

Our board of directors, acting upon the unanimous recommendation of the special committee of our board of directors:

•	determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, and the transactions contemplated by the merger agreement are substantively and procedurally fair to, and in the best interests of, the Company and its unaffiliated shareholders and unaffiliated ADS holders, and declared it advisable to enter into the merger agreement and the Cayman Islands Plan of Merger;

•	approved and authorized the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger; and

•	recommended that the Company’s shareholders vote FOR the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger.

Record Date; Shares and ADSs Entitled to Vote

You are entitled to vote at the extraordinary general meeting only if you own Shares at the close of business in the Cayman Islands on     , 2013, the Share record date for voting at the extraordinary general meeting, or if you own ADSs at the close of business in New York City on       , 2013, the ADS record date for voting at the extraordinary general meeting, in which case you cannot vote at the extraordinary general meeting directly but in the way as set forth below. Each outstanding Share on the record date entitles the holder to one vote on each matter submitted to the shareholders for approval at the extraordinary general meeting and any adjournment thereof.

If you own ADSs as at the close of business in New York City on       , 2013, the ADS record date, you may instruct the ADS depositary, as the holder of the Shares underlying the ADSs how to vote the Shares underlying your ADSs. However, you cannot vote at the extraordinary general meeting directly. As the holder of record for all the Shares represented by the ADSs, only the ADS depositary may vote those Shares at the extraordinary general meeting. You should return your properly completed ADS Voting Instructions Card to the ADS depositary prior to 10:00 a.m. (New York City time) on     , 2013, which is the last date by which voting instructions may be received by the ADS depositary in order to vote the Shares underlying your ADSs at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you (i) own ADSs on the ADS record date, (ii) surrender your ADSs to the ADS depositary, and cancel your ADSs (and certify you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before the close of business in New York City on      , 2013 and (iii) become a record holder of Shares prior to the close of business in the Cayman Islands on      , 2013, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote on each matter submitted to the shareholders for approval at the extraordinary general meeting and any adjournment or postponement thereof. See "—Procedures for Voting" below.

Quorum

A quorum of our shareholders is necessary to have a valid shareholders’ meeting. The required quorum for the transaction of business at the extraordinary general meeting is the presence, in person or by proxy, of shareholders representing at least one-half of the Company’s outstanding voting Shares. Under the terms of the support agreement, each Rollover Shareholder is required to (i) cause its representatives to appear at the extraordinary general meeting, and any adjournment or postponement thereof, or otherwise cause its Shares to be counted as present for purposes of determining whether a quorum is present; and (ii) vote, or cause to vote, in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. As a result, assuming the Rollover Shareholders comply with the terms of the support agreement, a quorum will be present at the extraordinary general meeting. We expect, as of the record date, there will be          Shares entitled to be voted at the extraordinary general meeting. In the event that a quorum is not present at the extraordinary general meeting, we currently expect that we will adjourn the extraordinary general meeting to solicit additional proxies in favor of the approval and authorization of the merger agreement.

Vote Required

Under the Cayman Companies Law and the merger agreement, we cannot complete the merger unless the merger agreement is approved by a special resolution of the Company passed by an affirmative vote of shareholders representing two−thirds or more of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. To the extent known by the Company after making reasonable inquiry, except as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management of the Company," no executive officer, director or affiliate of the Company and neither Parent nor Merger Sub currently hold any securities of the Company.

The Buyer Group, as a group, beneficially own 73,674,344 Shares, which represent approximately 50.01% of the total number of issued and outstanding Shares. Under the terms of the support agreement, each Rollover Shareholder is required to (i) cause its representatives to appear at the extraordinary general meeting, and any adjournment or postponement thereof held, or otherwise cause its Shares to be counted as present for purposes of determining whether a quorum is present; and (ii) vote, or cause to vote, in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger. Accordingly, based on the number of Shares expected to be outstanding on the Share record date,        Shares owned by the unaffiliated shareholders and unaffiliated ADS holders (representing approximately         % of the total outstanding Shares owned by the unaffiliated shareholders and unaffiliated ADS holders) must be voted in favor of the proposal to be approved, assuming all unaffiliated shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

Procedures for Voting

Shares

Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on      , 2013, the Share record date, will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share record date may vote their Shares by attending the extraordinary general meeting and voting their Shares in person, or by completing the enclosed proxy card in accordance with the instructions set forth on the proxy card. The deadline to lodge your proxy card is         , 2013 at a.m. (Hong Kong time).

Shareholders who hold their Shares in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their Shares how to vote their Shares or obtain a proxy from the record holder to vote their Shares at the extraordinary general meeting.

ADSs

If you own ADSs as at the close of business in New York City on     ,2013, the ADS record date, you cannot vote at the extraordinary general meeting directly but you may instruct the ADS depositary, as the holder of the Shares underlying the ADSs how to vote the Shares underlying your ADSs. The ADS depositary has advised us that it intends to mail this proxy statement, the accompanying notice of the extraordinary general meeting and a voting instruction card to each holder of record of our ADSs which held such ADS as of the ADS record date. Upon the receipt of a voting instruction card properly executed by a holder of record of ADSs, the ADS depositary will endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares represented by the ADSs held by such holder in accordance with the instructions set forth in such voting instruction card timely received from holders of ADSs as of the close of business in New York City on     , 2013, the ADS record date. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City time) on     , 2013 in order to ensure that the Shares underlying your ADSs are properly voted at the extraordinary general meeting.

The ADS depositary has advised us that it will not vote or attempt to exercise the right to vote the Shares represented by ADSs other than in accordance with properly executed voting instruction cards. Notwithstanding the foregoing, pursuant to the Deposit Agreement (as defined in the merger agreement), if the ADS depositary timely receives your voting instructions which fail to specify the manner in which it is to vote the Shares underlying your ADS(s), the ADS depositary will deem you to have instructed it to vote in favor of the items set forth in such voting instructions.

Holders of ADSs will not be able to attend the extraordinary general meeting or directly vote their Shares at the extraordinary general meeting (whether in person or by proxy) unless they cancel their ADSs and become holders of Shares prior to the close of business in the Cayman Islands on     , 2013, the Share record date. ADS holders who wish to cancel their ADSs to vote at the extraordinary general meeting need to make arrangements to deliver the ADSs to the ADS depositary for cancellation before the close of business in New York City prior to     , 2013, together with (i) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of the Shares), (ii) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and related expenses and taxes (such as stamp taxes and stock transfer taxes), and (iii) a certification that the ADS holder either (x) held the ADSs as of the applicable ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting, or (y) did not hold the ADSs as of the applicable ADS record date for the extraordinary general meeting and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary bank will arrange for Citibank, N.A.—Hong Kong Branch, the custodian holding the Shares underlying the ADSs, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If, after the registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Voting of Proxies and Failure to Vote

All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, For the proposal to authorize each of the members of the special committee of the board of directors of the Company and the chief financial officer of the Company to do all things necessary to give effect to the merger agreement, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines.

Brokers or other nominees who hold our Shares in "street name" for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers’ Shares in the absence of specific instructions from those customers. Broker non-votes will be counted toward a quorum but will not be treated as voted at the extraordinary general meeting.

Revocability of Proxies

Holders of our Shares may revoke their proxies by notification to the Company in writing at any time prior to the shareholder vote at the extraordinary general meeting. A shareholder can do this in one of three ways:

•	First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should also be sent to 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China.

•	Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company not less than 48 hours prior to the extraordinary general meeting.

•	Third, you may attend the meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the registered shareholder actually votes at the extraordinary general meeting.

If you hold Shares through a broker, bank or other nominee and have instructed your broker, bank or other nominee to vote your Shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

Holders of our ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 10:00 a.m. (New York City time) on       , 2013. A holder of ADSs can do this in one of two ways:

•	First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary.

•	Second, a holder of ADSs can complete, date and submit a new voting instruction card to the ADS depositary bearing a later date than the voting instruction card sought to be revoked.

If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Whom to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact Innisfree M&A Incorporated, which is acting as a proxy solicitation agent in connection with the merger as follows:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

Shareholders may call: :1-888-750-5834 (toll-free from the US and Canada) or

1-412-232-3565 (from other countries).

Institutions, banks and brokers may call collect at:1-212-750-5833

Solicitation of Proxies

We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for the extraordinary general meeting. We expect that Innisfree M&A Incorporated’s fees for its services will be approximately $    plus certain costs associated with telephone solicitations, if required, and reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers and directors. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of our Shares and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in the notice convening the meeting.

THE MERGER AGREEMENT

The following summary describes material provisions of the merger agreement. This summary may not include all of the information about the merger agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Annex A and incorporated by reference into this section of this proxy statement. We filed the merger agreement containing a number of minor typographical errors in Sections 4.05(a) and 5.01(f) as an exhibit to our Current Report on Form 6-K on February 28, 2013. We have subsequently corrected those errors and are now filing the correct merger agreement as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

The summary of the merger agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information regarding the Company, Parent, Merger Sub, Holdco or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement. See the section entitled "Where You Can Find More Information" beginning on page 128.

Structure and Completion of the Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement and the Cayman Islands Plan of Merger, with the Company as the surviving entity of the merger. If the merger is completed, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. The closing will occur as soon as practicable, but in any event no later than the third business day immediately following the day when all of the closing conditions have been satisfied or waived, or such other date as the Company, Parent and Merger Sub may mutually determine. At the closing, Merger Sub and the Company will execute the Cayman Islands Plan of Merger and the parties will file the Cayman Islands Plan of Merger and other related documents with the Registrar. The merger will become effective upon the date specified in the Cayman Islands Plan of Merger in accordance with the Cayman Companies Law.

We expect that the merger will be completed during the second or third quarter of 2013, after all conditions to the merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived. However, we intend to complete the merger as promptly as practicable.

Memorandum and Articles of Association; Directors and Officers of the Surviving Corporation

At the effective time of the merger, the memorandum and articles of association of Merger Sub as in effect immediately prior to the effective time will be the memorandum and articles of association of the Company as the surviving corporation (except that at the effective time, the memorandum and articles of association of the surviving corporation will be amended to refer to the name of the surviving corporation as "7 Days Group Holdings Limited") until thereafter changed or amended as provided by such memorandum and articles of association or by applicable law.

The directors of Merger Sub immediately prior to the effective time will become the directors of the surviving corporation and officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation, unless otherwise determined by Parent prior to the effective time.

Merger Consideration

Each Share issued and outstanding immediately prior to the effective time of the merger, other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs, will be cancelled in exchange for the right to receive US$4.60 in cash per Share without interest. Each ADS, representing three Shares, issued and outstanding immediately prior to the effective time of the merger, other than ADSs representing the Excluded Shares, will be cancelled in exchange for the right to receive US$13.80 in cash per ADS without interest.

Each of the Excluded Shares and ADSs representing the Excluded Shares will, by virtue of the merger and without any action on the part of its holder, cease to be outstanding, will be cancelled and will cease to exist without payment of any consideration or distribution therefor.

Each of the Dissenting Shares will be entitled to receive only the payment resulting from the procedures set forth in Section 238 of the Cayman Companies Law. Please see "Dissenters’ Rights" beginning on page 119 for additional information.

At the effective time, each ordinary share, par value US$0.125 per share, of Merger Sub issued and outstanding immediately prior to the effective time, will be converted into one fully paid and non-assessable ordinary share, par value US$0.125 per share, of the surviving corporation.

The merger consideration will not be paid to shareholders (including holders of ADSs) who are untraceable unless and until they notify the paying agent appointed by Parent or the ADS depositary, as applicable, of their current contact details prior to the effective time of the merger. A holder of Shares or ADSs will be deemed to be untraceable if (i) he has no registered address in the register of members (or branch register) maintained by the Company or the ADS depositary, (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (a) has been sent to such person and has been returned undelivered or has not been cashed, or (b) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the ADS depositary, or (iii) notice of the extraordinary general meeting convened to vote on the merger has been sent to such person and has been returned undelivered. Monies due to dissenting shareholders and shareholders of the Company who are untraceable will be returned to the surviving corporation on demand and held in a non-interest bearing bank account for the benefit of dissenting shareholders and shareholders of the Company (including holders of ADSs) who are untraceable. Monies unclaimed after a period of seven years from the date of the notice of the extraordinary general meeting will be forfeited and will revert to the surviving corporation. Dissenting shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the merger within applicable time limits or limitation periods should contact the surviving corporation.

Treatment of Options

At the effective time of the merger, each vested option to purchase Shares and each unvested option to purchase Shares that will vest within one year after the effective time will be cancelled, and each former holder of such option will be paid by the surviving corporation or one of its subsidiaries, as soon as practicable (and in any event no more than five business days) after the effective time, a cash amount equal to the product of (i) the amount by which US$4.60 exceeds the exercise price per Share of such option and (ii) the number of Shares underlying such option, without interest and net of any applicable withholding taxes. If the exercise price per Share of any such option is equal to or greater than US$4.60, such option will be cancelled without any payment therefor.

At the effective time of the merger, each unvested option to purchase Shares that will not vest within one year after the effective time will be cancelled and, as soon as practicable (and in any event no more than five business days) after the effective time, convert into an option to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such option with the same vesting schedule, exercise price and other key terms as those of such option (and the number of ordinary shares of Holdco subject to such option and the exercise price will be subject to equitable adjustment in connection with any subsequent change in the capitalization of Holdco). Within one month after the vesting of such option, the holder of such option may elect to receive a cash settlement as soon as practicable, without interest and net of any applicable withholding taxes, from Holdco, or at the direction of Holdco, any Holdco’s affiliate, in an amount equal to the product of (i) the amount by which US$4.60 exceeds the exercise price per Share of such option and (ii) the number of ordinary shares of Holdco underlying such option.

The Share Incentive Plan will be terminated at the effective time.

Exchange Procedures

Prior to the effective time, Parent will enter into an agreement with a bank or trust company to serve as paying agent with respect to the merger. At or prior to the effective time, or in the case of payments related to the Dissenting Shares, when ascertained, Parent will deposit with the paying agent for the benefit of the holders of Shares, ADSs and options to purchase Shares, the exchange fund sufficient for the paying agent to make payments under the merger agreement. Promptly after the effective time, the paying agent will deliver or mail to each registered holder of Shares (other than holders of the Excluded Shares and Dissenting Shares and ADS depositary) (i) a letter of transmittal specifying the manner in which the delivery of the merger consideration to registered holders of the Shares will be effected and (ii) instructions for effecting the surrender of share certificates (or affidavits and indemnities of loss in lieu of the share certificates) or non-certificated Shares represented by book-entry in exchange for the per Share merger consideration. If any share certificate has been lost, stolen or destroyed, then the person claiming such share certificate to be lost, stolen or destroyed will have to make an affidavit of loss, theft or destruction, and if required by the surviving corporation or the paying agent, post a bond in a reasonable amount as the surviving corporation or the paying agent may direct, as indemnity against any claim that may be made against it with respect to such share certificate before such person will be entitled to receive the per Share merger consideration. Upon the surrender of, if applicable, any share certificates (or affidavits and indemnities of loss in lieu of the share certificates) or non-certificated Shares represented by book-entry together with a duly completed and validly executed letter of transmittal, each registered holder of Shares (other than holders of the Excluded Shares and Dissenting Shares) represented by such share certificates and each registered holder of Shares (other than holders of the Excluded Shares and the Dissenting Shares) which are not represented by share certificates will receive an payment in an amount equal to (a) the number of Shares held multiplied by (b) the per Share merger consideration, without interest and net of any applicable withholding taxes. The share certificate so surrendered will be marked as cancelled.

Meanwhile, promptly after the effective time of the merger, the paying agent will transmit to the ADS depositary a cash amount equal to (a) the number of ADSs issued and outstanding immediately prior to the effective time (other than the ADSs representing the Excluded Shares) multiplied by (b) the per ADS merger consideration, without interest and net of any applicable withholding taxes. The ADS depositary will distribute the per ADS merger consideration to ADS holders pro rata to their holdings of ADSs (other than the ADSs representing the Excluded Shares), without interest and net of any applicable withholding taxes, upon delivery by them of the ADSs. The surviving corporation will pay any applicable fees, charges and expenses of the ADS depositary and government charges (other than withholding taxes, if any) due to or incurred by the ADS depositary in connection with distribution of the per ADS merger consideration to holders of ADSs and the cancellation of ADSs.

In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, the per Share merger consideration may be paid to a person other than the person in whose name the relevant Share is registered in the register of members of the Company only if the relevant share certificates are presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure schedules delivered by the Company in connection therewith but not reflected in the merger agreement). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement rather than establishing matters as facts. The representations and warranties made by the Company were qualified by its public disclosure with the SEC since November 20, 2009 and prior to the date of the merger agreement and a disclosure schedule delivered by the Company to Parent and Merger Sub prior to or contemporaneously with the execution of the merger agreement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, valid existence, good standing and qualification, license or authority to carry on the Company’s business;

•	the memorandum and articles of association or other equivalent organizational documents of the Company and its subsidiaries being in full force and effect;

•	the Company’s capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the shareholders of the Company and the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

•	the Company’s corporate power and authority to execute, deliver and perform its obligations and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

•	the required vote of the Company’s shareholders to approve and authorize the merger agreement;

•	the recommendation from the special committee, the determination of the fairness of the merger by the board of directors of the Company, the approval and authorization of the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, by the board of directors of the Company, the direction by the board of directors of the Company that the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, be submitted to the shareholders for authorization and approval and the resolution of the board of directors to recommend in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger;

•	the receipt of an opinion from J.P. Morgan;

•	the absence of (i) any conflict with or violation of the organizational documents of the Company and its subsidiaries, (ii) any conflict with or violation of applicable law which would have a "Company Material Adverse Effect" (as defined below), (iii) any breach or default under, or any right of termination, amendment, acceleration or cancellation given to others of, or creation of any lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any contract to which the Company or any of its subsidiaries is a party or by which any of their respective properties are bound, which would have a Company Material Adverse Effect, in each case, as a result of the Company’s execution, delivery and performance of the merger agreement and consummating the transactions contemplated by the merger agreement;

•	governmental consents and approvals in connection with the Company’s execution, delivery and performance of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	compliance with applicable laws, licenses and permits;

•	the Company’s SEC filings since November 20, 2009 and the financial statements included therein;

•	compliance with the Sarbanes-Oxley Act of 2002, the rules and regulations of the NYSE, the Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934 (as amended, and the rules and regulations promulgated thereunder, the "Exchange Act");

•	the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

•	the absence of a Company Material Adverse Effect and the absence of certain other changes or events from December 31, 2011 to the date of the merger agreement;

•	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

•	employee benefits plans and labor and employment matters;

•	real property;

•	intellectual property;

•	tax matters;

•	the absence of secured creditors;

•	material contracts and the absence of any default under, breach or violation of, or termination of, any material contract;

•	environmental matters;

•	insurance;

•	interested party transactions;

•	the absence of a shareholder rights agreement and the inapplicability of any anti-takeover law to the merger agreement and the transactions contemplated by the merger agreement;

•	the absence of any undisclosed brokerage, finder’s or other fees or commission; and

•	acknowledgement by Parent and Merger Sub as to the absence of any other representations and warranties by the Company.

Many of the representations and warranties made by the Company in the merger agreement are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the merger agreement, a "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects (including any change in applicable law or the interpretation or enforcement thereof or other regulatory change that affects the Company or any of its subsidiaries), is or would reasonably be expected to (i) be materially adverse to the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole, or (ii) prevent or materially delay the consummation of the transactions contemplated by the merger agreement, including the merger, or otherwise be materially adverse to the ability of the Company to perform its material obligations under the merger agreement. However, any event, circumstance, change or effect occurring after the date of the merger agreement, to the extent resulting from any of the following, will not be taken into account in determining whether such event, circumstance, change or effect, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole to determine whether a Company Material Adverse Effect has occurred or is reasonably expected to occur:

(a)	geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or other force majeure events;

(b)	changes in laws, generally accepted accounting principles or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of the merger agreement;

(c)	changes or conditions that generally affect the industry and market in which the Company and its subsidiaries operate;

(d)	changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions;

(e)	any failure, in and of itself, of the Company and its subsidiaries to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics or predictions or changes in the market price or trading volume of the securities of such person or the credit rating of such person (although the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect);

(f)	the announcement, pendency or consummation of the transactions contemplated by the merger agreement, including any loss in respect of or change in relationship with any customer, supplier, employee, vendor, or other business partner of the Company due to the identity of Parent or its affiliates;

(g)	any action taken by the Company or any of its subsidiaries at the written request, or with the written consent, of Parent or expressly required by the merger agreement; and

(h)	any suit, claim, request for indemnification or proceeding brought by any current or former shareholder of the Company (on their own behalf or on behalf of the Company) for breaches of fiduciary duties, violations of the securities laws or otherwise in connection with the merger agreement or transactions contemplated by the merger agreement;

provided, however, that any event, circumstance, change or effect referred to in clauses (b), (c) or (d) will be taken into account in determining whether there has been a Company Material Adverse Effect to the extent such event, circumstance, change or effect has a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its subsidiaries operate.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, valid existence and good standing and power and authority to carry on their business;

•	their memorandum and articles of association being in full force and effect;

•	their corporate power and authority to execute, deliver and perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•	the absence of (i) any conflict with or violation of the memorandum and articles of association of either Parent or Merger Sub, (ii) any conflict with or violation of any applicable law which would, individually or in the aggregate, prevent or materially delay the consummation of any of the transactions contemplated by the merger agreement by Parent or Merger Sub or otherwise be materially adverse to the ability of them to perform their material obligations under the merger agreement, or (iii) any breach of or default under, or any rights of termination, amendment, acceleration or cancellation given to others of, or the creation of any lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, which would, individually or in the aggregate, prevent or materially delay the consummation of any of the transactions contemplated by the merger agreement by Parent or Merger Sub or otherwise be materially adverse to the ability of them to perform their material obligations under the merger agreement, in each case, as a result of the execution, delivery and performance of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	governmental consents and approvals in connection with the execution, delivery and performance of the merger agreement and consummation of the transactions contemplated by the merger agreement by Parent and Merger Sub;

•	the absence of secured creditors of Merger Sub;

•	their capitalization, ownership structure and operations;

•	sufficiency of funds in the financing to consummate the merger and the other transactions contemplated by the merger agreement, subject to certain assumptions;

•	the absence of any undisclosed brokerage, finders’ or other fees or commission;

•	each limited guaranty provided by each member of the Consortium being in full force and effect and the lack of any default thereunder;

•	the absence of legal proceedings and governmental orders against Parent and Merger Sub;

•	solvency of the surviving corporation at and immediately after the effective time of the merger;

•	the absence of undisclosed Shares and other securities of, any other rights to acquire the Shares and other securities of, or any other economic interest in, the Company, beneficially owned by Parent, Merger Sub or the Sponsors;

•	the absence of any agreements, other than the merger agreement and the ancillary agreements, among Parent, Merger Sub or any of their respective affiliates and any member of the Company’s management or directors with respect to the transactions contemplated by the merger agreement, or pursuant to which any shareholder of the Company would be entitled to receive a different amount or nature of per Share merger consideration or per ADS consideration or pursuant to which any shareholder of the Company has agreed to vote to approve and authorize the merger agreement or the merger, or vote against any superior proposal from a third party bidder;

•	the absence of any undisclosed agreements among the members of the Consortium or any of their respective affiliates with respect to the transactions contemplated by the merger agreement;

•	the accuracy of the information provided by Parent and Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement;

•	independent investigation conducted by Parent and Merger Sub and non-reliance on the Company’s estimates; and

•	acknowledgement by the Company as to the absence of any other representations and warranties by Parent or Merger Sub.

Conduct of Business Prior to Closing

Under the merger agreement, the Company has agreed that, subject to certain exceptions, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company will, and will cause each of its subsidiaries to, carry on its business in the ordinary course of business, and use commercially reasonable efforts to preserve substantially intact its existing business organization, to keep available the services of its current officers and key employees, to maintain in all material respects its current relationships with existing customers, suppliers and other persons with which it has material business relations as of the date of the merger agreement. Subject to certain exceptions set forth in the merger agreement and the disclosure schedule of the Company delivered in connection with the merger agreement or required by applicable law, unless Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned), the Company will not and will not permit its subsidiaries to, among other things:

•	amend or otherwise change its memorandum and articles of association or equivalent organizational documents;

•	issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) with limited exceptions, any shares or any options, warrants, securities convertible into any share capital or other rights of any kind to acquire any shares, or any other ownership interest of the Company or any of its subsidiaries, or (ii) any property or assets of the Company or any of its subsidiaries with a value or purchase price (including the value of assumed liabilities) in excess of RMB5,000,000, except in the ordinary course of business;

•	declare, set aside, make or pay any dividend or other distribution with respect to any of its shares, except for dividends or other distributions from any subsidiary of the Company to the Company or any other subsidiary of the Company;

•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital or securities or other rights exchangeable into or convertible or exercisable for any of its share capital, except for the purchase of Shares to satisfy obligations under the Share Incentive Plan;

•	effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any of its subsidiaries, or create any new subsidiary, other than (i) creating any new subsidiary in the PRC by the Company or any of its subsidiaries that (a) is incorporated in the PRC and (b) does not require any capital injection, directly or indirectly, from outside the PRC after the date of the merger agreement, or (ii) as contemplated by the merger agreement;

•	acquire, whether by purchase, merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise, any assets, securities or properties, in aggregate, with a value or purchase price (including the value of assumed liabilities) in excess of US$10,000,000 (or an equivalent amount in RMB) in any transaction or related series of transactions;

•	incur or guarantee any indebtedness of any third party for borrowed money except for the incurrence or guarantee of indebtedness (i) under existing credit facilities of the Company or any of its subsidiaries as in effect on the date of merger agreement in an aggregate amount not to exceed the maximum amount authorized under the contracts evidencing such indebtedness or (ii) not in an aggregate amount in excess of US$10,000,000 (or an equivalent amount in RMB);

•	other than expenditures necessary to maintain assets in good repair consistent with the past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$2,000,000 (or an equivalent amount in RMB) or capital expenditures which are, in the aggregate, in excess of US$50,000,000 (or an equivalent amount in RMB) for the Company and its subsidiaries taken as a whole;

•	except as required pursuant to any employee benefit plan or the merger agreement, (i) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any director, officer, employee or consultant of the Company or any of its subsidiaries other than the hiring or termination of employees or consultants below the vice president level or its equivalent or with an annual compensation of less than US$150,000 (or an equivalent amount in RMB), (ii) grant or provide any severance or termination payments or benefits to any director or office of the Company or any of its subsidiaries except as required by applicable law, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to any director, or officer of the Company or any of its subsidiaries except such increases or payments, in the aggregate, do not cause an increase in the labor costs of the Company and its subsidiaries, taken as a whole, by more than 3%, (iv) make any new equity awards to any director, officer or employee of the Company or any of its subsidiaries, (v) establish, adopt, amend or terminate any employee benefit plan or materially amend the terms of any outstanding options to purchase Shares, (vi) take any action to accelerate the vesting of options to purchase Shares, or (vii) forgive any loans to directors, officers or employees of the Company or any of its subsidiaries;

•	issue or grant any option to purchase Shares to any person under the Share Incentive Plan;

•	make any changes with respect to financial accounting policies or procedures, except as required by changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect to financial accounting policies or procedures;

•	enter into, amend, modify or consent to the termination of, or waive any material rights under, any material contract that calls for annual aggregate payments of US$1,000,000 or more with a term longer than one year which cannot be terminated without material surviving obligations or material penalty upon notice of ninety days or less;

•	enter into any contract with any of the directors or officers of the Company, individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family;

•	terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

•	commence any action for a claim of more than US$3,000,000 (or an equivalent amount in RMB) (excluding any action seeking for an injunctive relief or other similar equitable remedies) or settle any action other than any settlement involving the payment of monetary damages not in excess of US$1,000,000 (or an equivalent amount in RMB);

•	permit any item of intellectual property owned by the Company or any of its subsidiaries that is material to the business of the Company and its subsidiaries taken as a whole, to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of intellectual property owned by the Company or any of its subsidiaries that is material to the business of the Company and its subsidiaries taken as a whole;

•	fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act;

•	enter into, or propose to enter into, any transaction involving any earn-out, installment or similar payment payable by the Company or any of its subsidiaries to any third party, other than payments in connection with purchases of vehicles, plant, equipment, supplies or computers in the ordinary course of business;

•	engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;

•	make or change any material tax election, materially amend any tax return (except as required by applicable law), enter into any material closing agreement with respect to taxes, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes or materially change any method of tax accounting;

•	close down or suspend the operation of, in the aggregate, more than sixty hotels because such hotels have not passed the relevant fire protection and safety inspection; or

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

No Solicitation of Competing Transactions

The Company has agreed that, until the earlier of the effective time of the merger or, if earlier, the termination of the merger agreement, neither it nor any of its subsidiaries will, and the Company will instruct and cause its and its subsidiaries’ representatives, not to, directly or indirectly:

•	initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information concerning any of the subsidiaries of the Company), or take any other action to knowingly facilitate, any inquires or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any competing transaction (as defined below);

•	enter into, maintain or continue discussions or negotiations with, or provide any non-public information concerning the Company or any of its subsidiaries to, any third party in furtherance of such inquiries or to obtain a proposal or offer for a competing transaction;

•	agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or contract (other than a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the existing confidentiality agreements between the Company and members of the Consortium, which does not include any provisions calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company form satisfying its obligations under the merger agreement), or commitment contemplating or otherwise relating to any competing transaction; or

•	authorize or permit any of the representatives of the Company or any of the subsidiaries of the Company to do any of the foregoing.

As used herein and for purposes of the merger agreement, a "competing transaction" means any of the following (other than the transactions contemplated by the merger agreement): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or net income of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, net income or assets of the Company and its subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company.

The Company has agreed to notify Parent promptly (within 48 hours after the Company has knowledge thereof) of receipt by the Company of any proposal of offer, or any inquiry or contact with any person, regarding a competing transaction or that would reasonably be expected to lead to a competing transaction, specifying the material terms and conditions thereof (including any material amendments or proposed material amendments), the identity of the party making such proposal or offer or inquiry or contact, and whether the Company has any intention to provide confidential information to such person, and providing copies of any written requests, proposals or offers, including proposed amendments, if applicable. The Company must also keep Parent informed, on a reasonably current basis (within 48 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and the terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including any amendments thereof). The Company is required to (i) promptly notify Parent if it determines to initiate actions concerning any such proposal, offer, inquiry, contact or request and (ii) provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the directors of the Company or members of the special committee) of any meeting of the board of directors of the Company or special committee at which the board of directors of the Company or special committee, as applicable, is reasonably expected to consider any competing transaction.

The Company has agreed (i) to immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted as of the date of the merger agreement with respect to a competing transaction and (ii) not to, and will cause its subsidiaries not to, enter into any confidentiality agreement with any third party subsequent to the date of the merger agreement that prohibits the Company from providing such information to Parent, or release any third party from, or waive any provision of, any confidentiality or standstill agreement in connection with a competing transaction.

Prior to obtaining the required shareholder authorization and approval of the merger agreement, following the receipt of an unsolicited, written, bona fide proposal or offer regarding a competing transaction that did not result from a breach of the Company’s "no-shop" obligations described above, the Company and its representatives may, acting under the direction of the special committee, (i) contact the person who has made such proposal or offer to clarify and understand the terms and conditions thereof to the extent the special committee have determined in good faith that such contact is necessary to determine whether such proposal or offer constitutes a superior proposal (as defined below) or could reasonably be expected to result in a superior proposal, (ii) provide information in response to the request of the person who has made such proposal or offer if such person has executed an acceptable confidentiality agreement satisfying the requirements of the merger agreement (provided that the Company shall concurrently make available to Parent any material information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives) and (iii) engage or participate in any discussions or negotiations with such person. In each such case referred to in clauses (ii) and (iii) above, the special committee must have (a) determined in good faith after consultation with its financial advisor and outside legal counsel that such proposal or offer either constitutes or would reasonably be expected to result in a superior proposal, (b) determined in good faith after consultation with its financial advisor and outside legal counsel, that, in light of such superior proposal, failure to take such action would be inconsistent with the fiduciary duties of the board of directors of the Company under applicable law and (c) provided written notice to Parent at least two business days prior to taking any such action.

As used herein and for purposes of the merger agreement, a "superior proposal" means a bona fide written proposal or offer with respect to a competing transaction, which was not obtained in violation of the "no-shop" obligations described above and the "no change of recommendation" obligations described below, that would result in any person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of more than 50% of the assets (on a consolidated basis), or more than 50% of the total voting power of the equity securities, of the Company that the board of directors of the Company has determined in its good faith judgment, upon the unanimous recommendation of the special committee (after consultation with its financial advisor and outside legal counsel), is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by the merger agreement.

No Change of Recommendation

The board of directors of the Company and the special committee have each resolved to recommend that the Company’s shareholders approve and authorize the merger agreement. Under the terms of the merger agreement, the board of directors of the Company or any committee of the board of directors of the Company may not:

•	change, withhold, withdraw, qualify or modify (or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the recommendation of the board of directors of the Company in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger;

•	fail to include such recommendation in this proxy statement;

•	approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company, a competing transaction;

•	if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company that constitutes a competing transaction is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the shareholders of the Company (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer, provided that a customary "stop, look and listen" communication by the board of directors of the Company or a statement that the board of directors of the Company has received and is currently evaluating such competing transaction shall not be prohibited), within ten business days after commencement; or

•	subject to certain exceptions, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or contract with respect to any competing transaction.

However, from the date of the merger agreement and prior to obtaining the required shareholder authorization and approval of the merger agreement, if the Company receives a bona fide proposal or offer with respect to a competing transaction and the board of directors of the Company determines, in its good faith judgment upon the unanimous recommendation of the special committee upon advice by its financial advisor and outside legal counsel, that such proposal or offer constitutes a superior proposal and failure to make a change of its recommendation with respect to such superior proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, the board of directors of the Company may, upon the recommendation of the special committee, make a change in its recommendation with respect to such superior proposal and/or authorize the Company to terminate the merger agreement, but only if the Company has complied with its "no-shop" obligations described above and only after:

•	providing at least five business days’ written notice to Parent advising Parent that the Company has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal and indicating that the board of directors of the Company intends to change its recommendation and the manner in which it intends (or may intend) to do so, provided that any material modifications to such third party proposal or offer that the board of directors has determined to be a superior proposal will be deemed a new superior proposal and a new written notice to Parent must be made within three business days;

•	negotiating with and causing its financial and legal advisors to negotiate with Parent and its representatives in good faith, to the extent Parent desires to negotiate, to make adjustments in the terms and conditions of the merger agreement, so that such third party proposal or offer would cease to constitute a superior proposal;

•	permitting Parent and its representatives to make a presentation to the board of directors of the Company and the special committee regarding the merger agreement and any adjustments with respect to the merger agreement, to the extent Parent desires to make such presentation; and

•	following the end of such five business-day or three business-day notice period, as applicable, the board of directors of the Company must have determined, in its good faith judgment upon the unanimous recommendation of the special committee (after consultation with its financial advisor and outside legal counsel), that taking into account any revisions to the merger agreement proposed in writing by Parent and Merger Sub in response to the written notice with respect to such superior proposal or otherwise, that the proposal or offer with respect to the competing transaction continues to constitute a superior proposal.

In addition, we are not entitled to enter into any agreement with respect to a superior proposal unless we have concurrently paid to Parent the termination fee as described in further detail in " – Termination Fee" beginning on page 115.

The board of directors of the Company may also change its recommendation if, from the date of the merger agreement and prior to obtaining the required shareholder authorization and approval of the merger agreement, an intervening event (as defined below) occurs and the board of directors of the Company determines, in its good faith judgment upon the unanimous recommendation of the special committee and upon written advice by its outside legal counsel, which advice must be confirmed in writing by another outside legal counsel engaged by the special committee, who is a long-standing internationally reputable law firm experienced in the corporate law of the Cayman Islands (or, to the extent no such law firm is available to take on such representation, a law firm experienced in the corporate law of the Cayman Islands), that the failure to take such action could reasonably be expected to breach its fiduciary duties under applicable law; provided that the Company has given Parent at least five business days’ prior written notice of the intention of the board of directors of Company to change its recommendation specifying in reasonable detail the facts underlying its decision to take such action and during such five business day period, if requested by Parent, engaged in good faith negotiations with Parent to amend the merger agreement in such a manner that obviates the need for such change in recommendation.

As used herein and for purposes of the merger agreement, an "intervening event" means a material event, development or change with respect to the Company and its subsidiaries or the business of the Company and its subsidiaries, that (i) is unknown by the board of directors of the Company as of or prior to the date of the merger agreement and (ii) occurs, arises or becomes known to the board of directors of the Company after the date of the merger agreement and on or prior to the date the Company obtains the required shareholders’ authorization and approval of the merger agreement; provided that the receipt by the Company of a competing transaction or superior proposal will not be deemed to constitute an intervening event.

Shareholders’ Meeting

Unless the merger agreement is terminated, the Company must duly convene and cause to occur as soon as reasonably practicable following the mailing of this proxy statement to the shareholders of the Company an extraordinary general meeting for the purpose of obtaining shareholder authorization and approval of the merger agreement, the Cayman Islands Plan of Merger and the merger. The Company may, after consultation in good faith with Parent, recommend the adjournment of the extraordinary general meeting (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the extraordinary general meeting, (ii) as otherwise required by applicable law, (iii) if the Company has received a bona fide written proposal or offer with respect to a competing transaction and the board of directors of the Company determines, in its good faith judgment upon the unanimous recommendation of the special committee upon written advice by its financial advisor and outside legal counsel, that such proposal or offer constitutes a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (iv) if an intervening event has occurred and the board of directors of the Company determines, in its good faith judgment upon the unanimous recommendation of the special committee and upon written advice by its outside legal counsel, which advice must be confirmed in writing by another outside legal counsel engaged by the special committee, who is a long-standing internationally reputable law firm experienced in the corporate law of the Cayman Islands (or, to the extent no such law firm is available to take on such representation, a law firm experienced in the corporate law of the Cayman Islands), that the failure to take such action could reasonably be expected to breach its fiduciary duties under applicable law, or (v) if there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the extraordinary general meeting as of the time for which such meeting is scheduled as set forth in this proxy statement. If the extraordinary general meeting is adjourned, the Company must convene and hold the extraordinary general meeting as soon as reasonably practicable thereafter. With respect to clauses (iii) and (iv), the Company is not allowed to recommend to its shareholders the adjournment of the extraordinary general meeting to a date that is later than five business days prior to the termination date under the merger agreement.

Unless our board of directors effects a change of recommendation in the manner described above, the board of directors of the Company is required to recommend that the shareholders of the Company vote to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the merger and include such recommendation in this proxy statement and use its reasonable best efforts to solicit from its shareholders proxies in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, and take all other actions necessary or advisable to secure the required shareholder authorization and approval. In the event that the board of directors of the Company changes its recommendation, the Company will have the right not to submit the merger agreement to the shareholders of the Company for approval at the extraordinary general meeting.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, Parent and Merger Sub have agreed that:

•	The indemnification, advancement and exculpation provisions of certain indemnification agreements by and among the Company and its directors and certain executive officers, as in effect at the effective time will survive the merger and may not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its subsidiaries.

•	The memorandum and articles of association of the surviving corporation will contain provisions no less favorable to the directors, officers or employees of the Company with respect to exculpation and indemnification of liability and advancement of expenses than are set forth in the memorandum and articles of association of the Company as in effect on the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification is required by law.

•	The surviving corporation will, and Parent will cause the surviving corporation to, maintain in effect for six years from the effective time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the effective time on terms with respect to coverage and amount no less favorable than the existing insurance; provided that the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. If the annual premium for such insurance exceeds 300% of the current annual premium paid by the Company for such insurance, the surviving corporation must obtain a policy with the greatest coverage for a cost not exceeding such amount. In addition, the Company may and, at Parent’s request, the Company will, purchase a six-year "tail" prepaid policy prior to the effective time on terms, conditions, retentions and limits of liability no less advantageous to the indemnified parties than the existing directors’ and officers’ liability insurance maintained by the Company. If a "tail" prepaid policy has been obtained by the Company prior to the closing, the surviving corporation will (and Parent will cause the surviving corporation to) maintain the policy in full force and effect, and continue to honor the obligations thereunder.

•	From and after the effective time, the surviving corporation will comply with all of the Company’s obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (i) the indemnified parties against all kinds of liabilities arising out of, relating to or in connection with (a) the fact that such party is or was a director, officer or employee of the Company or any of its subsidiaries, or (b) any acts or omissions occurring or alleged to have occurred prior to or at the effective time to the extent provided under the Company’s or its subsidiaries’ respective organizational and governing documents or agreements in effect on the date of the merger agreement and to the fullest extent permitted by the Cayman Companies Law or any other applicable law; and (ii) such persons against all kinds of liabilities arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

Financing

As of the date of the merger agreement, Parent has delivered to the Company copies of (a) executed equity commitment letters from each of the Sponsors and Mr. Boquan He, pursuant to which each of the Sponsors and Mr. Boquan He has, severally and not jointly, committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Holdco, up to the aggregate amount set forth therein for the purpose of financing the consummation of the transactions contemplated by the merger agreement and (b) an executed debt commitment letter (together with the equity commitment letters, the "Financing Documents") from the financial institutions named therein, confirming their respective commitments, subject to the terms and conditions therein, to provide or cause to be provided the debt amounts set forth therein in connection with the transactions contemplated by the merger agreement.

Each of Parent and Merger Sub will use their reasonable best efforts to obtain the financing for the merger on the terms and conditions described in the Financing Documents, maintain in effect the Financing Documents and satisfy on a timely basis all conditions to the closing of and funding under the Financing Documents applicable to Parent and/or Merger Sub that are within their control, provided that Parent and Merger Sub may amend or modify the Financing Documents, and/or elect to replace all or any portion of the debt financing with alternative debt financing on terms and conditions not materially less favorable, in the aggregate, from the standpoint of the Company than the terms and conditions as set forth in the Financing Documents as in effect on the date of the merger agreement, in each case so long as the aggregate proceeds of the debt and equity financing (as amended or modified) and/or any alternative financing will be sufficient for Merger Sub and the surviving corporation to pay the merger consideration and any other amounts required to be made in connection with the consummation of the transactions contemplated by the merger agreement. Subject to the terms and conditions of the merger agreement, neither Parent nor Merger Sub may amend, modify or waive any provision of the Financing Documents, if such amendment, modification or waiver reduces (or would reduce) the aggregate amount of the debt and equity financings or imposes new or additional conditions or otherwise expands, amends or modifies the conditions to the debt and equity financings that would be expected to prevent or materially delay the ability of the Company, Parent or Merger Sub to consummate the transactions contemplated by the merger agreement or otherwise adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Documents. In the event any portion of the debt or equity financing becomes unavailable on the terms and conditions contemplated in the Financing Documents, Parent is required to notify the Company promptly.

Parent will give the Company prompt notice (i) upon becoming aware of any breach of any provision of, or termination by any party to, the Financing Documents or (ii) upon the receipt of any written notice from any person with respect to any threatened breach or threatened termination of the Financing Documents.

The Company will use its reasonable efforts to provide to Parent and Merger Sub all cooperation reasonably requested by Parent in connection with the arrangement of the financing and the transactions contemplated by the merger agreement, including:

•	participating in meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings;

•	assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents reasonably requested by Parent in connection with the debt financing or any alternative financing, if applicable;

•	as promptly as practicable, furnishing Parent and its debt financing sources with financial and other pertinent information regarding the Company and its subsidiaries as reasonably requested;

•	reasonably cooperating with advisors, consultants and accountants of Parent or its debt financing sources with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any of its subsidiaries;

•	to the extent customary and in accordance with applicable laws, facilitating the securing or pledging of collateral and executing and delivering any pledge and security documents, commitment letters or other definitive financing documents; provided that any collateral or security granted under the merger agreement and any obligations of the Company or any of its subsidiaries under any such definitive documents will be contingent upon the occurrence of the effective time of the merger;

•	taking all actions reasonably necessary to permit the prospective lenders to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements, subject to the terms of the confidentiality agreements between the Company and members of the Consortium, and establish bank and other accounts, blocked account agreements and lock box arrangements in connection with the foregoing;

•	furnishing Parent and Merger Sub promptly with all documentation and other information required with respect to the debt financing and any alternative financing, if applicable, under applicable "know your customer" and anti-money laundering rules and regulations, subject to the terms of the confidentiality agreements between the Company and members of the Consortium;

•	using reasonable best efforts to obtain any necessary rating agencies’ confirmation or approval of the debt financing and any alternative financing, if applicable; and

•	taking all corporate actions reasonably necessary to permit the consummation of the debt financing and any alternative financing, if applicable.

Agreement to Use Reasonable Best Efforts

The parties to the merger agreement have agreed to coordinate with one another and use reasonable best efforts to take all appropriate actions and do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement; provided that no party will be required to take any action if such action would have or may be reasonably likely to have a Company Material Adverse Effect.

Certain Additional Covenants

Pursuant to the terms of the merger agreement, the Company, Parent and Merger Sub have agreed to certain additional covenants related to the following:

•	the filing of this proxy statement and the Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC);

•	access by Parent and its authorized representatives to the offices, properties, books, records of the Company or any of its subsidiaries and other information between the date of the merger agreement and the earlier of the effective time and termination of the merger agreement (subject to all applicable legal or contractual obligations and restrictions);

•	notification of certain events;

•	for Merger Sub to perform its obligations under the merger agreement and to consummate the transactions contemplated thereunder;

•	participation in the defense and settlement of any shareholder litigation relating to the merger agreement or the transactions contemplated by the merger agreement;

•	the prompt delivery to Parent of the resignation of the directors of the Company or any of its subsidiaries designated by Parent;

•	consultation with respect to press releases and other public announcements relating to the merger agreement and the transactions contemplated by the merger agreement;

•	delisting by the surviving corporation from NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the effective time;

•	elimination or minimization of the effects of certain takeover statutes; and

•	repayment of an existing loan.

Employee Matters

Through the first anniversary of the closing date, Parent has agreed to provide each current employee who continues to work for the Company and its subsidiaries with a level of compensation and employee benefits that is no less favorable in the aggregate than that provided to such employees immediately prior to the closing date, subject to market adjustments in the ordinary course.

Conditions to the Merger

The consummation of the merger is subject to the satisfaction of the following conditions:

•	the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement being authorized, approved and adopted by the shareholders at the extraordinary general meeting; and

•	no court or other government authority entity having enacted, issued, promulgated, enforced or entered any law, or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order that is in effect or is pending, proposed or threatened and has or would have the effect of making the merger illegal or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

•	the representations and warranties of the Company in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date, as if made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which being true and correct only as of such time); provided that (i) for certain representations and warranties of the Company, such failure to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and (ii) for certain representations and warranties of the Company, such representations and warranties are true and correct in all respects except for de minimis inaccuracies as of the date of the merger agreement and as of the closing date, as if made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which being true and correct only as of such time), in each case, interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or the defined term "Company Material Adverse Effect;"

•	the Company having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date;

•	the Company having delivered to Parent an officer certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the above conditions; and

•	since the date of the merger agreement, there not having occurred a Company Material Adverse Effect.

The obligations of the Company to consummate the merger are subject to the satisfaction, or waiver by the Company, of the following conditions:

•	the representations and warranties of Parent and Merger Sub in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date, as if made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which being true and correct only as of such time), except to the extent such failure to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the transactions contemplated by the merger agreement;

•	Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date; and

•	Parent having delivered to the Company an officer certificate, dated the date of the closing, signed by an executive officer of Parent, certifying as to the satisfaction of the above conditions.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to effective time of the merger:

(a)	by mutual written consent of the Company and Parent; or

(b)	by either of the Company or Parent (provided that this termination right is not available to either the Company or Parent whose failure to fulfill any of its obligations under the merger agreement has been a cause of, or resulted in, the failure of any applicable condition to the merger being satisfied), if:

•	the merger is not completed by the termination date of the merger agreement, which is six months after the date of the merger agreement;

•	any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable award, writ, injunction, determination, rule, regulation, judgment, decree or executive order, which, or taken any other final and non-appealable action that, has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by the merger agreement; or

•	the shareholders of the Company do not approve and authorize the merger agreement and the transactions contemplated by the merger agreement at the extraordinary general meeting or any adjournment or postponement thereof; or

(c)	by the Company:

•	if Parent or Merger Sub has breached or failed in any material respect of any of its representation, warranty, agreement or covenant under the merger agreement, which breach or failure gives rise to the failure of any condition to the Company’s obligations to complete the merger and as a result of such breach or failure, such condition is incapable of being satisfied prior to the termination date; provided that this termination right is not available to the Company if it is then in material breach of any of its representations, warranties or covenants under the merger agreement;

•	(i) all of the conditions to Parent’s and Merger Sub’s obligations to complete the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing); (ii) the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing and (iii) Parent and Merger Sub fail to complete the closing within ten business days following the date on which the closing should have occurred pursuant to the merger agreement; or

•	prior to the receipt of the shareholders’ authorization and approval, the board of directors of the Company has, (i) upon the unanimous recommendation of the special committee, authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and the Company concurrently enters into such agreement concurrently with termination of the merger agreement or (ii) made a change of its recommendation pursuant to the merger agreement due to an intervening event; provided that the Company has complied in all material respects with the terms of the merger agreement in connection with its "no-shop" obligations and "no change of recommendation" obligations described above and in all respects with the requirements of the merger agreement in connection with payment of termination fee; or

(d)	by Parent (provided that this termination right is not available to Parent if either Parent or Merger Sub is then in material breach of any of its representations, warranties or covenants under the merger agreement), if:

•	the Company has breached or failed in any material respect of any of its representation, warranty, agreement or covenant under the merger agreement, which breach or failure gives rise to the failure of any condition to Parent’s and Merger Sub’s obligations to complete the merger and as a result of such breach or failure, such condition is incapable of being satisfied prior to the termination date;

•	the board of directors of the Company has changed its recommendation to the shareholders of the Company, the board of directors of the Company has recommended to the shareholders of the Company a competing transaction or has resolved to do so or has entered into any alternative acquisition agreement, the Company has failed to include in this proxy statement the recommendation of its board of directors to the shareholders of the Company in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, or the board of director of the Company has publicly announced its intention to do any of the foregoing; or

•	a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders; but not including a "stop, look and listen" communication or a statement that the board of directors of the Company has received and is currently evaluating such tender offer or exchange offer).

Termination Fee

The Company is required to pay Parent a termination fee of US$20,000,000 in the event the merger agreement is terminated:

•	by either the Company or Parent if (i) a bona fide proposal or offer with respect to a competing transaction has been made, proposed or communicated (and not withdrawn), after the date of the merger agreement and prior to the extraordinary general meeting (or prior to the termination of the merger agreement if there has been no extraordinary general meeting), and following which, (ii) within 12 months after the termination of the merger agreement, the Company enters into a definitive agreement in connection with any competing transaction by a third party (provided that all references to "20%" in the definition of "competing transaction" under the merger agreement will be deemed to be references to "50%" here);

•	by Parent if (i) the Company has breached or failed in any material respect any of its representations, warranties, agreements or covenants under the merger agreement, which breach or failure gives rise to the failure of any condition to Parent’s and Merger Sub’s obligations to complete the merger and as a result of such breach or failure, such condition is incapable of being satisfied prior to the termination date, (ii) the board of directors of the Company has changed its recommendation to the shareholders of the Company, the board of directors of the Company has recommended to the shareholders of the Company a competing transaction or has resolved to do so or has entered into any alternative acquisition agreement, the Company has failed to include in this proxy statement the recommendation of its board of directors to the shareholders of the Company in favor of the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, or the board of director of the Company has publicly announced its intention to do any of the foregoing, or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders; but not including a "stop, look and listen" communication or a statement that the board of directors of the Company has received and is currently evaluating such tender offer or exchange offer); or

•	by the Company if prior to the receipt of the shareholders’ authorization and approval, the board of directors of the Company has, (i) upon the unanimous recommendation of the special committee, authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and the Company enters into such agreement concurrently with the termination of the merger agreement or (ii) made a change of its recommendation pursuant to the merger agreement due to an intervening event.

Parent is required to pay the Company a termination fee of US$32,000,000 in the event the merger agreement is terminated by the Company if:

•	Parent or Merger Sub has breached or failed in any material respect any of its representations, warranties, agreements or covenants under the merger agreement, which breach or failure gives rise to the failure of any condition to the Company’s obligations to complete the merger and as a result of such breach or failure, such condition is incapable of being satisfied prior to the termination date; or

•	(i) all of the conditions to Parent’s and Merger Sub’s obligations to complete the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing), (ii) the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing and (iii) Parent and Merger Sub fail to complete the closing within ten business days following the date on which the closing should have occurred pursuant to the merger agreement.

In the event that the Company or Parent fails to pay the termination fee when due and in accordance with the requirements of the merger agreement, the Company or Parent, as the case may be, is required to reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with collection of such unpaid termination fee, together with accrued interest on such unpaid termination fee.

Fees and Expenses

All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, including the merger, will be borne by the party incurring such expenses except as otherwise provided in the merger agreement.

Promptly upon termination of the merger agreement, Parent is required to reimburse the Company for all documented and reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred by the Company or any of its subsidiaries in connection with the cooperation of the Company and its subsidiaries reasonably requested by Parent that is necessary in connection with the financing and, if applicable, the alternative financing relating to the merger and the transactions contemplated by the merger agreement.

Modification or Amendment; Waiver of Conditions

The merger agreement may be amended by an instrument in writing signed by the parties thereto at any time prior to the effective time of the merger with the approval of their respective boards of directors, provided that after approval and authorization of the merger agreement and the transactions contemplated by the merger agreement by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the merger.

At any time prior to the effective time of the merger, each of the parties to the merger agreement may, by an instrument in writing signed by the party or parties to be bound thereby, (i) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (ii) waive any inaccuracy in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement and (iii) waive compliance with any agreement of any other party or any condition to its obligations contained in the merger agreement.

Remedies

The parties to the merger agreement are entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement, in addition to any other remedy at law or equity. However, the Company’s right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case solely with respect to causing the equity financing from the Sponsors and Mr. Boquan He to be funded at any time, is subject to (i) all of the conditions to Parent’s and Merger Sub’s obligations to complete the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) having been satisfied or waived, (ii) Parent and Merger Sub failing to complete the closing by the date on which the closing should have occurred pursuant to the merger agreement, (iii) the debt financing from certain financial institutions (or any alternative financing as permitted under the merger agreement) having been funded or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger and (iv) the Company having irrevocably confirmed in writing that (a) all of the conditions to the Company’s obligations to complete the merger have been satisfied or that it is willing to waive any of such conditions and (b) if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur. In no event the Company will be entitled to specific performance to cause Parent and/or Merger Sub to cause the equity financing to be funded if the debt financing (or, if applicable, alternative financing) has not been funded (or will not be funded at the closing of the merger even if the equity financing is funded at the closing of the merger).

While the parties may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the merger and monetary damages.

The maximum aggregate liabilities of Parent and Merger Sub, on the one hand, and the Company, on the other hand, for monetary damages in connection with the merger agreement are limited to a termination fee of US$32,000,000 and US$20,000,000, respectively, and reimbursement of expenses, as the case may be.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

No provision has been made to (a) grant the Company’s shareholders access to corporate files of the Company and other parties to the merger or any of their respective affiliates or (b) to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

DISSENTERS’ RIGHTS

The following is a brief summary of the rights of holders of the Shares to object to the merger and receive cash equal to the appraised fair value of their Shares ("Dissenters’ Rights"). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Companies Law, a copy of which is attached as Annex C to this proxy statement. If you are contemplating the possibility of objecting to the merger, you should carefully review the text of Annex C, particularly the procedural steps required to perfect Dissenters’ Rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Law, you will lose your Dissenters’ Rights.

Requirements for Exercising Dissenters’ Rights

A dissenting registered shareholder of the Company is entitled to payment of the fair value of his Shares upon dissenting to the merger, provided that such shareholder follows the procedures summarized below.

The exercise of your Dissenters’ Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the merger, other than the right to seek relief on the grounds that the merger is void or unlawful. To preserve your Dissenters’ Rights, the following procedures must be followed:

•	you must give written notice of objection ("Notice of Objection") to the Company prior to the vote to approve the merger. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the merger is authorized by the resolution at the extraordinary general meeting;

•	within 20 days immediately following the date on which the vote approving the merger is made, the Company must give written notice of the authorization ("Approval Notice") to all Dissenting Shareholders who have served a Notice of Objection;

•	within 20 days immediately following the date on which the Approval Notice is given (the "Dissent Period"), the Dissenting Shareholder must give a written notice of his or her decision to dissent (a "Notice of Dissent") to the Company stating his or her name and address, the number and class of Shares with respect to which he or she dissents and demanding payment of the fair value of his or her Shares. The shareholder will cease to have any rights of a shareholder upon the giving of such Notice of Dissent except the right to be paid the fair value of its Shares (and the right to participate in court proceedings to determine the fair value of his or her Shares or the right to institute proceedings on the grounds that the merger is void or unlawful). A Dissenting Shareholder must dissent in respect of all the Shares which he or she holds;

•	within seven days immediately following (i) the date of expiry of the Dissent Period or (ii) the date on which the Cayman Islands Plan of Merger is filed with the Registrar, whichever is later, the Company, as the surviving corporation, must make a written offer (a "Fair Value Offer") to each Dissenting Shareholder to purchase his or her Shares at a price determined by the Company to be the fair value of such Shares;

•	if, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on a price at which the Company will purchase the Dissenting Shareholder’s Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the Dissenting Shareholder may, file a petition with the Grand Court of the Cayman Islands (the "Grand Court") for a determination of the fair value of the Shares held by all Dissenting Shareholders who have served a Notice of Dissent and who have not agreed with the Company as to fair value; and

•	if a petition is timely filed, the Grand Court will determine at a hearing which shareholders are entitled to Dissenters’ Rights and will determine the fair value of the Shares held by those shareholders.

All notices and petitions must be executed by or for the shareholder of record, fully and correctly, as such shareholder’s name appears on the register of shareholders of the Company. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Shares are owned by or for more than one person, such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or nominee, must act promptly to become the holder of record of such Shares, in order to follow the steps summarized above in a timely manner to perfect whatever Dissenters’ Rights attached to the Shares.

You must be a registered holder of Shares as of         , 2013, the Share record date, in order to exercise your Dissenters’ Rights. A holder of ADSs representing Shares held by the ADS depositary who wishes to dissent must surrender his or her ADSs to the ADS depositary before the extraordinary general meeting on , 2013 and pay any applicable fees to the ADS depositary to withdraw his or her Shares and then become a record holder of such Shares and comply with the procedures described above in order to perfect the Dissenters’ Rights with respect to the Shares prior to the extraordinary general meeting. The ADS depositary will not exercise Dissenters’ Rights on behalf of a holder of ADSs and any Notice of Dissent delivered to the ADS depositary will not be effective under the Cayman Companies Law. If you wish to cancel your ADSs, please contact your broker. If your broker needs further instruction, please have your broker contact the ADS depositary.

If you do not satisfy each of these requirements, you cannot exercise Dissenters’ Rights and will be bound by the terms of the merger agreement and the Cayman Islands Plan of Merger. Submitting a proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to approve and authorize the merger agreement, the Cayman Islands Plan of Merger and the transactions contemplated by the merger agreement, including the merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company to 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China.

If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Companies Law could be more than, the same as, or less than the $4.60 in cash without interest for each Share of the Company that you would otherwise receive as consideration in the merger. In addition, in any proceedings for determination of the fair value of Shares covered by a Notice of Dissent, the Company and Parent intend to assert that the per Share merger consideration of $4.60 is equal to the fair value of each of your Shares.

The provisions of Section 238 of the Cayman Companies Law are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238 of the Cayman Companies Law, you will lose your Dissenters’ Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenters’ Rights.

FINANCIAL INFORMATION

Selected Historical Financial Information

The following sets forth summary historical consolidated financial information of the Company for each of the two (2) years ended December 31, 2011 and 2012. The historical financial information as of December 31, 2011 and 2012 has been derived from our audited consolidated financial statements, prepared in accordance with U.S. GAAP, included in the Company’s Annual Report on Form 20−F for the year ended December 31, 2012, at pages F−1 through F−42, which are incorporated into this proxy statement by reference. The information set forth below is not necessarily indicative of future results and should be read in conjunction with "Item 5. Operating and Financial Review and Prospects" and the consolidated financial statements, related notes and other financial information included in the Company’s Annual Report on Form 20−F for the year ended December 31, 2012, which are incorporated into this proxy statement by reference. Please see "Where You Can Find More Information" for a description of how to obtain a copy of such Annual Report.

	Year ended December 31,
	2011	2012	2012
	RMB	RMB	US$
	(Amounts in thousands, except per share data)
Consolidated Statement of Operations Data:

Revenues	2,003,378	2,557,185	410,456

Operating costs and expenses	(1,852,268)	(2,316,895)	(371,887)
Income from operations	151,110	240,290	38,569
Other income (expense):
Interest income	6,224	7,887	1,266
Interest expense	(7,212)	(21,459)	(3,444)
Equity in income (loss) of an affiliate	120	-	-
Income (loss) before income taxes	150,242	226,718	36,391
Income tax benefit (expense)	(36,259)	(67,540)	(10,841)
Net income (loss)	113,983	159,178	25,550
Net loss (income) attributable to noncontrolling interests	14,903	16,867	2,707
Net income (loss) attributable to 7 Days Group Holdings Limited	128,886	176,045	28,257
Basic earnings (losses) per ordinary share	0.86	1.18	0.19
Diluted earnings (losses) per ordinary share	0.85	1.18	0.19

	December 31,
	2011	2012	2012
	RMB	RMB	US$
	(Amounts in thousands, except per share data)
Consolidated Balance Sheet Data:
Current assets	803,381	731,145	117,357
Non-current assets	2,006,818	2,305,876	370,118
Total assets	2,810,199	3,037,021	487,475
Current liabilities	1,044,437	981,748	157,582
Non-current liabilities	249,778	417,162	66,959
Total liabilities	1,294,215	1,398,910	224,541
Total equity attributable to 7 Days Group Holdings Limited	1,526,337	1,661,036	266,614
Noncontrolling interests	(10,353)	(22,925)	(3,680)
Total equity	1,515,984	1,638,111	262,934
Total liabilities and equity	2,810,199	3,037,021	487,475

Ratio of Earnings to Fixed Charges

	As of December 31,
	2011	2012
	(unaudited)	(unaudited)
Ratio of earnings to fixed charges (1)	18.50	10.39

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income tax expenses adding fixed charges and amortization of capitalize interest and subtracting interest capitalized and the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed, interest capitalized and an estimate of the interest within rental expense. The ratio of earnings to fixed charges should be read in conjunction with "item 5. Operating and Financial Review and Prospects" and the consolidated financial statements, related notes and other financial information included in the company’s annual report on form 20−F for the year ended December 31, 2012, which are incorporated into this proxy statement by reference. Please see "Where You Can Find More Information" for a description of how to obtain a copy of such annual report .

Net Book Value per Share of Our Shares

The net book value per Share as of December 31, 2012 was $1.79 based on the weighted average number of our outstanding Shares during 2012.

TRANSACTIONS IN THE SHARES AND ADSS

Purchases by the Company

On June 11, 2012, we announced a share repurchase plan authorized by our board of directors. Under the share repurchase plan, the Company was authorized to repurchase up to US$25 million worth of its issued and outstanding ADSs, over the 12 months after the adoption of the share repurchase plan, from time to time in open−market transactions on the NYSE at prevailing market prices, in trades pursuant to a Rule 10b5-1 and 10b-18 repurchase plan, or privately negotiated transactions in accordance with applicable federal securities laws. The timing and extent of any purchases were determined by the Company’s management, in its discretion, and depended upon market conditions, the trading price of the Company’s ADSs and other factors, including customary restrictions on share repurchases. The Company financed the repurchase with the Company’s cash on hand and cash generated from operations.

The following table summarizes the repurchases by us for each quarter during the past two years:

	Total Number of the ADSs Repurchased	Range of Prices Paid per ADS	Average Purchase Price Paid per ADS
2011
Second Quarter	—	N/A	N/A
Third Quarter	—	N/A	N/A
Fourth Quarter	—	N/A	N/A
2012
First Quarter	—	N/A	N/A
Second Quarter	195,000	$10.12-11.11	$10.67
Third Quarter	899,334	$8.39-11.20	$9.49
Fourth Quarter	—	N/A	N/A
2013
First Quarter	—	N/A	N/A
Total	1,094,334	$8.39-11.20	$9.90

Purchases by the Co-Chairmen and their affiliates

Neither the Co-Chairmen nor their respective affiliates has purchased any Shares or ADSs at any time within the past two years.

Purchases by Actis

Actis has not purchased any Shares or ADSs at any time within the past two years.

Purchases by Parent and Merger Sub

Neither Parent nor Merger Sub has purchased any Shares or ADSs at any time within the past two years.

Prior Public Offerings

We completed our initial public offering of ADSs in November 2009. We did not make any underwritten public offering of our securities during the past three years.

Transactions in Prior 60 Days

There was no transaction in the Company’s Shares during the past 60 days by the Company or any member of the Consortium, or any of their respective executive officers, directors, associates or majority-owned subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table sets forth information with respect to the beneficial ownership of our Shares, as of the date of this proxy statement, by:

•	each of our directors and executive officers;

•	all of our directors and executive officers as a group; and

•	each person known to us to own beneficially more than 5.0% of our outstanding Shares.

As of the date of this proxy statement, 147,317,822 Shares were issued and outstanding (excluding Shares represented by 1,094,334 ADSs that are held in the treasury of the Company and 512,112 Shares held by the ADS depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan). The amounts and percentages of Shares beneficially owned are determined on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

	Share beneficially owned prior to the effective time of the Merger		Holdco shares beneficially owned immediately after the effective time of the Merger
Name	Number	Percent	Number	Percent
Directors and Executive Officers
Boquan He (1)	35,131,575	23.8%	35,131,575	27.06%
Nanyan Zheng (2)	9,440,920	6.4%	9,053,420	6.97%
Jeffrey Perlman (3)	24,008,321	16.30%	–	–
Eric Haibing Wu	*	*	–	–
Meng Ann Lim (4)	17,454,557	11.85%	19,213,654	14.80%
Tan Wee Seng	*	*	–	–
Bin Dai	*	*	–	–
Tao Thomas Wu	*	*	–	–
Yuezhou Lin	*	*	–	–
All Directors and Executive Officers as a Group	86,841,628	58.95%	63,398,649	48.83%

Principal Shareholders
Fortune News International Limited (5)	9,000,000	6.11%	9,053,420	6.97%
WP RE (Cayman) International Ltd (6)	24,008,321	16.30%	–	–
Prototal Enterprises Limited (7)	35,131,575	23.85%	35,131,575	27.06%
Happy Travel Limited (8)	17,454,557	11.85%	19,213,654	14.80%
Keystone Asia Holdings Limited	–	–	30,652,174	23.61%
SCC Growth 2010- Peak Holdco, Ltd.	–	–	21,739,130	16.75%

*	Less than 1% of total outstanding Shares.

(1)	Includes 35,131,575 ordinary shares held by Prototal Enterprises Limited, or Prototal Enterprises, a British Virgin Islands company. Prototal Enterprises is wholly owned by Mr. He. The registered address of Prototal Enterprises is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The business address of Mr. He is Floor 32, Metro Plaza, 183-187, Tianhe Road North, Guangzhou, Guangdong, the People’s Republic of China.

(2)	Includes (i) 9,000,000 ordinary shares held by Fortune News International Limited, or Fortune News, which are pledged to Bank Sarasin-Rabo (Asia) Limited, or BSRL, under that certain Pledge Agreement by and between Fortune News and BSRL, dated as of October 7, 2010, or the Pledge Agreement, (ii) 17,806 ADSs representing 53,418 ordinary shares held by Mr. Zheng, (iii) 2 ordinary shares held by Mr. Zheng; and (iv) 387,501 ordinary shares issuable upon exercise of options held by Mr. Zheng within 60 days of the date of this proxy statement. Fortune News is wholly owned by Audrey & Aaron Holdings, which in turn is wholly owned by Equity Trustee Limited as trustee of The Happy Family Trust. The sole settlor of The Happy Family Trust is Mr. Zheng. The beneficiaries of The Happy Family Trust are Mr. Zheng and his wife, Ms. Li Sha. The business address of Mr. Zheng is 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, the People’s Republic of China.

(3)	Includes 24,008,321 ordinary shares held directly by WP RE, a Cayman Islands company wholly owned by Warburg Pincus Real Estate I, L.P., a Delaware partnership, or WPRE I. Warburg Pincus Real Estate I GP, LLC, a Delaware limited liability company, or WPRE GP, is the general partner of WPRE I. Warburg Pincus Partners LLC, a New York limited liability company, or WP Partners, is the sole member of WPRE GP. WP Partners is a direct subsidiary of Warburg Pincus & Co., a New York general partnership, or WP. The address of the various Warburg Pincus entities identified above is 466 Lexington Avenue, New York, New York 10017. Charles R. Kaye and Joseph P. Landy are managing general partners of WP and managing members and co-presidents of WP LLC and may be deemed to control the various Warburg Pincus entities identified above. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities identified above. The registered address of WP RE is Q&H Corporate Services, Ltd., Third Floor, Harbour Centre, P.O. Box 1348, Grand Cayman KYL-1108, Cayman Islands.

(4)	Includes 17,454,557 ordinary shares held directly by Happy Travel Limited, a Mauritius company. Happy Travel Limited is owned by (i) Actis Emerging Markets 3 LP, Actis Emerging Markets 3 "A" LP, Actis Emerging Markets 3 "C" LP, Actis China 3 "S" LP, Actis China 3 "A" LP, Actis China 3 LP and Actis China Fund 2 LP, all English limited partnerships, or the Actis Funds, managed by Actis LLP, an English limited liability partnership owned by its members, and (ii) Actis Executive Co-Investment Plan LP and Actis Fund 3 Co-Investment Pool LP, both Guernsey limited partnerships managed by their general partner, Actis Co-Investment Plan Limited, a Guernsey registered limited company indirectly owned by Actis LLP. The limited partners of the Actis Funds have no voting or investment control over its investments, including the shares in Happy Travel Limited. Investment and voting decisions for the Actis Funds are made by their manager, Actis LLP, by unanimous decision of the members of the investment committee. The registered office of Actis LLP and the English limited partnerships managed by Actis LLP is More London Riverside, London SE1 2JT. The registered office of Actis Co-Investment Plan Limited and the Guernsey limited partnerships is PO Box 431, 13-15 Victoria Road, St Peter Port, Guernsey, Channel Islands, GY1 3ZD.

(5)	Fortune News is the record owner of 9,000,000 ordinary shares which are pledged to BSRL under that certain Pledge Agreement by and between Fortune News and BSRL. Fortune News is wholly owned by Audrey & Aaron Holdings, which in turn is wholly owned by Equity Trustee Limited as trustee of The Happy Family Trust. The sole settlor of The Happy Family Trust is Mr. Zheng. The beneficiaries of The Happy Family Trust are Mr. Zheng and his wife, Ms. Li Sha. Accordingly, Mr. Zheng may be deemed to beneficially own all of the shares held by Fortune News. The registered address of Fortune News is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(6)	Includes 24,008,321 ordinary shares held directly by WP RE, a Cayman Islands company wholly owned by Warburg Pincus Real Estate I, L.P., a Delaware partnership, or WPRE I. Warburg Pincus Real Estate I GP, LLC, a Delaware limited liability company, or WPRE GP, is the general partner of WPRE I. Warburg Pincus Partners LLC, a New York limited liability company, or WP Partners, is the sole member of WPRE GP. WP Partners is a direct subsidiary of Warburg Pincus & Co., a New York general partnership, or WP. The address of the various Warburg Pincus entities identified above is 466 Lexington Avenue, New York, New York 10017. Charles R. Kaye and Joseph P. Landy are managing general partners of WP and managing members and co-presidents of WP LLC and may be deemed to control the various Warburg Pincus entities identified above. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities identified above. The registered address of WP RE is Q&H Corporate Services, Ltd., Third Floor, Harbour Centre, P.O. Box 1348, Grand Cayman KYL-1108, Cayman Islands.

(7)	Prototal Enterprises is the record owner of 35,131,575 ordinary shares. Prototal Enterprises is wholly owned by Mr. He. The registered address of Prototal Enterprises is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(8)	Happy Travel Limited is the record owner of 17,454,557 ordinary shares. Happy Travel Limited is owned by (i) Actis Emerging Markets 3 LP, Actis Emerging Markets 3 "A" LP, Actis Emerging Markets 3 "C" LP, Actis China 3 "S" LP, Actis China 3 "A" LP, Actis China 3 LP and Actis China Fund 2 LP, all English limited partnerships, or the Actis Funds, managed by Actis LLP, an English limited liability partnership owned by its members, and (ii) Actis Executive Co-Investment Plan LP and Actis Fund 3 Co-Investment Pool LP, both Guernsey limited partnerships managed by their general partner, Actis Co-Investment Plan Limited, a Guernsey registered limited company indirectly owned by Actis LLP. The limited partners of the Actis Funds have no voting or investment control over its investments, including the shares in Happy Travel Limited. Investment and voting decisions for the Actis Funds are made by their manager, Actis LLP, by unanimous decision of the members of the investment committee. The registered office of Actis LLP and the English limited partnerships managed by Actis LLP is More London Riverside, London SE1 2JT. The registered office of Actis Co-Investment Plan Limited and the Guernsey limited partnerships is PO Box 431, 13-15 Victoria Road, St Peter Port, Guernsey, Channel Islands, GY1 3ZD.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders’ meeting. However, if the merger is not completed, an annual general meeting is expected to be held in the second half of 2013.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file or furnish our annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1−800−SEC−0330. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.

You also may obtain free copies of the documents the Company files with the SEC by going to the "Investor Relations" section of our website at http://en.7daysinn.cn. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Because the merger is a going private transaction, the Company and the Consortium have filed with the SEC a Transaction Statement on Schedule 13E−3 with respect to the merger. The Schedule 13E−3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E−3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E−3 filed with the SEC.

Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and should be read in conjunction with the complete copy of such contract or document which is attached as an exhibit hereto. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company’s annual report on Form 20−F filed with the SEC on April 26, 2012 is incorporated herein by reference. The Company’s reports on Form 6−K furnished to the SEC since April 26, 2012 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward−looking statements, we note that these safe harbor provisions do not apply to any forward−looking statements we make in connection with the going private transaction described in this proxy statement.

We undertake to provide you without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to our proxy solicitor, Innisfree M&A Incorporated, at the address and phone numbers provided in this proxy statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED          .. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A:  Agreement and Plan of Merger

A-1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

KEYSTONE LODGING COMPANY LIMITED,

KEYSTONE LODGING ACQUISITION LIMITED,

7 DAYS GROUP HOLDINGS LIMITED,

and

KEYSTONE LODGING HOLDINGS LIMITED

(solely for the purpose of Sections 2.02(c) and 2.02(e))

Dated as of February 28, 2013

AGREEMENT AND PLAN OF MERGER, dated as of February 28, 2013 (this "Agreement"), among Keystone Lodging Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), Keystone Lodging Acquisition Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), 7 Days Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company") and Keystone Lodging Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Holdco") (solely for the purpose of Sections 2.02(c) and 2.02(e)).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) (the "CICL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of the Special Committee of the Company Board (the "Special Committee"), has (i) determined that it is in the best interests of the Company and its shareholders (other than Parent and its Affiliates), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company at the Shareholders’ Meeting (as defined below);

WHEREAS, the board of directors of each of Parent and Merger Sub has (i) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement, the Plan of Merger and the consummation of the Transactions, and (ii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and the Plan of Merger;

WHEREAS, as an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Prototal Enterprises Limited, Nanyan Zheng, Fortune News International Limited, Happy Travel Limited, Chien Lee, Qiong Zhang, Minjian Shi (collectively, the "Rollover Shareholders"), Holdco, which is the sole shareholder of Parent ("Holdco"), and Parent have executed a support agreement, dated as of the date hereof (the "Support Agreement"), providing that, among other things, the Rollover Shareholders will (i) vote their Shares (as defined below) in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions and (ii) agree, upon the terms and subject to the conditions in the Support Agreement, to receive no consideration for the cancellation of certain Shares held by each of them as set forth in the Support Agreement in accordance with this Agreement (the "Rollover Shares"); and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, each of Boquan He, Nanyan Zheng and the Sponsors (each, a "Guarantor", and collectively the "Guarantors") is entering into a limited guaranty in favor of the Company with respect to certain obligations of Parent under this Agreement (each, a "Guaranty" and collectively, the "Guaranties").

A-1

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01         The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CICL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the Cayman Islands as a wholly-owned subsidiary of Parent.

Section 1.02         Closing; Closing Date.

Unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the closing for the Merger (the "Closing") shall take place at 10:00 a.m. (Beijing time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 30th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China as soon as practicable, but in any event no later than the third (3rd) Business Day immediately following the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement (such date being the "Closing Date").

Section 1.03         Effective Time.

Subject to the provisions of this Agreement, as early as practical on the Closing Date, Merger Sub and the Company shall execute a plan of merger (the "Plan of Merger") in the form set out in Annex A and the parties shall file the Plan of Merger and other documents required under the CICL to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICL. The Merger shall become effective upon the date specified in the Plan of Merger in accordance with the CICL (the "Effective Time").

Section 1.04         Effects of the Merger.

The Merger shall have the effects specified in the CICL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall succeed to and assume all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges, mortgages, charges or security interests and all contracts, obligations, claims, debts and liabilities of the Company and Merger Sub in accordance with the CICL.

A-2

Section 1.05         Memorandum and Articles of Association of Surviving Corporation.

At the Effective Time, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the memorandum and articles of association of the Surviving Corporation until thereafter amended as provided by law and such memorandum and articles of association; provided, however, that, at the Effective Time, Article I of the memorandum of association of the Surviving Corporation shall be amended to read as follows: "The name of the Company is "7 Days Group Holdings Limited" and the articles of association of the Surviving Corporation shall be amended to refer to the name of the Surviving Corporation as "7 Days Group Holdings Limited."

Section 1.06         Directors and Officers.

The parties hereto shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, unless otherwise determined by Parent prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Corporation.

ARTICLE II

EFFECT ON ISSUED SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01         Effect of Merger on Issued Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

(a)          each ordinary share, par value US$0.125 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (as defined below)) shall be cancelled in consideration for the right to receive US$4.60 in cash per Share without interest (the "Per Share Merger Consideration") payable in the manner provided in Section 2.04;

(b)          each American Depositary Share, representing three (3) Shares (an "ADS" or collectively, the "ADSs"), issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) shall be cancelled in consideration for the right to receive US$13.80 in cash per ADS without interest (the "Per ADS Merger Consideration") pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail;

(c)          all of the Shares, including Shares represented by ADSs (other than the Excluded Shares and the Dissenting Shares), shall cease to exist and shall thereafter represent only the right to receive the Per Share Merger Consideration or Per ADS Merger Consideration without interest, and the register of members of the Company shall be amended accordingly;

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(d)          each of the Excluded Shares and ADSs representing the Excluded Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and shall cease to exist without payment of any consideration or distribution therefor;

(e)          each of the Dissenting Shares shall be cancelled in accordance with Section 2.03; and

(f)          each ordinary share, par value US$0.125 each, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value US$0.125 each, of the Surviving Corporation. Such ordinary shares shall constitute the only issued and outstanding share capital of the Surviving Corporation, which shall be reflected in the register of members of the Surviving Corporation.

Section 2.02         Share Incentive Plan and Outstanding Company Options.

(a)          At the Effective Time, the Company shall (i) terminate the Company’s Share Incentive Plan, and any relevant award agreements applicable to the Share Incentive Plan, and (ii) cancel each Company Option that is outstanding and unexercised, whether or not vested or exercisable.

(b)          Each former holder of (i) a Vested Company Option or (ii) Unvested Company Option that will vest within one (1) year after the Effective Time, which, in either case, is cancelled at the Effective Time shall, in exchange thereof, be paid by the Surviving Corporation or one of its Subsidiaries, as soon as practicable (and in any event no more than five (5) Business Days) after the Effective Time (without interest), a cash amount equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the Exercise Price of such Vested Company Option or Unvested Company Option, as the case may be, and (ii) the number of Shares underlying such Vested Company Option or Unvested Company Option; provided that if the Exercise Price of any such Vested Company Option or Unvested Company Option is equal to or greater than the Per Share Merger Consideration, such Vested Company Option or Unvested Company Option shall be cancelled without any payment therefor.

(c)          Each former holder of an Unvested Company Option that will not vest within one (1) year after the Effective Time and is cancelled at the Effective Time shall, in exchange thereof, receive as soon as practicable (and in any event no more than five (5) Business Days) after the Effective Time, an option to purchase the same number of ordinary shares of Holdco as the number of Shares underlying such Unvested Company Option with the same vesting schedule, exercise price and other key terms as those of such Unvested Company Option (and the number of ordinary shares of Holdco subject to such option and the exercise price shall be subject to equitable adjustment in connection with any subsequent change in the capitalization of Holdco), provided that, within one month after the vesting of such option, the holder of such option may elect to receive a cash settlement as soon as practicable (without interest) from Holdco, or at the direction of Holdco, any Holdco's Affiliate, in an amount equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price of such option and (ii) the number of ordinary shares of Holdco underlying such option.

(d)          Any payment under this Section 2.02 shall be subject to all applicable Taxes and tax withholding requirements, and each former holder of Company Options shall be personally responsible for the proper reporting and payment of all Taxes related to any distribution contemplated by this Section 2.02.

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(e)          At or prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, Holdco and the board of directors of Holdco, as applicable, shall pass any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 2.02. The Company shall take all reasonable actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to issue Shares or other share capital of the Company to any person pursuant to or in settlement of any Company Options. Promptly following the date hereof, the Company shall deliver written notice to each holder of Company Options informing such holder of the effect of the Merger on their Company Options.

Section 2.03         Dissenting Shares.

(a)          Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICL, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 238 of the CICL (collectively, the "Dissenting Shares"; holders of Dissenting Shares being referred to as "Dissenting Shareholders") shall be cancelled and the Dissenting Shareholders shall not be entitled to receive the Per Share Merger Consideration and shall instead be entitled to receive only the payment of the value of such Shares held by them determined in accordance with the provisions of Section 238 of the CICL, except that all Shares held by Dissenting Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to dissent from the Merger under Section 238 of the CICL shall thereupon (i) not be deemed to be Dissenting Shares and (ii) be and be deemed to have been cancelled and converted into, and to have become exchanged for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, in the manner provided in Section 2.04. Parent shall promptly deposit or cause to be deposited with the Paying Agent (and the Paying Agent shall, promptly thereafter, transmit to the Depositary) any additional funds necessary to pay in full the aggregate Per Share Merger Consideration so due and payable to such shareholders who have failed to perfect or who shall have effectively withdrawn or lost such right to seek payment of the value of such Shares.

(b)          The Company shall give Parent (i) prompt notice of any notices of objection, notice of dissent or demands for appraisal, under Section 238 of the CICL received by the Company, attempted withdrawals of such notices or demands, and any other instruments served pursuant to applicable Law and received by the Company relating to its shareholders’ rights to dissent from the Merger and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CICL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any exercise by a shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.

(c)          In the event that any written notices of objection to the Merger are served by any shareholders of the Company pursuant to section 238(2) of the CICL, the Company shall serve written notice of the authorization of the Merger on such shareholders pursuant to section 238(4) of the CICL within two (2) days of the approval of the Merger by shareholders of the Company at the Shareholders’ Meeting.

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Section 2.04         Exchange of Share Certificates, etc.

(a)          Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company selected by Parent with the Company’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed) to act as paying agent (the "Paying Agent") for all payments required to be made pursuant to Sections 2.01(a), 2.01(b), 2.02 and 2.03 (in the case of Section 2.03, when ascertained) (collectively, the "Merger Consideration"), and Parent shall enter into a paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, or in the case of payments pursuant to Section 2.03, when ascertained, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares, ADSs and Company Options, cash in an amount sufficient to pay the Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund").

(b)          Exchange Procedures. As promptly as practicable after the Effective Time (and in any event within (x) five (5) Business Days in the case of registered holders of the Shares and (y) three (3) Business Days in the case of the Depository Trust Company on behalf of the holders holding the Shares through brokers, nominees, custodians or through a Third Party), the Surviving Corporation shall cause the Paying Agent to mail, and cause the Depository Trust Company to deliver, to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form for a company incorporated in the Cayman Islands reasonably acceptable to Parent and the Company, and shall specify the manner in which the delivery of the Exchange Fund to registered holders of Shares shall be effected and contain such other provisions as Parent and the Company may mutually agree); and (ii) instructions for use in effecting the surrender of any issued share certificates representing Shares (the "Share Certificates") (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)) or non-certificated Shares represented by book entry ("Uncertificated Shares") and/or such other documents as may be required in exchange for the Per Share Merger Consideration. Upon surrender of, if applicable, a Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) or Uncertificated Shares and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each registered holder of Shares represented by such Share Certificate and each registered holder of Uncertificated Shares shall be entitled to receive in exchange therefor a check, in the amount equal to (x) the number of Shares represented by such Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) or the number of Uncertificated Shares multiplied by (y) the Per Share Merger Consideration, and the Share Certificate so surrendered shall forthwith be marked as cancelled. Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (A) the Paying Agent will transmit to the Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) and (y) the Per ADS Merger Consideration, and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing the Excluded Shares) upon surrender by them of the ADSs. The Surviving Corporation will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding taxes, if any) due to or incurred by the Depositary in connection with distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs (including any ADS cancellation or termination fees payable in accordance with the Deposit Agreement in connection with the Transactions). No interest shall be paid or will accrue on any amount payable in respect of the Shares or ADSs pursuant to the provisions of this Article II. In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, a check for any cash to be exchanged upon due surrender of the Share Certificate may be issued to such transferee if the Share Certificates, if any, which immediately prior to the Effective Time represented such Shares are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

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(c)          Lost Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Paying Agent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in respect of such lost, stolen or destroyed Share Certificate an amount equal to the Per Share Merger Consideration multiplied by the number of Shares represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01(a).

(d)          Untraceable Shareholders. Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (i) such person has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, as applicable or, (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (x) has been sent to such person and has been returned undelivered or has not been cashed or, (y) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or, (iii) notice of the Shareholders’ Meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Monies due to Dissenting Shareholders and shareholders of the Company who are untraceable shall be returned to the Surviving Corporation on demand and held in a non-interest bearing bank account for the benefit of Dissenting Shareholders and shareholders of the Company (including holders of ADSs) who are untraceable. Monies unclaimed after a period of seven years from the date of the notice of the Shareholders' Meeting shall be forfeited and shall revert to the Surviving Corporation. Dissenting Shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Corporation.

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(e)          Adjustments to Merger Consideration. The Per Share Merger Consideration and the Per ADS Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares occurring on or after the date hereof and prior to the Effective Time and to provide to the holders of Shares (including Shares represented by ADSs) and Company Options the same economic effect as contemplated by this Agreement prior to such action.

(f)          Investment of Exchange Fund. The Exchange Fund, pending its disbursement to the holders of Shares and ADSs, shall be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Corporation in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding US$1 billion; provided that no such investment or losses shall affect the amounts payable to such holders and Parent shall promptly replace or cause to be replaced any funds deposited with the Paying Agent that are lost through any investment so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the Merger Consideration. Earnings from investments shall be the sole and exclusive property of Parent and the Surviving Corporation. Except as contemplated by Section 2.04(g), the Exchange Fund shall not be used for any other purpose.

(g)          Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Shares or ADSs for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Shares and ADSs who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the cash to which they are entitled pursuant to Sections 2.01(a), 2.01(b) and 2.02. Any portion of the Exchange Fund remaining unclaimed by holders of Shares and ADSs as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

(h)          No Liability. None of the Paying Agent, the Rollover Shareholders, the Sponsors, Parent, the Surviving Corporation or the Depositary shall be liable to any former holder of Shares for any such Shares (including Shares represented by ADSs) (or dividends or distributions with respect thereto), or cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i)          Withholding Rights. Each of Parent, the Surviving Corporation, the Paying Agent and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, ADSs or Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation, the Paying Agent or the Depositary, as the case may be, such withheld amounts shall be (A) remitted by Parent, the Surviving Corporation, the Paying Agent or the Depositary to the applicable Governmental Authority, and (B) to the extent so remitted, treated for all purposes of this Agreement as having been paid to the holder of the Shares, ADSs or Company Options in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, the Paying Agent or the Depositary, as the case may be.

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Section 2.05         No Transfers.

From and after the Effective Time, (a) no transfers of Shares shall be effected in the register of members of the Company, and (b) the holders of Shares (including Shares represented by ADSs) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Share Certificates presented to the Paying Agent, Parent or Surviving Corporation for transfer or any other reason shall be canceled (except for the Excluded Shares and the Dissenting Shares) in exchange for the right to receive the cash consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

Section 2.06         Termination of Deposit Agreement.

As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall provide notice to Citibank, N.A. (the "Depositary") to terminate the deposit agreement, dated November 25, 2009 between the Company, the Depositary and all holders from time to time of ADSs issued thereunder (the "Deposit Agreement") in accordance with its terms.

Section 2.07         Agreement of Fair Value.

Parent, Merger Sub and the Company respectively agree that the Per Share Merger Consideration represents the fair value of the Shares for the purposes of Section 238(8) of the CICL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the Company Disclosure Schedule delivered to Parent and Merger Sub prior to or contemporaneously with the execution of this Agreement (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection) or (b) the Company SEC Reports prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Report filed on or after the date hereof and excluding disclosures in the Company SEC Reports contained in the "Risk Factors" and "Forward Looking Statements" sections to the extent they are general, nonspecific, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein), the Company hereby represents and warrants to Parent and Merger Sub that:

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Section 3.01         Organization, Good Standing and Qualification.

(a)          The Company is an exempted company duly organized, validly existing and in good standing under the Laws of the Cayman Islands. Each of the Company’s Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its organization or formation, and each Group Company has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted, except where the failure of any Group Company to be so organized, existing or in good standing or of any Group Company to have such power or authority has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Group Company is duly qualified or licensed to do business, and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing), in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed or in good standing as would not reasonably be expected to have a Company Material Adverse Effect.

(b)          A true and complete list of all Group Companies and other entities in which a Group Company owns any non-controlling equity interest as of the date hereof, together with the jurisdiction of organization of each such Group Company and entity and the percentage of the outstanding issued share capital or registered capital, as the case may be, of each such Group Company and entity owned by the Group Company, is set forth in Section 3.01(b) of the Company Disclosure Schedule. As of the date hereof, there are no other entities in which a Group Company controls or owns, of record or beneficially, any direct or indirect Equity Securities.

Section 3.02         Memorandum and Articles of Association.

The Company has heretofore furnished or otherwise made available to Parent a complete and correct copy of the memorandum and articles of association or equivalent organizational documents, each as amended to date, of each Group Company. Such memorandum and articles of association or equivalent organizational documents are in full force and effect as of the date hereof. No Group Company is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents in any material respect.

Section 3.03         Capitalization.

(a)          The authorized share capital of the Company is US$28,125,000 divided into 225,000,000 Shares of a par value of US$0.125 per share. As of the date of this Agreement, (i) 146,997,449 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (ii) Shares represented by 1,094,334 ADSs are held in the treasury of the Company (and for the avoidance of doubt are not included in the number of issued and outstanding Shares set forth in clause (i)), and (iii) 832,485 Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan (and for the avoidance of doubt are not included in the number of issued and outstanding Shares set forth in clause (i)). Except as set forth in this Section 3.03, there are no options, warrants, preemptive rights, conversion rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of any Group Company or obligating any Group Company to issue or sell any Equity Securities in, any Group Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

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(b)          Section 3.03(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the Company Option recipient; (ii) the number of Shares subject to such Company Option; (iii) the exercise or purchase price of such Company Option; (iv) the date on which such Company Option was granted; (v) the vesting schedule and other vesting conditions (if any) of such Company Option; and (vi) the date on which such Company Option expires. The grant of each such outstanding Company Option was properly approved in compliance with the terms of the Share Incentive Plan and all applicable Laws. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule or otherwise provided in this Agreement, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Option as a result of the Transactions.

(c)          All Shares subject to issuance upon due exercise of a Company Option, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The Company has made available to Parent accurate and complete copies of (x) the Share Incentive Plan pursuant to which the Company has granted the Company Options that are currently outstanding, (y) the form of award agreement evidencing such Company Options and (z) award agreements evidencing such Company Options with terms that are materially different from those set forth in the form of award agreement.

(d)          Except as otherwise provided in this Agreement, there are no outstanding contractual obligations of any Group Company to repurchase, redeem or otherwise acquire any share capital or registered capital, as the case may be, of any Group Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of the Company’s Subsidiaries or any other person.

(e)          The outstanding share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and the portion of the outstanding share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries and such other entities listed in Section 3.01(b) of the Company Disclosure Schedule that is owned by any Group Company is owned by such Group Company free and clear of all Liens. Such Group Company has the unrestricted right to vote, and (subject to limitations imposed by applicable Law and the applicable constitutional documents) to receive dividends and distributions on, all such equity securities.

Section 3.04         Authority Relative to This Agreement; Fairness.

(a)          The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Requisite Company Vote, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the Plan of Merger and the consummation by it of the Transactions, in each case, subject only to the authorization and approval by way of a shareholders' special resolution of this Agreement, the Plan of Merger and the Merger by the affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the Shareholders’ Meeting (the "Requisite Company Vote") in accordance with Section 233(6) of the CICL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (the "Bankruptcy and Equity Exception").

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(b)          As of the date hereof, the Special Committee comprises two (2) members of the Company Board, each of whom qualifies as an "independent director" (as such term is defined in Section 303A of the New York Stock Exchange Listed Company Manual). As of the date hereof and with respect to and based on the facts and circumstances as of the date hereof, the Company Board, acting upon the unanimous recommendation of the Special Committee, has determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its shareholders (other than Parent and its Affiliates), and validly adopted resolutions (i) approving and adopting this Agreement and approving the Transactions, and (ii) directing that this Agreement, the Plan of Merger and the Transactions be submitted to holders of Shares for authorization and approval, and (iii) subject to the terms of this Agreement (including Section 6.04(d)), resolving to recommend in favor of the authorization, approval and adoption of this Agreement, the Plan of Merger and the Transactions to the holders of Shares (the "Company Recommendation").

(c)          The Special Committee has received from J.P. Morgan Securities (Asia Pacific) Limited (the "Financial Advisor") its written opinion, dated the date of this Agreement, subject to the limitations, qualifications and assumptions set forth therein, that the Per Share Merger Consideration to be received by the holders of Shares and the Per ADS Merger Consideration to be paid to the holders of ADSs (in each case, other than the Excluded Shares and the Dissenting Shares) is fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement solely for informational purposes. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement. It is agreed and understood that such opinion may not be relied on by Parent, Merger Sub or any of their respective Affiliates.

Section 3.05         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) assuming that the Requisite Company Vote is obtained, conflict with or violate the memorandum and articles of association of the Company or any equivalent organizational documents of any other Group Company, (ii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) that the matters referred to in Section 3.05(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to any Group Company or by which any property or asset of any Group Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of any Group Company pursuant to, any Contract to which any Group Company is a party or by which any of their respective properties or assets are bound, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default, right or other occurrence that would not have a Company Material Adverse Effect.

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(b)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any nation or government, any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal (each, a "Governmental Authority"), except (i) for compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3, the furnishing of a Form 6-K with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Form 6-K to respond to comments of the Securities and Exchange Commission (the "SEC"), if any, on such documents), (ii) for compliance with the rules and regulations of the New York Stock Exchange ("NYSE"), (iii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL, (iv) for the consents, approvals, authorizations or permits of, or filings with or notifications to, the Governmental Authorities set forth in Section 3.05(b) of the Company Disclosure Schedule (collectively, the "Requisite Regulatory Approvals") and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.06         Permits; Compliance with Laws.

(a)          As of the Closing Date, the number of the Group Companies and the Managed Hotels that do not possess the certificates or other proof evidencing their passing of the fire protection and safety inspection shall not exceed ten (10) and the Company shall have made available to Parent the certificates or other proof evidencing such passing of the inspection by the relevant Group Companies and the Managed Hotels.

(b)          Each Group Company is in possession of all material franchises, grants, authorizations, licenses, permits (including operating permits, special industry permits and public hygiene permits), easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted except for any such franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (the "Material Company Permits "). As of the date hereof, no suspension or cancellation of any of the Material Company Permits is pending or, to the knowledge of the Company, threatened. All such Material Company Permits are valid and in full force and effect, except where failure to be valid or in full force and effect would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Group Company is in compliance, in any material respect, with the terms of the Material Company Permits, except for such non-compliance as would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, all permits, licenses, approvals, filings and registrations and other requisite formalities with Governmental Authorities in the People’s Republic of China ("PRC") that are material to the Group Companies, taken as a whole, and are required to be obtained or made in respect of each Group Company incorporated in the PRC with respect to its capital structure and operations as it is now being conducted, including but not limited to registrations with the State Administration for Industry and Commerce, the State Administration of Foreign Exchange ("SAFE") and the State Administration of Taxation ("SAT"), and their respective local counterparts, have been duly completed in accordance with applicable PRC Laws, except for any non-compliance as does not, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each Group Company that is organized in the PRC has complied, in all material respects, with all applicable PRC Laws regarding the contribution and payment of its registered capital except for such non-compliance as has not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(c)          Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, no Group Company is in default, breach or violation of any Law applicable to it (including without limitation, (i) any Laws applicable to its business, (ii) any Tax Laws, and (iii) any Laws related to the protection of personal data) or by which any of its share, security, equity interest, property or asset is bound or affected. No Group Company has received any written notice or communication of any material non-compliance with any applicable Laws that has not been cured.

(d)          No Group Company or, to the knowledge of the Company, any Company Representative has violated any Anticorruption Laws, nor has any Group Company or, to the knowledge of the Company, any Company Representative has offered, paid, promised to pay, or authorized the payment of any money or anything of value, to any Government Official or to any person under circumstances where a Group Company or any Company Representative knew or ought reasonably to have known (after due and proper inquiry) that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to a person:

(i)          for the purpose of: (A) influencing any act or decision of a Government Official in his or her official capacity; (B) inducing a Government Official to do or omit to do any act in violation of their lawful duties; (C) securing any improper advantage; or (D) inducing a Government Official to influence any act or decision of any Governmental Authority; or

(ii)         in a manner which would constitute commercial bribery, kickbacks or would otherwise violate any Anticorruption Law.

(e)          No Group Company has conducted or initiated any internal investigation or made a voluntary or other disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anticorruption Law. No Group Company or, to the knowledge of the Company, any Company Representative has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing in this Section 3.06(e).

(f)          To the knowledge of the Company, no officer, director or employee of any Group Company is a Government Official.

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(g)          To the actual knowledge of the Company, each holder or beneficial owner of Shares and/or Company Options who is a PRC resident and subject to any of the registration or reporting requirements of SAFE Circular 75, SAFE Circular 78 or any other applicable SAFE rules and regulations (collectively, the "SAFE Rules and Regulations"), has complied, in all material respects, with such reporting and/or registration requirements under the SAFE Rules and Regulations with respect to its investment in the Company, except for any non-compliance as does not, and would not reasonably be expected to, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor, to the actual knowledge of the Company, such holder has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations.

(h)          No Group Company, nor, to the knowledge of the Company, any Representative of any Group Company, (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, or (ii) has violated, or operated not in compliance with, any applicable export restrictions, anti-boycott regulations or embargo regulations.

Section 3.07         SEC Filings; Financial Statements.

(a)          The Company has filed all forms or otherwise furnished (as applicable), reports and documents required to be filed with or furnished to the SEC by the Company since November 20, 2009 (the "Applicable Date") (the forms, reports and other documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof as have been supplemented, modified or amended since the time of filing or furnishing, collectively, the "Company SEC Reports"). As of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Reports were amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") (and to the extent such Company SEC Reports were amended, then as of the date of effectiveness of such amendment), the Company SEC Reports (i) complied as to form in all material respects with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed or effective, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of its filing date or effective date (as applicable).

(b)          Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which are not material in the aggregate and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with GAAP except as may be noted therein.

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(c)          Except as and to the extent set forth on the audited annual report of the Group Companies filed with the SEC on April 26, 2012, including the notes thereto (the "2011 Annual Report"), no Group Company has outstanding (i) any Indebtedness or any commitments therefor, or (ii) any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (A) incurred in the ordinary course of business consistent with past practice since December 31, 2011, (B) incurred pursuant to this Agreement or in connection with the Transactions, or (C) which do not, or would not reasonably be expected to, have a Company Material Adverse Effect.

(d)          The Company has made available to Parent complete and correct copies of all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

(e)          The Company has timely filed and made available to Parent all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company is in compliance, in all material respects, with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed annual report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, to the knowledge of the Company, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. As used in this Section 3.07, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(f)          The Group Companies maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)          The Company is in compliance, in all material respects, with the applicable listing and corporate governance rules and regulations of the NYSE, subject to availing itself of any "home country" exemption from such rules and regulations available to a "foreign private issuer" (as defined under the Exchange Act and under the relevant rules and regulations of the NYSE).

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Section 3.08         Proxy Statement.

The information supplied by the Company for inclusion in the Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 relating to the authorization and approval of this Agreement and the Transactions by the shareholders of the Company shall not, (i) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

Section 3.09         Absence of Certain Changes or Events.

Since December 31, 2011 to the date hereof, except as expressly contemplated by this Agreement, each Group Company has conducted business in all material respects in the ordinary course, and there has not been (a) any Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of any Group Company’s Equity Securities, except for any dividend or distribution by a Group Company to another Group Company; (c) any redemption, repurchase or other acquisition of any Equity Securities of any Group Company by a Group Company (other than repurchase of Shares to satisfy obligations under the Share Incentive Plan or other similar plans or arrangements including the withholding of Shares in connection with the exercise of Company Options in accordance with the terms and conditions of such Company Options); (d) any material change by the Company in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto; or (e) any material Tax election made by the Company or any of its Subsidiaries or any settlement or compromise of any material Tax liability by the Company or any of its Subsidiaries, other than in the ordinary course of business.

Section 3.10         Absence of Litigation.

As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened in writing against any Group Company, or any share, security, equity interest, property or asset of any Group Company, before any Governmental Authority which (i) has, or if decided adversely against the Company, would reasonably be expected to have a Company Material Adverse Effect, (ii) seeks to enjoin, restrain or prevent the Merger or (iii) prevents, materially delays or materially impedes, or if decided adversely against the Company, would reasonably be expected to prevent, materially delay or materially impede, the performance by the Company of its obligations under this Agreement or the consummation of the Transactions. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, no Group Company, nor any share, security, equity interest, or material property or asset of any Group Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

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Section 3.11         Labor and Employment Matters.

(a)          There is no material controversies pending or, to the knowledge of the Company, threatened between any Group Company and its employees. No Group Company is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by it. There is no material unfair labor practice complaints pending or, to the knowledge of the Company, threatened against any Group Company before any Governmental Authority. There is no organized strike, slowdown, work stoppage or lockout, or similar activity or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company.

(b)          Except as would not reasonably be expected to have a Company Material Adverse Effect, each Group Company (i) is in compliance with all applicable Laws relating to employment and employment practices, including those related to wages, work hours, shifts, overtime, Social Security Benefits, holidays and leave, collective bargaining terms and conditions of employment and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority, (ii) has withheld and paid in full to the appropriate Governmental Authority, or is holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from or paid with respect to the Company's employees (including the withholding and payment of all individual income taxes and contributions to Social Security Benefits payable), and (iii) is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no material claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by any Group Company. There is no charge or proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to any Group Company.

(c)          The Company has made available to Parent true and complete copies of each Company Employee Plan and each Company Employee Agreement including all material amendments thereto (provided that for Company Employee Agreements that are standard form agreements, the form, rather than each individual agreement, has been made available to Parent, with the exception that any Company Employee Agreement that deviates materially from the form have been separately made available to Parent).

(d)          Each Company Employee Plan is and has at all times been operated and administered in compliance with the provisions thereof and all applicable legal requirements in all material respects. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Employee Plan has been duly accrued and made on a timely basis in all material respects. There are no claims (other than for benefits incurred in the ordinary course) or legal proceedings pending, or, to the knowledge of the Company, threatened against any Company Employee Plan or against the assets of any Company Employee Plan.

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(e)          Except as contemplated otherwise under this Agreement, no Company Employee Plan or Company Employee Agreement exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the Transactions (whether alone or in connection with any subsequent event(s)), will entitle any employee of the Company to (i) material compensation or benefits (including any severance payment or benefit) or any material increase in compensation or benefits upon any termination of employment on or after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding of material compensation or benefits under, materially increase the amount payable or result in any other material obligation pursuant to, any of the Company Employee Plans or Company Employee Agreements, or (iii) cause any Group Company to record additional material compensation expense on its income statement with respect to any outstanding share option or other equity based award. The Company is not obligated, pursuant to any of the Company Employee Plans, to grant any options or other rights to purchase or acquire Shares to any employees, consultants or directors of the Company after the date hereof.

Section 3.12         Real Property; Title to Assets.

(a)          Section 3.12(a) of the Company Disclosure Schedule sets forth the address and description of each Owned Real Property, including, without limitation, the particulars and the issue date of the State-owned Land Use Certificate and Building Ownership Certificate for each Owned Real Property. With respect to each Owned Real Property: (i) the relevant Group Company has good and marketable title, validly granted land use rights or building ownership rights, as applicable, to such Owned Real Property, free and clear of all Liens, except Permitted Encumbrances, (ii) no Group Company has leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof, (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. No Group Company is a party to any Contract, agreement or option to purchase any material real property or interest therein.

(b)          Section 3.12(b) of the Company Disclosure Schedule sets forth the address of each Leased Real Property as of the date hereof, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease). The Company has delivered or otherwise made available to Parent a true and complete copy of each such Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) the Group Companies’ possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and, to the knowledge of the Company, there are no disputes with respect to such Lease and (iii) neither any Group Company nor, to the knowledge of the Company, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease.

(c)          The Owned Real Property identified in Section 3.12(a) of the Company Disclosure Schedule and the Leased Real Property identified in Section 3.12(b) of the Company Disclosure Schedule (collectively, the "Company Real Property") comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Group Companies as of the date hereof.

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(d)          To the knowledge of the Company, (i) all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Company Real Property (the "Improvements") are in good condition and repair and sufficient for the operation of the business of the Group Companies, (ii) there are no structural deficiencies or latent defects affecting any of the Improvements, and (iii) there are no facts or conditions affecting any of the Improvements which would materially interfere with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and the Company Subsidiaries.

(e)          With respect to the underlying land of the Owned Real Property of the Group Companies: (i) the land-use right of such land was granted to the land user by the relevant PRC land administration authority in accordance with PRC Law for a specified period of time; (ii) the relevant Group Companies obtained the land-use rights to such land in compliance in all material respects with applicable PRC Law; (iii) the use, transfer, lease and mortgage of the land-use rights to such land are not subject to any material restrictions within its approved purpose; (iv) the relevant Group Companies entered into land-use right grant contracts with the relevant land administration authorities in obtaining the land; and (v) all land-use right grant fees and other fees required to be paid in connection with obtaining the land have been duly and fully paid by such Group Companies in accordance with PRC Law.

Section 3.13         Intellectual Property.

No written claim has been asserted to any Group Company that the conduct of the business of any Group Company as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any Third Party. With respect to each item of Intellectual Property owned by any Group Company that is material to the business of the Group Companies taken as a whole ("Company Owned Intellectual Property"), except as would not reasonably be expected to have a Company Material Adverse Effect, (i) such Group Company is the owner of all right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business, (ii) such Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part, and (iii) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property. With respect to each item of Intellectual Property licensed to any Group Company that is material to the business of the Group Companies taken as a whole ("Company Licensed Intellectual Property"), such Group Company has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property. Each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder. All registrations with and applications to any Governmental Authority in respect of the Company Owned Intellectual Property and the licenses of the Company Licensed Intellectual Property necessary for the protection of such Intellectual Property rights under applicable Laws have been made, are valid and in full force and effect. Neither the execution of this Agreement nor the consummation of any Transaction will materially adversely affect any Group Company’s rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

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Section 3.14         Taxes.

(a)          Each Group Company has duly filed all material Tax returns and reports required to be filed by it and has paid and discharged all material Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings. All such Tax returns are true, accurate and complete in all material respects. As of the date hereof, no taxing authority is now asserting in writing or, to the knowledge of the Company, threatening to assert against any Group Company any material deficiency or claim for any material Taxes. Each Group Company has properly and duly withheld, collected and deposited all material Taxes that are in the Company's reasonable judgment required to be withheld, collected and deposited under applicable Law. No Group Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax.

(b)          Neither the Company nor any of its Subsidiaries incorporated outside the PRC takes the position for tax purposes that it is a "resident enterprise" of the PRC or tax resident in any jurisdiction other than its jurisdiction of formation.

(c)          Each Group Company has, in accordance with applicable Law, duly registered with the relevant Governmental Authority, obtained and maintained the validity of all national and local tax registration certificates and complied in all material respects with all requirements imposed by such Governmental Authorities. Each submission made by or on behalf of any Group Company to any Governmental Authority in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates was accurate and complete in all material respects. As of the date hereof, no suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or, to the Company’s knowledge threatened.

Section 3.15         No Secured Creditors; Solvency.

(a)          No Group Company has any secured creditors holding a fixed or floating security interest.

(b)          No Group Company has taken any steps to seek protection pursuant to any bankruptcy law, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Group Companies on a consolidated basis are not, as of the date hereof, Insolvent.

Section 3.16         Material Contracts.

(a)          Subsections (i) through (ix) of Section 3.16(a) of the Company Disclosure Schedule list all of the following types of Contracts to which any Group Company is a party, excluding in each case, Contracts under which such Group Company has no outstanding rights or obligations (such Contracts as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the "Material Contracts"), and, other than this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any Material Contracts not listed in Section 3.16(a) of the Company Disclosure Schedule:

(i)          each Contract that would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act, under which there are material rights or obligations outstanding;

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(ii)         each Contract relating to indebtedness for borrowed money or any financial guaranty in excess of US$2,000,000 individually (or an equivalent amount in RMB), other than any indebtedness solely between any Group Companies;

(iii)        each Contract in respect of any joint venture, strategic cooperation or partnership arrangements (including cooperation or long-term agency contracts entered into at the corporate headquarters level with insurance companies), or other agreements involving a sharing of profits, losses, costs or liabilities by any Group Company that is material to the business of the Group Companies, taken as a whole;

(iv)        each Contract that involves the acquisition from a person or disposition to a person, directly or indirectly (by merger, license or otherwise), of any Equity Securities which contains put, call or similar right pursuant to which any Group Company could be required to purchase or sell, as applicable, any Equity Securities of any person that have a fair market value or purchase price of more than US$1,000,000 (or an equivalent amount in RMB), other than Company Options;

(v)         each Contract that limits, or purports to limit, in any material respect, the ability of any Group Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time in a manner that is material to the Group Companies, taken as a whole;

(vi)        each Contract involving any directors or officers of the Company (or any immediate family member of the foregoing (other than Contracts relating to services as employees, officers or directors of the Company) or shareholders of the Company holding more than 5% of the outstanding share capital of the Company or any of their respective Affiliates (other than the Group Companies), under which there are material rights or obligations outstanding;

(vii)       each franchising, licensing or management Contract covering at least three (3) hotels;

(viii)      each Contract (other than Contracts granting Company Options) giving the other party the right to terminate such Contract as a result of this Agreement or the consummation of the Merger (alone and not upon occurrence of any additional or subsequent events) where (A) such Contract requires any payment in excess of US$1,000,000 to be made by any Group Company after the date of this Agreement or (B) the value of the outstanding receivables due to any Group Company under such Contract is in excess of US$1,000,000 as of the date of this Agreement; and

(ix)         all other Contracts the absence of which would have a Company Material Adverse Effect.

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(b)          Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding obligation of a Group Company, as applicable, in full force and effect and enforceable against the such Group Company in accordance with its terms, subject to the Bankruptcy and Equity Exception; (ii) to the Company’s knowledge, each Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the Bankruptcy and Equity Exception, (iii) no Group Company and, to the Company's knowledge, no counterparty, is or is alleged to be in breach or violation of, or default under, any Material Contract; (iv) to the Company’s knowledge, no person intends to terminate any Material Contract; and (v) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a material default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of any Group Company under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

Section 3.17         Environmental Matters.

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Group Company is in compliance with all applicable Environmental Laws and has obtained and possess all material permits, licenses and other authorizations currently required for their establishment and their operation under any Environmental Law (the "Environmental Permits"), and all such Environmental Permits are in full force and effect, (ii) to the knowledge of the Company, no property currently or formerly owned or operated by any Group Company has been contaminated with or is releasing any Hazardous Substance in a manner that would reasonably be expected to require remediation or other action pursuant to any Environmental Law, (iii) no Group Company has received any notice, demand, letter, claim or request for information alleging that any Group Company is in violation of or liable under any Environmental Law, which remains unresolved, and (iv) no Group Company is subject to any order, decree or injunction with any Governmental Authority or agreement with any Third Party concerning liability under any Environmental Law or relating to Hazardous Substances.

Section 3.18         Insurance.

The Group Companies maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Group Companies in the PRC (taking into account the cost and availability of such insurance in the PRC), including, but not limited to, directors and officers insurance. No Group Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. None of the Group Companies have received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies.

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Section 3.19         Interested Party Transactions.

None of the directors or officers of the Company, individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual's family (i) has, directly or indirectly, an economic interest in any person that (A) furnishes or sells services or products that any Group Company furnishes or sells, or proposes to furnish or sell, or (B) is otherwise engaged in business that directly competes with that of any Group Company; (ii) has, directly or indirectly, an economic interest in any person that purchases from or sells or furnishes to any Group Company any goods or services; (iii) has, directly or indirectly, a beneficial interest in any Contract disclosed in Section 3.16(a) of the Company Disclosure Schedule; (iv) has, directly or indirectly, any material contractual or other arrangement with any Group Company (other than employment relationship or serving as a director); (v) received any payment or other benefit from any Group Company (except for payments and benefits received in connection with such person’s employment or serving as a director); or (vi) advanced or owed any material amount to any Group Company; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a person shall not be deemed an "economic interest in any person" for purposes of this Section 3.19. No Group Company has extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

Section 3.20         Anti-Takeover Provisions.

The Company is not party to a shareholder rights agreement, "poison pill" or similar anti-takeover agreement or plan. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Laws enacted under any Laws applicable to the Company other than the CICL (each, a "Takeover Statute") does not, and will not, apply to this Agreement or the Transactions.

Section 3.21         Brokers.

Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 3.22         No Other Representations or Warranties.

Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to any Group Company or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions. Neither the Company nor any other person will have or be subject to any liability to Parent, Merger Sub or any other person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain "data rooms" or management presentations in expectation of the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

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Section 4.01         Corporate Organization.

Each of Parent and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under this Agreement. Parent has heretofore made available to the Company complete and correct copies of the memorandum and articles of association of Parent and Merger Sub, each as amended to date, and each as so delivered is in full force and effect.

Section 4.02         Authority Relative to This Agreement.

Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Plan of Merger or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.03         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement and the Plan of Merger by Parent and Merger Sub do not, and the performance of this Agreement and the Plan of Merger by Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their material obligations under this Agreement.

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(b)          The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for the filings and/or notices pursuant to Section 13 of the Exchange Act and the rules and regulations thereunder, (ii) for compliance with the rules and regulations of NYSE, (iii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL and (iv) for the Requisite Regulatory Approvals.

(c)          Except as contemplated under the Finance Documents, Merger Sub has no secured creditors holding a fixed or floating security interest.

Section 4.04         Capitalization.

(a)           The authorized share capital of Parent consists solely of 50,000,000 ordinary shares, par value of US$0.001 each. As of the date of this Agreement, one ordinary share of Parent was issued and outstanding, which is duly authorized, validly issued, fully paid and non-assessable and is owned by Holdco. Parent was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than the Financing Documents and those incident to its formation and capitalization pursuant to this Agreement and the Transactions.

(b)          The authorized share capital of Merger Sub consists solely of 400,000 ordinary shares, par value of US$0.125 each, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization and pursuant to this Agreement and the Transactions.

Section 4.05         Available Funds and Financing.

(a)          Parent has delivered to the Company true and complete copies of (i) an executed commitment letter from the financial institutions named therein (as the same may be amended or modified pursuant to Section 6.07, the "Debt Commitment Letter"), confirming their respective commitments, subject to the terms and conditions therein, to provide or cause to be provided the debt amounts set forth therein in connection with the Transactions (the "Debt Financing"), and (ii) executed equity commitment letters from the Sponsors and Mr. Boquan He (the "Equity Commitment Letters" and, together with the Debt Commitment Letter, the "Financing Documents") pursuant to which each of the Sponsors and Mr. Boquan He has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Holdco, up to the aggregate amount set forth therein (the "Equity Financing" and, together with the Debt Financing, the "Financing"). The proceeds of the Financing shall be used to finance the consummation of the Transactions.

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(b)          As of the date hereof, (i) each of the Financing Documents is in full force and effect and is a legal, valid and binding obligation of Parent (subject to the Bankruptcy and Equity Exception) and, to the knowledge of Parent, the other parties thereto (subject to the Bankruptcy and Equity Exception), (ii) none of the Financing Documents has been amended or modified and no such amendment or modification is contemplated (other than as permitted by Section 6.07 or this Section 4.05), and the respective commitments contained in the Financing Documents have not been withdrawn or rescinded in any material respect. Parent and Merger Sub have fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are payable on or prior to the date hereof. Assuming (A) the Financing is funded in accordance with the Financing Documents, and (B) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Sections 7.01 and 7.02 or the waiver of such conditions, as of the date hereof, the net proceeds contemplated by the Financing Documents will be sufficient for Merger Sub and the Surviving Corporation to pay (1) the Merger Consideration, and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. The Financing Documents contain all of the conditions precedent (or, where applicable, refers to customary conditions precedent for a transaction of the nature contemplated by the Financing Documents) to the obligations of the parties thereunder to make the Financing available to Holdco, Parent or Merger Sub on the terms and conditions therein. As of the date hereof, there are no side letters or other agreements, contracts or arrangements (whether written or oral) to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Financing Documents and any customary engagement letter and non-disclosure agreements that do not impact the conditionality or amount of the Financing. As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereunder, under the Financing Documents. As of the date hereof, subject to the accuracy of the representations and warranties of the Company set forth in Article III hereof, and the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 hereof, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Financing Documents or that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub at the Effective Time.

Section 4.06         Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.07         Guaranties.

Assuming the due authorization, execution and delivery by the Company, each Guaranty is in full force and effect and is a legal, valid and binding obligation of the Guarantor that executed it, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantor under such Guaranty.

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Section 4.08         Absence of Litigation.

There is no Action pending or, to the knowledge of Parent and Merger Sub, threatened against Parent, Merger Sub or any of their respective Affiliates before any Governmental Authority. Neither Parent nor Merger Sub nor any of their Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent and Merger Sub, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.09         Solvency.

Neither Parent nor Merger Sub is entering into the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the transactions contemplated hereby, including the Financing and the payment of the Merger Consideration and all other amounts required to be paid in connection with the consummation of the Transactions, assuming (i) satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth herein, or the waiver of such conditions, and (ii) the accuracy of the representations and warranties of the Company set forth in Article III (for such purposes, the representations and warranties that are qualified as to materiality or "Company Material Adverse Effect" shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects), the Surviving Corporation will be solvent at and immediately after the Effective Time, as such term is used under the laws of the Cayman Islands.

Section 4.10         Ownership of Company Shares.

As of the date hereof, other than (i) the Rollover Shares and (ii) 1,940,450 Shares held by Happy Travel Limited, each of which shall be cancelled in exchange for Per Share Merger Consideration, neither Parent, Merger Sub nor the Sponsors beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities or any other economic interest (through derivative securities or otherwise) of the Company or any options, warrants or other rights to acquire Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in the Company.

Section 4.11         Certain Actions.

As of the date hereof, except for the Buyer Group Contracts, there are no Contracts (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or directors, on the other hand, that relate in any way to the Transactions; or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

Section 4.12         Buyer Group Contracts.

Parent has delivered to the Company a true and complete copy of: (a) the Consortium Agreement; (b) the interim investors agreement dated the date hereof by and among the Rollover Shareholders, the Sponsors, Holdco, Parent and Merger Sub; (c) the Support Agreement; (d) the Equity Commitment Letters (collectively, the "Buyer Group Contracts"), including all amendments thereto or modifications thereof. As of the date hereof, other than the Buyer Group Contracts, there are no side letters or other oral or written Contracts relating to the Transactions between two or more of the following persons: each of the Rollover Shareholders, the Sponsors or any of their respective Affiliates (excluding any agreements among any one or more of the foregoing solely relating to the Surviving Corporation following the Effective Time).

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Section 4.13         Proxy Statement.

The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 relating to the authorization and approval of this Agreement and the Transactions by the shareholders of the Company shall not, (i) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

Section 4.14         Independent Investigation.

Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis were performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations and warranties of the Company set forth in this Agreement and in any certificate delivered pursuant to this Agreement).

Section 4.15         Non-Reliance on Company Estimates.

The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto, other than fraud in connection therewith.

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Section 4.16         No Additional Representations.

Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent nor Merger Sub nor any other person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.01         Conduct of Business by the Company Pending the Merger.

The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except as (x) required by applicable Law, (y) set forth in Section 5.01 of the Company Disclosure Schedule or (z) expressly contemplated or permitted by this Agreement, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned) (i) the businesses of the Group Companies shall be conducted in the ordinary course of business; and (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Group Companies, to keep available the services of the current officers and key employees of the Group Companies and to maintain in all material respects the current relationships of the Group Companies with existing customers, suppliers and other persons with which any Group Companies has material business relations as of the date hereof.

Without limiting the generality of the foregoing paragraph, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except as (x) required by applicable Law, (y) set forth in Section 5.01 of the Company Disclosure Schedule or (z) expressly contemplated or permitted by this Agreement, no Group Company shall, directly or indirectly, do or propose to do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that Parent shall be deemed to have given its written consent with respect to an action if Parent does not object within two weeks after a written request for such written consent is duly given by the Company to Parent:

(a)          amend or otherwise change its memorandum and articles of association or equivalent organizational documents;

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(b)          issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of any Group Company (other than in connection with (A) the exercise of any Company Options in accordance with the Share Incentive Plan, (B) the withholding of Company securities to satisfy tax obligations with respect to Company Options, (C) the acquisition by the Company of its securities in connection with the forfeiture of Company Options, (D) the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof, (E) the issuance of Company securities as required to comply with any Company Employee Plan or Company Employment Agreement as in effect on the date of this Agreement, or (F) pursuant to Contracts in effect as of the date of this Agreement), or any options, warrants, securities convertible into any share capital or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any Group Company, or (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of any Group Company with a value or purchase price (including the value of assumed liabilities) in excess of RMB5,000,000, except in the ordinary course of business;

(c)          declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its shares (other than dividends or other distributions from any Subsidiary of the Company to the Company or any of its other Subsidiaries);

(d)          reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital or securities or other rights exchangeable into or convertible or exercisable for any of its share capital (other than the purchase of Shares to satisfy obligations under the Share Incentive Plan, including the withholding of Shares in connection with the exercise of Company Options in accordance with the terms and conditions of such Company Options);

(e)          effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving any Group Company, or create any new Subsidiary (other than creating any new Subsidiary in the PRC by a Group Company that (i) is incorporated in the PRC and (ii) does not require any capital injection (directly or indirectly) from outside the PRC after the date of this Agreement), other than as contemplated by this Agreement;

(f)          acquire, whether by purchase, merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise, any assets, securities or properties, in aggregate, with a value or purchase price (including the value of assumed liabilities) in excess of US$10,000,000 (or an equivalent amount in RMB) in any transaction or related series of transactions;

(g)          incur or guarantee any indebtedness for borrowed money of any Third Party except for the incurrence or guarantee of indebtedness (i) under any Group Company’s existing credit facilities as in effect on the date hereof in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such Indebtedness or (ii) not in an aggregate amount in excess of US$10,000,000 (or an equivalent amount in RMB);

(h)          other than expenditures necessary to maintain assets in good repair consistent with the past practice, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$2,000,000 (or an equivalent amount in RMB) or capital expenditures which are, in the aggregate, in excess of US$50,000,000 (or an equivalent amount in RMB) for the Group Companies taken as a whole;

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(i)          except as required pursuant to any Company Employee Plan or this Agreement, (i) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any director, officer, employee or consultant of any Group Company other than the hiring or termination of employees or consultants below the vice president level or its equivalent (e.g. the head of business unit) or with an annual compensation of less than US$150,000 (or an equivalent amount in RMB), (ii) grant or provide any severance or termination payments or benefits to any director or officer of any Group Company except as required by applicable Law, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to any director, or officer of any Group Company except such increases or payments, in the aggregate, do not cause an increase in the labor costs of the Group Companies, taken as a whole, by more than 3%, (iv) make any new equity awards to any director, officer or employee of any Group Company, (v) establish, adopt, amend or terminate any Company Employee Plan or materially amend the terms of any outstanding Company Options, (vi) take any action to accelerate the vesting of Company Options, or (vii) forgive any loans to directors, officers or employees of any Group Company;

(j)          issue or grant any Company Option to any person under the Share Incentive Plan;

(k)          make any changes with respect to financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(l)          enter into, amend, modify, consent to the termination of, or waive any material rights under, any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof) that calls for annual aggregate payments of US$1,000,000 or more or with a term longer than one (1) year which cannot be terminated without material surviving obligations or material penalty upon notice of ninety (90) days or less;

(m)          enter into any Contract with any of the directors or officers of the Company, individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual's family;

(n)          terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

(o)          commence any Action for a claim of more than US$3,000,000 (or an equivalent amount in RMB) (excluding any Action seeking for an injunctive relief or other similar equitable remedies) or settle any Action other than any settlement involving the payment of monetary damages not in excess of US$1,000,000 (or an equivalent amount in RMB);

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(p)          permit any item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property;

(q)          fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(r)          enter into, or propose to enter into, any transaction involving any earn-out or similar payment payable by any Group Company, to any Third Party, other than payments in connection with purchases of vehicles, plant, equipment, supplies or computers in the ordinary course of business;

(s)          engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;

(t)          make or change any material Tax election, materially amend any Tax return (except as required by applicable Law), enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes or materially change any method of Tax accounting;

(u)          close down or suspend the operation of, in the aggregate, more than sixty (60) hotels (including both hotels leased and operated by any Group Company and Franchisee Hotels) because such hotels have not passed the relevant fire protection and safety inspection; or

(v)         announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Section 5.02    Operation of Parent’s and Merger Sub’s Business. Each of Parent and Merger Sub agrees that, from the date hereof until the earlier of the Effective Time and termination of this Agreement pursuant to Article III, it shall not: (a) take any action that is intended to or would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (b) take any action or fail to take any action which would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other Transactions.

Section 5.03   No Control of Other Party’s Business. Except as otherwise expressly provided herein, nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or the Company’s Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or Merger Sub’s operations. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

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ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01         Proxy Statement and Schedule 13E-3.

(a)          As soon as practicable following the date of this Agreement, the Company, with the assistance of Parent and Merger Sub, shall prepare a proxy statement relating to the authorization and approval of this Agreement and the Plan of Merger by the shareholders of the Company (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"). Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall jointly prepare and cause to be filed with the SEC a Schedule 13E-3. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Schedule 13E-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to Schedule 13E-3. Each of Parent and Merger Sub shall provide reasonable assistance and cooperation to the Company in the preparation, filing and distribution of the Proxy Statement, Schedule 13E-3 and the resolution of comments from the SEC. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to Schedule 13E-3 and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing Schedule 13E-3 or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub with a reasonable period of time to review and comment on such document or response and (ii) shall consider in good faith all additions, deletions or changes reasonably proposed by Parent in good faith. If at any time prior to the Shareholders’ Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that the Proxy Statement and Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate to the shareholders of the Company.

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(b)          Each of Parent, Merger Sub and the Company agrees, as to it and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement, Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of Shares and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or the Company, or their respective officers or directors, should be discovered which should be set forth in an amendment or a supplement to the Proxy Statement or Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party discovering such event or circumstance shall promptly inform the other parties and an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to the shareholders of the Company to the extent required by Law; provided that prior to such filing, the Company and Parent, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other party and their Representatives a reasonable opportunity to comment thereon.

(c)          At the Shareholders’ Meeting, Parent shall vote, or cause to be voted, all of the Shares then beneficially owned by Parent or Merger Sub or with respect to which Parent or Merger Sub otherwise has, directly or indirectly, voting power in favor of the adoption of this Agreement and approval of the Transactions, including the Merger.

Section 6.02         Company Shareholders’ Meeting.

(a)          As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3, the Company shall (i) establish a record date for determining shareholders of the Company entitled to vote at the shareholders’ meeting, provided, that, in the event that the date of such shareholders’ meeting as originally called is adjourned or postponed or otherwise delayed pursuant to Section 6.02(c), the Company may establish a new record date, (ii) mail or cause to be mailed (and in any event within 7 Business Days following such confirmation by the SEC) the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Form 6-K), including Shares represented by ADSs, as of the record date established for the shareholders’ meeting, which meeting the Company shall duly convene and cause to occur as soon as reasonably practicable following the mailing of the Proxy Statement (the "Shareholders’ Meeting"), for the purpose of voting upon the authorization and approval of this Agreement, the Plan of Merger and the Merger, and (iii) instruct the Depositary to (A) fix the record date established by the Company for the Shareholders’ Meeting as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Shares represented by ADSs (the "Record ADS Holders"), (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders. Subject to Section 6.02(b), without the consent of Parent, authorization and approval of this Agreement and the Plan of Merger are the only matters (other than procedural matters) that shall be proposed to be voted upon by the shareholders of the Company at the Shareholders’ Meeting.

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(b)          Subject to this Section 6.02 and Section 6.04, the Company Board shall recommend to holders of the Shares that they authorize and approve this Agreement and the Plan of Merger and approve the Merger, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing sentence, in the event that subsequent to the date hereof, the Company Board makes a Change in the Company Recommendation, the Company shall have the right not to submit this Agreement to the holders of Shares for approval at the Shareholders' Meeting. Unless there is a Change in the Company Recommendation subsequent to the date hereof, the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger and the Merger and shall take all other action necessary or advisable to secure the Requisite Company Vote. Without limiting the generality of the foregoing sentence, the Company agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction.

(c)          Notwithstanding Section 6.02(b), after consultation in good faith with Parent, the Company may recommend the adjournment of the Shareholders' Meeting to its shareholders (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Shares within a reasonable amount of time in advance of the Shareholders' Meeting, (ii) as otherwise required by applicable Law, (iii) if (A) the Company has received a bona fide written proposal or offer with respect to a Competing Transaction and (B) the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee upon written advice by its financial advisor and outside legal counsel, that such proposal or offer constitutes a Superior Proposal and failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (iv) if an Intervening Event has occurred and the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee and upon written advice by its outside legal counsel, which advice shall be confirmed in writing by another outside legal counsel engaged by the Special Committee, who is a long-standing internationally reputable law firm experienced in the corporate Law of the Cayman Islands or, to the extent no such law firm is available to take on such representation, a law firm experienced in the corporate Law of the Cayman Islands, that the failure to take such action could reasonably be expected to breach its fiduciary duties under applicable Law or (v) if as of the time for which the Shareholders' Meeting is scheduled as set forth in the Proxy Statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders' Meeting. If the Shareholders' Meeting is adjourned, the Company shall convene and hold the Shareholders' Meeting as soon as reasonably practicable thereafter, subject to the immediately preceding sentence, provided that, with respect to clauses (iii) and (iv) above, the Company shall not recommend to its shareholders the adjournment of the Shareholders' Meeting to a date that is (A) less than five (5) Business Days prior to the Termination Date or (B) on or after the Termination Date.

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Section 6.03         Access to Information.

(a)          From the date hereof until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII and subject to applicable Law and the Confidentiality Agreements, upon reasonable advance notice from Parent, the Company shall (i) provide to Parent (and Parent’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources and other authorized representatives, collectively, "Representatives") reasonable access during normal business hours to the offices, properties, books and records of any Group Company, (ii) furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request in writing, and (iii) instruct its and its Subsidiaries’ employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent and its Representatives in their investigation. Notwithstanding the foregoing, any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the timely discharge by the employees of the Company or its Subsidiaries of their duties.

(b)          Notwithstanding anything to the contrary in Section 6.03(a), nothing in this Agreement shall require the Company or any of its Subsidiaries to provide Parent or any of its Representatives with access to any books, records, documents or other information to the extent that (i) such books, records, documents or other information is subject to any confidentiality agreement with a Third Party (provided that at the request of Parent, the Company shall use its commercially reasonable efforts to obtain a waiver from such Third Party), (ii) the disclosure of such books, records, documents or other information would result in the loss of attorney-client privilege, (iii) the disclosure of such books, records, documents or other information is prohibited by applicable Law, or (iv) the Company determines in good faith that such books, records, documents or other information involves trade secrets of the Company or its Subsidiaries.

(c)          All information provided or made available pursuant to this Section 6.03 to Parent or its Representatives shall be subject to the Confidentiality Agreements.

(d)          No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

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Section 6.04         No Solicitation of Transactions.

(a)          Until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except as set forth in Section 6.04(b), the Company agrees that neither it nor any of its Subsidiaries, and that it will cause its and its Subsidiaries’ Representatives (including, without limitation, any investment banker, attorney or accountant retained by any Group Company), not to, in each case, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, any Competing Transaction, or (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any Third Party in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract (other than an Acceptable Confidentiality Agreement) or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the Representatives of the Company or any of its Subsidiaries to take any action set forth in clauses (i) – (iii) of this Section 6.04(a). The Company shall notify Parent as promptly as practicable (and in any event within forty-eight (48) hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, or any inquiry or contact with any person, regarding a Competing Transaction or that would reasonably be expected to lead to a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written requests, proposals or offers, including proposed agreements, (y) the identity of the party making such proposal or offer or inquiry or contact, and (z) whether the Company has any intention to provide confidential information to such person. The Company shall keep Parent informed, on a reasonably current basis (and in any event within forty-eight (48) hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). Without limiting the foregoing, the Company shall (A) promptly notify Parent orally and in writing if it determines to initiate actions concerning a proposal, offer, inquiry, contact or request, in each case as permitted by this Section 6.04, and (B) provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or Special Committee at which the Company Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Third Party subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent, or release any Third Party from, or waive any provision of, any confidentiality or standstill agreement in connection with a Competing Transaction.

(b)          Notwithstanding anything to the contrary in this Section 6.04, at any time prior to the receipt of the Requisite Company Vote, following the receipt of an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction that did not result from a breach of Section 6.04(a), the Company and its Representatives may, subject to compliance with Section 6.04(a) with respect to such proposal or offer and acting under the direction of the Special Committee:

(i)          contact the person who has made such proposal or offer to clarify and understand the terms and conditions thereof to the extent the Special Committee shall have determined in good faith that such contact is necessary to determine whether such proposal or offer constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal;

(ii)         provide information in response to the request of the person who has made such proposal or offer, if and only if, prior to providing such information, the Company has received from the person so requesting such information an executed Acceptable Confidentiality Agreement, provided that the Company shall concurrently make available to Parent any material information concerning the Company and the Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives; and

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(iii)        engage or participate in any discussions or negotiations with the person who has made such proposal or offer;

provided, that prior to taking any actions described in clause (ii) and (iii) above, the Special Committee has (A) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that such proposal or offer constitutes or would reasonably be expected to result in a Superior Proposal, (B) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that, in light of such Superior Proposal, failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, and (C) provided written notice to Parent at least two (2) Business Days prior to taking any such action.

(c)          Except as set forth in Sections 6.04(d) and 6.4(e), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, qualify or modify (or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) approve or recommend, or publicly propose to approve or recommend to the shareholders of the Company, a Competing Transaction or (D) if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company that constitutes a Competing Transaction is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer, provided that a customary "stop, look and listen" communication by the Company Board pursuant to Rule 14d−9(f) of the Exchange Act or a statement that the Company Board has received and is currently evaluating such Competing Transaction shall not be prohibited), within ten (10) Business Days after commencement (any of the foregoing, a "Change in the Company Recommendation"), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other or similar document or Contract with respect to any Competing Transaction other than an Acceptable Confidentiality Agreement (an "Alternative Acquisition Agreement").

(d)          Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and at any time prior to the receipt of the Requisite Company Vote, if the Company has received a bona fide written proposal or offer with respect to a Competing Transaction and the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee upon advice by its financial advisor and outside legal counsel, that such proposal or offer constitutes a Superior Proposal and failure to make a Change in the Company Recommendation with respect to such Superior Proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company Board may, upon the recommendation of the Special Committee, effect a Change in the Company Recommendation with respect to such Superior Proposal and/or authorize the Company to terminate this Agreement in accordance with Section 8.03(c), but only (i) if the Company shall have complied with the requirements of Sections 6.04(a) and 6.04(b) with respect to such proposal or offer; (ii) after (A) providing at least five (5) Business Days’ written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, it being understood that the Notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not constitute a Change in the Company Recommendation, (B) negotiating with and causing its financial and legal advisors to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such third party proposal or offer would cease to constitute a Superior Proposal, and (C) permitting Parent and its Representatives to make a presentation to the Company Board and the Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that any material modifications to such third party proposal or offer that the Company Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04, provided, further, that with respect to the new written notice to Parent, the Superior Proposal Notice Period shall be deemed to be a three (3) Business-Day period rather than the five (5) Business-Day period first described above; and (iii) following the end of such five (5) Business-Day period or three (3) Business-Day period (as applicable), the Company Board shall have determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), that taking into account any changes to this Agreement proposed in writing by Parent and Merger Sub in response to the Notice of Superior Proposal or otherwise, that the proposal or offer with respect to the Competing Transaction continues to constitute a Superior Proposal.

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(e)          Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and at any time prior to the receipt of the Requisite Company Vote, if an Intervening Event has occurred and the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee and upon written advice by its outside legal counsel, which advice shall be confirmed in writing by another outside legal counsel engaged by the Special Committee, who is a long-standing internationally reputable law firm experienced in the corporate Law of the Cayman Islands or, to the extent no such law firm is available to take on such representation, a law firm experienced in the corporate Law of the Cayman Islands, that the failure to take such action could reasonably be expected to breach its fiduciary duties under applicable Law, the Company Board may make a Change in the Company Recommendation, provided that the Company Board shall not make such Change in the Company Recommendation unless the Company has (i) provided to Parent at least five (5) Business Days' prior written notice that it intends to take such action and specifying in reasonable detail the facts underlying the decision by the Company Board to take such action and (ii) during such five (5) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for such Change in the Company Recommendation.

(f)          A "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or net income of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, net income or assets of the Company and its Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company.

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(g)          A "Superior Proposal" means a bona fide written proposal or offer with respect to a Competing Transaction, which was not obtained in violation of Section 6.04, that would result in any Person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of more than 50% of the assets (on a consolidated basis), or more than 50% of the total voting power of the equity securities, of the Company that the Company Board has determined in its good faith judgment, upon the unanimous recommendation of the Special Committee (after consultation with its financial advisor and outside legal counsel), is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal (including financing, regulatory or other consents and approvals, shareholder litigation, the identity of the Person making the proposal, breakup or termination fee and expense reimbursement provisions, expected timing, risk and likelihood of consummation and other relevant events and circumstances) and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Transactions.

(h)          An "Intervening Event" means a material event, development or change with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries, that (A) is unknown by the Company Board as of or prior to the date of this Agreement, and (B) occurs, arises or becomes known to the Company Board after the date of this Agreement and on or prior to the receipt of the Requisite Company Vote; provided that the receipt by the Company of a Competing Transaction or Superior Proposal will not be deemed to constitute an Intervening Event.

(i)          Prior to the termination of this Agreement pursuant to Article VIII, the Company shall not submit to the vote of its shareholders any Competing Transaction or enter into any Alternative Acquisition Agreement or propose to do so.

(j)          Nothing contained in this Section 6.04 shall be deemed to prohibit the Company, the Company Board or the Special Committee from (i) complying with its disclosure obligations under U.S. federal or state or non-U.S. Law with regard to a Competing Transaction, including taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure (other than a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board has received and is currently evaluating such Competing Transaction) that is not an express rejection of any applicable Competing Transaction or an express reaffirmation of its recommendation in favor of the transactions contemplated by this Agreement shall be deemed to be a Change in the Company Recommendation, or (ii) making any "stop-look-and-listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

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Section 6.05         Directors’ and Officers’ Indemnification and Insurance.

(a)          The indemnification, advancement and exculpation provisions of the indemnification agreements by and among the Company and its directors and certain executive officers as in effect at the Effective Time shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its Subsidiaries. The memorandum and articles of association of the Surviving Corporation shall contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification of liability and advancement of expenses than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, and Parent shall cause such provisions not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law. From and after the Effective Time, any agreement of any Indemnified Party with the Company or any of its Subsidiaries regarding exculpation or indemnification of liability or advancement of expenses shall be assumed by the Surviving Corporation, shall survive the Merger and shall continue in full force and effect in accordance with its terms.

(b)          The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the "Indemnified Parties") on terms with respect to coverage and amount no less favorable to the Indemnified Parties than those in effect as of the Effective Time; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms, conditions, retentions and limits of liability that are no less favorable than those provided under the Company's current policies; provided, further, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be US$267,645 in the aggregate), and if the cost of such insurance policy exceeds such amount, then the Surviving Corporation shall obtain a policy with the greatest coverage for a cost not exceeding such amount. In addition, the Company may and, at Parent’s request, the Company shall, purchase a six (6)-year "tail" prepaid policy prior to the Effective Time on terms, conditions, retentions and limits of liability no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company. If such "tail" prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Corporation under this Section 6.05(b) shall terminate.

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(c)          Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Corporation shall comply with all of the Company’s obligations, and shall cause its Subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the Indemnified Parties against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with (x) the fact that an Indemnified Party is or was a director, officer or employee of the Company or any of its Subsidiaries or (y) any acts or omissions occurring or alleged to have occurred (including acts or omissions with respect to the approval of this Agreement or the Transactions or arising out of or pertaining to the Transactions and actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party) prior to or at the Effective Time, to the extent provided under the Company’s or such Subsidiaries’ respective organizational and governing documents or agreements in effect on the date hereof (true and complete copies of which shall have been delivered to Parent prior to the date hereof) and to the fullest extent permitted by the CICL or any other applicable Law, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any Subsidiary if such service was at the request or for the benefit of the Company or any of its Subsidiaries.

(d)          Upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Action which may result in the payment or advancement of any amounts under Section 6.05(c), any Group Company’s organizational and governing documents, or any existing indemnification agreements, the person seeking indemnification shall notify the Surviving Corporation promptly, but in all events no later than the earlier of (i) five (5) days after actual receipt, and (ii) as soon as necessary after actual receipt to prevent the Surviving Corporation or any of its Subsidiaries from being materially and adversely prejudiced by late notice. The Surviving Corporation (or a Subsidiary nominated by it) shall have the right to participate in any such Action and, at its option, assume the defense of such Action. The person seeking indemnification shall have the right to effectively participate in the defense and/or settlement of such Action, including receiving copies of all correspondence and participating in all meetings and teleconferences concerning the Action. In the event the Surviving Corporation (or a Subsidiary nominated by it) assumes the defense of any Action pursuant to this Section 6.05(d), neither the Surviving Corporation nor any of its Subsidiaries shall be liable to the person seeking indemnification for any fees of counsel subsequently incurred by such person with respect to the same Action.

(e)          In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 6.05.

(f)          The agreements and covenants contained in this Section 6.05 shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association of the Company or any of its Subsidiaries (or equivalent constitutional documents), or any agreement between an Indemnified Party and the Company or any of its Subsidiaries, under the CICL or other applicable Law, or otherwise. The provisions of this Section 6.05 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third-party beneficiary of the provisions of this Section 6.05. The obligations of Parent and the Surviving Corporation under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party without the consent of such Indemnified Party.

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(g)          Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

Section 6.06         Notification of Certain Matters.

Each of the Company and Parent shall promptly notify the other in writing of:

(a)          any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

(b)          any notice or other communication from any Governmental Authority in connection with the Transactions;

(c)          any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such party pursuant to any of such party’s representations and warranties contained herein, or that relate to such party’s ability to consummate the Transactions; and

(d)          if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of such party set forth in this Agreement shall have occurred that would cause the conditions set forth in Sections 7.01, 7.02 or 7.03 not to be satisfied;

together, in each case, with a copy of any such notice, communication or Action; provided that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided further, that failure to give prompt notice pursuant to Section 6.06(d) shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying breach of a representation or warranty or failure to perform any covenant or agreement not so notified would, standing alone, constitute such a failure.

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Section 6.07         Financing.

(a)          Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to (i) obtain the Financing on the terms and conditions described in the Financing Documents, (ii) maintain in effect the Financing Documents and (iii) satisfy on a timely basis all conditions to the closing of and funding under the Financing Documents applicable to Parent and/or Merger Sub that are within their control; provided that Parent and Merger Sub may amend or modify the Financing Documents, and/or elect to replace all or any portion of the Debt Financing with alternative debt financing on terms and conditions not materially less favorable, in the aggregate, from the standpoint of the Company than the terms and conditions as set forth in the Financing Documents as in effect on the date hereof (the "Alternative Financing"), in each case so long as the aggregate proceeds of the Financing (as amended or modified) and/or any Alternative Financing will be sufficient for Merger Sub and the Surviving Corporation to pay (i) the Merger Consideration, and (ii) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby. Parent shall deliver to the Company as promptly as practicable (and no later than two Business Days) after such execution, true and complete copies of all Contracts or other arrangements pursuant to which any such alternative sources have committed to provide such Alternative Financing. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Documents, Parent shall promptly notify the Company.

(b)          Subject to the terms and conditions of this Agreement, Parent and Merger Sub agree not to amend, modify or waive any provision of the Financing Documents, if such amendment, modification or waiver reduces (or would reduce) the aggregate amount of the Financing or imposes new or additional conditions or otherwise expands, amends or modifies the conditions to the Financing in a manner that would be expected to prevent or materially delay the ability of the Company, Parent or Merger Sub to consummate the Transactions or otherwise adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Documents. Parent shall give the Company prompt notice (i) upon becoming aware of any breach of any provision of, or termination by any party to, the Financing Documents or (ii) upon the receipt of any written notice from any person with respect to any threatened breach or threatened termination of the Financing Documents.

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(c)          The Company agrees to provide, and shall cause each of its Subsidiaries and each of their respective Representatives to provide to Parent and Merger Sub, all reasonable cooperation as may be requested by Parent or its Representatives in connection with the Debt Financing and/or Alternative Financing and the Transactions, including, without limitation, (i) participation in meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings, including arranging for reasonable direct contact between senior management, representatives and advisors of the Company with Representatives of Parent and its Debt Financing and/or Alternative Financing sources, (ii) assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents reasonably requested by Parent or its representatives in connection with the Debt Financing and/or Alternative Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and/or Alternative Financing and delivery of one or more customary representation letters), (iii) as promptly as practicable, furnishing Parent and its Debt Financing and/or Alternative Financing sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent and its Debt Financing and/or Alternative Financing sources (the "Required Information"), (iv) reasonably cooperating with advisors, consultants and accountants of Parent or its Debt Financing and/or Alternative Financing sources with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any Subsidiary, including for the purpose of establishing collateral eligibility and values, (v) to the extent customary and in accordance with applicable Laws, facilitating the securing or pledging of collateral and executing and delivering any pledge and security documents, commitment letters or other definitive financing documents, provided that any collateral or security granted hereunder and any obligations of the Company or any of its Subsidiaries under any such definitive documents shall be contingent upon the occurrence of the Effective Time, (vi) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Debt Financing and/or any Alternative Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, provided that the information provided to such prospective lenders shall be subject to the terms of the Confidentiality Agreements, and (B) establishing bank and other accounts, blocked account agreements and lock box arrangements in connection with the foregoing, (vii) furnishing Parent, Merger Sub and its Representatives promptly with all documentation and other information required with respect to the Debt Financing and/or any Alternative Financing under applicable "know your customer" and anti-money laundering rules and regulations, provided that the information provided to such prospective lenders shall be subject to the terms of the Confidentiality Agreements, (viii) using reasonable best efforts to obtain any necessary rating agencies’ confirmation or approval of the Debt Financing and/or Alternative Financing, and (ix) taking all corporate actions reasonably necessary to permit the consummation of the Debt Financing and/or Alternative Financing, including without limitations the execution and delivery of any other certificates, instruments or documents, and to permit the proceeds thereof to be made available to the Company at Closing to consummate the Merger. Neither the Company nor any of its Subsidiaries shall be required to (x) pay any commitment or similar fee prior to the Effective Time, (y) incur any expense unless such expense is reimbursed by Parent promptly after incurrence thereof, or (z) commit to taking any action that is not contingent upon the Closing (including entry into any agreement) or would be effective prior to the Effective Time or that would otherwise subject it to actual or potential liability in connection with any Financing. Nothing contained in this Section 6.07(c) or otherwise shall require the Company or any of its Subsidiaries to be an issuer or other obligor with respect to any Financing prior to the Effective Time.

(d)          Parent shall promptly, upon the termination of this Agreement, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.07 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities or losses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith (except with respect to any information provided by or on behalf of the Company or any of its Subsidiaries), except in the event such liabilities or losses arose out of or result from the wilful misconduct of the Company, its Subsidiaries or any of their respective Representatives. Each of Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries and their respective Representatives shall not, prior to the Effective Time, incur any liability to any person under any financing that Parent and Merger Sub may raise in connection with the Transactions.

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Section 6.08         Further Action; Reasonable Best Efforts.

(a)          Upon the terms and subject to the conditions of this Agreement, each of the parties hereto and their respective Representatives shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including, without limitation, (A) notifying the other parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions, (B) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority, and (C) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) cooperate with the other parties hereto and use its reasonable best efforts, and cause its Subsidiaries to use their respective reasonable best efforts, to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, employing such resources as are necessary to obtain the Requisite Regulatory Approvals and taking any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition Law that may be asserted by any Governmental Authority so as to enable the parties hereto to expeditiously consummate the Transactions, including, without limitation, committing to and effecting, by consent decree, hold separate orders, or otherwise, the restructuring, reorganization, sale, divestiture or disposition of such of its assets, properties or businesses; provided, that no party hereto shall be required to take any such action if such action would have or may be reasonably likely to have a Company Material Adverse Effect.

(b)          Each party hereto shall, upon request by any other party, furnish such other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Subsidiaries to any Third Party and/or any Governmental Authority in connection with the Transactions.

Section 6.09         Obligations of Merger Sub.

Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

Section 6.10         Participation in Litigation.

Prior to the Effective Time, each of Parent and the Company shall (a) give prompt notice to each other of any Actions commenced or, to its knowledge, threatened, against it and/or its directors which relate to this Agreement or the Transactions, and (b) give each other the opportunity to participate in the defense or settlement of any shareholder Action against it and/or its directors relating to this Agreement or the Transactions, and no such Action shall be settled or compromised, and neither Parent nor the Company may take any action to adversely affect or prejudice any such Action, without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

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Section 6.11         Resignations.

To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of any Group Company designated by Parent, which shall include a waiver of any claims against any Group Company.

Section 6.12         Public Announcements.

Except as may be required by applicable Law, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, at any time prior to termination of this Agreement pursuant to Article VIII, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law or rules and policies of the NYSE, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

Section 6.13         Stock Exchange Delisting.

Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to enable the delisting by the Surviving Corporation from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.14         Takeover Statutes.

If any Takeover Statute is or may become applicable to any of the Transactions, the parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to eliminate or lawfully minimize the effects of such Takeover Statute on the Transactions.

Section 6.15         Employee Matters.

For the period beginning on the Closing Date and continuing through the first anniversary of the Closing Date, Parent shall provide each current employee who continues to work for the Company and its Subsidiaries with a level of compensation and employee benefits that is no less favorable in the aggregate than the level of compensation and employee benefits provided to such employees immediately prior to the Closing Date, subject to market adjustments in the ordinary course.

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Section 6.16         Repayment of Existing Loan.

Prior to the Closing Date, the Company shall cause 7 Days (Shenzhen) Co., Ltd. to have repaid the entire outstanding principal and accrued interest thereon and all other amounts due by 7 Days (Shenzhen) Co., Ltd. under the loan agreement between 7 Days (Shenzhen) Co., Ltd. and Industrial and Commercial Bank of China, Guangdong Branch dated as of November 30, 2012.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.01         Conditions to the Obligations of Each Party.

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)          Shareholder Approval. This Agreement, the Plan of Merger and the Transactions shall have been authorized, approved and adopted by holders of Shares constituting the Requisite Company Vote at the Shareholders’ Meeting in accordance with the CICL and the Company’s memorandum and articles of association.

(b)          No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or award, writ, injunction, determination, rule, regulation, judgment, decree or executive order (an "Order") which is then in effect or is pending, proposed or threatened and has or would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Transactions.

Section 7.02         Conditions to the Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)          Representations and Warranties. (i) Other than the representations and warranties of the Company contained in Sections 3.03(a), 3.03(b), 3.04 and 3.06(a), the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification by materiality or Company Material Adverse Effect) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties set forth in Sections 3.03(a), 3.03(b), 3.04 and 3.06(a) shall be true and correct in all respects except for, solely with respect to Sections 3.03(a) and 3.03(b), de minimis inaccuracies as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), in each case, interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or "Company Material Adverse Effect" set forth therein.

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(b)          Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)          Officer Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

(d)          Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

Section 7.03         Conditions to the Obligations of the Company.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification by materiality) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the Transactions.

(b)          Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)          Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

Section 7.04         Frustration of Closing Conditions.

Prior to the Termination Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the Transactions.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01         Termination by Mutual Consent.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective boards of directors (in the case of the Company, acting upon the unanimous recommendation of the Special Committee).

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Section 8.02         Termination by Either the Company or Parent.

This Agreement may be terminated by either the Company (upon the unanimous approval of the Special Committee) or Parent at any time prior to the Effective Time, if:

(a)          the Merger shall not have been consummated on or before the date falling six (6) months from the date of this Agreement (the "Termination Date"); or

(b)          any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any final and non-appealable Order which, or taken any other final and non-appealable action that, has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Transactions; or

(c)          the Requisite Company Vote shall not have been obtained at the Shareholders’ Meeting duly convened therefor and concluded or at any adjournment or postponement thereof;

provided, that the right to terminate this Agreement pursuant to this Section 8.02 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, the failure of the applicable condition(s) being satisfied.

Section 8.03         Termination by the Company.

This Agreement may be terminated by the Company (upon the unanimous approval of the Special Committee) at any time prior to the Effective Time, if:

(a)          a breach or failure in any material respect of any representation, warranty, agreement or covenant of Parent or Merger Sub set forth in this Agreement, shall have occurred, which breach or failure would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Termination Date; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(a) if the Company is then in material breach of any representations, warranties or covenants hereunder; or

(b)          (i) all of the conditions set forth in Sections 7.01 and 7.02 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, (ii) the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the Closing and (iii) Parent and Merger Sub fail to complete the Closing within ten (10) Business Days following the date on which the Closing should have occurred pursuant to Section 1.02; or

(c)          prior to the receipt of the Requisite Company Vote, (i) the Company Board has, upon the unanimous recommendation of the Special Committee, authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and (ii) the Company concurrently with the termination of this Agreement enters into an Alternative Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (i); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.03(c) unless the Company has complied in all material respects with the requirements of Section 6.04 and in all respects with the requirements of Section 8.06(a); or

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(d)          prior to the receipt of the Requisite Company Vote, the Company Board has effected a Change in the Company Recommendation pursuant to Section 6.04(e), provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.03(d) unless the Company has complied in all material respects with the requirements of Section 6.04 and in all respects with the requirements of Section 8.06(a).

Section 8.04         Termination by Parent.

This Agreement may be terminated by Parent at any time prior to the Effective Time, if:

(a)          a breach or failure in any material respect of any representation, warranty, agreement or covenant of the Company set forth in this Agreement shall have occurred, would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Termination Date; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if either Parent or Merger Sub is then in material breach of any representations, warranties or covenants hereunder; or

(b)          a Company Triggering Event shall have occurred; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(b) if either Parent or Merger Sub is then in material breach of any representations, warranties or covenants hereunder.

Section 8.05         Effect of Termination.

In the event of the termination of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (or any Representative of such party); provided, however, that the terms of Articles VIII and IX shall survive any termination of this Agreement.

Section 8.06         Termination Fee.

(a)          In the event that:

(i)          (A) a bona fide proposal or offer with respect to a Competing Transaction shall have been made, proposed or communicated (and not withdrawn), after the date hereof and prior to the Shareholders' Meeting (or prior to the termination of this Agreement if there has been no Shareholders' Meeting), and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.02(a) or Section 8.02(c) and (C) within 12 months after the termination of this Agreement, the Company enters into a definitive agreement in connection with any Competing Transaction by a Third Party (in each case whether or not the Competing Transaction was the same Competing Transaction referred to in Clause (A) (provided that for purposes of this Section 8.06(a), all references to "20%" in the definition of "Competing Transaction" shall be deemed to be references to "50%"); or

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(ii)         (A) this Agreement is terminated by Parent pursuant to Section 8.04; or (B) this Agreement is terminated by the Company pursuant to Section 8.03(c) or Section 8.03(d), then the Company shall pay, or cause to be paid, to one or more designees of Parent an amount equal to $20,000,000 (the "Company Termination Fee") by wire transfer of same day funds as promptly as possible (but in any event (x) within five (5) Business Days after such termination in the case of a termination referred to in clause (ii)(A) above, (y) within two (2) Business Days following the entry by the Company or a Subsidiary into the definitive agreements in connection with a Competing Transaction in the case of a termination referred to in clause (i) above, or (z) concurrently with the termination of this Agreement in the case of a termination pursuant to clause (ii)(B) above); it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. For the avoidance of doubt, subject to Section 9.08, in the event Parent or its designee shall receive payment from the Company of the Company Termination Fee and expenses referred to in Section 8.06(c), the receipt of such Company Termination Fee and expenses under Section 8.06(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group (as defined below) against any member of the Company Group (as defined below) for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether wilfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether wilfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated (whether wilfully, intentionally, unintentionally or otherwise). Neither the Company nor any member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment by the Company of the Company Termination Fee and the expenses pursuant to Sections 8.06(a) and 8.06(c), and in no event shall any of Parent, Merger Sub or any member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the Parent designee to the extent provided in Sections 8.06(a) and 8.06(c).

(b)          Parent will pay, or cause to be paid, to the Company an amount equal to $32,000,000 (the "Parent Termination Fee") if this Agreement is terminated by the Company pursuant to Sections 8.03(a) or 8.03(b), such payment to be made as promptly as possible (but in any event within five (5) Business Days) following such termination.

(c)          In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for reasonable costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at the prime rate as published in the Wall Street Journal Table of Money Rates on such date plus 1.00%. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

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(d)          Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the parties hereto would not have entered into this Agreement.

(e)          Notwithstanding anything to the contrary in this Agreement but subject to Section 9.08, the Equity Commitment Letters, the Debt Commitment Letter or the Guaranties, in the event that Parent or Merger Sub fails to effect the Closing for any reason or no reason or they otherwise breach this Agreement (whether wilfully, intentionally, unintentionally or otherwise) or otherwise fail to perform hereunder (whether wilfully, intentionally, unintentionally or otherwise), then the Company's right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.06(b) and expenses under Section 8.06(c) and the guarantee of such obligations pursuant to the Guaranties (subject to their terms, conditions and limitations), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any Group Company and all members of the Company Group (as defined below) against (A) Parent, Merger Sub, the Guarantors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of Parent, Merger Sub or any Guarantor, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or any Guarantor or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses A – D, collectively, the "Parent Group"), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether wilfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether wilfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated (whether wilfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Equity Commitment Letters, the Guaranties and the Debt Commitment Letter) other than the payment of the Parent Termination Fee pursuant to Section 8.06(b) and the expenses pursuant to Section 8.06(c), and in no event shall any Group Company, the direct or indirect shareholders of the Company or any other Group Company, or any of their respective Affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents of the foregoing, (collectively, the "Company Group") seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Equity Commitment Letters, the Guaranties and the Debt Commitment Letter), other than (without duplication) from Parent or Merger Sub to the extent provided in Sections 8.06(b) and 8.06(c), or the Guarantors to the extent provided in the Guaranties.

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ARTICLE IX

GENERAL PROVISIONS

Section 9.01         Non-Survival of Representations, Warranties and Agreements.

The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except that this Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or termination of this Agreement, including, without limitation, the agreements set forth in Articles I and II, Section 6.06 and this Article IX.

Section 9.02         Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Parent or Merger Sub:

Keystone Lodging Company Limited
Cricket Square, Hutchins Drive
P.O. Box 2681, Grand Cayman KY1-1111
Cayman Islands
Attention: the Secretary
Facsimile: +1 202 347 1818
Email: Thomas.Mayrhofer@Carlyle.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention: Peter Huang / Daniel Dusek
Facsimile: +86 (10) 6535 5577
Email: peter.huang@skadden.com / daniel.dusek@skadden.com

if to the Company:

7 Days Group Holdings Limited
5C-11 Creative Industry Zone, 397 Xin Gang Zhong Road
Guangzhou, Guangdong 510310
People’s Republic of China
Attention: Haibing Wu
Facsimile: +86-20-8922-6707

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with a copy to:

Baker &McKenzie
23rd Floor, One Pacific Place, 88 Queensway
Hong Kong
Attention: Brian Spires
Facsimile: +852 2845 0476
Email: brian.spires@bakermckenzie.com

Section 9.03         Certain Definitions.

(a)          For purposes of this Agreement:

"Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreements; provided that such agreement and any related agreements (A) need not contain "standstill" provisions and (B) shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement.

"Actis" means the funds known as Actis Emerging Markets 3 and Actis China 3 acting by their manager Actis LLP and/or their respective Affiliates.

"Affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

"Anticorruption Laws" means Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of any Group Company, including, without limitation, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996 and the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time.

"Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, Hong Kong and Beijing.

"Carlyle" means Carlyle Asia Partners III, L.P. and/or its Affiliates.

"Company Disclosure Schedule" means the disclosure schedule delivered by the Company to and accepted by Parent and Merger Sub on the date hereof.

"Company Employee Agreement" means any management, employment, severance, change in control, transaction bonus, consulting, repatriation or expatriation agreement or other contract between any Group Company and any current or former employee, director or officer of such Group Company.

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"Company Employee Plan" means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, share or share-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, that is or has been maintained, contributed to or required to be contributed to by any Group Company for the benefit of any current or former employee, director or officer of such Group Company, or with respect to which such Group Company has or may have any liability or obligation.

"Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects the Company or any of its Subsidiaries), is or would reasonably be expected to (a) be materially adverse to the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole or (b) prevent or materially delay the consummation of the Transactions or otherwise be materially adverse to the ability of the Company to perform its material obligations under this Agreement; provided, however, that clause (a) shall not include any event, circumstance, change or effect occurring after the date hereof to the extent resulting from (i) geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or other force majeure events, (ii) changes in Laws, GAAP or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of this Agreement, (iii) changes or conditions that generally affect the industry and market in which the Company and its Subsidiaries operate, (iv) changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, (v) any failure, in and of itself, of the Company and its Subsidiaries to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics or predictions or changes in the market price or trading volume of the securities of such person or the credit rating of such person (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (vi) the announcement, pendency or consummation of the Transactions, including any loss in respect of or change in relationship with any customer, supplier, employee, vendor, or other business partner of the Company due to the identity of Parent or its Affiliates, (vii) any action taken by the Company or any of its Subsidiaries at the written request, or with the written consent, of Parent or expressly required by this Agreement, or (viii) any suit, claim, request for indemnification or proceeding brought by any current or former shareholder of the Company (on their own behalf or on behalf of the Company) for breaches of fiduciary duties, violations of the securities Laws or otherwise in connection with this Agreement or the Transactions; except, in the case of clause (ii), (iii) or (iv), to the extent having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operates (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

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"Company Option" means each option to purchase Shares under the Share Incentive Plan.

"Company Triggering Event" shall be deemed to have occurred if (i) there shall have been a Change in the Company Recommendation; (ii) the Company Board shall have recommended to the shareholders of the Company a Competing Transaction or shall have resolved to do so or shall have entered into any Alternative Acquisition Agreement; (iii) the Company shall have failed to include in the Proxy Statement the Company Recommendation; (iv) the Company Board shall have publicly announced its intention to do any of the foregoing; or (v) a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders; but not, for the avoidance of doubt, including a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board has received and is currently evaluating such tender offer or exchange offer).

"Confidentiality Agreements" means the confidentiality agreements between the Company and each of Nanyan Zheng, Boquan He and the Sponsors, dated as of October 30, 2012, as amended and restated from time to time.

"Consortium Agreement" means the consortium agreement by and among Boquan He, Prototal Enterprises Limited, Nanyan Zheng, Fortune News International Limited, Hawaii Asia Holdings III Limited and SC China Holdings Ltd. dated as of September 26, 2012.

"Contract" means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument.

"control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.

"Environmental Law" means any applicable PRC local, provincial or national Law relating to (a) the protection of health, safety or the environment or (b) the handling, use, transportation, disposal, release or threatened release of any Hazardous Substance.

"Equity Securities" shall mean any share, capital stock, registered capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or any other instrument or right the value of which is based on any of the foregoing.

"Exercise Price" means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option.

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"Excluded Shares" means, collectively, (i) the Rollover Shares; (ii) Shares held by Parent, the Company or any of their Subsidiaries; and (iii) Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Share Incentive Plan.

"Government Official" means any officer, employee or other individual acting in an official capacity for a Governmental Authority or agency or instrumentality thereof (including any state-owned or controlled enterprise).

"Group Company" means any of the Company and its Subsidiaries.

"Hazardous Substance" means any chemical, pollutant, waste or substance that is (a) listed, classified or regulated under any Environmental Law as hazardous substance, toxic substance, pollutant, contaminant or oil or (b) any petroleum product or by product, asbestos containing material, polychlorinated biphenyls or radioactive material.

"Indebtedness" means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (g) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (h) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such person, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

"Insolvent" means, with respect to any person (a) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (b) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (d) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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"Intellectual Property" means (a) United States, non-United States and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets and know-how.

"knowledge" means, with respect to the Company, the knowledge, after reasonable inquiry and investigation, of the individuals listed in Section 9.3(a) of the Company Disclosure Schedule, and with respect to any other party hereto, the actual knowledge of any director or executive officer of such party, in each case, after due inquiry.

"Leased Real Property" shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.

"Leasehold Improvements" shall mean all buildings, structures, improvements and fixtures located on any Leased Real Property which are owned by any Group Company, regardless of whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property.

"Leases" shall mean all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Group Company.

"Liens" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"Managed Hotel" means any hotel that is managed by any Group Company and is not owned or leased by any of the Group Companies.

"Owned Real Property" shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Group Company.

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"Permitted Encumbrances" shall mean, with respect to each Owned Real Property and Leasehold Improvement (as the case may be): (a) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (c) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon.

"person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

"SAFE Circular 75" means the Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles issued by SAFE on October 21, 2005 and which became effective as of November 1, 2005.

"SAFE Circular 78" means the Operation Rules on the Foreign Exchange Administration on the Participation by Domestic Individuals in the Employee Stock Ownership Plans, Stock Option Plans of Offshore Listed Companies issued by SAFE on March 28, 2007 and which became effective as of March 28, 2007.

"Sequoia" means Sequoia Capital China Growth 2010 Fund, L.P. and/or its Affiliates.

"Share Incentive Plan" means, collectively, the 2007 Employee Share Incentive Plan and all amendments and modifications thereto.

"Social Security Benefits" means any social insurance, pension insurance benefits, medical insurance benefits, work-related injury insurance benefits, maternity insurance benefits, unemployment insurance benefits and public housing reserve fund benefits or similar benefits, in each case as required by any applicable Law or contractual arrangements.

"Sponsors" means Actis, Carlyle and Sequoia.

"Subsidiary" means, with respect to any party, any person of which (x) such party or any other Subsidiary of such party is a general partner or (y) at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

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"Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, occupation, property, real estate, deed, land use, sales, use, capital stock, payroll, severance, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding (as payor or payee), ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

"Third Party" means any person or "group" (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent or any of its Affiliates or Representatives.

"Unvested Company Option" means any Company Option that is not a Vested Company Option.

"Vested Company Option" means any Company Option that shall have become vested on or prior to the Closing Date in accordance with the terms of the Share Incentive Plan pursuant to which such Company Option was granted.

(b)          The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2011 Annual Report	Section 3.07(c)
Action	Section 3.10
ADSs	Section 2.01(b)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.04(c)
Alternative Financing	Section 6.07(a)
Applicable Date	Section 3.07(a)
Bankruptcy and Equity Exception	Section 3.04(a)
Buyer Group Contracts	Section 4.12
Change in the Company Recommendation	Section 6.04(c)
CICL	Recitals
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Board	Recitals
Company Group	Section 8.06(e)
Company Licensed Intellectual Property	Section 3.13
Company Owned Intellectual Property	Section 3.13
Company Real Property	Section 3.12(c)
Company Recommendation	Section 3.04(b)
Company SEC Reports	Section 3.07(a)
Company Termination Fee	Section 8.06(a)
Competing Transaction	Section 6.04(f)
Damages	Section 6.05(c)
Debt Commitment Letter	Section 4.05(a)
Debt Financing	Section 4.05(a)

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Deposit Agreement	Section 2.06
Depositary	Section 2.06
Dissenting Shareholders	Section 2.03(a)
Dissenting Shares	Section 2.03(a)
Effective Time	Section 1.03
Environmental Permits	Section 3.17
Equity Commitment Letters	Section 4.05(a)
Equity Financing	Section 4.05(a)
Evaluation Date	Section 3.07(e)
Exchange Act	Section 3.05(b)
Exchange Fund	Section 2.04(a)
Financial Advisor	Section 3.04(c)
Financing	Section 4.05(a)
Financing Documents	Section 4.05(a)
GAAP	Section 3.07(b)
Governmental Authority	Section 3.05(b)
Guaranties	Recitals
Guarantor	Recitals
Guaranty	Recitals
Holdco	Recitals
Improvements	Section 3.12(d)
Indemnified Parties	Section 6.05(b)
Special Committee	Recitals
Intervening Event	Section 6.04(h)
Law	Section 3.05(a)
Material Company Permits	Section 3.06(b)
Material Contracts	Section 3.16(a)
Merger	Recitals
Merger Consideration	Section 2.04(a)
Merger Sub	Preamble
Notice of Superior Proposal	Section 6.04(d)
NYSE	Section 3.05(b)
Order	Section 7.01(b)
Parent	Preamble
Parent Group	Section 8.06(e)
Parent Termination Fee	Section 8.06(b)
Paying Agent	Section 2.04(a)
Per ADS Merger Consideration	Section 2.01(b)
Per Share Merger Consideration	Section 2.01(a)
Plan of Merger	Section 1.03
PRC	Section 3.06(b)
Proxy Statement	Section 6.01
Record ADS Holders	Section 6.02(a)
Representatives	Section 6.03(a)
Required Information	Section 6.07(c)
Requisite Company Vote	Section 3.04(a)
Requisite Regulatory Approvals	Section 3.05(b)
Rollover Shareholders	Recitals
Rollover Shares	Recitals
SAFE	Section 3.06(b)

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SAFE Rules and Regulations	Section 3.06(g)
SAT	Section 3.06(b)
SEC	Section 3.05(b)
Securities Act	Section 3.07(a)
Share Certificates	Section 2.04(b)
Shareholders’ Meeting	Section 6.02(a)
Shares	Section 2.01(a)
Superior Proposal	Section 6.04(g)
Support Agreement	Recitals
Surviving Corporation	Section 1.01
Takeover Statute	Section 3.20
Termination Date	Section 8.02(a)
Transactions	Recitals
Uncertificated Shares	Section 2.04(b)

Section 9.04         Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.05         Interpretation.

When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified.

Section 9.06         Entire Agreement; Assignment.

This Agreement (including the Exhibits and Schedules hereto), the Company Disclosure Schedule and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to (i) any Affiliate of Parent or (ii) the Debt Financing Source(s) pursuant to the terms thereof (to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing), provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

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Section 9.07         Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 6.05, 8.06(a) and 8.06(e) (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that in no event shall any holders of Shares (including Shares represented by ADSs) or holders of Company Options, in each case in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08         Specific Performance.

(a)          Subject to Section 9.08(b), the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof by the parties, and that money damages or other legal remedies would not be an adequate remedy for such damages. Accordingly, subject to Section 9.08(b), the parties hereto acknowledge and hereby agree that in the event of any breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, or Parent or Merger Sub, on the other hand, shall, subject to Section 8.06, each be entitled to specific performance of the terms hereof (including the obligation of the parties to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by any party, in addition to any other remedy at law or equity.

(b)          Notwithstanding the foregoing, the Company shall have the right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, solely with respect to causing Parent and Merger Sub to cause the Equity Financing to be funded at any time, but only in the event that each of the following conditions has been satisfied (i) all conditions in Sections 7.01 and 7.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, (iii) the Debt Financing (or, if applicable, Alternative Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iv) the Company has irrevocably confirmed in writing that (A) all conditions set forth in Section 7.03 have been satisfied or that it is willing to waive any of the conditions to the extent not so satisfied in Section 7.03 and (B) if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to specific performance to cause Parent and/or Merger Sub to cause the Equity Financing to be funded if the Debt Financing (or, if applicable, Alternative Financing) has not been funded (or will not be funded at the Closing even if the Equity Financing is funded at the Closing).

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(c)          Each party waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. Notwithstanding anything herein to the contrary, (x) while the parties hereto may pursue both a grant of specific performance and the payment of the amounts set forth in Section 8.06, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (y) upon the payment of such amounts, the remedy of specific performance shall not be available against the party making such payment and, if such party is Parent or Merger Sub, any other member of the Parent Group or, if such party is the Company, any other member of the Company Group.

(d)          This Section 9.08 shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Financing Commitments (including the expiration or termination provisions thereof).

Section 9.09         Governing Law; Dispute Resolution.

This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of Merger Sub in the Surviving Corporation, the cancellation of the Shares, the rights provided for in Section 238 of the CICL with respect to any Dissenting Shares, the fiduciary or other duties of the Company Board and the directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub. All Actions arising under the laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York . Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.02 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.09, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 9.10         Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11         Amendment.

This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.12         Waiver.

At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.13         Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.14         Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

A-67

EXECUTION COPY

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Holdco have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KEYSTONE LODGING COMPANY LIMITED

By	/s/ Thomas Brandon Mayrhofer
Name: Thomas Brandon Mayrhofer
Title: Director

[Signature Page to Agreement and Plan of Merger]

EXECUTION COPY

KEYSTONE LODGING ACQUISITION LIMITED

By	/s/ Thomas Brandon Mayrhofer
Name: Thomas Brandon Mayrhofer
Title: Director

[Signature Page to Agreement and Plan of Merger]

EXECUTION COPY

7 DAYS GROUP HOLDINGS LIMITED

By	/s/ Tan Wee Seng
Name: Tan Wee Seng
Title: Director

[Signature Page to Agreement and Plan of Merger]

EXECUTION COPY

KEYSTONE LODGING HOLDINGS LIMITED

By	/s/ Thomas Brandon Mayrhofer
Name: Thomas Brandon Mayrhofer
Title: Director

[Signature Page to Agreement and Plan of Merger]

ANNEX A

PLAN OF MERGER

THIS PLAN OF MERGER is made on ________ 2013.

BETWEEN

(1)	Keystone Lodging Acquisition Limited, an exempted company incorporated under the laws of the Cayman Islands on 12 December, 2012, with its registered office situate at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, George Town, Grand Cayman, KY1-1111, Cayman Islands, Cayman Islands ("Merger Sub"); and

(2)	7 Days Group Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands on 25 October 2004, with its registered office situate at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("Keystone" or "Surviving Corporation" and together with Merger Sub, the "Constituent Companies").

WHEREAS

(a)	Merger Sub and Keystone have agreed to merge (the "Merger") on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the "Agreement") dated 28 February, 2013 made between Keystone Lodging Company Limited, Keystone Lodging Holdings Limited, Merger Sub and Keystone, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Law Cap.22 (Law 3 of 1961, as consolidated and revised) (the "Companies Law").

(b)	This Plan of Merger is made in accordance with section 233 of the Companies Law.

(c)	Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.	The Constituent Companies to the Merger are Merger Sub and Keystone.

NAME OF THE SURVIVING CORPORATION

2.	The name of the Surviving Corporation shall be 7 Days Group Holdings Limited.

REGISTERED OFFICE

3.	The Surviving Corporation shall have its registered office at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

AUTHORISED AND ISSUED SHARE CAPITAL

4.	Immediately prior to the Effective Date (as defined below) the authorized share capital of Merger Sub was US$50,000 divided into 400,000 ordinary shares of US0.125 par value per share, of which 1 share has been issued.

5.	Immediately prior to the Effective Date the authorized share capital of Keystone was US$28,125,000 divided into 225,000,000 ordinary shares of a par value of US$0.125 each, of which [insert number] ordinary shares have been issued fully paid.

6.	The authorized share capital of the Surviving Corporation shall be US$50,000 divided into 400,000 ordinary shares of US$0.125 par value per share.

7.	On the Effective Date , and in accordance with the terms and conditions of the Agreement:

(a)	Each ordinary share of US$0.125 par value per share of Keystone other than (i) any Dissenting Shares (as defined in the Agreement); and (ii) Excluded Shares (as defined in the Agreement) shall be cancelled in exchange for the right to receive the Per Share Merger Consideration (as defined in the Agreement).

(b)	Excluded Shares (other than any Dissenting Shares) shall be cancelled for no consideration.

(c)	Dissenting Shares shall be cancelled in exchange for a payment resulting from the procedure in section 238 of the Companies Law unless any holders of Dissenting Shares fail to exercise or withdraw their rights to dissent from the Merger under section 238 of the Companies Law in which event they shall receive the Per Share Merger Consideration.

(d)	Each ordinary share of Merger Sub shall be converted into an ordinary share of the Surviving Corporation.

8.	On the Effective Date, the ordinary shares of the Surviving Corporation shall:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the board of directors of the Surviving Corporation may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Surviving Corporation, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets; and

(d)	generally be entitled to enjoy all of the rights attaching to ordinary shares;

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in each case as set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Corporation in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE DATE

9.	The Merger shall take effect on [•] 2013 (the "Effective Date").

PROPERTY

10.	On the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Corporation which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

11.	The Memorandum of Association and Articles of Association of the Surviving Corporation shall be amended and restated in the form attached as Appendix II to this Plan of Merger on the Effective Date.

DIRECTORS BENEFITS

12.	There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING CORPORATION

13.	The names and addresses of the directors of the Surviving Corporation are as follows:

NAME	ADDRESS

SECURED CREDITORS

14.          (a)          Merger Sub has entered into a [•] dated [•] 2013 in favour of [•] pursuant to which a fixed and/or floating security interest has been created and the consent of [•] to the Merger has been obtained. Merger Sub has no other secured creditors and has not granted any other fixed or floating security interests as at the date of this Plan of Merger; and

(b)	Keystone has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

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RIGHT OF TERMINATION

15.	This Plan of Merger may be terminated pursuant to the terms and conditions of the Agreement.

APPROVAL AND AUTHORIZATION

16.	This Plan of Merger has been approved by the board of directors of each of Merger Sub and Keystone pursuant to section 233(3) of the Companies Law.

17.	This Plan of Merger has been authorised by the shareholders of each of Merger Sub and Keystone pursuant to section 233(6) of the Companies Law.

COUNTERPARTS

18.	This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

19.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

For and on behalf of Keystone Lodging Acquisition Limited:

[Name]
Director

For and on behalf of 7 Days Group Holdings Limited:

[Name]
Director

4

APPENDIX I

(the Agreement)

5

APPENDIX II

(Amended and Restated Memorandum of Association and Articles of Association of the Surviving Corporation)

6

ANNEX B:  Opinion of J.P. Morgan as the Special Committee’s Financial Advisor

February 28, 2013

The Special Committee of the Board of Directors

7 Days Group Holdings Limited

P. O. Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of ordinary shares, par value $0.125 per share (each, a "Share" and collectively, the "Shares"), including Shares represented by American Depositary Shares (the "ADSs"), each representing three Shares of 7 Days Group Holdings Limited (the "Company"), of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with Keystone Lodging Acquisition Limited ("Merger Sub"), a wholly owned subsidiary of Keystone Lodging Company Limited ("Parent," and collectively with Merger Sub, the Rollover Shareholders (as defined in the Agreement) and the Sponsors (as defined in the Agreement), the "Acquiror Group"). Pursuant to the Agreement and Plan of Merger among the Company, Parent and Merger Sub (the "Agreement"), Merger Sub will be merged with and into the Company and (a) each Share issued and outstanding immediately prior to the effective time of the merger, other than the Excluded Shares (as defined in the Agreement), the Dissenting Shares (as defined in the Agreement) and Shares represented by ADSs, will be cancelled in consideration for the right to receive $4.60 in cash per Share without interest (the "Per Share Merger Consideration"), and (b) each ADS issued and outstanding immediately prior to the effective time of the merger, other than ADSs representing the Excluded Shares, will be cancelled in consideration for the right to receive US$13.80 in cash per ADS without interest (the "Per ADS Merger Consideration").

In arriving at our opinion, we have (i) reviewed a draft dated February 26, 2013 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the ADSs and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror Group with respect to certain aspects of the Transaction, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

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In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror Group or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or any member of the Acquiror Group under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on the financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be paid to the holders of the Shares and the Per ADS Merger Consideration to be paid to the holders of the ADSs (in each case, other than holders of Excluded Shares and Dissenting Shares, including Excluded Shares represented by ADSs) in the proposed Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration paid in connection with the Transaction to, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Transaction, or any class of such persons relative to the Per Share Merger Consideration to be paid to the holders of the Shares or the Per ADS Merger Consideration to be paid to the holders of the ADSs (in each case other than holders of Excluded Shares and Dissenting Shares, including Excluded Shares represented by ADSs) in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Special Committee with respect to the proposed Transaction and will receive a fee from the Company for our services, a significant portion of which is payable upon the rendering of this opinion and another portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had, and may continue to have in the future, commercial and/or investment banking relationships with the Company and affiliates of certain members of the Acquiror Group, for which we and such affiliates have received and may in the future receive customary compensation. The services provided to the Company and affiliates of certain members of the Acquiror Group during the two-year period preceding the date hereof have included providing or arranging debt and equity financing, M&A advisory services, treasury and securities services and asset and wealth management services to affiliates of certain members of the Acquiror Group. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of affiliates of certain members of the Acquiror Group, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and/or affiliates of certain members of the Acquiror Group for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Per Share Merger Consideration to be paid to the holders of the Shares and the Per ADS Merger Consideration to be paid to the holders of the ADSs (in each case other than holders of Excluded Shares and Dissenting Shares, including Excluded Shares represented by ADSs) in the proposed Transaction is fair, from a financial point of view, to such holders.

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The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities (Asia Pacific) Limited. This letter is provided to the Special Committee of the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

GID number: U145938

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ANNEX C:  Cayman Islands Companies Law (2012 Revision) - Section 238

238. Rights of dissenters

(1)	A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2)	A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3)	An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorised by the vote.

(4)	Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

(5)	A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating-

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents; and

(c)	a demand for payment of the fair value of his shares.

(6)	A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7)	Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8)	Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9)	If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-

(a)	the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)	the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

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(10)	A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11)	At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12)	Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)	The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)	Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

(16)	The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

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ANNEX D:  Directors and Executive Officers of Each Filing Person

1. Directors and Executive Officers of the Company

The Company is a company organized under the laws of the Cayman Islands with its principal business address at 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, the People’s Republic of China.

During the last five years, none of the Company, or any of our directors and executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The telephone number of the Company’s principal executive office is +86-20-8922-5858. The name, business address, present principal employment and citizenship of each director and executive officer of the Company are set forth below.

Name	Business Address	Present Principal Employment	Citizenship

Boquan He	Floor 32, Metro Plaza 183-187, Tianhe Road North Guangzhou, Guangdong, 510620, People’s Republic of China	Co-chairman of the board of directors of the Company	Canada

Nanyan Zheng	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, People’s Republic of China	Co-chairman of the board of directors of the Company	People’s Republic of China

Jeffrey Perlman	c/o Warburg Pincus Asia LLC Suite 6703, Two International Finance Center Central, Hong Kong	Principal of Warburg Pincus Asia LLC	United States

Meng Ann Lim	16 Collyer Quay #29-01 Singapore 049318	Partner and Regional Head of China and South East Asia at Actis Capital, LLP	Singapore

Tan Wee Seng	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, People’s Republic of China	Independent director of the Company	Malaysia

Bin Dai	No. Jia 9, Jiangguomenwai Ave., Beijing, People’s Republic of China	President of China Tourism Academy	People’s Republic of China

Tao Thomas Wu	68 Yin Cheng Zhong Road shanghai, People’s Republic of China	Chief Financial Officer of Noah Holdings Limited	United States

Yuezhou Lin	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, People’s Republic of China	Chief Executive Officer and Director of the Company	People’s Republic of China

Eric Haibing Wu	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone 397 XinGangZhong Road, Guangzhou, Guangdong 510310, People’s Republic of China	Chief Financial Officer of the Company	People’s Republic of China

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2. Directors and Executive Officers of Holdco

Holdco was incorporated under the laws of the Cayman Islands. The registered office of Parent is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +852 2878 7000.

During the last five years, none of Holdco, or any of its directors and executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth information regarding the directors and executive officers of Parent as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Nanyan Zheng	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, People’s Republic of China	Co-chairman of the board of directors of the Company	People’s Republic of China
Thomas Brandon Mayrhofer	1001 Pennsylvania Avenue Suite 220 South Washington D.C. 20004 the United States of America	Managing Director at The Carlyle Group and the Chief Financial Officer of The Carlyle Group’s Corporate Private Equity Segment	USA

3. Directors and Executive Officers of Parent

Parent was incorporated under the laws of the Cayman Islands. The registered office of Parent is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +852 2878 7000.

During the last five years, none of Parent, or any of its directors and executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth information regarding the directors and executive officers of Parent as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Nanyan Zheng	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, People’s Republic of China	Co-chairman of the board of directors of the Company	People’s Republic of China
Thomas Brandon Mayrhofer	1001 Pennsylvania Avenue Suite 220 South Washington D.C. 20004 the United States of America	Managing Director at The Carlyle Group and the Chief Financial Officer of The Carlyle Group’s Corporate Private Equity Segment	USA

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4. Directors and Executive Officers of Merger Sub

Merger Sub was incorporated under the laws of the Cayman Islands. The registered office of Merger Sub is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +852 2878 7000.

During the last five years, none of Merger Sub, or any of its directors and executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth information regarding the directors and executive officers of Merger Sub as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Nanyan Zheng	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, People’s Republic of China	Co-chairman of the board of directors of the Company	People’s Republic of China
Thomas Brandon Mayrhofer	1001 Pennsylvania Avenue Suite 220 South Washington D.C. 20004 the United States of America	Managing Director at The Carlyle Group and the Chief Financial Officer of The Carlyle Group’s Corporate Private Equity Segment	USA

5. Directors and Executive Officers of Fortune News International Limited

Fortune News International Limited was incorporated under the laws of the Cayman Islands, Mr. Nanyan Zheng is the sole director of Fortune News International Limited. The registered address of Fortune News International Limited is located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Islands and its telephone number is +86 20 8399 5777.

During the last five years, none of Fortune News International Limited, or any of its directors and executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth information regarding the directors and executive officers of Fortune News International Limited as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Nanyan Zheng	c/o 7 Days Group Holdings Limited, 5C-11 Creative Industry Zone, 397 XinGangZhong Road, Guangzhou, Guangdong, 510310, People’s Republic of China	Co-chairman of the board of directors of the Company	People’s Republic of China

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6. Directors and Executive Officers of Prototal Enterprises Limited

Prototal Enterprises Limited was incorporated under the laws of the Cayman Islands. Mr. Boquan He is the sole member and sole director of Prototal Enterprises Limited. The registered office of Prototal Enterprises Limited is located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Islands and its telephone number is +86 20 8755 3248.

During the last five years, none of Prototal Enterprises Limited, or any of its directors and executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth information regarding the directors and executive officers of Prototal Enterprises Limited as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Boquan He	Floor 32, Metro Plaza 183-187, Tianhe Road North Guangzhou, Guangdong, 510620, People’s Republic of China	Co-chairman of the board of directors of the Company	Canada

7. Directors and Executive Officers of Actis Filing Persons

Happy Travel Limited was incorporated under the laws of Mauritius. Happy Travel Limited is owned by (i) Actis Emerging Markets 3 LP, Actis Emerging Markets 3 "A" LP, Actis Emerging Markets 3 "C" LP, Actis China 3 S LP, Actis China 3 "A" LP, Actis China 3 LP and Actis China Fund 2, L.P., all of which are managed by Actis LLP and (ii) Actis Executive Co-Investment Plan, L.P. and Actis Fund 3 Co-Investment Pool, L.P., both of which are managed by Actis Co-Investment Plan Limited, which is indirectly owned by Actis LLP. The registered office of Happy Travel Limited is located at Les Cascades, Edith Cavell Street, Republic of Mauritius and its telephone number is +230 212 9800.

The following table sets forth information regarding the directors and executive officers of Happy Travel Limited as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Marie Nathalie Yannick Roussety	c/o Cim Global Business, Les Cascades, Edith Cavell Street, Port Louis, Republic of Mauritius	Head of Corporate, Cim Global Business	Republic of Mauritius
Ravindranath Hazareesing	c/o Cim Global Business, Les Cascades, Edith Cavell Street, Port Louis, Republic of Mauritius	Retired	Republic of Mauritius

Actis LLP is an English limited liability partnership, principally engaging in the business of securities investments. The principal business address and telephone number for Actis LLP is 2 More London Riverside, London UK SE1 2JT, +44 20 7234 5000.

The following table sets forth information regarding the directors and executive officers of Actis LLP as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Paul Fletcher	2 More London Riverside, London SE1 2JT, UK	Member of Actis LLP	British
Alistair Mackintosh	2 More London Riverside, London SE1 2JT, UK	Member of Actis LLP	British
Chris Coles	2 More London Riverside, London SE1 2JT, UK	Member of Actis LLP	British
David Morley	2 More London Riverside, London SE1 2JT, UK	Member of Actis LLP	British
Torbjorn Caesar	2 More London Riverside, London SE1 2JT, UK	Member of Actis LLP	Swedish
Peter Schmid	2 More London Riverside, London SE1 2JT, UK	Member of Actis LLP	South African

D-4

Each of the persons listed above has been in his current positions for the past five years.

During the last five years, none of Happy Travel Limited, Emerging Markets 3 LP, Actis Emerging Markets 3 "A" LP, Actis Emerging Markets 3 "C" LP, Actis China 3 S LP, Actis China 3 "A" LP, Actis China 3 LP, Actis China Fund 2, L.P., Actis Executive Co-Investment Plan, L.P., Actis Fund 3 Co-Investment Pool, L.P., Actis Co-Investment Plan Limited, Actis LLP or any of the persons listed above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

8. Directors and Executive Officers of Carlyle Filing Persons

Keystone Asia Holdings Limited is a Cayman Islands exempted company with limited liability that is 95.34% owned and controlled by Carlyle Asia Partners III, L.P. ("Carlyle Asia Partners") for the purpose of holding interests in Holdco and completing the transactions contemplated by the merger agreement and the related financing transactions. Keystone Asia Holdings Limited has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The principal business address and telephone number for Keystone Asia Holdings Limited is 1001 Pennsylvania Avenue NW, Suite 220S, Washington, DC 20004, +1 202 729 5542.

The following table sets forth information regarding the directors of Keystone Asia Holdings Limited as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Thomas Brandon Mayrhofer	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director at The Carlyle Group and the Chief Financial Officer of The Carlyle Group’s Corporate Private Equity Segment	USA
David Blaise Pearson	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director in Legal & Compliance Department at The Carlyle Group	USA

The general partner of Carlyle Asia Partners is CAP III General Partner L.P., a Cayman Islands limited partnership ("CAP III LP"), and the general partner of CAP III LP is CAP III Ltd., a Cayman Islands company ("CAP III"). Carlyle Asia Partners, CAP III LP and CAP III all are principally engaged in the business of securities investments. The principal business address and telephone number for each of Carlyle Asia Partners, CAP III LP and CAP III is 1001 Pennsylvania Avenue NW, Suite 220S, Washington, DC 20004, +1 202-729-5542.

The following table sets forth information regarding the directors of CAP III as of the date of this proxy statement. As of the date of this proxy statement, CAP III does not have any executive officers.

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Name	Business Address	Present Principal Employment	Citizenship
William Conway	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director and Founding Partner at The Carlyle Group	USA
David Rubenstein	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director and Founding Partner at The Carlyle Group	USA
Daniel D’Aniello	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director and Founding Partner at The Carlyle Group	USA
Jeffrey Ferguson	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director and General Counsel at The Carlyle Group	USA
Curtis Buser	1001 Pennsylvania Avenue NW Suite 220 South Washington, DC 20004	Managing Director and Chief Accounting Officer at The Carlyle Group	USA

Each of the persons listed above has been in his current positions for the past five years.

During the last five years, none of Keystone Asia Holdings Limited, Carlyle Asia Partners, CAP III LP, CAP III or any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

9. Directors and Executive Officers of Sequoia Filing Persons

SCC Growth 2010-Peak Holdco, Ltd. ("SCC Growth Holdco") is a Cayman Islands exempted company with limited liability. SCC Growth Holdco was formed for the purpose of holding interests in Holdco and completing the transactions contemplated by the merger agreement and the related financing transactions. SCC Growth Holdco has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The principal business address and telephone number for SCC Growth Holdco is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Grand Cayman, +852 2501 8989.

The following table sets forth information regarding the directors and executive officer of SCC Growth Holdco as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Shen Nan Peng	Suite 2215, 22/F Two Pacific Place 88 Queensway Road, Hong Kong	Founding Managing Partner of Sequoia Capital China	Hong Kong SAR
Kok Wai Yee	Suite 2215, 22/F Two Pacific Place 88 Queensway Road, Hong Kong	Chief Financial Officer of Sequoia Capital China	Malaysia

SCC Growth Holdco is owned and controlled by Sequoia Capital China Growth 2010 Fund, L.P. ("SCC Growth Fund"), Sequoia Capital China Growth 2010 Partners Fund, L.P. ("SCC Growth Partners Fund") and Sequoia Capital China Growth 2010 Principals Fund ("SCC Growth Principals Fund"), all of which are managed by SC China Growth 2010 Management, L.P. ("SCC Growth Management"), a Cayman Islands exempted limited partnership. SCC Growth Fund, SCC Growth Partners Fund, SCC Growth Principals Fund and SCC Growth Management all are principally engaged in the business of private equity investments. The principal business address and telephone number for each of SCC Growth Fund, SCC Growth Partners Fund, SCC Growth Principals Fund and SCC Growth Management is Building 4, Suite 250, 3000 Sand Hill Road, Menlo Park, California 94025, USA, +1 650 854 3927.

D-6

The following table sets forth information regarding the controlling persons of SCC Growth Management as of the date of this proxy statement.

Name	Business Address	Present Principal Employment	Citizenship
Shen Nan Peng	Suite 2215, 22/F Two Pacific Place 88 Queensway Road, Hong Kong	Founding Managing Partner of Sequoia Capital China	Hong Kong SAR

Each of the persons listed above has been in his current positions for the past five years.

During the last five years, none of SCC Growth Holdco, SCC Growth Fund, SCC Growth Partners Fund, SCC Growth Principals Fund, SCC Growth Management or any of the persons listed above has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

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ANNEX E:   Form of Proxy Card

7 DAYS GROUP HOLDINGS LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 7 DAYS GROUP HOLDINGS LIMITED

FOR extraordinary general meeting of shareholders TO BE HELD ON __________, 2013

The undersigned shareholder of 7 Days Group Holdings Limited, a Cayman Islands company (the "Company"), hereby acknowledges receipt of the notice of extraordinary general meeting of shareholders and proxy statement, each dated ________, 2013, and hereby appoints ___________ with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the extraordinary general meeting of shareholders of the Company to be held on _________, 2013 at ______ a.m., Hong Kong time, at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong, and at any adjournment or postponements thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below; and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of extraordinary general meeting and in the proxy statement furnished herewith.

E-1

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the following proposals:

Proposal 1: As a special resolution, the agreement and plan of merger dated February 28, 2013 (the "merger agreement") by and among Keystone Lodging Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Holdco") (which is a party to the merger agreement solely for the limited purposes of Sections 2.02(c) and 2.02(e) thereof), Keystone Lodging Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Holdco ("Parent"), Keystone Lodging Acquisition Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub") and the Company and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands substantially in the form attached as Appendix A to the merger agreement, pursuant to which Merger Sub will be merged with and into the Company (the "merger"), with the Company continuing as the surviving corporation, and the transactions contemplated by the merger agreement, including the merger, be approved and authorized by the Company.

For	Against	Abstain
☐	☐	☐

Proposal 2: As a special resolution, each of the members of the special committee of the board of directors of the Company and the chief financial officer of the Company be authorized to do all things necessary to give effect to the merger agreement.

For	Against	Abstain
☐	☐	☐

Proposal 3: As an ordinary resolution, the chairman of the extraordinary general meeting be instructed to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

For	Against	Abstain
☐	☐	☐

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Dated: ________, 2013

Shareholder Name:	Co-Owner Name:

Shareholder Signature	Co-Owner Signature

This Proxy Card must be signed by the person registered in the register of members at the close of business in the Cayman Islands on _________, 2013. In the case of a corporation, this Proxy Card must be executed by a duly authorized officer or attorney.

E-3

ANNEX F:  Form of ADS Voting Instructions Card and Depositary’s Notice of Extraordinary General Meeting of Shareholders of the Company

Extraordinary General Meeting of Shareholders

The Voting Instructions must be signed, completed and received at the indicated address prior to

10:00 a.m. (New York City time) on ___, 2013 for action to be taken.

2013 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES

7 Days Group Holdings Limited (the "Company")

ADS CUSIP No.:	81783J101.
ADS Record Date:	___, 2013.
Meeting Specifics:	Extraordinary General Meeting of Shareholders to be held on ___, 2013 at ___ a.m. (Hong Kong time) at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong (the "Meeting").
Meeting Agenda:	Please refer to the Company’s Notice of Meeting enclosed herewith.
For more information regarding the meeting and to view the Meeting materials, please visit the Company's website at http://en.7daysinn.cn.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of November 25, 2009.
Deposited Securities:	Ordinary Shares, Par Value US $0.125 per Share, of the Company deposited under the Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof.
Custodian:	Citibank, N.A. - Hong Kong Branch.

The undersigned holder, as of the ADS Record Date, of the American Depositary Share(s) issued under the Deposit Agreement identified above (such American Depositary Shares, the "ADSs"), hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.

The Depositary has been advised by the Company that under the Cayman Islands law and the Articles of Association of the Company, voting at any meeting of shareholders of the Company is by show of hands unless a poll is demanded. A poll may be demanded by at least one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid up voting share capital of the Company. The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs.

Please note that pursuant to Section 4.10 of the Deposit Agreement, in the event voting takes place by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Holders who provided voting instructions. If voting is by poll, the Depositary will instruct the Custodian to vote the Deposited Securities in accordance with the voting instructions received from the holders of ADSs.

Please further note that neither the Depositary nor the Custodian shall exercise any discretion as to voting. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. The Depositary shall, if so requested by the Company, represent all Deposited Securities for the sole purpose of establishing a quorum at the Meeting.

Please also note that, in accordance with and subject to the terms of Section 3.5 of the Deposit Agreement, the Company may restrict transfers of ADSs where such transfer might result in ownership of Shares represented by such ADSs exceeding limits imposed by applicable law or the Articles of Association of the Company. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of such limits, including, but not limited to, the removal or limitation of voting rights with respect to any Holder or Beneficial Owner of ADSs in excess of such limitations.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted. Beneficial owners of ADSs who hold their ADSs through and receive materials from a bank or broker nominee should complete their respective voting instructions in accordance with the instructions received from that bank or broker nominee.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.

F-1

Proposals:

A Issues

	For	Against	Abstain
Proposal 1	☐	☐	☐
Proposal 2	☐	☐	☐
Proposal 3	☐	☐	☐

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "FOR" the unmarked issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an "ABSTAIN" voting instruction for such issue.

Please be sure to sign and date this Voting Instruction Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line	Signature 2 - Please keep signature within the line	Date (mm/dd/yyyy)
		/ /

F-2

Time Sensitive
Materials

Depositary's Notice of Extraordinary General

Meeting of Shareholders of

7 Days Group Holdings Limited

Company:	7 Days Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

ADSs:	American Depositary Shares.

ADS CUSIP No.:	81783J101.

ADS Record Date:	___, 2013.

Meeting Specifics:	Extraordinary General Meeting of Shareholders to be held on ___, 2013 at ___ a.m. (Hong Kong time) at 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong (the "Meeting").

Meeting Agenda:	Please refer to the Company's Notice of Meeting of Shareholders enclosed herewith.
For more information regarding the meeting and to view the Meeting materials, please visit the Company's website at http://en.7daysinn.cn.

ADS Voting Instructions Deadline:	On or before 10:00 a.m. (New York City time) on ___, 2013.

Deposited Securities:	Ordinary Shares, par value US $0.125 per share, of the Company deposited under the Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof.

ADS Ratio:	3 Ordinary Shares to 1 ADS.

Depositary:	Citibank, N.A.

Custodian of Deposited Securities:	Citibank, N.A. - Hong Kong Branch.

Deposit Agreement:	Deposit Agreement, dated as of November 25, 2009, by and among the Company, the Depositary, and all Holders and Beneficial Owners of ADSs issued thereunder.

To be counted, your Voting Instructions need to be received by the Depositary prior to 10:00 a.m. (New York City time) on

___, 2013.

F-3

The Company has announced that an Extraordinary General Meeting of Shareholders will be held at the date, time, and location identified above.* **A copy of the Notice of Meeting from the Company which includes the agenda for the Meeting is enclosed.**

The information contained herein with respect to the Meeting has been provided by the Company. Citibank, N.A. is forwarding this information to you solely as Depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy or completeness of such information. Citibank, N.A. does not, and should not be deemed to, express any opinion with respect to the proposals to be considered at the Meeting. The rights and obligations of Holders of ADSs, the Company and the Depositary are set forth in their entirety in the Deposit Agreement and are summarized in the ADRs. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below.

If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A. - ADR Shareholder Services at 1-877-CITI-ADR (877-248-4237).

Citibank, N.A., as Depositary

---

* As set forth in Section 4.9 of the Deposit Agreement, Holders of record of ADSs as of the close of business in New York on the ADS Record Date will be entitled, subject to any applicable provisions of the laws in the Cayman Islands and the Articles of Association of the Company, and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by their respective ADSs.

F-4